UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☐
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

MOUNTAIN CREST ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Common stock, par value $0.0001 per share

(2)
Aggregate number of securities to which transaction applies:

23,920,000 shares of Common Stock

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction was calculated based on $10.05 per share (the average of the high and low prices reported on the Nasdaq Capital Market on November 3, 2020)

(4)
Proposed maximum aggregate value of transaction:

$240,396,000

(5)
Total fee paid:

$26,227.20

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY PROXY STATEMENT DATED NOVEMBER 9, 2020 — SUBJECT TO COMPLETION
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF MOUNTAIN CREST ACQUISITION CORP.
Proxy Statement dated [•], 202[•]
and first mailed to stockholders on or about [•], 20[•].
Dear Stockholders:
You are cordially invited to attend the special meeting of the stockholders (the “Meeting”) of Mountain Crest Acquisition Corp. (“MCAC”), which will be held at [•] a.m., Eastern time, on [•], 20[•]. Due to the rapidly evolving public health concerns relating to the coronavirus pandemic, related governmental actions closing non-essential businesses and encouraging individuals to stay home, and our concerns about protecting the health and well-being of our stockholders and employees, the Board of Directors has determined to convene and conduct the Meeting in a virtual meeting format at [•]. Stockholders will NOT be able to attend the Meeting in-person. This proxy statement includes instruction on how to access the virtual Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity.
MCAC is a Delaware blank check company established for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more businesses or entities, which we refer to as a “target business.” Holders of MCAC’s Common Stock, $0.0001 par value (“Common Stock”) will be asked to approve, among other things, the agreement and plan of merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among MCAC, MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC (“Merger Sub”), Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement), and the other related proposals.
Upon the closing of the transactions contemplated in the Merger Agreement, Merger Sub will merge with and into Playboy (the “Merger”) with Playboy surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.” The transactions contemplated under the Merger Agreement relating to the Merger are referred to in this proxy statement as the “Business Combination” and the combined company after the Business Combination is referred to in this proxy statement as the “Combined Company.”
At the Special Meeting, MCAC stockholders will be asked to consider and vote upon the following proposals:
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Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the transactions contemplated under certain agreement and plan of merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among MCAC, MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC (“Merger Sub”), Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement)(such transactions contemplated thereunder, the “Business Combination”), a copy of which is attached to this proxy statement as Annex A (we refer to this proposal as the “Business Combination Proposal”).

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Proposal 2 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed Second Amended and Restated Certificate of Incorporation of the Combined Company (the “Proposed Charter”), a copy of which is attached to this proxy statement as Annex B (we refer to this proposal as the “Charter Proposal”).

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Proposal 3 — The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences between MCAC’s current Amended and Restated Certificate of Incorporation (the “existing charter”) and the Proposed Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as twelve separate sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):

(1)
Advisory Charter Proposal A — change the name of MCAC to Playboy Group, Inc.

(2)
Advisory Charter Proposal B — change the total number of shares which MCAC shall have authority to issue to 155,000,000 million, comprising 150,000,000 shares of Common Stock, $0.0001 par value (“Common Stock”), and 5,000,000 shares of preferred stock, $0.0001 par value (“Preferred Stock”). The holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

(3)
Advisory Charter Proposal C — delete Article SIXTH of the existing charter in its entirety.

(4)
Advisory Charter Proposal D — provide that the number of directors shall be fixed from time to time by resolution of the Board. If RT-ICON Holdings LLC, together with its affiliates and its and their successors and assigns (other than the Combined Company and its subsidiaries) (“RT”) owns at least 35% in voting power of MCAC, such resolution shall require the approval of a majority of the then in office directors appointed to the Board by RT.

(5)
Advisory Charter Proposal E — provide that if RT owns at least 35% of the voting power of MCAC, vacancies on the Board shall be filled in accordance with the Voting Agreement. Any newly created directorship shall be filled solely by the vote of a majority of the total number of directors then in office or by a sole remaining director or by the stockholders, provided that at any time when RT owns less than 50% of the voting power of MCAC, any newly created directorship shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, or by a sole remaining director and shall not be filled by the stockholders. If RT owns at least 35% of the voting power of MCAC, any director appointed to fill a vacancy created by the resignation or removal of a RT Director shall require the vote of at least a majority of the RT Directors remaining on the Board.

(6)
Advisory Charter Proposal F — provide that directors may be removed with or without cause by the vote holders of shares representing a majority of the voting power of MCAC stock. If RT owns less than 50% of the voting power of MCAC, any such director may be removed only for cause and only by the vote of the holders of at least 66 2/3% of the voting power of MCAC.

(7)
Advisory Charter Proposal G — provide that, at any time RT owns at least 50% of the voting power of MCAC, any which could be taken at any meeting of stockholders of MCAC may be taken without a meeting if a consent in writing shall be signed by the holders of the shares of stock representing at least the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. At any time when RT owns less than 50% of the voting power of MCAC, any action which could be taken by the stockholders of MCAC may not be effected by any consent in writing by such holders in lieu of a meeting.

(8)
Advisory Charter Proposal H — provide that special meetings of the stockholders of MCAC may be called at any time only by the Secretary at the direction of the Board or by the Chairman of the Board. At any time RT owns at least 50% of the voting power of MCAC, special meetings of the stockholders of MCAC shall also be promptly called by the Secretary or by the Chairman of the Board upon the written request of holders of at least 50% of the voting power of MCAC.

(9)
Advisory Charter Proposal I — provide that MCAC waives any interest in, or interest in being offered, an opportunity to participate in a business activity or business opportunity presented to RT. MCAC waives business opportunities presented to its officers or directors in their individual capacity. MCAC does not renounce its interest in any corporate opportunity offered to any non-employee director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of MCAC.

(10)
Advisory Charter Proposal J — provide that MCAC elects not to be governed by Section 203 of the DGCL. MCAC shall not engage in any business combination with any interested stockholder for three (3) years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the Board approved either the business combination or

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the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of MCAC outstanding at the time the transaction commenced, or (iii) at or subsequent to such time, the business combination is approved by the Board and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of MCAC which is not owned by the interested stockholder.
(11)
Advisory Charter Proposal K — provide that, if RT owns at least 50% of the voting power of MCAC, an affirmative vote of at least 66 2/3% of the voting stock of MCAC is required in order to adopt certain amendments to the Proposed Charter regarding the Board, amendments to the bylaws, indemnification, corporate opportunities and amendments to the charter. If RT owns less than 50% of the voting power of MCAC, then an affirmative vote of at least a majority of the voting power of the outstanding stock of MCAC is required to adopt such amendments to the Proposed Charter.

(12)
Advisory Charter Proposal L — provide that, if RT owns at least 50% of the voting power of MCAC, an affirmative vote of at least 66 2/3% of the voting power is required in order to adopt an amendment to the amended and restated bylaws. If RT owns less than 50% of the voting power of MCAC, then an affirmative vote of at least a majority of the voting power is required to adopt an amendment to the proposed amended and restated bylaws.

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Proposal 4 — The Nasdaq Proposal — to consider and vote upon a proposal to approve: (i) for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of MCAC Common Stock and the resulting change in control in connection with the Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Common Stock in connection with the PIPE Investment (as described below) upon the consummation of the Business Combination (we refer to this proposal as the “Nasdaq Proposal”).

•
Proposal 5 — The Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination Suhail Rizvi, Ben Kohn, Suying Liu, [•] and [•] to serve on the Combined Company Board of Directors (we refer to this proposal as the “Directors Proposal”).

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Proposal 6 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve the Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan, a copy of which is attached to this proxy statement as Annex D, to be effective upon the consummation of the Business Combination (we refer to this proposal as the “Incentive Plan Proposal”).

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Proposal 7 — Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event MCAC does not receive the requisite stockholder vote to approve the Proposals (we refer to this proposal as the “Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which we encourage you to read carefully and in its entirety before voting. Only holders of record of MCAC Common Stock at the close of business on [•], 2020 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.
After careful consideration, MCAC’s board of directors (the “Board”) has unanimously approved the Merger Agreement and unanimously recommends that MCAC stockholders vote “FOR” approval of each of the proposals. When you consider the MCAC Board’s recommendation of these proposals, you should keep in mind that MCAC’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a stockholder. See the section titled “Proposals to be Considered by MCAC Stockholders: The Business Combination—Interests of MCAC’s Directors, Officers and Certain Stockholders in the Business Combination.”

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To raise additional proceeds to fund the Business Combination, MCAC has entered into subscription agreements (containing commitments to funding that are subject only to conditions that are generally aligned with the conditions set forth in the Merger Agreement), pursuant to which certain investors have agreed to purchase an aggregate of [•] shares of MCAC Common Stock, which we refer to as the “PIPE Investment,” for a price of $10.00 per share for an aggregate commitment of $[•].
As of [•], 2020, there was approximately $[•] in MCAC’s trust account (the “Trust Account”). On [•], 2020, the record date for the Meeting of stockholders, the last sale price of the Common Stock was $[•].
Pursuant to MCAC’s current certificate of incorporation, a holder of public shares may demand that MCAC redeem such shares for cash if the Business Combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that MCAC redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the Business Combination Proposal by delivering their stock to MCAC’s transfer agent prior to the vote at the Meeting. If the Business Combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption and votes for or against the Business Combination Proposal, MCAC will redeem each public share for a full pro rata portion of the trust account (as defined in the accompanying proxy statement), calculated as of two business days prior to the consummation of the Business Combination. Please see the section titled “The Meeting of MCAC Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.
Each stockholder’s vote is very important. Whether or not you plan to participate in the virtual MCAC Meeting, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting virtually at the Meeting if such stockholder subsequently chooses to participate in the Meeting.
We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 29.
Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.
/s/ Suying Liu

Suying Liu
Chief Executive Officer and Chairman of the
Board of Directors
Mountain Crest Acquisition Corp.
[•], 2020

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HOW TO OBTAIN ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about MCAC that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by MCAC with the SEC, such information is available without charge upon written or oral request. Please contact our proxy solicitor:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
If you would like to request documents, please do so no later than [•], to receive them before the Meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about MCAC and Playboy. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither MCAC nor Playboy has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

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MOUNTAIN CREST ACQUISITION CORP.
311 West 43rd Street, 12th Floor
New York, New York 10036
Telephone: (646) 493-6558
NOTICE OF SPECIAL MEETING OF
MOUNTAIN CREST ACQUISITION CORP. STOCKHOLDERS
To Be Held on [•], 20[•]
To Mountain Crest Acquisition Corp. Stockholders:
NOTICE IS HEREBY GIVEN, that you are cordially invited to attend a meeting of the stockholders of Mountain Crest Acquisition Corp. (“MCAC,” “we”, “our”, or “us”), which will be held at [•] a.m., Eastern time, on [•], 20[•], in a virtual meeting format at [•] (the “Meeting”). In light of COVID-19 we will hold the Meeting virtually. You can participate in the virtual Meeting as described in ‘‘Questions and Answers About the Proposals—How can I participate in the virtual Meeting?”.
During the Meeting, MCAC’s stockholders will be asked to consider and vote upon the following proposals, which we refer to herein as the “Proposals”:
•
Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the transactions contemplated under certain agreement and plan of merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among MCAC, MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC (“Merger Sub”), Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement)(such transactions contemplated thereunder, the “Business Combination”), a copy of which is attached to this proxy statement as Annex A (we refer to this proposal as the “Business Combination Proposal”).

•
Proposal 2 — The Charter Proposal — to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the proposed Second Amended and Restated Certificate of Incorporation of the Combined Company (the “Proposed Charter”), a copy of which is attached to this proxy statement as Annex B (we refer to this proposal as the “Charter Proposal”).

•
Proposal 3 — The Advisory Charter Proposals — to approve and adopt, on a non-binding advisory basis, certain differences between MCAC’s current Amended and Restated Certificate of Incorporation (the “existing charter”) and the Proposed Charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as twelve separate sub-proposals (which we refer to, collectively, as the “Advisory Charter Proposals”):

(1)
Advisory Charter Proposal A — change the name of MCAC to Playboy Group, Inc.

(2)
Advisory Charter Proposal B — change the total number of shares which MCAC shall have authority to issue to 155,000,000 million, comprising 150,000,000 shares of Common Stock, $0.0001 par value (“Common Stock”), and 5,000,000 shares of preferred stock, $0.0001 par value (“Preferred Stock”). The holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

(3)
Advisory Charter Proposal C — delete Article SIXTH of the existing charter in its entirety.

(4)
Advisory Charter Proposal D — provide that the number of directors shall be fixed from time to time by resolution of the Board. If RT-ICON Holdings LLC, together with its affiliates and its and their successors and assigns (other than the Combined Company and its subsidiaries) (“RT”) owns at least 35% in voting power of MCAC, such resolution shall require the approval of a majority of the then in office directors appointed to the Board by RT.

(5)
Advisory Charter Proposal E — provide that if RT owns at least 35% of the voting power of MCAC, vacancies on the Board shall be filled in accordance with the Voting Agreement. Any newly created directorship shall be filled solely by the vote of a majority of the total number of directors then in office or by a sole remaining director or by the stockholders, provided that at any time when RT owns less than 50% of the voting power of MCAC, any newly created directorship shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, or by a sole remaining director and shall not be filled by the stockholders. If RT owns at least 35% of the voting power of MCAC, any director appointed to fill a vacancy created by the resignation or removal of a RT Director shall require the vote of at least a majority of the RT Directors remaining on the Board.
(6)
Advisory Charter Proposal F — provide that directors may be removed with or without cause by the vote holders of shares representing a majority of the voting power of MCAC stock. If RT owns less than 50% of the voting power of MCAC, any such director may be removed only for cause and only by the vote of the holders of at least 66 2/3% of the voting power of MCAC.

(7)
Advisory Charter Proposal G — provide that, at any time RT owns at least 50% of the voting power of MCAC, any which could be taken at any meeting of stockholders of MCAC may be taken without a meeting if a consent in writing shall be signed by the holders of the shares of stock representing at least the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. At any time when RT owns less than 50% of the voting power of MCAC, any action which could be taken by the stockholders of MCAC may not be effected by any consent in writing by such holders in lieu of a meeting.

(8)
Advisory Charter Proposal H — provide that special meetings of the stockholders of MCAC may be called at any time only by the Secretary at the direction of the Board or by the Chairman of the Board. At any time RT owns at least 50% of the voting power of MCAC, special meetings of the stockholders of MCAC shall also be promptly called by the Secretary or by the Chairman of the Board upon the written request of holders of at least 50% of the voting power of MCAC.

(9)
Advisory Charter Proposal I — provide that MCAC waives any interest in, or interest in being offered, an opportunity to participate in a business activity or business opportunity presented to RT. MCAC waives business opportunities presented to its officers or directors in their individual capacity. MCAC does not renounce its interest in any corporate opportunity offered to any non-employee director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of MCAC.

(10)
Advisory Charter Proposal J — provide that MCAC elects not to be governed by Section 203 of the DGCL. MCAC shall not engage in any business combination with any interested stockholder for three (3) years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of MCAC outstanding at the time the transaction commenced, or (iii) at or subsequent to such time, the business combination is approved by the Board and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of MCAC which is not owned by the interested stockholder.

(11)
Advisory Charter Proposal K — provide that, if RT owns at least 50% of the voting power of MCAC, an affirmative vote of at least 66 2/3% of the voting stock of MCAC is required in order to adopt certain amendments to the Proposed Charter regarding the Board, amendments to the bylaws, indemnification, corporate opportunities and amendments to the charter. If RT owns less than 50% of the voting power of MCAC, then an affirmative vote of at least a majority of the voting power of the outstanding stock of MCAC is required to adopt such amendments to the Proposed Charter.

(12)
Advisory Charter Proposal L — provide that, if RT owns at least 50% of the voting power of

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MCAC, an affirmative vote of at least 66 2/3% of the voting power is required in order to adopt an amendment to the amended and restated bylaws. If RT owns less than 50% of the voting power of MCAC, then an affirmative vote of at least a majority of the voting power is required to adopt an amendment to the proposed amended and restated bylaws.
•
Proposal 4 — The Nasdaq Proposal — to consider and vote upon a proposal to approve: (i) for purposes of complying with Nasdaq Listing Rule 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of MCAC Common Stock and the resulting change in control in connection with the Merger, and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Common Stock in connection with the PIPE Investment (as described below) upon the consummation of the Business Combination (we refer to this proposal as the “Nasdaq Proposal”).

•
Proposal 5 — The Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination Suhail Rizvi, Ben Kohn, Suying Liu, [•] and [•] to serve on the Combined Company Board of Directors (we refer to this proposal as the “Directors Proposal”).

•
Proposal 6 — The Incentive Plan Proposal — to consider and vote upon a proposal to approve the Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan, a copy of which is attached to this proxy statement as Annex D, to be effective upon the consummation of the Business Combination (we refer to this proposal as the “Incentive Plan Proposal”).

•
Proposal 7 — Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event MCAC does not receive the requisite stockholder vote to approve the Proposals (we refer to this proposal as the “Adjournment Proposal”).

The Business Combination Proposal is conditioned upon the approval of the Charter Proposal (Proposal 2) and the Nasdaq Proposal (Proposal 4). The Charter Proposal (Proposal 2), the Nasdaq Proposal (Proposal 4), the Directors Proposal (Proposal 5), and the Incentive Plan Proposal (Proposal 6) are dependent upon approval of the Business Combination Proposal. It is important for you to note that in the event that the Business Combination Proposal is not approved, MCAC will not consummate the Business Combination. If MCAC does not consummate the Business Combination and fails to complete an initial business combination by June 9, 2021, MCAC will be required to dissolve and liquidate, unless we seek stockholder approval to amend our Certificate of Incorporation to extend the date by which the Business Combination may be consummated.
To raise additional proceeds to fund the Business Combination, MCAC has entered into subscription agreements (containing commitments to funding that are subject only to conditions that are generally aligned with the conditions set forth in the Merger Agreement), pursuant to which certain investors have agreed to purchase an aggregate of 5,000,000 shares of MCAC Common Stock, which we refer to as the “PIPE Investment,” for a price of $10.00 per share for an aggregate commitment of $50,000,000.
Pursuant to MCAC’s current certificate of incorporation, a holder of public shares may demand that MCAC redeem such shares for cash if the Business Combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that MCAC redeem their shares for cash no later than the second business day prior to the originally scheduled vote on the Business Combination Proposal by delivering their stock to MCAC’s transfer agent prior to the vote at the meeting. If the Business Combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption and votes for or against the Business Combination Proposal, MCAC will redeem each public share for a full pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. Please see the section titled “The Meeting of MCAC Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash .
Approval of the Business Combination Proposal, the Nasdaq Proposal, the Advisory Charter Proposals, the Incentive Plan Proposal and the Adjournment Proposal will each require the affirmative vote of the

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holders of a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting or any adjournment thereof. Approval of the Charter Proposal will require the affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon at the Meeting. Approval of the Directors Proposal will require the vote by a plurality of the shares of the Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting.
As of [•], 2020, there were [•] shares of Common Stock issued and outstanding and entitled to vote. Only MCAC stockholders who hold Common Stock of record as of the close of business on [•], 2020 are entitled to vote at the Meeting or any adjournment of the Meeting. This proxy statement is first being mailed to MCAC stockholders on or about [•], 2020.
Investing in MCAC’s securities involves a high degree of risk. See “Risk Factors” beginning on page 29 for a discussion of information that should be considered in connection with an investment in MCAC’s securities.
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.
Whether or not you plan to participate in the virtual Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares of Common Stock online if you subsequently choose to participate in the virtual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Meeting, you must obtain a proxy issued in your name from that record. Only stockholders of record at the close of business on the record date may vote at the Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the virtual Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting.
You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated later than the previous one, by participating in the virtual Meeting and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.
MCAC’s board of directors unanimously recommends that MCAC stockholders vote “FOR” approval of each of the Proposals. When you consider MCAC’s Board of Director’s recommendation of these Proposals, you should keep in mind that MCAC’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a stockholder. See the section titled “Proposals to be Considered by MCAC Stockholders: The Business Combination—Interests of MCAC’s Directors, Officers and Certain Stockholders in the Business Combination” beginning on page 92.
On behalf of the MCAC Board of Directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.
By order of the Board of Directors,
/s/ Suying Liu Suying Liu Chief Executive Officer and Chairman of the Board of Directors Mountain Crest Acquisition Corp. [•], 2020

4

i

Page
TRANSFER AGENT AND REGISTRAR	190
SUBMISSION OF STOCKHOLDER PROPOSALS	190
FUTURE STOCKHOLDER PROPOSALS	190
WHERE YOU CAN FIND MORE INFORMATION	191
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
Annex A — Agreement and Plan of Merger, dated as of September 30, 2020
Annex B — Second Amended and Restated Certificate of Incorporation of Playboy Group, Inc.
Annex C — Amended and Restated Bylaws of Playboy Group, Inc.
Annex D — Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan

ii

FREQUENTLY USED TERMS
Unless otherwise stated in this proxy statement, the terms, “we,” “us,” “our” or “MCAC” refer to Mountain Crest Acquisition Corp., a Delaware corporation. Further, in this document:
•
“Board” means the board of directors of MCAC.

•
“Business Combination” means the transactions contemplated under the Merger Agreement.

•
“Certificate of Incorporation” means MCAC’s Amended and Restated Certificate of Incorporation.

•
“Chardan” means Chardan Capital Markets, LLC, MCAC’s underwriter in the IPO.

•
“Closing Date” means date of the consummation of the Business Combination.

•
“Code” means the Internal Revenue Code of 1986, as amended.

•
“Combined Company” means Playboy Group, Inc. after the Business Combination.

•
“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of MCAC.

•
“Continental” means Continental Stock Transfer & Trust Company, MCAC’s transfer agent.

•
“DGCL” means the Delaware General Corporation Law.

•
“Effective Time” means the time at which the Merger becomes effective.

•
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•
“GAAP” means accounting principles generally accepted in the United States of America.

•
“HSR Act” means Hart-Scott-Rodino Antitrust Improvement Act.

•
“Initial Stockholders” means the Sponsor and the officers and directors of MCAC.

•
“IPO” refers to the initial public offering of 5,000,000 units of MCAC consummated on June 9, 2020.

•
“Insider Shares” means the 1,437,450 shares of Common Stock.

•
“Merger Consideration” means Closing Payment Shares, subject to any Net Debt adjustment.

•
“MCAC Units” means the units that were issued in the IPO, each consisting of one share of Common Stock and one right to receive one-tenth (1/10) of a MCAC share of Common Stock.

•
“MCAC Rights” means the right to receive one-tenth (1/10) of a share of Common Stock underlying the MCAC Units.

•
“Merger Agreement” means that certain agreement and plan of merger, dated as of September 30, 2020, by and among MCAC, Merger Sub, Playboy and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement).

•
“Merger Sub” means MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC.

•
“Organizational Documents” means certificate of incorporation and bylaws.

•
“PIPE Investment” means the private placement of 5,000,000 shares of Common Stock for an aggregate of $50,000,000 in a private placement immediately prior to the closing of the Business Combination.

•
“Playboy” means Playboy Enterprises, Inc., a Delaware corporation.

•
“Private Units” means the 355,241 units sold to the Sponsor and Chardan, in the aggregate, in private placements that occurred contemporaneously with the IPO and the exercise of Chardan’s over-allotment option.

•
“RT” means RT-ICON Holdings LLC, a Delaware limited liability company, together with its affiliates and its and their successors and assigns (other than the Combined Company and its subsidiaries).

•
“RSU” means restricted stock unit awards of Playboy.

•
“SEC” means the U.S. Securities and Exchange Commission.

•
“Securities Act” means the Securities Act of 1933, as amended.

•
“Sponsor” means Sunlight Global Investment LLC.

•
“Underwriting Agreement” means the Underwriting Agreement, dated June 4, 2020, by and between the MCAC and Chardan.

•
“Yandy” means Yandy Enterprises LLC, a wholly-owned subsidiary of Playboy.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The following are answers to some questions that you, as a stockholder of MCAC, may have regarding the Proposals being considered at the Meeting. We urge you to read carefully the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Proposals and the other matters being considered at the Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.
Q:
What is the purpose of this document?

A:
MCAC, Merger Sub, Playboy and Dr. Liu have agreed to the Business Combination under the terms of the Merger Agreement, which is attached to this proxy statement as Annex A, and is incorporated into this proxy statement by reference. The Board is soliciting your proxy to vote for the Business Combination and other Proposals at the Meeting because you owned Common Stock at the close of business on [•], 2020, the “Record Date” for the Meeting, and are therefore entitled to vote at the Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote.

Q:
What is being voted on?

A:
Below are the proposals that the MCAC stockholders are being asked to vote on:

•
Proposal 1 — The Business Combination Proposal to approve the Merger Agreement and the Business Combination.

•
Proposal 2 — The Charter Proposal to consider and vote upon a proposal to approve, assuming the Business Combination Proposal is approved and adopted, the Proposed Charter.

•
Proposal 3 — The Advisory Charter Proposals to approve and adopt, on a non-binding advisory basis, certain differences between MCAC’s existing charter and the Proposed Charter.

•
Proposal 4 — The Nasdaq Proposal to approve the issuance of more than 20% of the issued and outstanding shares of Common Stock in connection with (i) the terms of the Merger Agreement, which will result in a change of control, as required by Nasdaq Listing Rule 5635(a) and (b), and (ii) the terms of the PIPE Investment, as required by Nasdaq Listing Rule 5635(d).

•
Proposal 5 — The Directors Proposal to approve the appointment of the Combined Company’s Board of Directors.

•
Proposal 6 — The Incentive Plan Proposal to approve the Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan.

•
Proposal 7 — The Adjournment Proposal to approve the adjournment of the Meeting.

Q:
What vote is required to approve the Proposals?

A:
Proposal No. 1 — Approval of the Business Combination Proposal requires the affirmative vote of at least the majority of the voting power of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 1.

Proposal No. 2 — Approval of the Charter Proposal requires the affirmative vote of at least the majority of the voting power of the issued and outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 2.
Proposal No. 3 — Approval of each of the Advisory Charter Proposals, each of which is a non-binding vote, requires the affirmative vote of the majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 3.
Proposal No. 4 — Approval of the Nasdaq Proposal requires the affirmative vote of at least the majority of the issued and outstanding shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 4.
Proposal No. 5 — Approval of the Directors Proposal requires the vote by a plurality of the votes of the shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have no effect on the vote for Proposal 5.
Proposal No. 6 — Approval of the Incentive Plan Proposal requires the affirmative vote of at least the majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 6.
Proposal No. 7 — Approval of the Adjournment Proposal requires the affirmative vote of at least the majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 7.
Q.
Are any of the proposals conditioned on one another?

A:
The Business Combination Proposal (Proposal 1) is conditioned upon the approval of the Charter Proposal (Proposal 2) and the Nasdaq Proposal (Proposal 4). The Charter Proposal (Proposal 2), the Nasdaq Proposal (Proposal 4), the Directors Proposal (Proposal 5) and the Incentive Plan Proposal (Proposal 6) are dependent upon approval of the Business Combination Proposal (Proposal 1). It is important for you to note that in the event that the Business Combination Proposal is not approved, MCAC will not consummate the Business Combination. If MCAC does not consummate the Business Combination and fails to complete an initial business combination by June 9, 2021 (unless such date has been extended), MCAC will be required to dissolve and liquidate, unless we seek stockholder approval to amend our Certificate of Incorporation to extend the date by which the Business Combination may be consummated.

Q:
How will the Initial Stockholders vote?

A:
Pursuant to a letter agreement, dated June 4, 2020, the Initial Stockholders, who as of [•], 2020 (the Record Date) owned 1,063,942 shares of Common Stock, or approximately [•]% of the outstanding shares of Common Stock, agreed to vote their respective shares of Common Stock acquired by them prior to the IPO and any shares of Common Stock purchased by them in the open market in or after the IPO in favor of the Business Combination Proposal and related proposals (“Letter Agreement”). The Initial Stockholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals.

On September 30, 2020, in connection with the execution of the Merger Agreement, the Initial Stockholders each entered into a support agreement (the “Support Agreement”) with Playboy, pursuant to which each of the Initial Stockholders agreed to vote all shares of MCAC Common Stock beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.
Q:
How many votes do I and others have?

A:
You are entitled to one vote for each share of MCAC Common Stock that you held as of the Record Date. As of the close of business on the Record Date, there were [•] outstanding shares of Common Stock.

Q:
What is the consideration being paid to Playboy security holders?

A:
Under the Merger Agreement, MCAC has agreed to acquire all of the outstanding shares of Playboy Common Stock for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC Common Stock based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of Playboy debt (the “Net Debt Target”). The number of Closing Payment Shares issuable shall be subject to adjustment at a rate of one MCAC share of Common Stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) is greater than (in which case the number of Closing Payment Shares will be reduced) or less than (in which case the number of Closing Payment Shares will be increased) the Net Debt Target. If Net Debt equals the Net Debt Target, then no adjustment will be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares shall be in whole shares and no adjustment shall be made for any divergence that is in an increment of $9.99 or less.
Q:
Do any of MCAC’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:
In considering the recommendation of the Board to approve the Merger Agreement, MCAC stockholders should be aware that certain MCAC executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of MCAC stockholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section titled “Proposals to be Considered by MCAC Stockholders: The Business Combination—Interests of MCAC’s Directors, Officers and Certain Stockholders in the Business Combination” beginning on page 92.

Q:
When and where is the Meeting?

A:
The Meeting will take place at [•], on [•], 20[•], at [•] a.m.

Q:
Who may vote at the Meeting?

A:
Only holders of record of Common Stock as of the close of business on [•] may vote at the Meeting of stockholders. As of [•], there were [•] shares of Common Stock outstanding and entitled to vote. Please see “The Meeting of MCAC Stockholders—Record Date; Who is Entitled to Vote” for further information.

Q:
What is the quorum requirement for the Meeting?

A:
Stockholders representing a majority of the shares of Common Stock issued and outstanding as of the Record Date and entitled to vote at the Meeting must be present in person by virtual attendance or represented by proxy in order to hold the Meeting and conduct business. This is called a quorum. Shares of our Common Stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting may adjourn the meeting until a quorum is present.

Q:
Am I required to vote against the Business Combination Proposal in order to have my public shares redeemed?

A:
No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that MCAC redeem your public shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable). These rights to demand redemption of public shares for cash are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of public shares electing to exercise their redemption rights will not be entitled to receive such payments and their shares of Common Stock will be returned to them.

Q:
How do I exercise my redemption rights?

A:
If you are a public stockholder and you seek to have your public shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [•], 20[•] (at least two business days before the Meeting), that MCAC redeem your shares into cash; and (ii) submit your request in writing to Continental, at the address listed at the end of this section and deliver your shares to Continental physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System at least two business days before the Meeting.
Any corrected or changed written demand of redemption rights must be received by Continental two business days before the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two business days before the Meeting.
MCAC stockholders may seek to have their public shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of Common Stock as of the Record Date. Any public stockholder who holds shares of Common Stock on or before [•], 20[•] (two business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.
The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the Trust Account, net of taxes payable), divided by the number of shares of Common Stock underlying the MCAC Units sold in the IPO. Please see the section titled “The Meeting of MCAC Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares of Common Stock for cash.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
The U.S. federal income tax consequences of a redemption depend on a holder’s particular facts and circumstances. See the section titled “Material U.S. Federal Income Tax Consequences—Tax Consequences of a Redemption of Public Shares.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights and to rely solely upon their advice.

Q:
How can I vote?

A:
If you are a stockholder of record, you may vote online at the virtual Meeting or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Meeting and vote online, if you choose.

To vote online at the virtual Meeting, follow the instructions below under “How may I participate in the virtual Meeting?”
To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the Meeting, we will vote your shares as you direct.
To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
To vote via the Internet, please go to [•] and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on [•], 20[•]. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the Meeting or attend the virtual Meeting to vote your shares online.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.
If you plan to vote at the virtual Meeting, you will need to contact Continental at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Common Stock you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the meeting for processing your control number.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental. Requests for registration should be directed to 917-262-2373 or email proxy@continentalstock.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on [•], 2020.
You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Meeting prior to the start time leaving ample time for the check in.
Q:
How may I participate in the virtual Meeting?

A.
If you are a stockholder of record as of the Record Date for the Meeting, you should receive a proxy card from Continental, containing instructions on how to attend the virtual Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-262-2373 or email proxy@continentalstock.com.

You can pre-register to attend the virtual Meeting starting on [•], 20[•]. Go to http://www.cstproxy.com/xxxxxxxx20[•], enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote [or enter questions in the chat box]. At the start of the Meeting you will need to re-log into http://www.cstproxy.com/xxxxxxxx20[•] using your control number.
If your shares are held in street name, and you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the meeting for processing your control number.
Q:
Who can help answer any other questions I might have about the virtual Meeting?

A.
If you have any questions concerning the virtual Meeting (including accessing the meeting by virtual means) or need help voting your shares of the Company’s Common Stock, please contact Continental at 917-262-2373 or email proxy@continentalstock.com.

The Notice of Special Meeting, Proxy Statement and form of Proxy Card are available at: [•].
Q:
If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:
No. If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Proposal for which your broker does not have discretionary authority to vote. If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Each of the Proposals to be presented at the Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals.
Broker non-votes will count as a vote “AGAINST” all of the Proposals, except for the Directors Proposal (Proposal 5).
Q:
What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:
MCAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Meeting. For purposes of approval, an abstention will count as a vote “AGAINST” all of the Proposals, except for the Directors Proposal (Proposal 5).

Q:
If I have not yet submitted a proxy, may I still do so?

A.
Yes. If you have not yet submitted a proxy, you may do so by (a) visiting [•] and following the on screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free [•] in the U.S. or [•] from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You may change your vote at any time before your proxy is voted at the Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the virtual Meeting in person and casting your vote or by voting again by the telephone or Internet voting options described below, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Meeting. If you hold your shares of Common Stock through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
Unless revoked, a proxy will be voted at the virtual Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.
Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares of Common Stock represented by your proxy will be voted in favor of each Proposal. Proxy cards that are returned without a signature will not be counted as present at the Meeting and cannot be voted.

Q:
Should I send in my share certificates now to have my shares of Common Stock redeemed?

A:
MCAC stockholders who intend to have their public shares redeemed should send their certificates to Continental at least two business days before the Meeting. Please see “The Meeting of MCAC Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.

Q:
Who will solicit the proxies and pay the cost of soliciting proxies for the Meeting?

A:
MCAC will pay the cost of soliciting proxies for the Meeting. MCAC has engaged Advantage Proxy to assist in the solicitation of proxies for the Meeting. MCAC has agreed to pay Advantage Proxy a fee of $[•], plus disbursements, and will reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages, and expenses. MCAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
What happens if I sell my shares before the Meeting?

A:
The Record Date for the Meeting is earlier than the date of the Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your shares of Common Stock after the Record Date, but before the Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Meeting, but will transfer ownership of the shares and will not hold an interest in MCAC after the Business Combination is consummated.

Q:
When is the Business Combination expected to occur?

A:
Assuming the requisite regulatory and stockholder approvals are received, MCAC expects that the Business Combination will occur as soon as possible following the Meeting.

Q:
Are Playboy’s stockholders required to approve the Business Combination?

A:
Yes. The Playboy stockholders have already approved the Business Combination.

Q:
Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Merger Agreement, that are discussed in this proxy statement. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 29 of this proxy statement.

Q:
May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:
No. Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination. For additional information, see the section titled “The Meeting of MCAC Stockholders—Appraisal Rights.”

Q:
What happens if the Business Combination is not consummated?

A:
If MCAC does not consummate the Business Combination by June 9, 2021 (unless such date has been extended as described herein) then pursuant to Article VI of its current Amended and Restated Certificate of Incorporation, MCAC’s officers must take all actions necessary in accordance with the DGCL to dissolve and liquidate MCAC as soon as reasonably practicable. Following dissolution, MCAC will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets, will be distributed pro-rata to holders of shares of Common Stock who acquired such shares in the IPO or in the aftermarket. The estimated consideration that each share of Common Stock would be paid at liquidation would be approximately $[•] per share for stockholders based on amounts on deposit in the Trust Account as of [•], 2020. The closing price of our Common Stock on the Nasdaq Stock Market as of [•], 2020 was $[•]. The Initial Stockholders waived the right to any liquidation distribution with respect to any shares of Common Stock held by them.

Q:
What happens to the funds deposited in the Trust Account following the Business Combination?

A:
Following the closing of the Business Combination, holders of pubic shares of MCAC exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to Playboy to fund working capital needs of the Combined Company. As of [•], 2020, there was approximately $[•] in the Trust Account. MCAC estimates that approximately $[•] per outstanding share issued in the MCAC IPO will be paid to the investors exercising their redemption rights.

Q:
Who will manage the Combined Company after the Business Combination?

A:
As a condition to the closing of the Business Combination, all of the officers and directors of MCAC will resign, other than Mr. Suying Liu, who will serve as a director of the Combined Company, subject to certain closing conditions. For information on the anticipated management of the Combined Company, see the section titled “Directors and Executive Officers of the Combined Company after the Business Combination” in this proxy statement.

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact MCAC’s proxy solicitor at:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
You may also obtain additional information about MCAC from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT
This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, MCAC encourages you to read carefully this entire proxy statement, including the Merger Agreement attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.
Unless otherwise specified, all share calculations assume no exercise of the redemption rights by MCAC’s stockholders.
The Parties to the Business Combination
Mountain Crest Acquisition Corp.
MCAC was incorporated as a blank check company on November 12, 2019, under the laws of the state of Delaware, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which MCAC refers to as a “target business.” Although there is no restriction or limitation on what industry or geographic region our target operates in, it is our intention to pursue prospective targets that are in North America.
On June 9, 2020, MCAC consummated the IPO of 5,000,000 MCAC Units, generating gross proceeds of $50,000,000. Simultaneously with the closing of our IPO, MCAC consummated the sale of 321,500 Private Units in a private placement to our Sponsor and Chardan, generating gross proceeds of $3,215,000.
On June 17, 2020, Chardan exercised its over-allotment option in part for an additional 749,800 MCAC Units. The MCAC Units were sold at an offering price of $10.00 per MCAC Unit, generating gross proceeds of $7,498,000. On June 19, 2020, simultaneously with the sale of the over-allotment option MCAC Units, MCAC also consummated the private sale of an additional 33,741 Private Units, at a price of $10.0 per Private Unit in a private placement to our Sponsor and Chardan, generating gross proceeds of $337,410. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.
After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Units, a total of $58,647,960 was deposited into the Trust Account, and the remaining $432,822 of the net proceeds were outside of the Trust Account and made available to be used for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of June 30, 2020, MCAC had cash of $340,118 outside of the Trust Account. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of June 30, 2020, there was $ 58,650,863 held in the Trust Account (including approximately $3,000 of accrued interest which MCAC can withdraw to pay taxes).
In accordance with MCAC’s current Amended and Restated Certificate of Incorporation, the amounts held in the Trust Account may only be used by MCAC upon the consummation of a business combination, except that there can be released to MCAC, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and MCAC’s liquidation. MCAC executed the Merger Agreement on September 30, 2020 and it must liquidate unless a business combination is consummated by June 9, 2021 (unless such date has been extended).
The MCAC Units, MCAC shares of Common Stock, and MCAC Rights are currently listed on the Nasdaq Stock Market, under the symbols “MCACU,” “MCAC,” and “MCACR,” respectively. The MCAC Units commenced trading on the Nasdaq Stock Market on June 5, 2020, and the MCAC shares of Common Stock and MCAC Rights commenced separate trading from the MCAC Units on August 27, 2020.
MCAC’s principal executive offices are located at 311 West 43rd Street, 12th Floor, New York, NY 10036, and its telephone number is (646) 493-6558.

Merger Sub
MCAC Merger Sub Inc., is a wholly owned subsidiary of MCAC, incorporated in the State of Delaware on September 16, 2020 to consummate the Business Combination. Merger Sub will merge with and into Playboy with Playboy continuing as the surviving entity.
Playboy
Playboy is a large, global consumer lifestyle platform. Playboy is one of the largest and most recognizable lifestyle brands in the world, with more than $3 billion in global consumer spend against the brand across 180 countries.
Founded as a Delaware company in 1953 by Hugh Hefner as the publisher of Playboy magazine, over the following decades, Playboy has grown into a leader and pioneer in the adult media publication industry and expanded its business into other media and entertainment interests. Building upon almost seven decades of groundbreaking media, entertainment, hospitality and social advocacy, Playboy today reaches millions of consumers around the world with products and services across four major categories:
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Sexual Wellness, including intimacy products and lingerie;

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Style and Apparel, including a variety of apparel and accessories products for men and women globally;

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Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and

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Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for men and women.

Playboy currently generates revenue from the sale of these products and services through the following business models:
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Licensing, including licensing its brand to third parties for products, services, venues and events;

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Direct-to-Consumer, including sales of third-party products through its owned-and-operated ecommerce platforms; and sales of its proprietary products through our platforms and/or third-party retailers; and

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Digital Subscriptions and Services, including the sale of subscriptions to Playboy content programming and trademark licensing for online gaming services.

Playboy’s principal office and mailing address is 10960 Wilshire Blvd., Suite 2200, Los Angeles, California 90024, its telephone number is (310) 424-1800 and its website is www.[•].com. The information contained on, or accessible through, Playboy’s website is not incorporated by reference into this proxy statement, and you should not consider any information contained on, or that can be accessed through, Playboy’s website as part of this proxy statement or in deciding how to vote your shares of Common Stock.
For more information on Playboy, please see the sections titled “Information About Playboy” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy.”
The Business Combination and the Merger Agreement
On September 30, 2020, MCAC entered into the Merger Agreement with Playboy, Merger Sub and Suying Liu. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into Playboy with Playboy surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.”
Under the Merger Agreement, MCAC has agreed to acquire all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC Common Stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”) to be issued to the Playboy stockholders, and (ii) the assumption of no more than $142.1 million of Playboy debt (the “Net Debt Target”). The number of Closing Payment Shares issuable shall be subject to adjustment at a rate of one share of MCAC Common Stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) is greater than (in which case the number of Closing Payment Shares will be reduced) or less than (in which case the number of Closing Payment Shares will be increased) the Net Debt Target. If Net Debt equals the Net Debt Target, then no adjustment will be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares shall be in whole shares of MCAC Common Stock and no adjustment shall be made for any divergence that is in an increment of $9.99 or less.
No later than two business days prior to the anticipated Closing Date, Playboy shall deliver to MCAC a stockholder allocation schedule setting forth each stockholder, option holder and RSU holder as of the closing, and such stockholder’s, option holder’s and RSU holder’s respective percentage of the Merger Consideration. Prior to the Effective Time, the Playboy options and RSUs that are outstanding as of immediately prior to the Effective Time shall accelerate and fully vest. At the Effective Time, by virtue of the Merger and without any further action on the part of MCAC, Merger Sub or Playboy, each Playboy share issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the respective percentage of the Merger Consideration issuable to the stockholders in accordance with the stockholder allocation schedule. Each outstanding Playboy option shall be assumed by MCAC and automatically converted into an option to purchase such number of shares of Common Stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the stockholder allocation schedule, which shall be reserved for future issuance upon the exercise of such assumed options. Prior to the Effective Time, and contingent upon the occurrence of the Effective Time, all RSUs that are then outstanding shall be terminated and shall be subsequently paid, in settlement, such shares of Common Stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration as set forth in the stockholder allocation schedule. No certificates or scrip representing fractional shares will be issued pursuant to the Merger. Stock certificates evidencing the Merger Consideration shall bear restrictive legends as required by any securities laws at the time of the Merger.
For more information about the Business Combination, please see the section titled “Proposal No. 1 — The Business Combination Proposal” and for more information about the Merger Agreement and the related agreements entered or to be entered into connection therewith, please see the section titled “Proposal No. 1 — The Business Combination Proposal—The Merger Agreement.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.
Conditions to the Closing
Each party’s obligation to complete the merger is subject to the satisfaction or waiver by each of the parties, at or prior to the closing of the Merger, of various conditions, which include, in addition to other customary closing conditions, the following:
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the Business Combination and each of the Proposals (other than the Directors Proposal and the Incentive Plan Proposal) have been approved by the requisite vote of the MCAC stockholders;

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the Playboy stockholders have approved the Merger;

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MCAC satisfies any applicable initial listing requirement in connection with the Business Combination and continuing listing requirements of Nasdaq;

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MCAC has net tangible assets of at least $5,000,001 after all redemptions of public shares upon consummation of the Merger; and

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the waiting period for the HSR Act filing shall have expired or been terminated.

In addition, the obligation of MCAC and Merger Sub to complete the Merger is further subject to the satisfaction or waiver of the following conditions:
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certain fundamental representations and warranties of Playboy shall be true and correct in all material respects as of the date of the Merger Agreement and on the Closing Date, except for the fundamental representations made as of an earlier date or time, which need be true and correct only as of such earlier date or time;

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certain representations of Playboy, other than the fundamental representations, shall be true and correct as of the date of the Merger Agreement and on the Closing Date except (i) for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time) and (ii) for breaches of such representations and warranties that, in the aggregate, would not have a material adverse effect;

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Playboy shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

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Playboy shall have executed and delivered to MCAC a copy of each Transaction Documents (as defined in the Merger Agreement) to which it is a party, including (i) the Employment Agreement with Ben Kohn, (ii) the Lock-Up Agreements for certain key stockholders; (iii) Investor Rights Agreement by certain Playboy stockholders; and (iv) the Director Voting Agreement by certain Playboy stockholders; and

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the PIPE Investment and listing of the PIPE Shares (as defined below) shall have been approved by Nasdaq subject to official notice of issuance.

In addition, the obligation of Playboy to complete the Merger is further subject to the satisfaction or waiver of the following conditions:
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the representations and warranties of MCAC and Merger Sub set forth in the Merger Agreement shall be true and correct in all material respects, on and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent of changes or developments contemplated by the terms of the Merger Agreement, and (ii) for such representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time);

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MCAC and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date;

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MCAC shall have executed and delivered to Playboy a copy of the Registration Rights Agreement and the Support Agreement;

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MCAC shall have delivered to Playboy a certificate, signed by an officer of MCAC, certifying true, complete and correct copies of (i) the resolutions duly adopted by the requisite vote of the MCAC stockholders at the Meeting and by the sole stockholder of the Merger Sub approving the Merger and the consummation of the transactions contemplated by the Merger Agreement and the other Transaction Documents; (ii) certified copies of the resolutions duly adopted by MCAC’s board of directors and Merger Sub’s board of directors authorizing the execution, delivery and performance of the Merger Agreement and the other Transaction Documents to which each is a party and performance by MCAC and the Merger Sub of the Transactions, including the Merger, each having been duly and validly adopted and being in full force and effect as of the Closing Date; and (iii) written resignations, in forms satisfactory to the Playboy, dated as of the Closing Date and effective as of the Closing, executed by (x) all officers of MCAC and (y) all persons serving as directors of MCAC immediately prior to the Closing;

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a supplemental listing application shall have been filed with Nasdaq as of the Closing Date to list the shares constituting the Merger Consideration and such listing shall have been approved by Nasdaq, subject to official notice of issuance;

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MCAC shall have received an opinion of Jones Day (or, if Jones Day is unable to deliver such opinion, another nationally recognized law firm selected by Playboy substantially to the effect that (i) for U.S. federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and (ii) Playboy and MCAC will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code;

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Playboy shall have received resignation letters of each of the directors and officers of MCAC;

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the Directors Proposal has been approved by the requisite vote of the MCAC stockholders in accordance with the provisions of our Certificate of Incorporation and the DGCL;

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the Board shall have adopted and approved the Combined Company’s Amended and Restated Bylaws;

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after giving effect to all redemptions of public shares, MCAC shall have at least $15,000,000 in the Trust Account (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the redemptions);

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MCAC has received at least $50,000,000 in the PIPE Investment; and

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the Underwriting Agreement, shall have been amended or certain provisions waived, to the satisfaction of Playboy.

Regulatory Approvals
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the related rules and regulations issued by the Federal Trade Commission (the “FTC”), certain transactions, including the Merger, may not be consummated until notifications have been given and specified information and documentary material have been furnished to the FTC and the United States Department of Justice (the “DOJ”), and the applicable waiting periods have expired or been terminated. The completion of the Merger is conditioned upon the expiration or early termination of the HSR Act waiting period. We and Playboy intend to file our respective notification and report forms under the HSR Act with the DOJ and the FTC. The initial 30-day waiting period will expire on [•].
Management
Effective as of the Closing, the Combined Company’s Board of Directors will have five directors, of which MCAC has the right to designate one director and the remaining four directors will be designated by Playboy. At the Closing, all of the executive officers of MCAC shall resign and the individuals serving as executive officers of the Combined Company immediately after the Closing will be the same individuals (in the same offices) as those of Playboy immediately prior to the Closing.
See “Directors, Executive Officers, Executive Compensation and Corporate Governance—Directors and Executive Officers after the Business Combination” for additional information.
Other Agreements Relating to the Business Combination
PIPE Subscription Agreements and PIPE Registration Rights Agreement
MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”), each dated as of September 30, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAC agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of Common Stock for $10.00 per share (the “PIPE Shares”).
Pursuant to the PIPE Registration Rights Agreements, MCAC agreed to file (at MCAC’s sole cost and expense) a registration statement registering the resale of the shares of Common Stock to be purchased in the PIPE Investment (the “PIPE Resale Registration Statement”) with the SEC no later than the 5th calendar day following the date that this proxy statement is first filed with the SEC. MCAC will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective at the same time that MCAC has cleared comments with the SEC on this proxy statement, but no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies MCAC that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the date hereof) (the “Effectiveness Date”).
Under certain circumstances, additional payments by MCAC may be assessed with respect to the PIPE Shares in the event that (i) the PIPE Resale Registration Statement has not been filed with the SEC by the Closing Date; (ii) the PIPE Resale Registration Statement has not been declared effective by the SEC by the Effectiveness Date; (iii) the PIPE Resale Registration Statement is declared effective by the SEC but thereafter ceases to be effective or is suspended for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty (20) calendar days (which need not be consecutive calendar days) during any 12-month period; or (iv) MCAC fails for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act of 1933, as amended (the “Securities Act”) and the PIPE Shares are not then registered for resale under the Securities Act during the period commencing from the twelve (12) month anniversary of the closing and ending at such time that all of the PIPE Shares may be sold without the requirement for MCAC to be in compliance with Rule 144(c)(1) under the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act. The additional payments by MCAC will accrue on the applicable PIPE Shares at a rate of 1.0% of the aggregate purchase price paid for such shares per month, subject to certain terms and limitations (including a cap of 6.0% of the aggregate purchase price paid for such shares pursuant to the Subscription Agreements).
Support Agreement
In connection with the execution of the Merger Agreement, the Initial Stockholders each entered into the Support Agreement with Playboy, pursuant to which each of the Initial Stockholders agreed to vote all shares of MCAC Common Stock beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, each of the Initial Stockholders also agreed that it would not sell, assign or otherwise transfer any of the Insider Shares unless the buyer, assignee or transferee executes a joinder agreement to the Support Agreement. We agreed that we would not register any sale, assignment or transfer of the Insider Shares on our transfer ledger (book entry or otherwise) that is not in compliance with the Support Agreement.
Stock Purchase Agreement
In connection with the execution of the Merger Agreement, MCAC, Sponsor, Suying Liu and Playboy entered into a stock purchase agreement (the “Insider Stock Purchase Agreement”), pursuant to which Playboy purchased 700,000 shares of Common Stock (the “Initial Shares”) from Sponsor. Subject to the satisfaction of conditions set forth under the Merger Agreement, MCAC shall cause the Initial Shares to be transferred on the books and records of MCAC to Playboy upon the closing or, if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents). In the event of a Compliance Failure (as defined in the Merger Agreement) that is not cured, upon Playboy’s request as of the closing, or in the event the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents), up to $1,000,000 in Insider Shares held by Dr. Liu shall be transferred to Playboy (the “Balance Shares”). In the event that (i) the Initial Shares and/or Balance Shares are subject to contractual lock-up at the time of transfer, Dr. Liu shall transfer additional Insider Shares to Playboy in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the shares of Common Stock on the business day immediately prior to such lock-up expiration is lower than the price per share at the time of the Closing or, (ii) if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents) such that the total aggregate value of the Initial Shares is at least $4,445,000 (or, if the Balance Shares have been issued, at least $5,445,000).
Amended and Restated Registration Rights Agreement
At the Closing, MCAC will enter into the Amended and Restated Registration Rights Agreement with (i) the Initial Stockholders with respect to the Insider Shares, Private Units and any securities issuable upon conversion of working capital loans made to MCAC, they own at the Closing, and (ii) the Playboy stockholders with respect to (x) the Merger Consideration, (y) any other outstanding Common Stock or other equity security issued or issuable upon the exercise of any other equity security of the Combined Company as of the Closing and (z) any other equity security of the Combined Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.
The Amended and Restated Registration Rights Agreement will require the Combined Company to, among other things, file a resale shelf registration statement with the SEC on behalf of the Initial Stockholders and the Playboy stockholders no later than 60 days after the closing of the Business Combination (the “Filing Deadline”). The Combined Company shall use its commercially reasonable efforts to have the registration statement declared effective no later than 30 days following the Filing Deadline (60 days if the registration statement is reviewed by the SEC).

The holders of a majority of these securities are entitled to make up to three demands that the Combined Company register such securities. The holders of the majority of the Insider Shares can elect to exercise these demand registration rights at any time commencing three months prior to the date on which the Insider Shares are to be released from the Continental Escrow. The holders of the majority of shares of Common Stock issued in lieu of payment of working capital loans made to us, if any, can elect to exercise these demand registration rights at any time after we consummate the Business Combination. The Playboy stockholders can elect to exercise these registration rights at any time commencing three months prior to the first possible date on which the restrictions on transfer will lapse under the Lock-up Agreement (as described below) commencing upon the Closing. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of the Business Combination. The demand and piggy-back registration rights provided therein are subject to underwriter cutbacks and issuer blackout periods. The Combined Company will agree to pay certain fees and expenses relating to the registrations under the Amended and Restated Registration Rights Agreement.
Investor Rights Agreement
At the Closing, MCAC and RT-ICON Holdings LLC (“RT-ICON”) will enter into an Investor Rights Agreement pursuant to which, following the Closing Date, RT-ICON shall have the right, but not the obligation, to nominate to the Combined Company’s Board of Directors a number of designees equal to (i) three directors, if and so long as RT-ICON and its affiliates beneficially own, in the aggregate, 50% or more of the shares of Common Stock, (ii) two directors, in the event that RT-ICON and its affiliates beneficially own, in the aggregate, 35% or more, but less than 50%, of the shares of Common Stock and (iii) one director, in the event that RT-ICON and its affiliates beneficially own, in the aggregate, 15% or more, but less than 35%, of the shares of Common Stock (in each case, subject to proportional adjustment in the event that the size of Combined Company’s Board of Directors is increased or decreased following the Closing Date). RT-ICON will also have the right to appoint the chairman of the Combined Company’s Board of Directors so long as RT-ICON and its affiliates beneficially own, in the aggregate, 15% or more of the shares of Common Stock. The Investor Rights Agreement also provides RT-ICON with certain additional rights, based on its ownership levels, related to board committee memberships, board vacancies, size of the board of directors and actions related to certain amendments to the Combined Company’s Proposed Charter (if approved) and bylaws.
Lock-up Agreement
In connection with the Closing, the Playboy stockholders will each agree, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by it (such shares, the “Lock-up Shares”) immediately after the Effective Time, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of MCAC Common Stock issued and outstanding or securities convertible into or exercisable or exchangeable for shares of MCAC Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the earlier of (x) the date that is 12 months after the Closing Date, and (y) if, subsequent to the Closing Date, such date on which the Combined Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of MCAC Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the volume weighted average price of the shares of MCAC Common Stock equals or exceeds $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period, fifty percent (50%) of the Lock-up Shares shall be released from the lock-up to the holder.
Director Voting Agreement
At the Closing, MCAC shall enter into a director voting agreement (“Director Voting Agreement”) with certain of the Playboy stockholders pursuant to which they shall each agree to vote all shares of

Common Stock owned by them to elect and maintain in office Suying Liu as a member of the Second Class of the Combined Company Board of Directors as set forth in the Proposed Charter until the second annual meeting of stockholders held after the Closing Date. The entry into the Director Voting Agreement is subject to the Trust Account maintaining no less than $15,000,000 after giving effect to all redemptions of public shares, which is a closing condition to the Merger Agreement.
Waiver Agreement
On [•], 2020, MCAC expects to enter into a Waiver Agreement with Chardan for the purpose of waiving certain provisions in the Underwriting Agreement, including, among other things, any requirement that prior to the closing of a business combination, 65% of the shares of MCAC Common Stock must approve any amendment to MCAC's Certificate of Incorporation; provided, that (a) MCAC shall obtain the affirmative vote of at least the majority of the issued and outstanding shares of its Common Stock in connection with any amendment to its certificate of incorporation; (b) the waiver is only with respect to the Charter Proposal and the Advisory Charter Proposals that will be effective upon the consummation of the Business Combination, which Proposals are included in this proxy statement filed with the SEC in connection with the Business Combination, and (c) in the event that the transactions contemplated by the Merger Agreement are not consummated, the waiver of such covenant shall be deemed null and void. The Waiver Agreement is also expected to waive certain ongoing covenants of MCAC to Chardan conditioned upon and following the consummation of the Business Combination. The entry into a Waiver Agreement satisfactory to Playboy is a closing condition for Playboy under the Merger Agreement.
Voting Securities
As of the Record Date, there were [•] shares of Common Stock issued and outstanding. Only MCAC stockholders who hold shares of Common Stock of record as of the close of business on [•], 2020 are entitled to vote at the Meeting or any adjournment thereof. Approval of the Business Combination Proposal, each of the Advisory Charter Proposals, each of which is a non-binding vote, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Approval of the Directors Proposal will require the vote by a plurality of the votes of the shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Approval of the Charter Proposal will require the approval of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting. A failure to vote or an abstention will have the same effect as a vote “AGAINST” the Charter Proposal, but will have no effect on the other proposals. Assuming a quorum is present, broker non-votes will have no effect on the Proposals, other than the Charter Proposal, for which it will have the same effect as voting against the Charter Proposal.
With respect to the Business Combination, pursuant to the Letter Agreement and the Support Agreement, the Initial Stockholders holding an aggregate of 1,063,942 shares of Common Stock have agreed to vote their respective shares of Common Stock in favor of each of the Proposals.
Appraisal Rights
Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination under Delaware law.
Redemption Rights
Pursuant to MCAC’s Certificate of Incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding public shares of Common Stock. As of [•], 20[•], this would have amounted to approximately $[•] per share.
You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)   (a) hold public shares, or
      (b) hold public shares through Units and you elect to separate your Units into the underlying public shares prior to exercising your redemption rights with respect to the public shares; and
(ii)   prior to 5:00 p.m., Eastern Time, on [•], 20[•], (a) submit a written request to Continental that MCAC redeem your public shares for cash and (b) deliver your public shares to Continental, physically or electronically through DTC.
Holders of outstanding Units must separate the underlying shares of Common Stock prior to exercising redemption rights with respect to the shares. If the Units are registered in a holder’s own name, the holder must deliver the certificate for its Units to Continental, with written instructions to separate the Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the public shares from the Units.
If a holder exercises his/her redemption rights, then such holder will be exchanging his/her public shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Continental in accordance with the procedures described herein. Please see the section titled “The Meeting—Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.
Interests of MCAC’s Directors, Officers and Certain Stockholders in the Business Combination
When you consider the recommendation of the Board in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that MCAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including:
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If a proposed Business Combination is not completed by June 9, 2021 (unless such date has been extended as described below), MCAC will be required to dissolve and liquidate. In such event, the 737,450 shares of Common Stock currently held by the Initial Stockholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. Such shares of Common Stock had an aggregate market value of approximately $[•] based on the closing price of our Common Stock of $[•] on the Nasdaq Stock Market as of [•], 2020.

•
If the proposed Business Combination is not completed by June 9, 2021 (unless such date has been extended as described below), the 326,492 Private Units purchased for a total purchase price of USD$3,264,920, will be worthless. Such Private Units had an aggregate market value of approximately USD$[•], based on the closing price of MCAC’s Units of USD$[•] on Nasdaq as of [•], 2020;

•
If a proposed business combination is not completed by June 9, 2021, MCAC’s directors, officers, their affiliates or designees may extend the period of time to consummate a business combination three times by an additional three months each time (for a total of up to 21 months to complete a business combination). The only way to extend the time available for MCAC to consummate its initial business combination is for MCAC’s directors, officers, their affiliates or designees to deposit into the Trust Account approximately $575,000 on or prior to the date of the applicable deadline. In the event that they elected to extend the time to complete a business combination and deposited the applicable amount of money into Trust Account, the insiders would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that MCAC is unable to close a business combination (unless there are funds available outside the Trust Account to do so.) Such notes would either be paid upon consummation of MCAC’s initial business combination, or, at the relevant insider’s discretion, converted upon consummation of MCAC’s business combination into additional Private Units at a price of $10.00 per unit.

•
The exercise of MCAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

•
If the Business Combination is completed, Playboy will designate (all except for one), member of the Combined Company’s Board of Directors.

See “Proposals to be Considered by MCAC Stockholders: The Business Combination — Interests of MCAC’s Directors, Officers and Certain Stockholders in the Business Combination” beginning on page 92 for additional information.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting MCAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Playboy Shareholders are expected to have a majority of the voting power of the Combined Company, Playboy will comprise all of the ongoing operations of the Combined Company, Playboy will comprise a majority of the governing body of the Combined Company, and Playboy’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Playboy issuing shares for the net assets of MCAC, accompanied by a recapitalization. The net assets of MCAC will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Playboy.
Summary of Material United States Federal Income Tax Considerations
If a U.S. Holder redeems shares of Common Stock into the right to receive cash pursuant to the exercise of a stockholder’s redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the Common Stock under Section 302 of the Code:
•
a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

•
The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Recommendations of the Board and Reasons for the Business Combination
After careful consideration of the terms and conditions of the Merger Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, MCAC and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board reviewed various industry and financial data and the evaluation of materials provided by Playboy. The Board did not obtain a fairness opinion on which to base its assessment. The Board recommends that MCAC stockholders vote:
•
FOR the Business Combination Proposal (Proposal 1);

•
FOR the Charter Proposal (Proposal 2);

•
FOR each of the Advisory Charter Proposals (Proposal 3);

•
FOR the Nasdaq Proposal (Proposal 4);

•
FOR the Directors Proposal (Proposal 5);

•
FOR the Incentive Plan Proposal (Proposal 6); and

•
FOR the Adjournment Proposal (Proposal 7).

Risk Factors
In evaluating the Business Combination and the Proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 29 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of MCAC and Playboy to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of the Combined Company following consummation of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF MCAC
MCAC’s balance sheet data as of June 30, 2020 and statement of operations data for the six months ended June 30, 2020 are derived from MCAC’s unaudited financial statements included elsewhere in this proxy statement. MCAC’s balance sheet data as of December 31, 2019 and statement of operations data for the period from November 12, 2019 (inception) through December 31, 2019 are derived from MCAC’s audited financial statements included elsewhere in this proxy statement.
The historical results of MCAC included below and elsewhere in this proxy statement are not necessarily indicative of the future performance of MCAC. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MCAC” and the financial statements and the related notes appearing elsewhere in this proxy statement.
	Six Months Ended June 30, 2020 (Unaudited)	For the Period from November 12, 2019 (inception) through December 31, 2019 (Audited)
Operating and formation costs	$22,960	$492
Loss from operations	(22,960)	—
Other income:
Interest earned on marketable securities held in Trust Account	4,074	—
Unrealized loss on marketable securities held in Trust Account	(1,171)	—
Other income, net	2,903	—
Loss before provision for income taxes	(20,057)	—
Benefit from income taxes	246	—
Net loss	$(19,811)	$(492)
Weighted average shares outstanding – basic and diluted	1,373,525(1)	1,250,000(2)
Basic and diluted net loss per share common share	$(0.01)	$(0.00)

(1)
Excludes an aggregate of 5,102,647 shares subject to possible redemption at June 30, 2020.

(2)
Excludes an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7 to MCAC Audited Financial Statements).

Balance Sheet Data:	As of June 30, 2020 (Unaudited)	As of December 31, 2019
Current assets
Cash	$340,118	$—
Deferred offering costs	$—	$100,231
Marketable securities held in Trust Account	$58,650,863	$—
Total assets	$59,077,694	$100,231
Total liabilities	$2,032,846	$100,723
Common stock subject to possible redemption, 5,102,647 shares at redemption value	$52,044,843	$—
Total Stockholders’ Equity (Deficit)	$5,000,005	$(492)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF PLAYBOY
The following table sets forth selected historical financial information derived from Playboy’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2020 and 2019 and Playboy’s audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018, each of which is included elsewhere in this proxy statement. Such financial information should be read in conjunction with the audited and unaudited financial statements and related notes included elsewhere in this proxy statement.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following summary selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” and Playboy’s financial statements and the related notes appearing elsewhere in this proxy statement.
	Six Months Ended June 30,		Year Ended December 31
	2020	2019	2019	2018
	(in thousands, except share and per share data)
Consolidated Statement of Operations Data:
Net revenues	$66,331	$38,089	$78,110	$100,873
Costs and expenses:
Cost of sales	(34,853)	(16,825)	(37,742)	(50,607)
Selling and administrative expenses	(26,522)	(23,815)	(45,328)	(26,835)
Related-party expenses	(500)	(500)	(1,005)	(1,311)
Total costs and expenses	(61,875)	(41,140)	(84,075)	(78,753)
Operating (loss) income	4,456	(3,051)	(5,965)	22,120
Nonoperating (expense) income:
Investment income	28	97	225	21
Interest expense	(6,656)	(7,353)	(14,225)	(9,211)
Loss on disposals of assets	—	—	(71)	(3,741)
Extinguishment of debt	—	—	—	(4,037)
Gain from bargain purchase	—	—	1,483	—
Other, net	1	(41)	(173)	(1,208)
Total nonoperating expense	(6,627)	(7,297)	(12,761)	(18,176)
(Loss) income before income taxes	(2,171)	(10,348)	(18,726)	3,944
Provision for income taxes	(3,854)	(3,849)	(4,850)	(2,262)
Net (loss) income	(6,025)	(14,197)	(23,576)	1,682
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—	—
Net (loss) income attributable to Playboy	$(6,025)	$(14,197)	$(23,576)	$1,682
Net (loss) income per share, basic	$(1.53)	$(3.72)	$(6.12)	$0.37
Weighted-average shares used in computing net (loss) income per share, basic	3,939,046	3,819,036	3,854,256	4,510,310
Net (loss) income per share, diluted	$(1.53)	$(3.72)	$(6.12)	$0.33
Weighted-average shares used in computing net (loss) income per share, diluted	3,939,046	3,819,036	3,854,256	5,136,756

	June 30, 2020	December 31,
		2019	2018
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$22,151	$27,744	$26,841
Total current assets	$44,760	$53,834	$48,438
Total assets	$408,833	$418,651	$397,592
Total current liabilities	$56,278	$61,149	$55,726
Long-term debt	$157,379	$157,810	$152,595
Total liabilities	$327,670	$333,557	$305,980
Total stockholders’ equity	$81,371	$85,302	$91,820

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the unaudited historical condensed consolidated balance sheet of Playboy as of June 30, 2020 with the unaudited historical condensed balance sheet of MCAC as of June 30, 2020, giving effect to the Business Combination as if it had been consummated as of that date.
The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 combines the unaudited historical condensed consolidated statement of operations of Playboy for the six months ended June 30, 2020 with the unaudited condensed historical statement of operations of MCAC for the six months ended June 30, 2020, giving effect to the Business Combination as if it had occurred on January 1, 2019.
The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the unaudited combined statement of operations of Playboy for the year ended December 31, 2019, based on the audited historical consolidated statement of operations of Playboy giving pro forma effect to the acquisition of Yandy by Playboy as if it had occurred on January 1, 2019, with the audited historical statement of operations of MCAC for the period from November 12, 2019 (inception) through December 31, 2019, giving effect to the Business Combination as if it had occurred on January 1, 2019.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of MCAC’s public shares:
•
Assuming no redemptions for cash:   This presentation assumes that no MCAC stockholders exercise redemption rights with respect to their shares of Common Stock upon consummation of the Business Combination; and

•
Assuming high redemptions for cash:   This presentation assumes that MCAC stockholders exercise their redemption rights with respect to a maximum of 4,279,285 shares of Common Stock upon consummation of the Business Combination at a redemption price of approximately $10.20 per share. The high redemption amount is presented based on a minimum Trust Account balance of $15,000,000, after giving effect to the payments to redeeming stockholders, but prior to payment of estimated transaction expenses. The “high redemption” scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the “high redemption” scenario.

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the Combined Company. The adjustments presented to the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company upon consummation of the Business Combination.
The historical financial statements of MCAC and Playboy have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP.
The historical financial information of Playboy as of June 30, 2020 was derived from the unaudited financial statements of Playboy as of and for the six months ended June 30, 2020, which are included elsewhere in this proxy statement. The historical financial information of MCAC as of June 30, 2020 was derived from the unaudited financial statements of MCAC as of and for the six months ended June 30, 2020, which are included elsewhere in this proxy statement. The historical financial information of Playboy for the year ended December 31, 2019 was derived from Playboy’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 which combines Playboy’s audited consolidated statement of operations and Yandy’s audited statement of operations for the year ended December 31, 2019, each as included elsewhere in this proxy statement, giving pro forma effect to the acquisition of Yandy by Playboy as if it had occurred on January 1, 2019. The historical financial information of MCAC was derived from the audited financial statements of MCAC for the period from November 12, 2019 (inception) through December 31, 2019, which are included elsewhere in this proxy statement. This information should be read together with Playboy’s and MCAC’s audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MCAC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” and other financial information included elsewhere in this proxy statement.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies actually been combined as of January 1, 2019. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined as of January 1, 2019 or the future results that the Combined Company will experience. Playboy and MCAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Selected Unaudited Pro Forma Financial Information
(in thousands, except share and per-share data)
	MCAC	Playboy Combined	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Statement of Operations Data – Six Months Ended June 30, 2020
Net revenues	$—	$66,331	$66,331	$66,331
Total costs and expenses	(23)	(61,875)	(61,888)	(61,888)
Operating (loss) income	(23)	4,456	4,443	4,443
Net loss	(20)	(6,025)	(6,038)	(6,038)
Net loss per common share – basic and diluted	(0.01)	(1.53)	(0.17)	(0.19)
Balance Sheet Data – As of June 30, 2020
Total current assets	$426	$44,760	$144,566	$100,915
Total assets	59,077	408,833	508,639	464,988
Total current liabilities	20	56,278	56,294	56,294
Total liabilities	2,032	327,670	327,686	327,686
Total stockholders’ equity	5,000	81,371	181,161	137,510
Statement of Operations Data – Year Ended December 31, 2019
Net revenues	$—	$121,212	$121,212	$121,212
Total costs and expenses	—	(123,517)	(123,517)	(123,517)
Operating loss	—	(2,305)	(2,305)	(2,305)
Net loss	—	(21,178)	(21,178)	(21,178)
Net loss per common share – basic and diluted	—	(5.49)	(0.60)	(0.68)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial condition, results of operations, earnings outlook and prospects of MCAC and/or Playboy and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” and “Information About Playboy.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of MCAC and Playboy as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by MCAC and the following:
•
expectations regarding Playboy’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Playboy’s ability to invest in growth initiatives and pursue acquisition opportunities;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•
the outcome of any legal proceedings that may be instituted against MCAC or Playboy following announcement of the Merger Agreement and the transactions contemplated therein;

•
the inability to complete the Business Combination due to, among other things, the failure to obtain MCAC stockholder approval, certain regulatory approvals, or satisfy other conditions to closing in the Merger Agreement;

•
the inability to obtain or maintain the listing of MCAC’s shares of Common Stock on Nasdaq following the proposed Business Combination;

•
the risk that the announcement and consummation of the proposed Business Combination disrupts Playboy’s current plans and operations;

•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Playboy to grow and manage growth profitably, and retain its key employees;

•
costs related to the proposed Business Combination;

•
the amount of any redemptions by existing holders of Common Stock being greater than expected;

•
limited liquidity and trading of MCAC’s securities;

•
geopolitical risk and changes in applicable laws or regulations;

•
the possibility that MCAC and/or Playboy may be adversely affected by other economic, business, and/or competitive factors;

•
risks relating to the uncertainty of the projected financial information with respect to Playboy;

•
risks related to the organic and inorganic growth of Playboy’s business and the timing of expected business milestones;

•
risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our and Playboy’s business operations, as well as our and their financial condition and results of operations;

•
litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Playboy’s resources; and

•
other risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of MCAC and Playboy prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement and attributable to MCAC, Playboy or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, MCAC and Playboy undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

RISK FACTORS
The Combined Company will face a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision on the Business Combination. Risks related to Playboy, including risks related to Playboy’s business, financial position and capital requirements, development, regulatory approval and commercialization, dependence on third parties, intellectual property and taxation, will continue to be applicable to the Combined Company after the closing of the Business Combination.
Risks Related to Playboy
Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Playboy and its subsidiaries prior to the consummation of the Business Combination.
General Risks Related to Playboy’s Business and Industry
Our success depends on our ability to maintain the value and reputation of our brand.
Our success depends on the value and reputation of the Playboy brand. The Playboy name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting, and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality product, and customer experience.
We rely on social media, as one of our marketing strategies, to have a positive impact on both our brand value and reputation. Our brand and reputation could be adversely affected if we fail to achieve these objectives, if our public image was to be tarnished by negative publicity, which could be amplified by social media, if we fail to deliver innovative and high quality products and experiences acceptable to our customers, or if we face or mishandle a product recall.
We license our brand to third parties to use in connection with various goods and services, subject to our approval. Our financial condition could be negatively impacted if any such third parties use our brand in a manner that adversely reflects on Playboy or our brand.
Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful, the value of our brand may be harmed. Any harm to our brand and reputation could have a material adverse effect on our financial condition.
Our businesses operate in highly competitive industries.
The sexual wellness, lifestyle experiences, apparel and accessories, and beauty and grooming industries in which we operate are highly competitive. The ability of our businesses to compete in each of these industries successfully depends on a number of factors, including our ability to consistently supply high quality and popular content and products, adapt to new technologies and distribution platforms, maintain our brand reputation and produce new and successful products, content and services. There can be no assurance that we will be able to compete successfully in the future against existing or new competitors, or that increasing competition will not result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.
Additionally, many of our competitors, including large entertainment and media enterprises and apparel and beauty retailers, have greater financial and human resources than we do. We cannot assure you that we can remain competitive with companies that have greater resources or that offer alternative entertainment or product offerings.
The market for our adult oriented products is changing rapidly, and unless we are able to anticipate these changes and rapidly adapt, we will lose market share.
Online usage is changing rapidly as technological advancements allow the deployment of more advanced and interactive multimedia services and the Internet and mobile device usage have resulted in new digital distribution channels. As a result, we have to rapidly develop new business models, products and distribution models that will allow us to otherwise capitalize on our large library of titles that we own and license as well as our product offerings.
Unless we are able to effectively modify our business model to compete with the products offered digitally on the Internet or elsewhere, our market share, revenues and profits from our product offerings could decrease. Although we are currently developing new products and seeking potential acquisition targets, no assurance can be given that we will remain competitive in the rapidly changing adult entertainment marketplace or the other industries we compete in. Our future success will depend, in part, on our ability to adapt to rapidly changing technologies, to enhance existing services and to develop and introduce a variety of new services and products to address changing demands of our consumers.
If we are unable to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights, our ability to compete could be negatively impacted.
Our intellectual property rights, particularly our trademarks in the Playboy name and Rabbit Head Design, are valuable assets of our business and are critical to our success, growth potential and competitive position. Although certain of the intellectual property we use is registered in the U.S. and in many of the foreign countries in which we operate, there can be no assurances with respect to the continuation of such intellectual property rights, including our ability to further register, use or defend key current or future trademarks. Further, applicable law may provide only limited and uncertain protection, particularly in emerging markets, such as China.
Furthermore, we may not apply for, or be unable to obtain, intellectual property protection for certain aspects of our business. Third parties have in the past, and could in the future, bring infringement, invalidity, co-inventorship, re-examination, opposition or similar claims with respect to our current or future intellectual property. Any such claims, whether or not successful, could be costly to defend, may not be sufficiently covered by any indemnification provisions to which we are party, divert management’s attention and resources, damage our reputation and brands, and substantially harm our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.
In addition, third parties may distribute and sell counterfeit (or grey market) versions of our products, which may be inferior or pose safety risks and could confuse consumers or customers, which could cause them to refrain from purchasing our brands in the future or otherwise damage our reputation. The presence of counterfeit versions of our products in the market and of prestige products in mass distribution channels could also dilute the value of our brands, force us and our distributors to compete with heavily discounted products, cause us to be in breach of contract (including license agreements), impact our compliance with distribution and competition laws in jurisdictions including the E.U. and China, or otherwise have a negative impact on our reputation and business, prospects, financial condition or results of operations.
In order to protect or enforce our intellectual property and other proprietary rights, we may initiate litigation or other proceedings against third parties, such as infringement suits, opposition proceedings or interference proceedings. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns, adversely impact customer relations and we may not be successful. Litigation and other proceedings may also put our intellectual property at risk of being invalidated or interpreted narrowly. The occurrence of any of these events may have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.
Our success depends on our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property of third parties.
Our commercial success depends in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights and other proprietary rights of third parties. However, we cannot be certain that the conduct of our business does not and will not infringe, misappropriate or otherwise violate such rights. Moreover, our acquisition targets and other businesses in which we may make strategic investments are often smaller or younger companies with less robust intellectual property clearance practices, and we may face challenges on the use of their trademarks and other proprietary rights.

If we are found to be infringing, misappropriating or otherwise violating a third party trademark, patent, copyright or other proprietary rights, we may need to obtain a license, which may not be available in a timely manner on commercially reasonable terms or at all, or redesign or rebrand our products, which may not be possible or result in a significant delay to market or otherwise have an adverse commercial impact. We may also be required to pay substantial damages or be subject to a court order prohibiting us and our customers from selling certain products or engaging in certain activities, which could therefore have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows, as well as the trading price of our securities.
Any inability to identify, fund investment in and commercially exploit new technology could have a material adverse impact on our business, financial condition or results of operations.
We are engaged in businesses that have experienced significant technological changes over the past several years and are continuing to undergo technological changes. Our ability to implement our business plan and to achieve the results projected by management will depend on management’s ability to anticipate technological advances and implement strategies to take advantage of future technological changes. Any inability to identify, fund investment in and commercially exploit new technology or the commercial failure of any technology that we pursue, such as Internet and mobile, could result in our businesses becoming burdened by obsolete technology and could have a material adverse impact on our business, financial condition or results of operations.
Our business involves the provision of sexually explicit content which can create negative publicity, lawsuits and boycotts.
We are engaged in the business of providing adult-oriented, sexually explicit products worldwide. Many people regard our primary business as unwholesome. Various national and local governments, along with religious and children’s advocacy groups, consistently propose and enact legislation to restrict the provision of, access to, and content of such entertainment. These groups also often file lawsuits against providers of adult entertainment, encourage boycotts against such providers and mount negative publicity campaigns. In this regard, some of our distribution outlets and advertisers, have from time-to-time been the target of groups who seek to limit the availability of our products because of their content. We expect to continue to be subject to these activities.
The adult-oriented content of our websites may also subject us to obscenity or other legal claims by third parties. We may also be subject to claims based upon the content that is available on our websites through links to other sites and in jurisdictions that we have not previously distributed content in. Implementing measures to reduce our exposure to this liability may require us to take steps that would substantially limit the attractiveness of our websites and other distribution channels and/or their availability in various geographic areas, which could negatively impact their ability to generate revenue.
In addition, some investors, investment banks, market makers, lenders and others in the investment community may refuse to participate in the market for our Common Stock, financings or other activities due to the nature of our adult business. These refusals may negatively impact the value of our Common Stock and our opportunities to attract market support.
Companies providing products and services on which we rely may refuse to do business with us because some of our services contain adult content.
Some companies that provide products and services we need may be concerned that associating with us could lead to their becoming the target of negative publicity campaigns by public interest groups and boycotts of their products and services. As a result of these concerns, these companies may be reluctant to enter into or continue business relationships with us. There can be no assurance that we will be able to maintain our existing business relationships with the companies, domestic or international, that currently provide us with services and products. Our inability to maintain such business relationships, or to find replacement service providers, would materially adversely affect our business, financial condition and results of operations. We could be forced to enter into business arrangements on terms less favorable to us than we might otherwise obtain, which could lead to our doing business with less competitive terms, higher transaction costs and more inefficient operations than if we were able to maintain such business relationships or find replacement service providers.
If we are unable to advertise on certain platforms because of our brand or products, our business would be harmed.
Some companies that operate websites and offline media, including search engines and social media platforms, on which we would like to advertise our products and services, and provide direct purchasing capabilities, may be reluctant or refuse to allow such advertising due to the adult nature of certain of our products and services and the history of our brand. Our inability to advertise on such platforms would make it more difficult for us to reach a broad audience, which could limit sales of our products and services, and the reduce the value of our brand. Our existing competitors, as well as potential new competitors, may not face such obstacles and be able to undertake more extensive marketing campaigns and reach a broader consumer base, making it more difficult for Playboy to compete with them with similar products and services.
If we are unable to generate revenues from advertising and sponsorships our future growth may be harmed.
If companies perceive Playboy.com or any of our other free websites to be limited or ineffective advertising mediums, they may be reluctant to advertise in our products or to be our sponsors. Our ability to generate significant advertising and sponsorship revenues depends upon several factors, including, among others, the following:
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our ability to maintain a large, demographically attractive subscriber base for Playboy.com and any of our other free websites;

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our ability to offer attractive advertising rates;

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our ability to attract advertisers and sponsors; and

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our ability to provide effective advertising delivery and measurement systems.

Our potential advertising revenues are also dependent on the level of spending by advertisers, which is impacted by a number of factors beyond our control, including general economic conditions, changes in consumer purchasing and viewing habits and changes in the retail sales environment. Our existing competitors, as well as potential new competitors, may have significantly greater financial, technical and marketing resources than we do. These companies may be able to undertake more extensive marketing campaigns, adopt aggressive advertising pricing policies and devote substantially more resources to attracting advertising customers.
We have experienced seasonality in our revenues, which may result in volatility in our earnings.
While we receive revenue throughout the year, our businesses do experience seasonality. For example, our consumer brand licensing business under our consumer business experiences higher receipts in its first and third fiscal quarters due to the licensing fee structure in its licensing agreements which typically require advance payment of such fees during these quarters. To the extent that we continue to experience seasonality after the Business Combination, this may result in volatility in our earnings.
We have a significant amount of intangible assets, including our trademarks, recorded on our balance sheet. As a result of changes in market conditions and declines in the estimated fair value of these assets, we may be required to record impairments of our intangible assets in the future which could adversely affect our results of operations.
As of December 31, 2019, indefinite-lived intangible assets and goodwill represented $336.4 million, or 80.4% of our total consolidated assets. Under GAAP, indefinite-lived intangible assets are not amortized, but instead are subject to impairment evaluation based on related estimated fair values, with such testing to be done at least annually. Our trademarks are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Any write-down of intangible assets resulting from future periodic evaluations would, as applicable, either decrease our net income or increase our net loss and those decreases or increases could be material.

Our use of certain tax attributes may be limited.
We have significant net operating losses (“NOLs”). A valuation allowance has been provided as of December 31, 2019 which primarily relates to state net operating losses and capital loss carryforwards. As of December 31, 2019, we have federal NOLs available to carryforward to future periods of $181.8 million which begin expiring in 2027 and we have state NOLs available to carryforward to future periods of $113.4 million which begin expiring in 2020. We have foreign tax credits available to carryforward to future periods of $4.4 million as of December 31, 2019 which begin expiring in 2020. The statute of limitations for tax years 2015 and forward remains open to examination by the major U.S. taxing jurisdictions to which we are subject. In addition, due to the NOL carryforward provision, tax authorities continue to have the ability to adjust the amount of our carryforward. The limitations on the use of the NOLs under Section 382 could affect our ability to offset future taxable income.
We are subject to taxation related risks in multiple jurisdictions.
We are a U.S.-based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions. Significant judgment is required in determining our global provision for income taxes, deferred tax assets or liabilities and in evaluating our tax positions on a worldwide basis. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible that these positions may be challenged by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes.
Tax laws are being re-examined and evaluated globally. New laws and interpretations of the law are taken into account for financial statement purposes in the quarter or year that they become applicable. Tax authorities are increasingly scrutinizing the tax positions of companies. Many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws that, if enacted, could increase our tax obligations in countries where we do business. If U.S. or other foreign tax authorities change applicable tax laws, our overall taxes could increase, and our business, financial condition or results of operations may be adversely impacted.
Our digital operations are subject to systems failures.
The uninterrupted performance of our computer systems is critical to the operations of our websites. Our computer systems are located at external third-party sites, and, as such, may be vulnerable to fire, loss of power, telecommunications failures and other similar catastrophes. In addition, we may have to restrict access to our websites to solve problems caused by computer viruses or other system failures. Our customers may become dissatisfied by any disruption or failure of our computer systems that interrupts our ability to provide our content. Repeated system failures could substantially reduce the attractiveness of our websites and/or interfere with commercial transactions, negatively affecting our ability to generate revenues. Our websites must accommodate a high volume of traffic and deliver regularly-updated content. Our sites have, on occasion, experienced slow response times and network failures. These types of occurrences in the future could cause users to perceive our websites as not functioning properly and therefore induce them to frequent websites other than ours. We are also subject to risks from failures in computer systems other than our own because our customers depend on their own Internet service providers for access to our sites. Our revenues could be negatively affected by outages or other difficulties customers experience in accessing our websites due to Internet service providers’ system disruptions or similar failures unrelated to our systems. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures in our Internet systems or the systems of our customers’ Internet service providers.
Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.
We rely significantly upon the ability of consumers to access our service through the internet. If network operators block, restrict or otherwise impair access to our service over their networks, our service and business could be negatively affected. To the extent that network operators implement usage based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our membership acquisition and retention could be negatively impacted. Furthermore, to the extent network operators create tiers of internet access service and either charge us for or prohibit us from being available through these tiers, our business could be negatively impacted.
Most network operators that provide consumers with access to the internet also provide these consumers with multichannel video programming. As such, many network operators have an incentive to use their network infrastructure in a manner adverse to our continued growth and success. While we believe that consumer demand, regulatory oversight and competition will help check these incentives, to the extent that network operators are able to provide preferential treatment to their data as opposed to ours or otherwise implement discriminatory network management practices, our business could be negatively impacted. The extent to which these incentives limit operator behavior differs across markets.
We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.
Online security breaches could materially adversely affect our business, financial condition or results of operations. Any well-publicized compromise of security could deter use of the Internet in general or use of the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials in particular. In addition to our own sensitive and proprietary business information, we handle transactional and personal information about our consumers and users of our digital experiences, which include online distribution channels and product engagement. In offering online payment services, we may increasingly rely on technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could compromise or breach the algorithms that we use to protect our customers’ transaction data. If third parties are able to penetrate our network security or otherwise misappropriate confidential information, we could be subject to liability, which could result in litigation. In addition, experienced programmers or “hackers” may attempt to misappropriate proprietary information or cause interruptions in our services that could require us to expend significant capital and resources to protect against or remediate these problems. Increased scrutiny by regulatory agencies, such as the Federal Trade Commission and state agencies, of the use of customer information could also result in additional expenses if we are obligated to reengineer systems to comply with new regulations or to defend investigations of our privacy practices.
In addition, we must comply with increasingly complex and rigorous, and sometimes conflicting, regulatory standards enacted to protect business and personal data in the United States, Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation (the “GDPR”), which became effective on May 25, 2018; and California passed the California Consumer Privacy Act (the “CCPA”) which became effective on January 1, 2020. The U.S. Children’s Online Privacy Protection Act (COPPA) also regulates the collection, use and disclosure of personal information from children under 13 years of age. While none of our content is directed at children under 13 years of age, if COPPA were to apply to us, failure to comply with COPPA may increase our costs, subject us to expensive and distracting government investigations and could result in substantial fines. These laws impose additional obligations on companies regarding the handling of personal data and provide certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under GDPR and CCPA) and regulations can be costly and time consuming, and any failure to comply with these regulatory standards could subject us to legal and reputational risks.
Customer interaction with our content is subject to our privacy policy and terms of service. If we fail to comply with our posted privacy policy or terms of service or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

We are subject to payment processing risk.
Our customers pay for our service using a variety of different payment methods, including credit and debit cards, gift cards, prepaid cards, direct debit, online wallets and direct carrier and partner billing. We rely on internal systems as well as those of third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations, including additional authentication requirements for certain payment methods, and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, changes to rules or regulations concerning payments, loss of payment partners and/or disruptions or failures in our payment processing systems, partner systems or payment products, including products we use to update payment information, our revenue, operating expenses and results of operation could be adversely impacted. In certain instances, we leverage third parties such as our cable and other partners to bill subscribers on our behalf. If these third parties become unwilling or unable to continue processing payments on our behalf, we would have to transition subscribers or otherwise find alternative methods of collecting payments, which could adversely impact member acquisition and retention. In addition, from time to time, we encounter fraudulent use of payment methods, which could impact our results of operations and if not adequately controlled and managed could create negative consumer perceptions of our service. If we are unable to maintain our fraud and chargeback rate at acceptable levels, card networks may impose fines, our card approval rate may be impacted and we may be subject to additional card authentication requirements. The termination of our ability to process payments on any major payment method would significantly impair our ability to operate our business.
Government regulations could adversely affect our business, financial condition or results of operations.
Our businesses are regulated by governmental authorities in the countries in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, licensing, access to satellite transponders, commercial advertising, subscription rates, foreign investment, Internet gaming, use of confidential customer information and content, including standards of decency/obscenity. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and/or exposing us to significant liabilities. While we are not able to reliably predict particular regulatory developments that could affect us adversely, those regulations related to adult content, the Internet, consumer products and commercial advertising illustrate some of the potential difficulties we face.
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Adult content.   Regulation of adult content could prevent us from making our content available in various jurisdictions or otherwise have a material adverse effect on our business, financial condition or results of operations. The governments of some countries, such as China and India, have sought to limit the influence of other cultures by restricting the distribution of products deemed to represent foreign or “immoral” influences. Regulation aimed at limiting minors’ access to adult content could also increase our cost of operations and introduce technological challenges, such as by requiring development and implementation of age verification systems. U.S. government officials could amend or construe and seek to enforce more broadly or aggressively the adult content recordkeeping and labeling requirements set forth in 18 U.S.C. Section 2257 and its implementing regulations in a manner that is unfavorable to our business.

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Internet.   Various governmental agencies are considering a number of legislative and regulatory proposals that may lead to laws or regulations concerning various aspects of the Internet, including online content, intellectual property rights, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Regulation of the Internet could materially adversely affect our business, financial condition or results of operations by reducing the overall use of the Internet, reducing the demand for our services or increasing our cost of doing business.

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Consumer products.   Any attempts to limit or otherwise regulate the sale or distribution of certain consumer products sold by our licensees could materially adversely affect our business, financial condition or results of operations.

We are subject to risks resulting from our operations outside the U.S., and we face additional risks and challenges as we continue to expand internationally.
The international scope of our operations may contribute to volatile financial results and difficulties in managing our business. For the six months ended June 30, 2020 and the fiscal year ended December 31, 2019, we derived approximately 52% and 77% of our consolidated revenues from countries outside the U.S., respectively. Our international operations expose us to numerous challenges and risks, including, but not limited to, the following:
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adverse political, regulatory, legislative and economic conditions in various jurisdictions;

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costs of complying with varying governmental regulations;

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fluctuations in currency exchange rates;

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difficulties in developing, acquiring or licensing programming and products that appeal to a variety of audiences and cultures;

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scarcity of attractive licensing and joint venture partners;

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the potential need for opening and managing distribution centers abroad; and

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difficulties in protecting intellectual property rights in foreign countries.

In addition, important elements of our business strategy, including capitalizing on advances in technology, expanding distribution of our products and content and leveraging cross-promotional marketing capabilities, involve a continued commitment to expanding our business internationally. This international expansion will require considerable management and financial resources.
We cannot assure you that one or more of these factors or the demands on our management and financial resources would not harm any current or future international operations and our business as a whole.
We are subject to periodic claims and litigation that could result in unexpected expenses and could ultimately be resolved against us.
From time to time, we are involved in litigation and other proceedings and litigation arising in the ordinary course of business, such as the matters described in “Information About Playboy—Legal Proceedings” of this proxy statement. Defending these claims, even those without merit, could cause us to incur significant legal expenses and divert financial and management resources. These claims could also result in significant settlement amounts, damages, fine or other penalties. An unfavorable outcome of any particular proceeding could exceed the limits of our insurance policies or the carriers may decline to fund such final settlements and/or judgments and could have an adverse impact on our business, financial condition, and results of operations. In addition, an adverse resolution of any lawsuit or claim against us could negatively impact our reputation and our brand image and could have a material adverse effect on our business.
In addition, we rely on our employees, consultants and sub-contractors to conduct our operations in compliance with applicable laws and standards. Any violation of such laws or standards by these individuals, whether through negligence, harassment, discrimination or other misconduct, could result in significant liability for us and adversely affect our business. For example, negligent operations by employees could result in serious injury or property damage, and sexual harassment or racial and gender discrimination could result in legal claims and reputational harm.
If we are unable to attract and retain key employees and hire qualified management and personnel our ability to compete could be harmed.
We believe that our ability to successfully implement our business strategy and to operate profitably depends, in part, on our ability to retain our key personnel. If key personnel become unable or unwilling to continue in their present positions, our business, financial condition or results of operations could be materially adversely affected. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel.

Competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. Any failure by our management team to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations.
Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.
Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. Past performance by our management team is not a guarantee the success with respect to any acquisition we may consummate. You should not rely on the historical record of the performance of our management team’s or businesses associated with them as indicative of our future performance of an investment in us or the returns we will, or is likely to, generate going forward.
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Combined Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Combined Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the Combined Company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.
Our expansion into new products, services, technologies, and geographic regions subjects us to additional risks.
We may have limited or no experience in our newer market segments, and our customers may not adopt our product or service offerings. These offerings, which can present new and difficult technology and regulatory challenges, may subject us to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may not meet our expectations, and we may not be successful enough in these newer activities to recoup our investments in them. Failure to realize the benefits of amounts we invest in new technologies, products, or services could result in the value of those investments being written down or written off.
We expect to incur transaction costs in connection with our acquisitions.
We have incurred and expect to continue to incur significant costs and expenses in connection with past and future acquisitions, including financial advisory, legal, accounting, consulting and other advisory fees and expenses, reorganization and restructuring costs, litigation defense costs, severance/employee benefit-related expenses, filing fees, printing expenses and other related charges. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with our acquisitions. There are many factors beyond our control that could affect the total amount or timing of the integration and implementation expenses. These costs and expenses could reduce the benefits and income we expect to achieve from our acquisitions.
We may, in the future, require additional capital to help fund all or part of potential acquisitions. If, at the time required, we do not have sufficient cash to finance those additional capital needs, we will need to raise additional funds through equity and/or debt financing. We cannot guarantee that, if and when needed, additional financing will be available to us on acceptable terms or at all. If additional capital is needed and is either unavailable or cost prohibitive, our growth may be limited as we may need to change our business strategy to slow the rate of, or eliminate, our expansion plans. In addition, any additional financing we undertake could impose additional covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital, our existing stockholders may experience dilution or the new securities may have rights senior to those of our Common Stock.
The officers, directors or other key personnel of an acquisition candidate may resign upon completion of such an acquisition. The loss of a target’s key personnel could negatively impact the operations and profitability of our post-acquisition business.
The role of an acquisition candidate’s key personnel upon the completion of an acquisition cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following an acquisition, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.
We will consider an acquisition outside of our management’s areas of expertise if an acquisition candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular acquisition candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors than a direct investment, if an opportunity were available, in an acquisition candidate.
In pursuing selective acquisitions, we may incur various costs and liabilities and we may never realize the anticipated benefits of the acquisitions.
If appropriate opportunities become available, we may acquire businesses, products or technologies that we believe are strategically advantageous to us. Transactions of this sort could involve numerous risks, including:
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unforeseen operating difficulties and expenditures arising from the process of integrating any acquired business, product or technology, including related personnel;

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diversion of a significant amount of management’s attention from the ongoing development of our business;

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dilution of existing stockholders’ ownership interest in us;

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incurrence of additional debt;

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exposure to additional operational risk and liability, including risks arising from the operating history of any acquired businesses;

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entry into markets and geographic areas where we have limited or no experience;

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loss of key employees of any acquired companies;

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adverse effects on our relationships with suppliers and customers; and

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adverse effects on the existing relationships of any acquired companies, including suppliers and customers.

Furthermore, we may not be successful in identifying appropriate acquisition candidates or consummating acquisitions on terms favorable or acceptable to us or at all.
When we acquire businesses, products or technologies, our due diligence reviews are subject to inherent uncertainties and may not reveal all potential risks. We may therefore fail to discover or inaccurately assess undisclosed or contingent liabilities, including liabilities for which we may have responsibility as a successor to the seller or the target company. As a successor, we may be responsible for any past or continuing violations of law by the seller or the target company, including violations of decency laws. Although we generally attempt to seek contractual protections, such as representations and warranties and indemnities, we cannot be sure that we will obtain such provisions in our acquisitions or that such provisions will fully protect us from all unknown, contingent or other liabilities or costs. Finally, claims against us relating to any acquisition may necessitate our seeking claims against the seller for which the seller may not indemnify us or that may exceed the scope, duration or amount of the seller’s indemnification obligations.
Our acquisitions may result in disruptions in our business and diversion of management’s attention.
Any acquisitions will require the integration of the operations, products and personnel of the acquired businesses and the training and motivation of these individuals. Such acquisitions may disrupt our operations and divert management’s attention from day-to-day operations, which could impair our relationships with current employees, customers and partners. We may also incur debt or issue equity securities to pay for any future acquisitions. These issuances could be substantially dilutive to our stockholders. In addition, our profitability may suffer because of acquisition-related costs or amortization, or impairment costs for acquired goodwill and other intangible assets. If management is unable to fully integrate acquired business, products or persons with existing operations, we may not receive the benefits of the acquisitions, and our revenues and stock trading price may decrease.
We may not realize all of the anticipated benefits of our acquisitions or those benefits may take longer to realize than expected.
Our ability to realize the anticipated benefits of our acquisitions depends, to a large extent, on our ability to implement changes to acquired businesses in a manner that facilitates growth opportunities and realizes anticipated synergies. We will be required to devote significant management attention, resources and costs to realigning the business practices and operations of acquired businesses to our brand management model. We generally expect to benefit from operational synergies from our acquisitions resulting from the consolidation of capabilities and elimination of redundancies, as well as greater efficiencies from increased scale and market integration. However, this process may preclude or impede realization of the benefits expected from acquisitions and could adversely affect current revenues and investments in future growth, which could adversely affect our results of operations. We cannot be certain that we will not be required to implement further realignment activities, make additions or other changes to our workforce based on other cost reduction measures or changes in the markets and industry in which we compete. In addition, future business conditions and events may impact our ability to continue to realize any benefits of these initiatives. If we are not able to successfully achieve these objectives, the anticipated benefits of our acquisitions may not be realized fully or at all or may take longer to realize than expected.
Any future acquisition may not be accretive, and may be dilutive, to our earnings per share, which may negatively affect the market price of our Common Stock.
Future acquisitions may not be accretive to our earnings per share. Our expectations regarding the timeframe in which a potential acquisition may become accretive to our earnings per share may not be realized. In addition, we could fail to realize all of the benefits anticipated in a potential acquisition or experience delays or inefficiencies in realizing such benefits. Such factors could, combined with the potential issuance of shares of our Common Stock in connection with a potential acquisition, result in such acquisition being dilutive to our earnings per share, which could negatively affect the market price of our Common Stock.
The terms of our credit facility impose restrictions on us that may affect our ability to successfully operate our business.
Our credit facility contains covenants that limit our actions. These covenants could materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interests. The covenants restrict our ability to, among other things:
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incur or guarantee additional indebtedness;

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make loans and investments;

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enter into agreements restricting our subsidiaries’ abilities to pay dividends;

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create liens;

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sell or otherwise dispose of assets;

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enter new lines of business;

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merge or consolidate with other entities; and

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engage in transactions with affiliates.

The credit facility also contains financial covenants requiring us to maintain specified minimum net worth and interest coverage ratios.
Our ability to comply with these covenants and requirements may be affected by events beyond our control, such as prevailing economic conditions and changes in regulations, and if such events occur, we cannot be sure that we will be able to comply.
A variety of uncontrollable events may reduce demand for our products and services, impair our ability to provide our products and services or increase the cost of providing our products and services.
Demand for our products and services can be significantly adversely affected in the U.S., globally or in specific regions as a result of a variety of factors beyond our control, including: adverse weather conditions arising from short-term weather patterns or long-term change, catastrophic events or natural disasters (such as excessive heat or rain, hurricanes, typhoons, floods, tsunamis and earthquakes); health concerns, such as pandemics; international, political or military developments; and terrorist attacks. These events and others, such as fluctuations in travel and energy costs and computer virus attacks, intrusions or other widespread computing or telecommunications failures, may also damage our ability to provide our products and services or to obtain insurance coverage with respect to these events. An incident that affected our property directly would have a direct impact on our ability to provide goods and services. Moreover, the costs of protecting against such incidents reduces the profitability of our operations.
In addition, we derive affiliate fees and royalties from the distribution of our programming, sales of our licensed goods and services by third parties, and the management of businesses operated under brands licensed from us, and we are therefore dependent on the successes of those third parties for that portion of our revenue. A wide variety of factors could influence the success of those third parties and if negative factors significantly impacted a sufficient number of those third parties, the profitability of one or more of our businesses could be adversely affected.
We obtain insurance against the risk of losses relating to some of these events, generally including physical damage to our property and resulting business interruption, certain injuries occurring on our property and some liabilities for alleged breach of legal responsibilities. When insurance is obtained it is subject to deductibles, exclusions, terms, conditions and limits of liability. The types and levels of coverage we obtain vary from time to time depending on our view of the likelihood of specific types and levels of loss in relation to the cost of obtaining coverage for such types and levels of loss and we may experience material losses not covered by our insurance.
Our financial condition and results of operations have been and are expected to continue to be adversely affected by the coronavirus pandemic.
A novel strain of coronavirus (“COVID-19”) was first identified in China in December 2019, and subsequently declared a pandemic by the World Health Organization. To date, this pandemic and preventative measures taken to contain or mitigate the pandemic have caused, and are expected to continue to cause, business slowdown or shutdown in affected areas and significant disruption in the financial markets, both globally and in the United States. These events have led to and could continue to lead to a decline in discretionary spending by consumers, and in turn materially impact, our business, sales, financial condition and results of operations. We may experience a negative impact on our sales, operations and financial results, and we cannot predict the degree to, or the time period over, which our sales, operations and financial results will continue to be subject to risk by the pandemic and preventative measures. Risks presented by the COVID-19 pandemic include, but are not limited to:

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Deterioration in economic conditions in the United States and globally, including China;

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Reduced consumer demand for our products as consumers seek to reduce or delay discretionary spending in response to the impacts of COVID-19, including as a result of a rise in unemployment rates and diminished consumer confidence;

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Decreased retail traffic as a result of store closures, reduced operating hours, social distancing restrictions and/or changes in consumer behavior;

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The risk that any safety protocols in our facilities will not be effective or not be perceived as effective, or that any virus-related illnesses will be linked or alleged to be linked to such facilities, whether accurate or not;

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Incremental costs resulting from the adoption of preventative measures, including providing facial coverings and hand sanitizer, rearranging operations to follow social distancing protocols, conducting temperature checks and undertaking regular and thorough disinfecting of surfaces;

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Disruption to our distribution centers and our third-party manufacturing partners and other vendors, including through the effects of facility closures, reductions in operating hours, labor shortages, and real time changes in operating procedures, including for additional cleaning and disinfection procedures;

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Bankruptcies or other financial difficulties facing our wholesale customers or licensing partners, which could cause them to be unable to make or delay making payments to us, or result in cancellation or reduction of their orders or licensing agreements;

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Operational risk, including but not limited to cybersecurity risks, as a result of extended workforce remote work arrangements, and restrictions on employee travel;

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Impacts to our distribution and logistics providers’ ability to operate or increases in their operating costs. These supply chain effects may have an adverse effect on our ability to meet consumer demand, including digital demand, and could result in an increase in our costs of production and distribution, including increased freight and logistics costs and other expenses;

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Disruption to our operations if a large number of our employees and/or a subset of our key employees and executives are impacted by COVID-19, which could negatively impact our ability to continue to operate effectively.

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Significant disruption of and volatility in global financial markets, which could have a negative impact on our ability to access capital in the future.

We continue to monitor the latest developments regarding the pandemic and have made certain assumptions regarding the pandemic for purposes of our operating, financial and tax planning projections, including assumptions regarding the duration and severity of the pandemic and the global macroeconomic impacts of the pandemic. However, we are unable to accurately predict the extent of the impact of the pandemic on our business, operations and financial condition due to the uncertainty of future developments. In particular, we believe the ultimate impacts on our business, results of operations, cash flows and financial condition will depend on, among other things, the further spread and duration of COVID-19, third party or governmental actions taken to contain its spread and mitigate its public health effects the requirements to take action to help limit the spread of the illness, the availability, safety and efficacy of a vaccine and treatments for COVID-19 and the economic impacts of the pandemic. Even in those regions where we are beginning to experience business recovery, should those regions fail to fully contain COVID-19 or suffer a COVID-19 relapse, those markets may not recover as quickly or at all, which could have a material adverse effect on our business and results of operations. The pandemic may also affect our business, operations or financial condition in a manner that is not presently known to us or that we currently do not consider to present significant risks.
In addition, the impact of COVID-19 may also exacerbate other risks discussed in this “Risk Factors” section, which could have a material effect on us.

Global economic conditions could have a material adverse effect on our business, operating results and financial condition.
The uncertain state of the global economy continues to impact businesses around the world. If global economic and financial market conditions further deteriorate or do not improve, the following factors could have a material adverse effect on our business, operating results and financial condition:
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Our sales are impacted by discretionary spending by consumers. Declines in consumer spending may result in reduced demand for our products, increased inventories, reduced orders from retailers for our products, order cancellations, lower revenues, higher discounts and lower gross margins.

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In the future, we may be unable to access financing in the credit and capital markets at reasonable rates in the event we find it desirable to do so.

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We conduct transactions in various currencies, which creates exposure to fluctuations in foreign currency exchange rates relative to the U.S. Dollar. Continued volatility in the markets and exchange rates for foreign currencies and contracts in foreign currencies could have a significant impact on our reported operating results and financial condition.

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As a result, we cannot ensure that demand for our offerings will remain constant. Adverse developments affecting economies throughout the world, including a general tightening of the availability of credit, decreased liquidity in certain financial markets, increased interest rates, foreign exchange fluctuations, increased energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, could lead to a further reduction in discretionary spending.

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Continued volatility in the availability and prices for commodities and raw materials we use in our products and in our supply chain (such as cotton or petroleum derivatives) could have a material adverse effect on our costs, gross margins and profitability.

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If retailers of our products experience declining revenues or experience difficulty obtaining financing in the capital and credit markets to purchase our products, this could result in reduced orders for our products, order cancellations, late retailer payments, extended payment terms, higher accounts receivable, reduced cash flows, greater expense associated with collection efforts and increased bad debt expense.

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If retailers of our products experience severe financial difficulty, some may become insolvent and cease business operations, which could negatively impact the sale of our products to consumers.

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Our business is particularly sensitive to reductions from time to time in discretionary consumer spending. Demand for entertainment and leisure activities, can be affected by changes in the economy and consumer tastes, both of which are difficult to predict and beyond our control. Unfavorable changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce our users’ disposable income or result in fewer individuals engaging in entertainment and leisure activities, including lifestyle experiences such as casino gaming, and lower spending on sexual wellness, apparel or beauty products. As a result, we cannot ensure that demand for our offerings will remain constant.

If contract manufacturers of our products or other participants in our supply chain experience difficulty obtaining financing in the capital and credit markets to purchase raw materials or to finance capital equipment and other general working capital needs, it may result in delays or non-delivery of shipments of our products.
In particular, since we derived in 2019 and expect to continue to derive a significant portion of our revenue from China, our business development plans, results of operations and financial condition may be materially adversely affected by significant political, social and economic developments in China. A slowdown in economic growth in China, such as due to the outbreak of the COVID-19 pandemic could adversely impact our licensees in China, prospective customers, suppliers, distributors and partners of our licensees in China, which could have a material adverse effect on our results of operations and financial condition. In addition, a deterioration in trade relations between the U.S. and China or other countries, or the a negative perception of U.S. brands by Chinese or other international consumers, could have a material adverse effect on our results of operations and financial condition. There is no guarantee that economic downturns, any further decrease in economic growth rates or an otherwise uncertain economic outlook in China will not persist in the future, that they will not be protracted or that governments will respond adequately to control and reverse such conditions, any of which could materially and adversely affect our business, financial condition and results of operations.
Additional Risks Related to Playboy’s Licensing and Direct-to-Consumer Businesses
We utilize various licensing and selling models in our operations, and our success is dependent on our ability to manage these different models.
In addition to the licensing model, we operate online retail stores and we produce and sell directly to customers and offer certain services. Although we believe these various models could have certain benefits, these models could themselves be unsuccessful and our beliefs could turn out to be wrong. Moreover, our pursuit of these different models could divert management’s attention and other resources, including time and capital. As a result, our future success depends in part on our ability to successfully manage these multiple models. If we are unable to do so, our performance, financial condition and prospects could be materially harmed.
Risks that impact our business as a whole may also impact the success of our direct-to-consumer, or DTC, business.
We may not successfully execute on our DTC strategy (which includes our online retail platforms). Consumers may not be willing to pay for an expanding set of DTC services, potentially exacerbated by an economic downturn. Government regulation, including revised foreign content and ownership regulations, may impact the implementation of our DTC business plans. Poor quality broadband infrastructure in certain markets may impact our customers’ access to our DTC products and may diminish our customers’ experience with our DTC products. These and other risks may impact the profitability and success of our DTC businesses.
A new agency relationship for our consumer brands licensing business may not ultimately be successful.
We currently engaged an agency to act as our global products licensing agent. In the event we need to engage a new agency to act as our global products licensing agent, the transition from the current regional licensing agent to our new global products licensing agent may be subject to delays, as the new global agent lacks institutional knowledge of the consumer brand licensing business, and there may be unanticipated issues arising from the new relationship and the transition. The failure of our global agent to find or maintain revenue-enhancing licensing opportunities for the business could have an adverse impact on the revenue and cash flows of our consumer business.
A substantial portion of our licensing revenue is concentrated with a limited number of licensees and retail partners, such that the loss of a licensee or retail partner could materially decrease our revenue and cash flows.
Our licensing revenues are concentrated with a limited number of licensees and retail partners. For instance, the five largest license agreements in our consumer brands licensing business comprised 35% of consolidated revenues in the six months ended June 30, 2020, and the largest contributed 16% of consolidated revenues during that period. Because we are dependent on these licensees for a significant portion of our licensing revenue, if any of these licensees were to have financial difficulties affecting their ability to make payments, cease operations, or if any of these licensees decides not to renew or extend any existing agreements, or to significantly reduce its sales of licensed products under any agreement, our revenue and cash flows could be reduced substantially, which could have a material adverse effect on our financial condition, results of operations or business.
Our wholesale licensing arrangements subject us to a number of risks.
We have entered into several arrangements in connection a licensing strategy. Although we believe our licensing arrangements may have certain benefits, these arrangements are subject to a number of risks and our beliefs could turn out to be wrong. If any of these risks occur and we do not achieve the intended or expected benefits of our licensing strategy, our results of operations, and financial condition could be materially adversely affected.
The terms of our licensing arrangements vary. These different terms could have a material impact on our performance. These effects on our performance could become increasingly significant in future periods, to the extent our new licensees gain traction over time with new retailers and consumer bases and the proportion of our royalty revenues from these licensees increases, or if we pursue similar arrangements in the future.
Additionally, in licensing arrangements, we have limited ability to control various aspects of the manufacturing process, including access to raw materials, the timing of delivery of finished products, the quality of finished products and manufacturing costs. Our licensees may not be able to produce finished products of the quality or in the quantities that are sufficient to meet retailer and consumer demand in a timely manner or at all, which could result in an inability to generate revenues from any such products and loss of confidence in our brands. Interruptions or delays in the manufacturing process can occur at any time and for a variety of reasons, many of which are outside our control, including, among others, unforecasted spikes in demand, shortages of raw materials, labor disputes, backlogs, insufficient devotion of resources to the manufacture of products bearing our brands, or problems that may arise with manufacturing operations or facilities or our licensees’ businesses generally. On the other hand, our licensees may produce inventory in excess of retailer and consumer demand, in which case over-supply may cause retail prices of products bearing our brands to decline. Further, we compete with other brand owners for the time and resources of our licensees, which could curtail or limit our ability to engage new or maintain relationships with existing licensee partners on acceptable terms or at all. Further, the unplanned loss of any of our wholesale licensees could lead to inadequate market coverage for retail sales of products bearing our brands, create negative impressions of us and our brands with retailers and consumers, and add downward pricing pressure on products bearing our brands as a result of liquidating a former wholesaler’s inventory of such products. The occurrence of any of these risks could adversely impact our reputation, performance and financial condition.
We rely on the accuracy of our licensees’ sales reports for reporting and collecting our royalty revenues, and if these reports are untimely or incorrect, our revenues could be delayed or inaccurately reported or collected.
Most of our licensing royalty revenues are generated from retailers that manufacture and sell products bearing our brands in their stores and on their websites, and from wholesalers that manufacture and distribute products bearing our brands and sell these products to retailers. In addition, we generate revenues from licensees that sell products that we have developed and designed. Under our existing agreements, our licensees pay us fees based on their sales of products or, for some of our wholesale licensees, based on their manufacturing costs. As a result, we rely on our licensees to accurately report their sales or costs in collecting our license and design fees, preparing our financial reports, projections and budgets and directing our sales and marketing efforts. Although all of our agreements permit us to audit our licensees, if any of them understate their sales or costs, we may not collect and recognize the royalty revenues to which we are entitled on a timely basis or at all, or we may endure significant expense to obtain compliance.
The failure of licensees to adequately produce, market, import and sell products bearing Playboy’s trademarks in their license categories, continue their operations, renew their license agreements or pay their obligations under their license agreements could result in a decline in the results of operations of our business.
A significant part of our revenues depend on royalty payments made to us pursuant to license agreements. Although the license agreements for our trademarks usually require the advance payment of a portion of the license fees and, in most cases, provide for guaranteed minimum royalty payments to us, the failure of licensees to satisfy their obligations under these agreements, or their inability to operate successfully or at all, could result in their breach and/or the early termination of such agreements, their non-renewal of such agreements or the decision to amend such agreements to reduce the guaranteed minimum royalty payments or sales royalties due thereunder, thereby eliminating some or all of that stream of revenue.

There can be no assurances that we will not lose the licensees under our license agreements due to their failure to exercise the option to renew or extend the term of those agreements or the cessation of their business operations (as a result of their financial difficulties or otherwise) without equivalent options for replacement. Any of such failures could reduce the anticipated revenue stream to be generated by the license agreements. In addition, the failure of licensees to meet their production, manufacturing and distribution requirements, or to be able to continue to import goods (including, without limitation, as a result of labor strikes or unrest), could cause a decline in their sales and potentially decrease the amount of royalty payments (over and above the guaranteed minimum royalty payments) due to us. Any decrease in royalties for any of the above reasons could have a material and adverse effect on our financial condition, results of operations or business.
Further, the failure of licensees and/or their third party manufacturers, which we do not control, to adhere to local laws, industry standards and practices generally accepted in the United States in areas of worker safety, worker rights of association, social compliance, and general health and welfare, could result in accidents and practices that cause disruptions or delays in production and/or substantial harm to the reputation of our trademarks, any of which could have a material adverse effect on the business and financial results of our business. A weak economy or softness in sectors of licensees of our consumer business could exacerbate this risk. This, in turn, could decrease our potential revenues and cash flows.
We rely on third parties to help operate our certain aspects of e-commerce business. If these third parties fail to perform, our business could be harmed.
We are dependent on information technology systems and third parties to operate certain of our e-commerce and subscription websites, process transactions, respond to customer inquiries and maintain cost-efficient operations. The failure of our information technology systems to operate properly or effectively, problems with transitioning to upgraded or replacement systems, or difficulty in integrating new systems, could adversely affect our business. Our information technology systems, websites, and operations of third parties on whom we rely, may encounter damage or disruption or slowdown caused by a failure to successfully upgrade systems, system failures, viruses, computer “hackers”, natural disasters, pandemics, or other causes. These could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of products to our customers or lost sales, which could reduce demand for our products and cause our sales to decline. Any significant disruption in our information technology systems or websites could harm our reputation and credibility, and could have a material adverse effect on our business, financial condition, and results of operations.
Our commercial agreements, strategic alliances, and other business relationships expose us to risks.
We provide physical, e-commerce, and omnichannel retail and other services to businesses through commercial agreements, strategic alliances, and business relationships. These arrangements are complex and require substantial infrastructure capacity, personnel, and other resource commitments, which may limit the amount of business we can service. We may not be able to implement, maintain, and develop the components of these commercial relationships, which may include web services, fulfillment, customer service, inventory management, tax collection, payment processing, hardware, content, and third-party software, and engaging third parties to perform services. The amount of compensation we receive under certain of our commercial agreements is partially dependent on the volume of the other company’s sales. Therefore, when the other company’s offerings are not successful, the compensation we receive may be lower than expected or the agreement may be terminated. Moreover, we may not be able to enter into additional or alternative commercial relationships and strategic alliances on favorable terms. We also may be subject to claims from businesses to which we provide these services if we are unsuccessful in implementing, maintaining, or developing these services.
As our agreements terminate, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.
Our present and future e-commerce services agreements, other commercial agreements, and strategic alliances create additional risks such as:

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disruption of our ongoing business, including loss of management focus on existing businesses;

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impairment of other relationships;

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variability in revenue and income from entering into, amending, or terminating such agreements or relationships; and

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difficulty integrating under the commercial agreements.

Our consumer business is subject to additional risks associated with our international licensees.
Many of the licensees of our consumer business are located outside the U.S. Our consumer business and our licensees face numerous risks in doing business outside the U.S., including: (i) unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements; (ii) tariffs, trade protection measures, import or export licensing requirements, trade embargoes, sanctions and other trade barriers; (iii) competition from foreign companies; (iv) longer accounts receivable collection cycles and difficulties in collecting accounts receivable; (v) less effective and less predictable protection and enforcement of intellectual property rights; (vi) changes in the political or economic condition of a specific country or region (including, without limitation, as a result of political unrest), particularly in emerging markets or jurisdictions where political events may strongly influence consumer spending; (vii) fluctuations in the value of foreign currency versus the U.S. dollar, the cost of currency exchange and compliance with exchange controls; (viii) potentially adverse tax consequences; and (ix) cultural differences in the conduct of business. Any one or more of such factors could cause the future international sales of licensees to decline. In addition, the business practices of our consumer business in international markets are subject to the requirements of the U.S. Foreign Corrupt Practices Act and all other applicable anti-bribery laws, any violation of which could subject us to significant fines, criminal sanctions and other penalties. The occurrence of any of the above risks and uncertainties could result in a material adverse effect on our consumer business’s financial condition, results of operations or business.
We are subject to product liability claims when people or property are harmed by the products we sell or manufacture.
Some of the products we sell or manufacture expose us to product liability or food safety claims relating to personal injury or illness, death, or environmental or property damage, and can require product recalls or other actions. Third parties who sell products using our services and stores increase our exposure to product liability claims, such as when these sellers do not have sufficient protection from such claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. Although we impose contractual terms on sellers that are intended to prohibit sales of certain type of products, we may not be able to detect, enforce, or collect sufficient damages for breaches of such agreements. In addition, some of our agreements with our vendors and sellers do not indemnify us from product liability.
Additional Risks Related to Playboy’s Digital Subscriptions and Services Business
Free content on the Internet and competition from the tube sites is increasing competition for our adult content products and is changing the dynamics of the marketplace for our adult content products.
Demand for our paid adult content products is significantly impacted by the availability of free adult entertainment available on the Internet in general and at the “YouTube-like” adult video sites that are commonly known as “tube sites.” The tube sites feature free adult videos, some of which consist of unlicensed, or pirated, excerpts of professionally produced adult movies (including at times pirated versions of our proprietary videos). The availability of these free adult videos has diminished the demand for our paid video offerings on our proprietary websites, Playboy TV and Playboy Plus, and for our other content products, and has diluted the market presence of our website. The tube sites have materially affected the revenues we generate from our website and other adult content offerings. It is uncertain what affect these tube sites and other free internet adult websites will have on our on-going operations and our future financial results. No assurance can be given that we will be able to effectively compete against the tube sites and other internet products.

Failure to maintain our agreements with multiple system operators, or MSOs, and direct-to-home, or DTH, operators on favorable terms could adversely affect our business, financial condition or results of operations.
We currently have agreements with many of the largest MSOs in the U.S. and internationally. Our agreements with these operators may be terminated on short notice without penalty. If one or more MSOs or DTH operators terminate or do not renew these agreements, or do not renew them on terms as favorable as those of current agreements, our business, financial condition or results of operations could be materially adversely affected.
In addition, competition among television programming providers is intense for both channel space and viewer spending. Our competition varies in both the type and quality of programming offered, but consists primarily of other premium pay services, such as general-interest premium channels, and other adult movie pay services. We compete with other pay services as we attempt to obtain or renew carriage with DTH operators and individual cable affiliates, negotiate fee arrangements with these operators, negotiate for video-on-demand, or VOD, and subscription video-on-demand rights and market our programming through these operators to consumers. The competition with programming providers has intensified as a result of consolidation in the DTH and cable systems industries, which has resulted in fewer, but larger, operators. Competition has also intensified with VOD’s lower cost of entry for programmers compared to linear networks and with capacity constraints disappearing. The impact of industry consolidation, any decline in our access to and acceptance by DTH and/or cable systems and the possible resulting deterioration in the terms of agreements, cancellation of fee arrangements or pressure on margin splits with operators of these systems could adversely affect our business, financial condition or results of operations.
Limits on our access to satellite transponders could adversely affect our business, financial condition or results of operations.
Our cable television and DTH operations require continued access to satellite transponders to transmit programming to cable and DTH operators. Material limitations on our access to these systems or satellite transponder capacity could materially adversely affect our business, financial condition or results of operations. Our access to transponders may also be restricted or denied if:
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we or the satellite transponder providers are indicted or otherwise charged as a defendant in a criminal proceeding;

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the Federal Communications Commission issues an order initiating a proceeding to revoke the satellite owner’s authorization to operate the satellite;

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the satellite transponder providers are ordered by a court or governmental authority to deny us access to the transponder;

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we are deemed by a governmental authority to have violated any obscenity law; or

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the satellite transponder providers fail to provide the required services.

In addition to the above, the access of Playboy TV and the Playboy Channel and our other networks to transponders may be restricted or denied if a governmental authority commences an investigation or makes an adverse finding concerning the content of their transmissions. Technical failures may also affect our satellite transponder providers’ ability to deliver transmission services.
There has been a shift in consumer behavior as a result of technological innovations and changes in the distribution of content, which may affect our viewership and the profitability of our content business in unpredictable ways.
Technology and business models in our industry continue to evolve rapidly. Changes to these business models include the increasing presence of streaming services and the greater video consumption through time-delayed or time-shifted viewing of television programming through streaming services, on-demand services, and digital video recorder, or DVRs. Consumer behavior related to changes in content distribution and technological innovation affect our economic model and viewership in ways that are not entirely predictable.
Consumers are increasingly viewing content on a time-delayed or on-demand basis from traditional distributors and from streaming services, connected apps and websites and on a wide variety of screens,

such as televisions, tablets, mobile phones and other devices. Additionally, devices that allow users to view television programs on a time-shifted basis and technologies that enable users to fast-forward or skip programming, including commercials, such as DVRs and portable digital devices and systems that enable users to store or make portable copies of content may affect the attractiveness of our offerings to advertisers and could therefore adversely affect our revenues. There is increased demand for short-form, user-generated and interactive content, which have different economic models than our traditional content offerings. Likewise, distributors are offering smaller programming packages known as “skinny bundles,” which are delivered at a lower cost than traditional offerings and sometimes allow consumers to create a customized package of networks, that are gaining popularity among consumers. If our networks are not included in these packages or consumers favor alternative offerings, we may experience a decline in viewership and ultimately the demand for our programming, which could lead to lower distribution and advertising revenues.
In order to respond to changes in content distribution models in our industry, we have invested in, developed and launched DTC products (including our online retail stores). There can be no assurance, however, that our viewers will respond to our DTC products or that our DTC strategy will be successful, particularly given the increase in DTC products on the market. Each distribution model has different risks and economic consequences for us, so the rapid evolution of consumer preferences may have an economic impact that is not completely predictable. Distribution windows are also evolving, potentially affecting revenues from other windows. If we cannot ensure that our distribution methods and content are responsive to our target audiences, our business could be adversely affected.
Our digital services business involves risks of liability claims for media content, which could adversely affect our business, financial condition or results of operations.
As a distributor of media content, we may face potential liability for:
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defamation;

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invasion of privacy;

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negligence;

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copyright or trademark infringement; and

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other claims based on the nature and content of the materials distributed.

These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online services and other disseminators of media content. We could also be exposed to liability in connection with material available through our websites. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with material available through our websites could require us to take steps that would substantially limit the attractiveness of our websites and/or their availability in various geographic areas, which would negatively affect their ability to generate revenues.
Risks Related to MCAC and the Business Combination
MCAC will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 12 months from the closing of the IPO, or June 9, 2021. In the event of a liquidation, MCAC’s public stockholders will receive $10.20 per share and the MCAC Rights will expire worthless.
If MCAC is unable to complete a business combination by the date that is 12 months from the closing of the IPO, or June 9, 2021, and is forced to liquidate, the per-share liquidation distribution will be $10.20. Furthermore, there will be no distribution with respect to the MCAC Rights, which will expire worthless as a result of MCAC’s failure to complete a business combination.
We do not have a specified maximum redemption threshold in our Certificate of Incorporation. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our public stockholders may redeem their public shares.
Our Certificate of Incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause MCAC’s net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that Playboy’s obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the PIPE Investment equaling or exceeding $65,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders have redeemed their public shares.
In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement (if such conditions are not waived) exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all public shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of MCAC might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of the Business Combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
You must tender your shares of Common Stock in order to validly seek redemption at the Meeting of stockholders.
In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental or to deliver your Common Stock to Continental electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case at least two business days before the Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.
If third parties bring claims against MCAC, the proceeds held in trust could be reduced and the per-share liquidation price received by MCAC’s stockholders may be less than $10.20.
MCAC’s placing of funds in trust may not protect those funds from third party claims against MCAC. Although MCAC has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of MCAC’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of MCAC’s public stockholders. If MCAC liquidates the Trust Account before the completion of a business combination and distributes the proceeds held therein to its public stockholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, MCAC cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for our stockholders may be less than $10.20 due to such claims.
Additionally, if MCAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in MCAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, MCAC may not be able to return $10.20 to our public stockholders.
Any distributions received by MCAC stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, MCAC was unable to pay its debts as they fell due in the ordinary course of business.
MCAC’s Certificate of Incorporation provides that it will continue in existence only until the date that is 12 months from the closing of the IPO, or June 9, 2021 (unless such time period has been extended as described herein). If MCAC is unable to consummate a transaction within the required time periods, upon notice from MCAC, the trustee of the Trust Account will distribute the amount in its Trust Account to its public stockholders. Concurrently, MCAC shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although MCAC cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has contractually agreed that, if it liquidates prior to the consummation of a business combination, they will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by MCAC for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver. However, we may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
If MCAC’s due diligence investigation of Playboy was inadequate, then stockholders of MCAC following the Business Combination could lose some or all of their investment.
Even though MCAC conducted a due diligence investigation of Playboy, it cannot be sure that this diligence uncovered all material issues that may be present inside Playboy or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Playboy and its business and outside of its control will not later arise.
Stockholder litigation and regulatory inquiries and investigations are expensive and could harm MCAC’s business, financial condition and operating results and could divert management attention.
In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against MCAC, whether or not resolved in MCAC’s favor, could result in substantial costs and divert MCAC’s management’s attention from other business concerns, which could adversely affect MCAC’s business and cash resources and the ultimate value MCAC’s stockholders receive as a result of the Business Combination.
The Initial Stockholders who own shares of Common Stock and Private Units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.
As of the Record Date, the Initial Stockholders owned an aggregate of 1,063,942 shares of Common Stock, inclusive of the 326,492 shares of Common Stock underlying Private Units. They have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the Trust Account if MCAC is unable to consummate a business combination. Based on a market price of $[•] per share of Common Stock on [•], 2020, the value of these shares was $[•]. The shares of Common Stock and Private Units acquired prior to the IPO will be worthless if MCAC does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Playboy as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in MCAC’s public stockholders’ best interest.
MCAC is requiring stockholders who wish to redeem their public shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
MCAC is requiring stockholders who wish to redeem their Common Stock to either tender their certificates to Continental or to deliver their shares to Continental electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days before the Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is MCAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than MCAC anticipates for stockholders to deliver their Common Stock, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Common Stock.
MCAC will require its public stockholders who wish to redeem their public shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.
If MCAC requires public stockholders who wish to redeem their public shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, MCAC will promptly return such certificates to its public stockholders. Accordingly, investors who attempted to redeem their public shares in such a circumstance will be unable to sell their securities after the failed acquisition until MCAC has returned their securities to them. The market price for shares of our Common Stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.
If MCAC’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of MCAC’s securities.
MCAC’s Initial Stockholders are entitled to make a demand that it register the resale of their Insider Shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our Initial Stockholders, officers and directors are entitled to demand that MCAC register the resale of the shares underlying any securities our Initial Stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after MCAC consummates a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 1,096,591 shares of Common Stock eligible for trading in the public market. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of MCAC’s securities.
MCAC will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.
MCAC is not required to obtain an opinion from an unaffiliated third party that the price it is paying in the Business Combination is fair to its public stockholders from a financial point of view. MCAC’s public stockholders therefore, must rely solely on the judgment of the Board.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of MCAC’s securities may decline.
The market price of MCAC’s securities may decline as a result of the Business Combination if:
•
MCAC does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•
The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.
MCAC’s directors and officers may have certain conflicts in determining to recommend the acquisition of Playboy, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.
MCAC’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the shares of Common Stock owned by MCAC’s management and directors, or their affiliates and associates, would become worthless if the Business Combination Proposal is not approved and MCAC otherwise fails to consummate a business combination prior to June 9, 2021 (unless such date has been extended as described herein).
MCAC has incurred and expects to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed or by MCAC if the Business Combination is not completed.
MCAC has incurred significant costs associated with the Business Combination. Whether or not the Business Combination is completed, MCAC expects to incur approximately $[•] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by MCAC if the Business Combination is completed or by MCAC if the Business Combination is not completed.
The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
In the event that a significant number of public shares are redeemed, our Common Stock may become less liquid following the Business Combination.
If a significant number of public shares are redeemed, MCAC may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the Combined Company may be limited and your ability to sell your shares in the market could be adversely affected. The Combined Company intends to apply to list its shares on the Nasdaq Stock Market (“Nasdaq”), and Nasdaq may not list the Common Stock on its exchange, which could limit investors’ ability to make transactions in MCAC’s securities and subject MCAC to additional trading restrictions.
The Combined Company will be required to meet the initial listing requirements to be listed on the Nasdaq Stock Market. However, the Combined Company may be unable to maintain the listing of its securities in the future.
If the Combined Company fails to meet the continued listing requirements and Nasdaq delists its securities, MCAC could face significant material adverse consequences, including:

•
a limited availability of market quotations for its securities;

•
a limited amount of news and analyst coverage for the company; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

MCAC may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination.
MCAC may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, MCAC has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to MCAC’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Playboy’s conduct of its business, however, if the Board determines that any such order or injunction is not material to the business of Playboy, then the Board may elect to waive that condition without shareholder approval and close the Business Combination.
MCAC’s stockholders will experience immediate dilution as a consequence of the issuance of Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that MCAC’s current stockholders have on the management of MCAC.
After the Business Combination, assuming no redemptions of public shares for cash and based on the assumptions of the number of shares issuable to former Playboy stockholders described under “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this proxy statement, MCAC’s current public stockholders will own approximately 19% of MCAC’s non-redeemable shares, MCAC’s current directors, officers and affiliates will own approximately 3% of MCAC’s non-redeemable shares, the PIPE investors will own approximately 15% of MCAC’s non-redeemable shares, and the former stockholders of Playboy will own approximately 63% of MCAC’s non-redeemable shares. Assuming redemption by holders of 4,279,285 outstanding public shares, MCAC public stockholders will own approximately 7% of MCAC’s non-redeemable shares, MCAC’s current directors, officers and affiliates will own approximately 4% of MCAC’s non-redeemable shares, the PIPE investors will own approximately 17% of MCAC’s non-redeemable shares, and the former stockholders of Playboy will own approximately 72% of MCAC’s non-redeemable shares. The minority position of the former MCAC stockholders will give them limited influence over the management and operations of the Combined Company.
The Combined Company will likely be a controlled company within the meaning of the Nasdaq rules, and, as a result, qualifies for exemptions from certain corporate governance requirements that provide protection to stockholders of other companies. To the extent the Combined Company utilizes any of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to such requirements. The Combined Company does not currently intend to rely on the exemptions afforded to controlled companies at this time.
So long as more than 50% of the voting power for the election of directors of the Combined Company is held by an individual, a group or another company, the Combined Company will qualify as a “controlled company” under Nasdaq rules. Following the completion of the Business Combination, RT will likely control a majority of the voting power of Combined Company’s outstanding Common Stock. As a result, the Combined Company will likely be a “controlled company” under Nasdaq rules. In the event the Combined Company is a controlled company, the Combined Company will be exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the Combined Company’s Board of Directors to have a majority of independent directors and require that the Combined Company either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of the Combined Company’s executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. While the Combined Company does not currently intend to rely on any of these exemptions, it will be entitled to do so for as long as the Combined Company will be considered a “controlled company,” and to the extent it relies on one or more of these exemptions, holders of the Combined Company’ Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Risks Related to Combined Company’s Common Stock
The market price of the Combined Company’s Common Stock is likely to be highly volatile, and you may lose some or all of your investment.
Following the Business Combination, the market price of Combined Company’s Common Stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
•
the impact of COVID-19 pandemic on Playboy’s business;

•
the inability to obtain or maintain the listing of the Combined Company’s shares of Common Stock on Nasdaq;

•
the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, Playboy’s ability to grow and manage growth profitably, and retain its key employees;

•
changes in applicable laws or regulations;

•
risks relating to the uncertainty of Playboy’s projected financial information;

•
risks related to the organic and inorganic growth of Playboy’s business and the timing of expected business milestones; and

•
the amount of redemption requests made by MCAC’s stockholders.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Combined Company’s Common Stock, regardless of the Combined Company’s actual operating performance.
Volatility in the Combined Company’s share price could subject the Combined Company to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.
If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.
The trading market for the Combined Company’s Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade its Common Stock or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.
Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s shares of Common Stock would be your sole source of gain on an investment in such shares for the foreseeable future.
Future sales of shares of the Combined Company’s Common Stock may depress its stock price.
Sales of a substantial number of the Combined Company’s Common Stock in the public market after the closing of the Business Combination, or the perception that these sales might occur, could depress the market price of the Combined Company’s Common Stock and could impair its ability to raise capital through the sale of additional equity securities.
The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares less attractive to investors.
After the completion of the Business Combination, the Combined Company will be an emerging growth company, as defined in the JOBS Act. For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (1) the date (a) June 9, 2025, (b) in which the Combined Company has total annual gross revenue of at least $1.07 billion or (c) in which the Combined Company is deemed to be a large accelerated filer, which means the market value of shares of the Combined Company’s Common Stock that are held by non-affiliates exceeds $700 million as of the prior September 30th, and (2) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, the Combined Company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement and the Combined Company’s periodic reports and proxy statements.
The Combined Company cannot predict if investors will find its Common Stock less attractive because the Combined Company may rely on these exemptions. If some investors find the Combined Company’s Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and its market price may be more volatile.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
MCAC is providing the following unaudited pro forma condensed combined financial information to assist in your evaluation of the Business Combination.
The unaudited pro forma condensed combined balance sheet as of June 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2019. This information should be read together with Playboy’s and MCAC’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MCAC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy” and other financial information included elsewhere in this proxy statement.
The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using the following:
•
Playboy’s unaudited historical condensed consolidated balance sheet as of June 30, 2020, as included elsewhere in this proxy statement; and

•
MCAC’s unaudited historical condensed balance sheet as of June 30, 2020, as included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 has been prepared using the following:
•
Playboy’s unaudited historical condensed consolidated statement of operations for the six months ended June 30, 2020, as included elsewhere in this proxy statement; and

•
MCAC’s unaudited historical statement of operations for the six months ended June 30, 2020, as included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using the following:
•
Playboy’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 which combines Playboy’s audited consolidated statement of operations and Yandy’s audited statement of operations for the year ended December 31, 2019, as included elsewhere in this proxy statement giving pro forma effect to the acquisition of Yandy by Playboy as if it had occurred on January 1, 2019 (see Note 4 below); and

•
MCAC’s audited historical statement of operations for the period from November 12, 2019 (inception) through December 31, 2019, as included elsewhere in this proxy statement.

Description of the Transactions
On September 30, 2020, MCAC entered into the Merger Agreement with Playboy, Merger Sub and Suying Liu. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into Playboy with Playboy surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.”
Under the Merger Agreement, MCAC will acquire all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC’s Common Stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of Playboy debt (the “Net Debt Target”). The number of Closing Payment Shares issuable shall be subject to adjustment at a rate of one share of MCAC Common Stock for each $10.00 increment that the Net Debt (as defined in the Merger

Agreement) is greater than (in which case the number of Closing Payment Shares will be reduced) or less than (in which case the number of Closing Payment Shares will be increased) the Net Debt Target. If Net Debt equals the Net Debt Target, then no adjustment will be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares shall be in whole shares of MCAC Common Stock and no adjustment shall be made for any divergence that is in an increment of $9.99 or less. The total number of shares to be issued at closing is estimated to be 20,990,454 shares with 2,058,918 shares and 2,441,568 shares reserved for future issuance to Playboy holders of fully vested RSUs and options, respectively.
In connection with the Merger, MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”), each dated as of September 30, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAC agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of Common Stock for $10.00 per share (the “PIPE Shares”).
Additionally, in connection with the execution of the Merger Agreement, MCAC, the Sponsor, Suying Liu and Playboy entered into a stock purchase agreement (the “Insider Stock Purchase Agreement”), pursuant to which Playboy purchased 700,000 shares of Common Stock (the “Initial Shares”) from Sponsor. Subject to the satisfaction of conditions set forth under the Merger Agreement, MCAC shall transfer the Initial Shares to Playboy upon the closing or, if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents). In the event of a Compliance Failure (as defined in the Merger Agreement) that is not cured, upon Playboy’s request as of the closing, or in the event the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents), up to $1,000,000 in Insider Shares held by Dr. Liu shall be transferred to Playboy (the “Balance Shares”). In the event that (i) the Initial Shares and/or Balance Shares are subject to contractual lock-up at the time of transfer, Dr. Liu shall transfer additional Insider Shares to Playboy in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the shares of Common Stock on the business day immediately prior to such lock-up expiration is lower than the price per share at the time of the Closing or, (ii) if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents) such that the total aggregate value of the Initial Shares is at least $4,445,000 (or, if the Balance Shares have been issued, at least $5,445,000).
The Playboy options and RSUs that are outstanding as of immediately prior to the closing of the Business Combination shall accelerate and fully vest. Each outstanding Playboy option shall be assumed by MCAC and automatically converted into an option to purchase such number of shares of Common Stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the stockholder allocation schedule, which shall be reserved for future issuance upon the exercise of such assumed options. All RSUs that are then outstanding shall be terminated and shall be subsequently paid, in settlement, such shares of Common Stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration as set forth in the stockholder allocation schedule. Settlement of the RSUs in 2,058,918 shares of the Combined Company shall occur one year from the Closing Date of the Business Combination.
For more information about the Merger, please see the section titled “Proposal No. 1 — The Business Combination Proposal.” Copies of the Merger Agreement, are attached to the accompanying proxy statement as Annex A.
Accounting for the Merger
The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAC, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Playboy will be treated as the accounting acquirer. This determination was primarily based on Playboy expecting to have a majority of the voting power of the post-combination company, Playboy’s senior management comprising substantially all of the senior management of the post-combination company, the relative size of Playboy compared to MCAC, and Playboy’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Playboy is issuing stock for the net assets of MCAC. The net assets of MCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Playboy.
Basis of Pro Forma Presentation
The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Playboy and MCAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of MCAC’s shares of Common Stock:
•
Assuming no redemptions for cash:   This presentation assumes that no MCAC stockholders exercise redemption rights with respect to their shares of MCAC’s Common Stock upon consummation of the Business Combination; and

•
Assuming high redemptions for cash:   This presentation assumes that MCAC stockholders exercise their redemption rights with respect to a maximum of 4,279,285 shares of MCAC’s Common Stock upon consummation of the Business Combination at a redemption price of approximately $10.20 per share. The high redemption amount is presented taking into consideration the closing condition requiring a minimum Trust Account balance of $15,000,000, after giving effect to the payments to redeeming stockholders, but prior to payment of estimated transaction expenses. The “high redemption” scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the “high redemption” scenario.

The foregoing scenarios are for illustrative purposes as MCAC does not have, as of the date of this proxy statement, a meaningful way of providing any certainty regarding the number of redemptions by MCAC’s public stockholders that may actually occur. Additionally, the final number of Closing Payment Shares issuable under the Merger Agreement to Playboy stockholders is subject to adjustment as described therein based on the Net Debt Target prior to Closing. Accordingly, the actual number of shares of MCAC Common Stock issuable to Playboy stockholders (including in respect of RSUs and Options), the number of redemptions of MCAC's public stockholders, and the resulting Combined Company ownership percentages may vary significantly from those described herein.
Included in the shares outstanding and weighted-average shares outstanding as presented in the pro forma combined financial statements are 20,990,454 shares of MCAC Common Stock to be issued to Playboy stockholders under the no redemption and high redemption scenarios. Refer to Note 3, Net Loss Per Share.
As a result of the Business Combination and immediately following the closing of the Business Combination, assuming no MCAC stockholders elect to redeem their shares for cash, current stockholders of Playboy will own approximately 63% of the outstanding Combined Company common stock, the PIPE Investors will own approximately 15% of the outstanding Combined Company common stock, MCAC’s Sponsor, officer, directors and other holders of founder shares will own approximately 3% of the Combined Company common stock and the former stockholders of MCAC will own approximately 19% of the outstanding Combined Company common stock as of June 30, 2020 (in each case, not giving effect to any shares issuable to them upon exercise of rights or options). As a result, current stockholders of Playboy, as a group, will collectively own more shares of Combined Company common stock than any single stockholder following consummation of the Business Combination with no current stockholder of MCAC owning more than 10% of the issued and outstanding capital stock of the Combined Company.
If 4,279,285 shares of Common Stock are redeemed for cash, which assumes the high redemption scenario of Combined Company common stock to ensure a minimum consolidated Trust Account balance of $15,000,000, after giving effect to payments to redeeming stockholders and prior to payment of estimated transaction expenses, Playboy will own approximately 72% of the outstanding Combined Company common stock, the PIPE Investors will own approximately 17% of the outstanding Combined Company common stock, MCAC’s Sponsor, officer, directors and other holders of founder shares will own approximately 4% of Combined Company common stock and the former stockholders of MCAC will own approximately 7% of the outstanding Combined Company common stock (in each case, not giving effect to any shares issuable to them upon exercise of rights or options).

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2020
(UNAUDITED)
(in thousands, except share amounts)
	MCAC	Playboy	Pro Forma Adjustments (Assuming No Redemptions)	Note	Pro Forma Combined (Assuming No Redemptions)	Additional Pro forma Adjustments (Assuming High Redemptions)	Note	Pro Forma Combined (Assuming High Redemptions)
Assets
Cash and cash equivalents	$340	$22,151	$58,651	a
			50,000	b
			(4,826)	c
			(4,445)	d	$121,871	$(43,651)	f	$78,220
Restricted cash	—	966	—		966	—		966
Receivables, net	—	6,193	—		6,193	—		6,193
Inventories, net	—	9,511	—		9,511	—		9,511
Contract assets, current portion	—	1,325	—		1,325	—		1,325
Licensed programming costs	—	532	—		532	—		532
Prepaid expenses and other current assets	86	4,082	—		4,168	—		4,168
Total current assets	426	44,760	99,380		144,566	(43,651)		100,915
Property and equipment, net	—	5,612	—		5,612	—		5,612
Trademarks and trade name	—	336,205	—		336,205	—		336,205
Goodwill	—	504	—		504	—		504
Other intangible assets, net	—	2,660	—		2,660	—		2,660
Marketable securities held in Trust Account	58,651	—	(58,651)	a	—	—		—
Contract assets, net of current portion	—	7,089	—		7,089	—		7,089
Other noncurrent assets	—	12,003	—		12,003	—		12,003
Total assets	$59,077	$408,833	$40,729		$508,639	$(43,651)		$464,988
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$7,173	$—		$7,173	$—		$7,173
Accrued salaries, wages, and employee benefits	—	3,296	—		3,296	—		3,296
Deferred revenues, current portion	—	6,871	—		6,871	—		6,871
Long-term debt, current portion	—	2,798	—		2,798	—		2,798
Convertible promissory notes, current portion	—	13,500	—		13,500	—		13,500
Other current liabilities and accrued expenses	16	22,640	—		22,656	—		22,656
Accrued offering costs	4	—	(4)	c	—	—		—
Total current liabilities	20	56,278	(4)		56,294	—		56,294
Deferred revenues, net of current portion	—	40,898	—		40,898	—		40,898
Long-term debt, net of current portion	—	157,379	—		157,379	—		157,379
Deferred tax liabilities, net	—	72,439	—		72,439	—		72,439

PRO FORMA CONDENSED COMBINED BALANCE SHEET (continued)
AS OF JUNE 30, 2020
(UNAUDITED)
(in thousands, except share amounts)
	MCAC	Playboy	Pro Forma Adjustments (Assuming No Redemptions)	Note	Pro Forma Combined (Assuming No Redemptions)	Additional Pro forma Adjustments (Assuming High Redemptions)	Note	Pro Forma Combined (Assuming High Redemptions)
Deferred underwriting fees	2,012	—	(2,012)	c	—	—		—
Other noncurrent liabilities	—	676	—		676	—		676
Total liabilities	2,032	327,670	(2,016)		327,686	—		327,686
Common stock subject to possible redemption, 5,102,647 shares at redemption value	52,045	—	(52,045)	e	—	—		—
Redeemable noncontrolling interest	—	(208)	—		(208)	—		(208)
	52,045	(208)	(52,045)		(208)	—		(208)
Stockholders’ Equity
Common stock	—	36	1	b
			1	e
			(4)	g	34	—		34
Treasury stock	—	(38,455)	(4,445)	d
			38,455	g	(4,445)	—		(4,445)
Additional paid-in capital	5,020	198,560	49,999	b
			52,044	e
			(38,471)	g
			3,294	h	270,446	(43,651)	f	226,795
Accumulated deficit	(20)	(78,770)	(2,810)	c
			20	g
			(3,294)	h	(84,874)	—		(84,874)
Total stockholders’ equity	5,000	81,371	94,790		181,161	(43,651)		137,510
Total liabilities and stockholders’ equity	$59,077	$408,833	$40,729		$508,639	$(43,651)		$464,988

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2020
(UNAUDITED)
(in thousands, except per share and per share amounts)
	MCAC	Playboy	Pro Forma Adjustments (Assuming No Redemptions)	Note	Pro Forma Combined (Assuming No Redemptions)	Additional Pro forma Adjustments (Assuming High Redemptions)	Note	Pro Forma Combined (Assuming High Redemptions)
Net revenues	$—	$66,331	$—		$66,331	$—		$66,331
Costs and expenses:
Cost of sales	—	(34,853)	—		(34,853)	—		(34,853)
Selling and administrative	(23)	(26,522)	10	aa	(26,535)	—		(26,535)
Related-party expenses	—	(500)	—		(500)	—		(500)
Total costs and expenses	(23)	(61,875)	10		(61,888)	—		(61,888)
Operating (loss) income	(23)	4,456	10		4,443	—		4,443
Nonoperating (expense) income:
Investment income	4	28	(4)	bb	28	—		28
Interest expense	—	(6,656)	—		(6,656)	—		(6,656)
Unrealized loss on marketable securities held in Trust Account	(1)	—	1	bb	—	—		—
Other, net	—	1	—		1	—		1
Total nonoperating expense	3	(6,627)	(3)		(6,627)	—		(6,627)
Loss before income taxes	(20)	(2,171)	7		(2,184)	—		(2,184)
Provision for income taxes	—	(3,854)	—		(3,854)	—		(3,854)
Net loss	(20)	(6,025)	7		(6,038)	—		(6,038)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—	—		—
Net loss attributable to Playboy	$(20)	$(6,025)	$7		$(6,038)	$—		$(6,038)
Net loss per share, basic and diluted	$(0.01)	$(1.53)			$(0.17)			$(0.19)
Weighted-average shares used in computing loss per share, basic and diluted	1,373,525	3,939,046			35,502,367			31,223,083

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
(in thousands, except per share and per share amounts)
	For the period from November 12, 2019 (inception) through December 31, 2019	Year Ended December 31, 2019			Year Ended December 31, 2019			Year Ended December 31, 2019
	MCAC	Playboy Combined	Pro Forma Adjustments (Assuming No Redemptions)	Note	Pro Forma Combined (Assuming No Redemptions)	Additional Pro forma Adjustments (Assuming High Redemptions)	Note	Pro Forma Combined (Assuming High Redemptions)
Net revenues	$—	$121,212	$—		$121,212	$—		$121,212
Costs and expenses:
Cost of sales	—	(64,034)	—		(64,034)	—		(64,034)
Selling and administrative	—	(58,478)	—		(58,478)	—		(58,478)
Related-party expenses	—	(1,005)	—		(1,005)	—		(1,005)
Total costs and expenses	—	(123,517)	—		(123,517)	—		(123,517)
Operating loss	—	(2,305)	—		(2,305)	—		(2,305)
Nonoperating (expense) income:
Investment income	—	225	—		225	—		225
Interest expense	—	(14,225)	—		(14,225)	—		(14,225)
Loss on disposals of assets	—	(71)	—		(71)	—		(71)
Other, net	—	48	—		48	—		48
Total nonoperating expense	—	(14,023)	—		(14,023)	—		(14,023)
Loss before income taxes	—	(16,328)	—		(16,328)	—		(16,328)
Provision for income taxes	—	(4,850)	—		(4,850)	—		(4,850)
Net loss	—	(21,178)	—		(21,178)	—		(21,178)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—	—		—
Net loss attributable to Playboy	$—	$(21,178)	$—		$(21,178)	$—		$(21,178)
Net loss per share, basic and diluted	$—	$(5.49)			$(0.60)			$(0.68)
Weighted-average shares used in computing net loss per share, basic and diluted	1,250,000	3,854,256			35,502,367			31,223,083

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
(a)
Reflects the release of cash currently invested in marketable securities held in the Trust Account.

(b)
Reflects the proceeds received from the PIPE Investment with the corresponding issuance of 5,000,000 shares of common stock of the Combined Company at $10.00 per share.

(c)
Reflects the payment of fees and expenses related to the Business Combination, including the deferred underwriting fee of $2.0 million, accrued offering costs of $6,000 and legal, financial advisory, accounting and other professional fees. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of $2.8 million is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the pro forma condensed combined statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

(d)
Reflects the cash payment by Playboy to purchase 700,000 shares of MCAC at $6.35 per share from the Sponsor. These shares are recorded as treasury stock in the Combined Company.

(e)
In the No Redemption scenario, which assumes no MCAC stockholders exercise their redemption rights, the common stock subject to redemption for cash amounting to $52.0 million would be transferred to permanent equity.

(f)
In the High Redemption scenario, which assumes the same facts as described in Items (a) through (e) above, but also assumes 4,279,285 shares are redeemed for cash by the MCAC stockholders, $43.7 million would be paid to redeeming stockholders in cash. The $43.7 million, or 4,279,285 shares of the Combined Company’s common stock, represents the high redemption amount to ensure a minimum consolidated Trust Account balance of $15.0 million after giving effect to payments to redeeming stockholders and prior to payment of estimated transaction expenses.

(g)
Reflects the recapitalization of Playboy through (i) the contribution of all the share capital in Playboy to MCAC in the amount of $36,000, (ii) the issuance of 20,990,454 shares of common stock and (iii) the elimination of the historical retained earnings of MCAC, the legal acquirer, in the amount of $20,000, (iv) the elimination of previously held treasury stock by Playboy of $38.5 million.

(h)
Reflects stock-based compensation expense from the acceleration of vesting of Playboy unvested options and RSUs.

2. Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
(aa)
Reflects an adjustment to eliminate administrative fees paid to the Sponsor.

(bb)
Reflects an adjustment to eliminate interest income and unrealized losses on marketable securities held in the Trust Account as of the beginning of the period.

3. Net Loss Per Share
The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that MCAC’s IPO occurred as of January 1, 2019. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.
The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of 2,441,568 options and rights to purchase 379,487 shares of common stock because the inclusion of these securities would be anti-dilutive.

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming High Redemptions)
Weighted average shares calculation, basic and diluted
MCAC public shares	5,749,800	1,470,515
MCAC public rights shares	574,980	574,980
MCAC private placement shares	355,241	355,241
MCAC private placement rights shares	35,524	35,524
MCAC Sponsor shares	737,450	737,450
MCAC shares issued to PIPE investors	5,000,000	5,000,000
MCAC shares issued in the Merger	20,990,454	20,990,454
Shares to be issued from one year from Merger closing	2,058,918	2,058,918
Weighted average shares outstanding	35,502,367	31,223,083
Percent of shares owned by Playboy	63%	72%
Percent of shares owned by PIPE investors	15%	17%
Percent of shares owned by MCAC	22%	11%
4. Playboy’s December 2019 Acquired Business and Related Unaudited Pro Forma Information
On December 31, 2019, Playboy acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy, for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear, other apparel, and bedroom accessories and is headquartered in Phoenix, Arizona.
The following table sets forth the allocation of the purchase price to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Yandy (in thousands):
Tangible net assets and liabilities:
Cash	$341
Receivables, net	368
Inventories	11,428
Prepaid expenses and other current assets	212
Property and equipment, net	149
Other noncurrent assets	20
Accounts payable	(767)
Accrued salaries, wages, and employee benefits	(348)
Other current liabilities	(2,722)
Deferred revenues	(581)
Total net assets	8,100
Intangible assets:
Trade name	5,330
Customer list	1,180
Total intangible assets	6,510
Net assets acquired	14,610
Purchase consideration	13,127
Gain on bargain purchase	$1,483

The following unaudited pro forma consolidated financial statements gives effect to the acquisition of Yandy by Playboy under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations.
The Yandy acquisition occurred on December 31, 2019, and therefore it has been included in the Playboy historical consolidated balance sheet as of June 30, 2020 and in the Playboy consolidated statements of operations for the six months ended June 30, 2020. Since the Yandy acquisition meets the threshold for reporting of significant acquired businesses, the following consolidated pro forma information is presented in order to give pro forma effect to the acquisition of Yandy as if it had occurred as of January 1, 2019, the beginning of the year ended December 31, 2019.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2019
(in thousands, except per share and per share amounts)
	Playboy	Yandy	Pro Forma Adjustments	Note	Playboy Combined
Net revenues	$78,110	$43,102	$—		$121,212
Costs and expenses:
Cost of sales	(37,742)	(26,292)	—		(64,034)
Selling and administrative	(45,328)	(16,068)	352	A
			2,566	B	(58,478)
Impairment loss	—	(15,808)	15,808	E	—
Capital restructuring expense	—	(2,180)	2,180	A	—
Related-party expenses	(1,005)	—	—		(1,005)
Total costs and expenses	(84,075)	(60,348)	20,906		(123,517)
Operating loss	(5,965)	(17,246)	20,906		(2,305)
Nonoperating (expense) income:
Investment income	225	—	—		225
Interest expense	(14,225)	(2,736)	2,736	C	(14,225)
Loss on disposals of assets	(71)	—	—		(71)
Gain from bargain purchase	1,483	—	(1,483)	D	—
Other, net	(173)	221	—		48
Total nonoperating expense	(12,761)	(2,515)	1,253		(14,023)
Loss before income taxes	(18,726)	(19,761)	22,159		(16,328)
Provision for income taxes	(4,850)	—	—		(4,850)
Net loss	(23,576)	(19,761)	22,159		(21,178)
Net loss attributable to redeemable noncontrolling interest	—	—	—		—
Net loss attributable to Playboy	$(23,576)	$(19,761)	$22,159		$(21,178)
Net loss per share, basic and diluted	$(6.12)				$(5.49)
Weighted-average shares used in computing net loss per share, basic and diluted	3,854,256				3,854,256
Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
(A)
Reflects the elimination of transaction costs related to the Yandy acquisition recorded in 2019.

(B)
Reflects the reduction in amortization expense based on fair value adjustments to the intangible assets acquired from Yandy.

(C)
Reflects the elimination of interest costs associated with Yandy’s debt not assumed by Playboy in the acquisition.

(D)
Reflects the reversal of the gain on bargain purchase.

(E)
Reflects the reversal of the impairment to goodwill recorded by Yandy in 2019 as the acquisition by Playboy was a bargain purchase.

COMPARATIVE PER SHARE INFORMATION
The following table sets forth the historical comparative share information for MCAC and Playboy on a stand-alone basis and the unaudited pro forma combined share information for the six months ended June 30, 2020 and the year ended December 31, 2019, after giving effect to the Business Combination, assuming (i) no MCAC stockholders exercise redemption rights with respect to their public shares upon the consummation of the Business Combination; and (2) MCAC stockholders exercise their redemption rights with respect to 4,279,285 public shares. This leads to a total high redemption value of $43.7 million calculated by multiplying the 4,279,285 public shares by the redemption price of approximately $10.20 per share. The estimated per share redemption value of $10.20 was calculated by dividing the amount of $58.7 million in the Trust Account as of June 30, 2020 by the 5,749,800 total public shares. Furthermore, one of Playboy’s closing conditions in the Merger Agreement that requires a cash closing balance of $15.0 million for MCAC was considered. This condition leads to a calculated potential high redemption amount of $43.7 million calculated as the difference between the balance of $58.7 million in the Trust Account as of June 30, 2020 and the minimum Trust Account cash closing condition of $15.0 million.
This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of MCAC and Playboy and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of MCAC and Playboy is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of MCAC and Playboy would have been had the companies been combined during the periods presented.
	Playboy (Historical)	MCAC (Historical)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming High Redemptions)
As of and for the Six Months Ended June 30, 2020
Book value per share(1)	$20.66	$3.64	$5.10	$4.40
Net loss per non-redeemable share – basic and diluted	$(1.53)	$(0.01)	(0.17)	(0.19)
Weighted average non-redeemable shares outstanding – basic and diluted	3,939,046	1,373,525	35,502,367	31,223,083
Net income per redeemable share – basic and diluted		$0.00
Weighted average redeemable shares outstanding – basic and diluted		5,102,647
As of and for the Year Ended December 31, 2019
Book value per share	N/A	N/A	N/A	N/A
Net loss per share – basic and diluted(2)	(6.12)	—	(0.60)	(0.68)
Weighted average non-redeemable shares outstanding – basic and diluted(2)	3,854,256	1,250,000	35,502,367	31,223,083

(1)
Book value per share = Total stockholders’ equity (deficit)/Total basic (or diluted) outstanding shares.

(2)
Historical net loss per share and weighted average shares outstanding for MCAC are based on the period from November 12, 2019 (Inception) through December 31, 2019.

SPECIAL MEETING OF MCAC STOCKHOLDERS
General
MCAC is furnishing this proxy statement to the MCAC stockholders as part of the solicitation of proxies by the Board for use at the Meeting of MCAC stockholders to be held on [•], 20[•] and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about [•], 2020 in connection with the vote on the Proposals. This proxy statement provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Meeting.
Date, Time and Place
The Meeting will be held virtually at [•], Eastern Time, on [•], 20[•]and conducted exclusively via live audio cast at [•], or such other date, time and place to which such meeting may be adjourned or postponed, for the purposes set forth in the accompanying notice. There will not be a physical location for the Meeting, and you will not be able to attend the Meeting in person. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the Company. The virtual meeting format allows attendance from any location in the world. You will be able to attend, vote your shares, view the list of stockholders entitled to vote at the Meeting and submit questions during the Meeting via a live audio cast available at [•].
Virtual Meeting Registration
To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our Common Stock.
If your shares are registered in your name with Continental and you wish to attend the online-only virtual meeting, go to [•], enter the control number you received on your proxy card and click on the “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to participate in the virtual Meeting.
Beneficial stockholders who wish to participate in the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental a beneficial holder will receive an email prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental at least five business days prior to the meeting date.
Accessing the Virtual Meeting Audio Cast
You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or email address below. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer & Trust Company to have a control number generated. Continental Stock Transfer & Trust Company contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.
Record Date; Who is Entitled to Vote
MCAC has fixed the close of business on [•], 2020, as the record date for determining those MCAC stockholders entitled to notice of and to vote at the Meeting. As of the close of business on [•], 2020, there were [•] shares of Common Stock issued and outstanding and entitled to vote, of which [•] are public shares, [•] are Insider Shares held by the Initial Stockholders, and [•] are shares underlying Private Units held by Sponsor, Suying Liu and Dong Liu. Each holder of shares of Common Stock is entitled to one vote per share on each Proposal. If your shares are held in “street name,” you should contact your broker, bank or other nominee to ensure that shares held beneficially by you are voted in accordance with your instructions.
In connection with our IPO, we entered into the Letter Agreement pursuant to which the Initial Stockholders agreed to vote any shares of Common Stock owned by them in favor of our initial business combination. The Initial Stockholders also entered into a Support Agreement with Playboy, pursuant to which they agreed to, among other things, in favor of the Business Combination Proposal and the other Proposals. As of the date of this proxy statement, the Initial Stockholders hold approximately [•]% of the outstanding Common Stock.
Quorum and Required Vote for Shareholder Proposals
A quorum of MCAC stockholders is necessary to hold a valid meeting. A quorum will be present at the Meeting if a majority of the shares of Common Stock issued and outstanding is present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Abstentions by virtual attendance and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.
Approval of the Business Combination Proposal, each of the Advisory Charter Proposals, each of which is a non-binding vote, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting. Approval of the Charter Proposal will require the approval of a majority of the issued and outstanding shares of Common Stock. In order to be elected as a director as described in the Directors Proposal, a nominee must receive a plurality of all the votes cast at the Meeting, which means that the nominees with the most votes are elected. Attending the Meeting either in person by virtual attendance or represented by proxy and abstaining from voting and a broker non-vote will have the same effect as voting against the Charter Proposal.
Along with the approval of the Charter Proposal, the Nasdaq Proposal, and the Directors Proposal, approval of the Business Combination Proposal is a condition to the consummation of the Merger and the remaining proposals other than the Adjournment Proposal. If the Business Combination Proposal is not approved, the Merger will not take place. If the Charter Proposal and the Nasdaq Proposal are not approved, this Business Combination Proposal will have no effect (even if approved by the requisite vote of our stockholders at the Meeting of any adjournment or postponement thereof) and the Merger will not occur.
Voting Your Shares
Each share of Common Stock that you own in your name entitles you to one vote on each Proposal for the Meeting. Your proxy card shows the number of shares of Common Stock that you own.
There are two ways to ensure that your shares of Common Stock are voted at the Meeting:
•
You can vote your shares by signing, dating and returning the enclosed proxy card in the pre-paid postage envelope provided. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board. Our Board recommends voting “FOR” each of the Proposals. If you hold your shares of Common Stock in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that the votes related to the shares you beneficially own are properly represented and voted at the Meeting.

•
You can participate in the virtual Meeting and vote during the Meeting even if you have previously voted by submitting a proxy as described above. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way MCAC can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS).
Revoking Your Proxy
If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
•
you may send another proxy card with a later date;

•
if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, in writing before the Meeting that you have revoked your proxy; or

•
you may participate in the virtual Meeting, revoke your proxy, and vote during the virtual Meeting, as indicated above.

Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your shares of Common Stock, you may contact Advantage Proxy, our proxy solicitor as follows:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
No Additional Matters May Be Presented at the Meeting
This Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposals, the Nasdaq Proposal, the Directors Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our Certificate of Incorporation, other than procedural matters incident to the conduct of the Meeting, no other matters may be considered at the Meeting if they are not included in the notice of the Meeting.
Redemption Rights
Pursuant to our Certificate of Incorporation, a holder of public shares may demand that MCAC redeem such shares for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.
If you are a public stockholder and you seek to have your shares redeemed, you must submit your request in writing that we redeem your public shares for cash no later than 5:00 p.m., Eastern time on [•], 2020 (at least two business days before the Meeting). The request must be signed by the applicable stockholder in order to validly request redemption. A stockholder is not required to submit a proxy card or vote in order to validly exercise redemption rights. The request must identify the holder of the shares to be redeemed and must be sent to Continental at the following address:
Continental Stock Transfer & Trust Company
1 State Street, 30th floor
New York, NY 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
You must tender the public shares for which you are electing redemption at least two business days before the Meeting by either:
•
Delivering certificates representing shares of Common Stock to Continental, or

•
Delivering the shares of Common Stock electronically through the DWAC system.

Any corrected or changed written demand of redemption rights must be received by Continental at least two business days before the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to Continental at least two business days prior to the vote at the Meeting.
Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of shares of Common Stock as of the Record Date. Any public stockholder who holds shares of MCAC on or before [•], 2020 (at least two business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.
In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental or deliver your shares to Continental electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, at least two business days before the Meeting.
If you wish to tender through the DWAC system, please contact your broker and request delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and Continental will need to act together to facilitate this request. It is MCAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. MCAC does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares of Common Stock before exercising their redemption rights and thus will be unable to redeem their shares of Common Stock.
In the event that a stockholder tenders its shares of Common Stock and decides prior to the consummation of the Business Combination that it does not want to redeem its shares of Common Stock, the stockholder may withdraw the tender. In the event that a stockholder tenders shares of Common Stock and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. MCAC anticipates that a stockholder who tenders shares of Common Stock for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares of Common Stock soon after the completion of the Business Combination.
If properly demanded by MCAC’s public stockholders, MCAC will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of [•], 2020, this would amount to approximately $10.20 per share. If you exercise your redemption rights, you will be exchanging your shares of Common Stock for cash and will no longer own the shares of Common Stock.
Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act will be restricted from seeking redemption rights with respect to more than 20% of the shares of Common Stock.
If too many public stockholders exercise their redemption rights, we may not be able to meet certain closing conditions, and as a result, would not be able to proceed with the Business Combination.
Appraisal Rights
Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination.

Proxies and Proxy Solicitation Costs
MCAC is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone or in person. MCAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. MCAC will bear the cost of solicitation. Advantage Proxy, a proxy solicitation firm that MCAC has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $7,500 and be reimbursed out-of-pocket expenses.
MCAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. MCAC will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
We are asking our stockholders to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. Our stockholders should read carefully this proxy statement in its entirety, including the subsection below titled “The Merger Agreement,” for more detailed information concerning the Merger and the terms and conditions of the Merger Agreement. We also urge our stockholders to read carefully the Merger Agreement in its entirety before voting on this proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement.
The Merger Agreement
The following is a summary of the material terms of the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement.
The Merger Agreement contains representations and warranties that MCAC and Merger Sub, on the one hand, and Playboy, on the other hand, have made to one another as of specific dates. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties. Some of these schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. You should not rely on the representations and warranties described below as current characterizations of factual information about MCAC or Playboy, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between MCAC and Merger Sub, and Playboy and are modified by the disclosure schedules.
General
On September 30, 2020, MCAC entered into the Merger Agreement with Playboy, Merger Sub and Suying Liu. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into Playboy with Playboy surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.”
Merger Consideration
Under the Merger Agreement, MCAC has agreed to acquire all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC Common Stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of Playboy debt (the “Net Debt Target”). The number of Closing Payment Shares issuable shall be subject to adjustment at a rate of one share of MCAC Common Stock for each $10.00 increment that the Net Debt is greater than (in which case the number of Closing Payment Shares will be reduced) or less than (in which case the number of Closing Payment Shares will be increased) the Net Debt Target. If Net Debt equals the Net Debt Target, then no adjustment will be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares shall be in whole shares of MCAC Common Stock and no adjustment shall be made for any divergence that is in an increment of $9.99 or less.
No later than two business days prior to the anticipated Closing Date, Playboy shall deliver to MCAC a stockholder allocation schedule setting forth each stockholder, optionholder and RSU holder as of the closing, and such stockholder’s, optionholder’s and RSU holder’s respective percentage of the Merger Consideration. Prior to the Effective Time, the Playboy options and RSUs that are outstanding as of immediately prior to the Effective Time shall accelerate and fully vest. At the Effective Time, by virtue of the Merger (defined herein) and without any further action on the part of MCAC, Merger Sub or Playboy, each share of Playboy common stock issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the respective percentage of the Merger Consideration issuable to the stockholders in accordance with the stockholder allocation schedule.

Treatment of Playboy Stock Options and RSUs
Prior to the Effective Time, the Playboy options and RSUs that are outstanding as of immediately prior to the Effective Time shall accelerate and fully vest.
Each outstanding Playboy option shall be assumed by MCAC and automatically converted into an option to purchase such number of shares of MCAC’s Common Stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the stockholder allocation schedule, which shall be reserved for future issuance upon the exercise of such assumed options. Prior to the Effective Time, and contingent upon the occurrence of the Effective Time, all RSUs that are then outstanding shall be terminated and shall be subsequently paid, in settlement, such number of shares of MCAC Common Stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration as set forth in the stockholder allocation schedule. No certificates or scrip representing fractional shares of MCAC’s Common Stock will be issued pursuant to the Merger. Stock certificates evidencing the Merger Consideration shall bear restrictive legends as required by any securities laws in effect at the time of the Merger.
Directors and Executive Officers of the Combined Company Following the Merger
All of the directors on the Board shall resign at the Closing. Dr. Suying Liu will resign as Class III director upon the Closing and be reelected as Class II director for the purpose of this proxy statement. The Combined Company’s Board of Directors will be comprised of five directors, of which Dr. Liu, MCAC’s designee, shall serve as an independent director and the remaining four directors will be designated by Playboy.
Conditions to the Closing of the Merger
Each party’s obligation to complete the merger is subject to the satisfaction or waiver by each of the parties, at or prior to the closing of the Merger, of various conditions, which include, in addition to other customary closing conditions, the following:
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the Merger and each of the Proposals (other than the Directors Proposal and the Incentive Plan Proposal) have been approved by the requisite vote of the MCAC stockholders;

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the Playboy stockholders have approved the Merger;

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MCAC satisfies any applicable initial listing requirement in connection with the Business Combination and continuing listing requirements of Nasdaq;

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MCAC has net tangible assets of at least $5,000,001 after all redemptions of public shares upon consummation of the Merger; and

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the waiting period for the HSR Act filing shall have expired or been terminated.

In addition, the obligation of MCAC and Merger Sub to complete the Merger is further subject to the satisfaction or waiver of the following conditions:
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certain fundamental representations and warranties of Playboy shall be true and correct in all material respects as of the date of the Merger Agreement and on the Closing Date, except for the fundamental representations made as of an earlier date or time, which need be true and correct only as of such earlier date or time;

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certain representations of Playboy, other than the fundamental representations, shall be true and correct as of the date of the Merger Agreement and on the Closing Date except (i) for representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time) and (ii) for breaches of such representations and warranties that, in the aggregate, would not have a material adverse effect;

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Playboy shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

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Playboy shall have executed and delivered to MCAC a copy of each Transaction Documents to which it is a party, including (i) the Employment Agreement with Ben Kohn, (ii) the Lock-Up

Agreements for certain key stockholders; (iii) Investor Rights Agreement by certain Playboy stockholders; and (iv) the Director Voting Agreement by certain Playboy stockholders; and
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the PIPE Investment and listing of the PIPE Shares shall have been approved by Nasdaq subject to official notice of issuance.

In addition, the obligation of Playboy to complete the Merger is further subject to the satisfaction or waiver of the following conditions:
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the representations and warranties of MCAC and Merger Sub set forth in the Merger Agreement shall be true and correct in all material respects, on and as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent of changes or developments contemplated by the terms of the Merger Agreement, and (ii) for such representations and warranties that speak as of a specific date or time (which need be true and correct only as of such date or time);

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MCAC and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date;

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MCAC shall have executed and delivered to Playboy a copy of the Registration Rights Agreement and the Support Agreement;

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MCAC shall have delivered to Playboy a certificate, signed by an officer of MCAC, certifying true, complete and correct copies of (i) the resolutions duly adopted by the requisite vote of the MCAC stockholders at the Meeting and by the sole stockholder of the Merger Sub approving the Merger and the consummation of the transactions contemplated by the Merger Agreement and the other Transaction Documents; (ii) certified copies of the resolutions duly adopted by MCAC’s board of directors and Merger Sub’s board of directors authorizing the execution, delivery and performance of the Merger Agreement and the other Transaction Documents to which each is a party and performance by MCAC and the Merger Sub of the Transactions, including the Merger, each having been duly and validly adopted and being in full force and effect as of the Closing Date; and (iii) written resignations, in forms satisfactory to the Playboy, dated as of the Closing Date and effective as of the Closing, executed by (x) all officers of MCAC and (y) all persons serving as directors of MCAC immediately prior to the Closing;

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a supplemental listing application shall have been filed with Nasdaq as of the Closing Date to list the shares constituting the Merger Consideration and such listing shall have been approved by Nasdaq, subject to official notice of issuance;

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MCAC shall have received an opinion of Jones Day (or, if Jones Day is unable to deliver such opinion, another nationally recognized law firm selected by Playboy substantially to the effect that (i) for U.S. federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and (ii) Playboy and MCAC will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code;

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Playboy shall have received resignation letters of each of the directors and officers of MCAC;

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the Directors Proposal has been approved by the requisite vote of the MCAC stockholders in accordance with the provisions of our Certificate of Incorporation and the DGCL;

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the Board shall have adopted and approved the Combined Company’s Amended and Restated Bylaws;

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after giving effect to all redemptions of public shares, MCAC shall have at least $15,000,000 in the Trust Account (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the redemptions);

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MCAC has received at least $50,000,000 in the PIPE Investment; and

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the Underwriting Agreement shall have been amended or certain provisions waived, to the satisfaction of Playboy.

Representations and Warranties
The Merger Agreement contains representations and warranties of MCAC, Merger Sub and Playboy for a customary transaction of this type relating to, among other things which include, in addition to other customary closing conditions, (i) organization, qualification and standing; (ii) authority and binding nature of the Merger Agreement and related agreements, and votes of Playboy stockholders required for the approval of the Merger Agreement; (iii) consents and required approvals with respect to Playboy; (iv) non-contravention; (v) capitalization; (vi) bankruptcy; (vii) financial statements; (viii) the absence of undisclosed liabilities; (ix) sufficiency of internal accounting controls; (x) the absence of certain changes or events between June 30, 2020, and the date of the Merger Agreement; (xi) accounts receivable of Playboy; (xii) compliance with law; (xiii) title to properties; (xiv) international trade matters and anti-bribery compliance; (xv) intellectual property; (xvi) insurance; (xvii) litigation; (xviii) bank accounts and power of attorney; (xix)material partners of Playboy; (xx) labor matters; (xxi) employee benefit matters; (xxii)environmental and safety; (xxiii) related party transactions; (xxiv) contracts; (xxv) any brokerage or finder’s fee or other fee or commission in connection with the Merger; (xxvi) trust account information with respect to MCAC; (xxvii) listing on Nasdaq of MCAC Units and MCAC reporting obligations; (xxviii) MCAC SEC documentation; (xxix) MCAC business activities; (xxx) MCAC activities in connection with the PIPE Investment; (xxxi) independent investigation by MCAC; (xxxii) information supplied by MCAC as supplemented by SEC filings; (xxxiii) MCAC is not an investment advisor; (xxxiv) with respect to MCAC and its stockholders, lock-up period enforceability; and (xxxv) Board approval and the requisite vote by the MCAC stockholders.
The representations and warranties are, in many respects, qualified by materiality and knowledge, and will not survive the Merger, but their accuracy forms the basis of some of the conditions to the obligations of MCAC, Merger Sub and Playboy to complete the Merger.
Covenants; Conduct of Business Pending the Merger
Playboy has agreed that, except as permitted by the Merger Agreement and the disclosure schedules, as required by law, or unless MCAC shall have provided written consent, during the period commencing on the date of the Merger Agreement and continuing until the closing of the merger, Playboy shall (i) use commercially reasonable efforts to (a) conduct its business in the ordinary course, and (b) preserve its goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with customers and vendors and (ii) shall not
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amend its certificate of incorporation or bylaws;

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adopt a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization, or otherwise merge or consolidate with or into any other person;

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(A) issue, sell, pledge, amend, grant, create a lien upon or authorize the issuance, sale, pledge, amendment, grant or creation of a lien upon any equity interests of Playboy or any of its subsidiaries, or options, RSUs, convertible securities or other commitments or instruments pursuant to which Playboy or any of its subsidiaries may become obligated to issue or sell any of its shares of capital stock or other securities, or the holders may have the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Playboy stockholders or its subsidiaries may vote, other than the issuance of shares of Playboy common stock upon the exercise of options, settlement of RSUs, convertible securities or other commitments or instruments; (B) split, combine, subdivide or reclassify any of its shares of capital stock; (C) declare, set aside or pay any dividend or other distribution with respect to shares of its capital stock other than dividends from a subsidiary of Playboy; or (D) redeem, purchase or otherwise acquire any of its shares of capital stock, other than (1) forfeitures of unvested options or RSUs, (2) redemptions, repurchases or acquisitions from former employees, non-employee directors and consultants or (3) in connection with the payment or withholding of taxes in connection with the exercise of options or the vesting of RSUs;

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(A) make, cancel or compromise any loans, advances, guarantees or capital contributions to any person other than (1) a subsidiary of Playboy or (2) not in excess of $5,000,000 in the aggregate or (B) incur, assume, accelerate or guarantee any indebtedness other than (1) indebtedness under Playboy’s credit agreement as amended as of the date hereof and as amended or restated from time to time with respect to any amendment or restatement of the credit agreement for purposes of funding any activity of Playboy or its subsidiaries that does not require MCAC consent or (2) not in excess of $5,000,000 in the aggregate;
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make or commit to make any capital expenditures except (A) as contemplated by Playboy’s current budget, (B) in the ordinary course, or (C) such expenditures as do not exceed $1,000,000 in the aggregate;

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acquire, transfer, mortgage, assign, sell, lease, create a lien upon (other than permitted liens) or otherwise dispose of or pledge any asset of Playboy or any of its subsidiaries other than (A) in the ordinary course, (B) any such tangible assets at the end of their useful lives, (C) out of redundancy, (D) pursuant to contracts in effect as of the date hereof or (E) in the aggregate up to $500,000;

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commence any proceeding or release, assign, compromise, settle, waive or abandon any pending or threatened proceeding, other than any such proceeding that would not reasonably be expected to result in damages or otherwise have a value individually in excess of $1,000,000;

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except as required under the terms of any benefit arrangement disclosed in Playboy’s disclosure schedules, applicable law or in the ordinary course (1) grant or announce any increase in salaries, bonuses, severance, termination, retention or change-in-control pay, or other compensation and benefits payable or to become payable by Playboy or any of its subsidiaries to any current or former employee, or (2) adopt, establish or enter into any plan, policy or arrangement that would constitute a benefit arrangement if it were in existence on the date hereof, other than in the case of the renewal of group health or welfare plans;

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enter into, amend, terminate or extend any collective bargaining agreement or any other agreement with a labor or trade union, employee association or works council;

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change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by GAAP;

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except in the ordinary course, terminate or amend any material term of any material contract;

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assign, transfer, abandon, modify, waive, terminate, fail to renew, let lapse or otherwise fail to maintain or otherwise change any material permit, except in the ordinary course;

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make, revoke or change any tax election, adopt or change any tax accounting method or period, file an amended tax return, enter into any closing agreement or settlement, settle any tax claim or assessment, apply for or claim any tax refund, surrender any right to claim a refund of tax or consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment in each case, unless such action would not have the effect of materially increasing the tax liability of MCAC, Playboy, or their affiliates for any taxable period (or portion thereof) beginning after the Closing Date or of materially reducing any tax asset or attribute of tax or any of its subsidiaries or such action is required as a result of a final determination by a governmental authority or as otherwise required by applicable law;

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grant, modify, abandon, dispose of or terminate any rights relating to any intellectual property of Playboy and its subsidiaries, other than in the ordinary course, or otherwise permit any of its rights relating to any intellectual property to lapse (other than in the ordinary course or registrations for trademarks that are no longer in use by, are not planned to be used in the future by, and are no longer being maintained by Playboy and its subsidiaries); or

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agree or commit to do, or resolve, authorize or approve any action to do, any of the foregoing.

MCAC has agreed that, except as permitted by the Merger Agreement, as required by law or unless MCAC shall have provided written consent, during the period commencing on the date of the Merger Agreement and continuing until the earlier to occur of the closing of the Merger and the termination of the Merger Agreement, each of MCAC and its subsidiaries will conduct its business and operations in the ordinary course of its normal operations and consistent with its past practices and in compliance with all applicable laws, regulations and certain material contracts. MCAC has also agreed that, subject to certain limited exceptions, without the written consent of MCAC, it will not, and will not permit any of its subsidiaries to, during the period commencing on the date of the Merger Agreement and continuing until the earlier to occur of the closing of the Merger and the termination of the Merger Agreement:
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make any amendment or modification to the Certificate of Incorporation or MCAC’s by-laws or Merger Sub’s certificate of incorporation or bylaws, other than in connection with an amendment to extend the date by which the Merger must be consummated;

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take any action in violation or contravention of the Certificate of Incorporation or MCAC’s by-laws or Merger Sub’s certificate of incorporation or bylaws, applicable law or any applicable rules and regulations of the SEC or Nasdaq;

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terminate or amend any material contract to which MCAC is a party;

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authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third person with respect to such equity securities or other security interests, other than in connection with the PIPE Investment;

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make any redemption or purchase of its equity interests, except pursuant to the Offer;

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amend, modify, waive any provision of, terminate prior to its scheduled expiration date or otherwise compromise in any way, the Trust Agreement or any other contract related to the Trust Account;

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make or allow to be made any reduction or increase in the Trust Account, other than as expressly permitted by the Certificate of Incorporation and the Trust Agreement;

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amend, modify, waive any provision of, terminate or otherwise compromise in any way any subscription agreement in connection with the PIPE Investment;

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incur any loan or indebtedness (other than the promissory notes that may be issued by the Sponsor for working capital purposes) or issue or sell any debt securities or warrants or rights to acquire any debt securities of MCAC or Merger Sub or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any person for indebtedness;

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merge or consolidate with or acquire any other person or business or be acquired by any other person or enter into any joint venture, partnership, joint marketing or joint development with another person;

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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adopt any MCAC benefit arrangements not in existence as of the date hereof (excluding any renewal or replacement of any MCAC benefit arrangements in existence as of the date hereof in the ordinary course), other than the Equity Incentive Plan;

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declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, except for redemptions from the Trust Account that are required pursuant to MCAC’s Certificate of Incorporation;

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reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, except for redemptions from the Trust Account that are required pursuant to the Certificate of Incorporation;

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change its fiscal year or any material method of accounting or material accounting practice, except for any such change required by GAAP;

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make, revoke or change any material tax election, adopt or change any material tax accounting method or period, file a material amended tax return, enter into any material closing agreement or settlement or settle any material tax claim or assessment; or

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enter into any agreement or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the closing of the Merger, by written notice by the terminating party to the other party, whether before or, subject to the terms of the Merger Agreement, after the requisite MCAC stockholder approvals to complete the Merger and issue additional shares of our Common Stock have been obtained, as set forth below:
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by the mutual written consent of Playboy and MCAC duly authorized by each of their respective boards of directors;

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by MCAC, if any of the representations or warranties of Playboy set forth in the Merger Agreement shall not be true and correct, or if Playboy shall have failed to perform any covenant or agreement on the part of Playboy set forth in the Merger Agreement (including an obligation to consummate the Merger), in each case such that the conditions to Closing set forth in Merger Agreement would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by MCAC) by the earlier of (i) March 31, 2021 (the “Outside Date”), or (ii) 30 days after written notice thereof is delivered to Playboy; provided that MCAC shall not have the right to terminate the Merger Agreement if MCAC or Merger Sub is in material breach of any representation, warranty, covenant or obligation hereunder, which breach has not been cured;

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by Playboy, if any of the representations or warranties of MCAC or Merger Sub set forth in the Merger Agreement shall not be true and correct, or if either MCAC or Merger Sub shall have failed to perform any covenant or agreement on the part of MCAC or Merger Sub set forth in the Merger Agreement (including an obligation to consummate the Merger), in each case such that the conditions to Closing set forth in the Merger Agreement would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured (or waived by Playboy) by the earlier of (i) the Outside Date or (ii) 30 days after written notice thereof is delivered to MCAC; provided that Playboy is not then in breach of the Merger Agreement so as to cause the conditions to Closing set forth in the Merger Agreement not to be satisfied;

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by either Playboy or MCAC:

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on or after the Outside Date if the Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate the Merger Agreement shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was due to such party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement;

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if any order with respect to each party’s conditions precedent to effectuate the merger shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate the Merger Agreement shall not be available to a party if such order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement; and

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if the Directors Proposal shall fail to receive the requisite approval by the MCAC stockholders at the Meeting (unless the Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); and

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by Playboy, if after giving effect to all redemptions of public shares MCAC does not have at least $15,000,000 in the Trust Account (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the redemption).

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which is filed as Annex A hereto, and which is incorporated by reference in this report. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.
Additional Agreements
PIPE Subscription Agreements and PIPE Registration Rights Agreement
MCAC entered into the Subscription Agreements and the PIPE Registration Rights Agreements, with certain institutional and accredited investors, pursuant to which, among other things, MCAC agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination the PIPE Shares.
Pursuant to the PIPE Registration Rights Agreements, MCAC agreed to file (at MCAC’s sole cost and expense) the PIPE Resale Registration Statement with the SEC no later than the 5th calendar day following the date that this proxy statement is first filed with the SEC. MCAC will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective at the same time that MCAC has cleared comments with the SEC on this proxy statement, but no later than the Effectiveness Date.
Under certain circumstances, additional payments by MCAC may be assessed with respect to the PIPE Shares in the event that (i) the PIPE Resale Registration Statement has not been filed with the SEC by the Closing Date; (ii) the PIPE Resale Registration Statement has not been declared effective by the SEC by the Effectiveness Date; (iii) the PIPE Resale Registration Statement is declared effective by the SEC but thereafter ceases to be effective or is suspended for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty (20) calendar days (which need not be consecutive calendar days) during any 12-month period; or (iv) MCAC fails for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act and the PIPE Shares are not then registered for resale under the Securities Act during the period commencing from the twelve (12) month anniversary of the closing and ending at such time that all of the PIPE Shares may be sold without the requirement for MCAC to be in compliance with Rule 144(c)(1) under the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act. The additional payments by MCAC will accrue on the applicable PIPE Shares at a rate of 1.0% of the aggregate purchase price paid for such shares per month, subject to certain terms and limitations (including a cap of 6.0% of the aggregate purchase price paid for such shares pursuant to the Subscription Agreements).
Support Agreement
In connection with the execution of the Merger Agreement, the Initial Stockholders each entered into the Support Agreement with Playboy, pursuant to which each of the Initial Stockholders agreed to vote all shares of MCAC Common Stock beneficially owned by them in favor of each of the Proposals, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement. In addition, each of the Initial Stockholders also agreed that it would not sell, assign or otherwise transfer any of the Insider Shares unless the buyer, assignee or transferee executes a joinder agreement to the Support Agreement. We agreed that we would not register any sale, assignment or transfer of the Insider Shares on our transfer ledger (book entry or otherwise) that is not in compliance with the Support Agreement.
Stock Purchase Agreement
In connection with the execution of the Merger Agreement, MCAC, Sponsor, Suying Liu and Playboy entered into the Insider Stock Purchase Agreement, pursuant to which Playboy purchased the Initial Shares from Sponsor. Subject to the satisfaction of conditions set forth under the Merger Agreement, MCAC shall cause the Initial Shares to be transferred on the books and records of MCAC to Playboy upon the closing or, if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents). In the event of a Compliance Failure (as defined in the Merger Agreement) that is not cured, upon Playboy’s request as of the closing, or in the event the Merger

Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents), up to the total Balance Shares held by Dr. Liu shall be transferred to Playboy. In the event that (i) the Initial Shares and/or Balance Shares are subject to contractual lock-up at the time of transfer, Dr. Liu shall transfer additional Insider Shares to Playboy in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the shares of Common Stock on the business day immediately prior to such lock-up expiration is lower than the price per share at the time of the Closing or, (ii) if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents) such that the total aggregate value of the Initial Shares is at least $4,445,000 (or, if the Balance Shares have been issued, at least $5,445,000).
Amended and Restated Registration Rights Agreement
At the Closing, MCAC will enter into the Amended and Restated Registration Rights Agreement with (i) the Initial Stockholders with respect to the Insider Shares, Private Units and any securities issuable upon conversion of working capital loans made to MCAC, they own at the Closing, and (ii) the Playboy stockholders with respect to (x) the Merger Consideration, (y) any other outstanding Common Stock or other equity security issued or issuable upon the exercise of any other equity security of the Combined Company as of the Closing and (z) any other equity security of the Combined Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.
The Amended and Restated Registration Rights Agreement will require the Combined Company to, among other things, file a resale shelf registration statement with the SEC on behalf of the Initial Stockholders and the Playboy stockholders no later than the Filing Deadline. The Combined Company shall use its commercially reasonable efforts to have the registration statement declared effective no later than 30 days following the Filing Deadline (60 days if the registration statement is reviewed by the SEC).
The holders of a majority of these securities are entitled to make up to three demands that the Combined Company register such securities. The holders of the majority of the Insider Shares can elect to exercise these demand registration rights at any time commencing three months prior to the date on which the Insider Shares are to be released from the Continental Escrow. The holders of the majority of shares of Common Stock issued in lieu of payment of working capital loans made to us, if any, can elect to exercise these demand registration rights at any time after we consummate the Business Combination. The Playboy stockholders can elect to exercise these registration rights at any time commencing three months prior to the first possible date on which the restrictions on transfer will lapse under the Lock-up Agreement (as described below) commencing upon the Closing. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of the Business Combination. The demand and piggy-back registration rights provided therein are subject to underwriter cutbacks and issuer blackout periods. The Combined Company will agree to pay certain fees and expenses relating to the registrations under the Amended and Restated Registration Rights Agreement.
Investor Rights Agreement
At the Closing, MCAC and RT-ICON will enter into an Investor Rights Agreement pursuant to which, following the Closing Date, RT-ICON shall have the right, but not the obligation, to nominate to the Combined Company’s Board of Directors a number of designees equal to (i) three directors, if and so long as RT-ICON and its affiliates beneficially own, in the aggregate, 50% or more of the shares of Common Stock, (ii) two directors, in the event that RT-ICON and its affiliates beneficially own, in the aggregate, 35% or more, but less than 50%, of the shares of Common Stock and (iii) one director, in the event that RT-ICON and its affiliates beneficially own, in the aggregate, 15% or more, but less than 35%, of the shares of Common Stock (in each case, subject to proportional adjustment in the event that the size of Combined Company’s Board of Directors is increased or decreased following the Closing Date). RT-ICON will also have the right to appoint the chairman of the Combined Company’s Board of Directors so long as RT-ICON and its affiliates beneficially own, in the aggregate, 15% or more of the shares of Common Stock. The Investor Rights Agreement also provides RT-ICON with certain additional rights, based on its ownership levels, related to board committee memberships, board vacancies, size of the board of directors and actions related to certain amendments to the Combined Company’s Proposed Charter (if approved) and bylaws.

Lock-up Agreement
In connection with the Closing, the Playboy stockholders will each agree, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any Lock-up Shares held by it immediately after the Effective Time, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of MCAC Common Stock issued and outstanding or securities convertible into or exercisable or exchangeable for shares of MCAC Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the earlier of (x) the date that is 12 months after the Closing Date, and (y) if, subsequent to the Closing Date, such date on which MCAC consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of MCAC Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the volume weighted average price of the shares of MCAC Common Stock equals or exceeds $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period, fifty percent (50%) of the Lock-up Shares shall be released from the lock-up to the holder.
Director Voting Agreement
At the Closing, MCAC shall enter into the Director Voting Agreement with certain of the Playboy stockholders pursuant to which they shall each agree to vote all shares of Common Stock owned by them to elect and maintain in office Suying Liu as a member of the Second Class of the Combined Company Board of Directors as set forth in the Proposed Charter until the second annual meeting of stockholders held after the Closing Date. The entry into the Director Voting Agreement is subject to the Trust Account maintaining no less than $15,000,000 after giving effect to all redemptions of public shares, which is a closing condition to the Merger Agreement.
Waiver Agreement
On [•], 2020, MCAC expects to enter into a Waiver Agreement with Chardan for the purpose of waiving certain provisions in the Underwriting Agreement, including, among other things, any requirement that prior to the closing of a business combination, 65% of the shares of MCAC Common Stock must approve any amendment to MCAC’s Certificate of Incorporation; provided, that (a) MCAC shall obtain the affirmative vote of at least the majority of the issued and outstanding shares of its Common Stock in connection with any amendment to its certificate of incorporation; (b) the waiver is only with respect to the Charter Proposal and the Advisory Charter Proposals that will be effective upon the consummation of the Business Combination, which Proposals are included in this proxy statement filed with the SEC in connection with the Business Combination, and (c) in the event that the transactions contemplated by the Merger Agreement are not consummated, the waiver of such covenant shall be deemed null and void. The Waiver Agreement is also expected to waive certain ongoing covenants of MCAC to Chardan conditioned upon and following the consummation of the Business Combination. The entry into a Waiver Agreement satisfactory to Playboy is a closing condition for Playboy under the Merger Agreement.
Background of the Business Combination
MCAC was incorporated as a blank check company on November 12, 2019, under the laws of the State of Delaware, for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although there was no restriction or limitation on what industry or geographic region our target operates in, it was our intention to pursue prospective targets that are in North America.
On June 9, 2020, we consummated our IPO of 5,000,000 Units, with each Unit consisting of one share of Common Stock, and one Right to receive one-tenth (1/10) of a share of Common Stock upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. Simultaneously with the consummation of the IPO, we consummated a private placement of 321,500 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $3,215,000.
We also sold the Unit Purchase Option (“the UPO”) to purchase up to 345,000 units to Chardan, for a purchase price of $100. The UPO is exercisable at $11.50 per unit (for an aggregate exercise price of $3,967,500), beginning on the consummation of our initial business combination. The UPO may be exercised for cash or on a cashless basis, at the holder’s option, and expires on June 9, 2025.
On June 19, 2020, we sold an additional 749,800 Units at $10.00 per Unit pursuant to the underwriters exercising their over-allotment option and we also sold an additional 33,741 Private Placement Units at $10.00 per Private Placement Unit to the original purchasers of the Private Placement Units in respect of their obligation to purchase such additional Private Placement Units upon the exercise of the underwriters’ over-allotment option, generating additional gross proceeds of $337,410.
After deducting the underwriting fee (excluding the deferred underwriting commission of $2,012,430, which amount will be payable upon consummation of the Business Combination, if consummated) and the IPO expenses, the total net proceeds from our IPO and the sale of the Private Placement Units, approximately $58,647,960 (or $10.20 per Unit Sold), was placed in the Trust Account.
Prior to the consummation of its IPO, neither MCAC nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with MCAC. Immediately after closing the IPO, the officers and directors of MCAC initiated contact with several potential targets and/or advisors. From the IPO through our entering into an exclusive Letter of Intent (“LOI”) with Playboy, MCAC had communicated with approximately 15 potential targets and/or their advisors. Of those potential targets, MCAC entered into non-disclosure agreements with three and conducted additional due diligence and/or detailed discussions with them. MCAC did not continue talks with the other two companies due to discrepancies in valuation expectations and commercial terms.
Of those two targets, one is a boutique independent operator in the oil & gas industry. While we almost reached an agreement with them on an attractive pre-transaction enterprise value of approximately $75 million for their business, we ultimately decided that the sheer size of this target was too small considering the amount of capital in our trust, as the potential dilutive effect would be disproportionately large for the combined entity, hindering its public-market receptiveness.
The other target is in the healthcare technology industry developing and deploying a streamlined cloud-based data management system for hospitals and clinics. Although their proposed pre-transaction enterprise value of approximately $300 million was more in line with the size of our trust, we did not see a clear growth pathway to their projected revenue and EBITDA figures, and hence were unable to reconcile with their expected valuation multiples.
On the afternoon of July 7, 2020, Messrs. John Lipman and Ryan Hultstrand, referred by Mr. Mitchell Nussbaum at Loeb & Loeb LLP (“L&L” hereafter), legal counsel for MCAC, reached out to Dr. Suying Liu to introduce their investment bank, Craig-Hallum Capital Group LLC (“Craig-Hallum” hereafter), in general, and to discuss on a no-name basis a prospect in the consumer products industry, in particular.
Subsequently in the evening of July 7, 2020, MCAC and Craig-Hallum entered into a non-disclosure agreement, upon which it was revealed to MCAC that the prospect was Playboy. and that Roth Capital Partners, LLC (“Roth” hereafter) would serve as a co-advisor for the purpose of exploring and potentially completing a business combination between MCAC and Playboy.
On July 14, 2020, Mr. Lipman suggested a virtual meeting between Dr. Liu and Mr. Ben Kohn, the CEO and President of Playboy, for the following day, which they held. During the virtual meeting, Dr. Liu and Mr. Kohn exchanged views on the consumer products industry, the Playboy brand, operational and financial highlights of Playboy given its existing and upcoming product lines, geographic opportunities in both North America and Asia, and some preliminary deal terms. The potential for PIPE financing was also discussed.

Following these communications, MCAC began to conduct preliminary diligence of Playboy, including presentation materials provided by Playboy, the consumer products industry, and the valuations of comparable companies in the same specific categories within the consumer products industry as Playboy such as sexual wellness and style & apparel.
On July 16, 2020, a further virtual meeting between MCAC’s management team and Playboy’s management team was held to confirm the mutual interest in exploring the potential business combination between the two parties, and key elements of the deal framework for a transaction was discussed. In particular, based on comparable companies, as well as Playboy’s expected growth that MCAC had assessed, MCAC proposed to value Playboy’s pre-transaction equity at $239 million along with the assumption of $142 million in Playboy’s debt, for a total enterprise value of $381 million. Playboy’s management considered the valuation at the low end of their acceptable range and counter-proposed by adding a price-based earnout structure.
On July 17, 2020, the parties held another telephonic meeting and agreed to most of what was previously discussed. MCAC’s management recognized the value-add of the earnout to its shareholders given the incentives it provided to existing Playboy shareholders and management to deliver on operational performance.
On July 18, 2020, MCAC shared an initial draft of the LOI with Playboy reflecting the terms negotiated.
During the next few days, given additional discussions between the two parties along with their financial and legal advisors (including Jones Day (“JD” hereafter), who serves as the legal counsel for Playboy), MCAC and Playboy refined the provisions in the LOI.
On July 27, 2020, MCAC and Playboy executed a confidentiality agreement and subsequently Playboy began to share additional information regarding its operating business and financial performance. MCAC started to work with its financial and legal advisors to conduct more detailed due diligence.
After further refinement of the terms in the LOI by the two parties and the advisors, the LOI was executed on July 29, 2020. In connection with the entry into the LOI, both parties agreed not to initiate, continue, or engage in any discussions or negotiations, or enter into any agreements, with respect to a competing business combination or similar transaction until the earlier of 30 days or until entering into a definitive agreement, with the exclusivity extendable by mutual agreement.
An all-hands virtual meeting was held the next day, with MCAC and Playboy, their respective financial and legal advisors, as well as Ellenoff Grossman & Schole LLP (“EGS” hereafter), who Craig-Hallum and Roth retained as the legal counsel for the proposed PIPE financing. The meeting established a mutually agreed upon transaction timeline along with the responsibilities of various teams on certain key items such as due diligence deliverables, the Merger Agreement and the PIPE subscription documents.
Following the execution of the LOI and the all-hands virtual meeting, MCAC continued its business, legal, accounting, tax, insurance, benefits, and environmental due diligence, through reviewing documentation and several due diligence calls with Playboy management.
On August 11, 2020, Playboy presented the finalized consolidated financial model to MCAC as well as the financial advisors. The management teams of both companies held a discussion on Playboy’s recent financial performance, brand portfolio, growth strategies and operations for due diligence purposes.
On August 12, 2020, MCAC and L&L shared the first draft of the Merger Agreement with Playboy and JD.
In the subsequent days, MCAC continued to engage in discussions advancing due diligence directly and through its advisors. Key topics included commercial and financial due diligence, governance, tax structure, and transaction structure.
Meanwhile, expanding upon presentation materials previously provided to MCAC, Playboy, MCAC and the advisors drafted, revised and finalized a presentation document for prospective PIPE investors.

On August 25, 2020, the parties began the roadshow to institutional and accredited investors to raise PIPE financing for the proposed Business Combination. The roadshow continued into and through the week of September 14, 2020.
Throughout August and September 2020, MCAC and Playboy exchanged drafts of the Merger Agreement and drafts of the ancillary documents, including the Director Voting Agreement, the Lockup Agreement and the New Registration Rights Agreement. The various drafts exchanged reflected the parties’ negotiations on, among other things, the consideration structure, the scope of prohibited affiliate transactions for which the parties would be liable, interim operating covenants, allocation of tax risk and responsibility, post-closing governance matters, scope of registration rights and other matters. Particularly, in mid-September 2020, the parties re-visited the earnout structure and removed it upon deciding that its dilutive detriment outweighed the incentive benefit.
On September 22, 2020, MCAC’s management team held a telephonic board meeting to where the Playboy opportunity was presented to MCAC’s board. The board members received a presentation about Playboy including recent financial performance, potential growth opportunities, future business developments and new brand positioning strategies. After a formal vote was conducted, the Business Combination was unanimously approved by all board directors.
On September 29, 2020, L&L and JD continued exchange of drafts of the Merger Agreement and ancillary documents for final review.
On September 30, 2020, Dr. Liu, Mr. Kohn and Ms. Rachel Webber, the Chief Brand & Strategy Officer of Playboy, met virtually to prepare for the joint announcement that terms of a definitive Merger Agreement had been reached. The parties also pre-recorded the remarks for the investor conference call scheduled for the next day, and reviewed the presentation materials to investors, addressing Playboy operations, financial performance, and the Business Combination, to be incorporated in the Current Report on Form 8-K filing with the SEC.
The parties executed the Merger Agreement on the same day, during which MCAC also effectuated the subscription agreements with the PIPE investors for the purchase of $50 million of Common Stock of MCAC at $10 per share.
On October 1, 2020, the parties issued a joint press release announcing the execution of definitive agreements for the contemplated Business Combination and the definitive purchase agreements with institutional and accredited investors. Shortly thereafter, MCAC filed a current report on Form 8-K attaching the press release, the investor presentation previously provided to certain potential investors and current MCAC shareholders, the subscription agreement, the Merger Agreement and the ancillary documents.
MCAC’s Board’s Reasons for the Approval of the Business Combination
In evaluating the transaction with Playboy, MCAC’s Board of Directors consulted with management and MCAC’s legal counsel as well as its financial advisors, Craig-Hallum and Roth. The MCAC Board of Directors considered and evaluated several factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the MCAC Board of Directors did not assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The MCAC Board of Directors based its decision on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weights to different factors. This explanation of our reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
Before reaching its decision, the MCAC Board of Directors discussed the material results of its management’s due diligence activities, which included:
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extensive meetings and calls with Playboy’s management team regarding operations and projections;

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research on the consumer products industry in general and the sexual wellness, style & apparel, gaming & lifestyle, and beauty & grooming categories in particular, including historical and projected growth trends, where market sizes on the respective categories were overlaid with Playboy’s product offerings and revenue shares;
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due diligence activities relating to accounting, legal, tax, environmental, insurance, operations and other matters;

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financial and valuation analyses including financial projections provided by Playboy; and

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research on the public trading values of comparable peer companies.

The MCAC Board of Directors considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement, and the transactions contemplated thereby, including but not limited to, the following material factors and viewpoints:
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Iconic brand.   Playboy is one of the largest and most recognizable lifestyle brands in the world, with more than $3 billion in global consumer spend against the brand across 180 countries. Building upon almost seven decades of groundbreaking media, entertainment, hospitality and social advocacy, Playboy today reaches millions of consumers around the world.

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Transformed, streamlined and high-growth business model.   Playboy has pivoted from a media company into a combination of global licensing business and owned & operated (O&O) platform for direct-to-consumer product sales. With over $400 million in licensing cash flows contracted through 2029, sexual wellness products available for sale online and in over 10,000 major retail stores in the US, and a growing variety of clothing and branded lifestyle and digital gaming products, Playboy is well positioned for rapid growth. In particular, Playboy is on track to achieve $137 million in revenue and $28 million in adjusted EBITDA for 2020, an increase of 75% and 137% over 2019, respectively.

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Extensive network of both influencers and consumers.   Playboy’s mission to create a culture where all people can pursue pleasure has curated sophistication, art, music and culture for more than six decades, especially with iconic influencers in entertainment as well as business. The Playboy brand has also generated 50 billion+ global press impressions, attracted 50 million+ global social media fans and currently serves more than one million active e-commerce consumers.

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Strategic and balanced product offerings with enormous markets.   Playboy today services across four major categories: Sexual Wellness ($388 billion projected 2024 market size), Style & Apparel ($1.9 trillion projected 2024 market size), Gaming & Lifestyle (1.4 trillion projected 2024 market size), and Beauty & Grooming ($434 billion projected 2024 market size). These product categories form Playboy’s “The Pleasure Lifestyle” platform, which integrates into the habits of people around the world with products and experiences that help them look and feel good, day and night. This comprehensive product mix is especially well designed to leverage the image and recognition of the Playboy brand, generating strong consumer affinity.

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Experienced, Hands-On Team.   Playboy’s management team has deep experience and a demonstrated track record of acquiring, building and growing businesses. The management team will be complemented by an experienced board of directors, which intends to actively support Playboy’s management and contribute significant time and knowledge in their respective areas of expertise, including strategic acquisitions, brand management, business operations, financial reporting, and investor relations, among others.

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Highly Committed Shareholders.   Reflecting their desire to participate in future equity value creation, Playboy’s existing shareholders intend to roll 100% of their equity into MCAC, owning on a pro forma basis about 63% of combined entity immediately following the contemplated transaction assuming no redemption of public shares. Similarly, we have entered into definitive subscription agreements with our PIPE investors in connection with our merger with Playboy. Importantly, both we and Playboy have a shared vision for the operating strategy we collectively believe will drive future value growth for shareholders. Both of us also believe public shareholders will benefit from the combination of Playboy management’s extensive knowledge of the business and our focused acquisition strategy of bringing to the public markets a brand with global market opportunities.

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Attractive Valuation.   Our management and its financial advisors have conducted extensive research on comparable companies spanning the four products categories that Playboy operates in as well as the Direct to Consumer sector given its important role in Playboy’s overall growth strategy. For Sexual Wellness, the average multiple is 19.7x EV/EBTIDA 2021 between Reckitt Benckiser Group plc (18.0x EV/EBTIDA 2021) and Church & Dwight Co., Inc. (21.3x EV/EBTIDA 2021). For Style & Apparel, the average multiple is 10.7x EV/EBTIDA 2021 among NIKE, Inc. (24.3x EV/EBTIDA 2021), V.F. Corporation (17.2x EV/EBTIDA 2021), and several others. For Gaming & Lifestyle, the average multiple is 12.8x EV/EBTIDA 2021 among Aristocrat Leisure Limited (13.8x EV/EBTIDA 2021), Live Nation Entertainment, Inc. (21.2x EV/EBTIDA 2021), and several others. For Beauty & Grooming, the average multiple is 15.2x EV/EBTIDA 2021 among L’Oréal S.A. (19.2x EV/EBTIDA 2021), The Estée Lauder Companies Inc. (20.2x EV/EBTIDA 2021), and several others. For Direct to Consumer, the average multiple is 25.3x EV/EBTIDA 2021 among Wayfair Inc. (59.1x EV/EBTIDA 2021), YETI Holdings, Inc. (18.7x EV/EBTIDA 2021), and several others. We compared the 2021 pro forma adjusted EBITDA multiple derived from the purchase price for Playboy, which is 10.3x, to the same-period overall average EBITDA multiple of the aforementioned comparable companies, which is 15.4x, and found that Playboy’s valuation compared favorably to these benchmarks.
The MCAC Board of Directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:
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Future Financial Performance.   The risk that future financial performance may not meet our expectations due to factors in our control or out of our control, including due to economic cycles or other macroeconomic factors.

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COVID-19.   Uncertainties regarding the potential impacts of the COVID-19 virus and related economic disruptions on Playboy’s operations and demand for its products.

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De-globalization.   The risk that the reliability of Playboy’s global licensees in various regions may deteriorate given political and/or social pressures on local residents against foreign brands.

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Me Too Movement.   Uncertainties that some consumers or prospective consumers may associate the Playboy brand with opposing the Me Too Movement due to bias against the brand name and/or insufficient understanding of its product offerings, which can reduce the demand for Playboy’s products.

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Potential for Benefits not Achieved.   The risk that the potential benefits of the Business Combination, including Playboy’s future value-creation strategies and identified cost savings or revenue opportunities, may not be fully achieved, or may not be achieved within the expected timeframe.

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Liquidation of the Company.   The risks and costs to our business if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in our inability to effect a business combination by June 9, 2021 (unless such time frame is extended for up to an additional nine months) and force MCAC to liquidate and the rights to expire worthless.

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Exclusivity.   The fact that the Merger Agreement includes an exclusivity provision that prohibits us from, among other things, soliciting, initiating, engaging, participating or entering into discussions or negotiations with any person concerning any alternative transaction between us and another person with respect to a potential business combination. The exclusivity provision is effective until the earlier of the Closing Date and the date that the Merger Agreement is properly terminated.

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Stockholder Vote.   The risk that our stockholders may fail to provide the respective votes necessary to effect the Business Combination.

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Closing Conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within our control.

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Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

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Fees and Expenses.   The fees and expenses associated with completing the Business Combination.

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Other Risks.   Various other risks associated with the Business Combination, the business of MCAC, and the business of Playboy described under “Risk Factors.”

Interests of MCAC’s Directors, Officers and Certain Stockholders in the Business Combination
When you consider the recommendation of the Board in favor of approval of the Merger, you should keep in mind that MCAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:
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If a proposed business combination is not completed by June 9, 2021 (unless such date has been extended as described below), MCAC will be required to dissolve and liquidate. In such event, the 737,450 shares of Common Stock currently held by the Initial Stockholders, which were acquired prior to the IPO will be worthless because such holders have agreed to waive their rights to any liquidation distributions. Such shares of Common Stock had an aggregate market value of approximately $[•] based on the closing price of the Common Stock of $[•] on the Nasdaq Stock Market as of [•], 2020.

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If the proposed Business Combination is not completed by June 9, 2021 (unless such date has been extended as described above), the 326,492 Private Units purchased for a total purchase price of USD$3,264,920, will be worthless. Such Private Units had an aggregate market value of approximately USD$[•], based on the closing price of MCAC’s Units of USD$[•] on Nasdaq as of [•], 2020;

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If a proposed business combination is not completed by June 9, 2021, MCAC’s directors, officers, their affiliates or designees may extend the period of time to consummate a business combination three times by an additional three months each time (for a total of up to 21 months to complete a business combination). The only way to extend the time available for MCAC to consummate its initial business combination is for MCAC’s directors, officers, their affiliates or designees to deposit into the Trust Account approximately $575,000 on or prior to the date of the applicable deadline. In the event that they elected to extend the time to complete a business combination and deposited the applicable amount of money into Trust Account, the insiders would receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that MCAC is unable to close a business combination (unless there are funds available outside the Trust Account to do so.) Such notes would either be paid upon consummation of MCAC’s initial business combination, or, at the relevant insider’s discretion, converted upon consummation of MCAC’s business combination into additional Private Units at a price of $10.00 per unit.

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The exercise of MCAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest.

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If the Business Combination is completed, Playboy will designate (all except for one), member of the Combined Company’s Board of Directors.

Appraisal Rights
There are no appraisal rights available to our stockholders in connection with the Merger.
Total Shares of Common Stock Outstanding Upon Consummation of the Merger
The total number of shares of Common Stock to be issued and outstanding immediately following completion of the Merger will be [•]. We anticipate that the Playboy stockholders will hold [•]% of our outstanding Common Stock, the PIPE Investors will hold [•]% of our outstanding Common Stock and the current MCAC stockholders will hold [•]% of our outstanding Common Stock, immediately following completion of the Merger. This percentage (i) assumes that no public shares are redeemed in connection with the Merger, (ii) does not take into account any Playboy option awards that are assumed by MCAC in connection with the Merger and will be outstanding immediately following the Merger, (iii) does not take into account any equity awards that may be issued under the proposed Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan (the “2021 Incentive Plan”) following the Merger, and (iv) does not take into account any Net Debt adjustments to the Merger Consideration.

Anticipated Accounting Treatment
The Business Combination will be accounted for as a “reverse recapitalization” in accordance with GAAP. Under this method of accounting, MCAC will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the Playboy stockholders are expected to have a majority of the voting power of the Combined Company, Playboy will comprise all of the ongoing operations of the Combined Company, Playboy will comprise a majority of the governing body of the Combined Company, and Playboy’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Playboy issuing shares for the net assets of MCAC, accompanied by a recapitalization. The net assets of MCAC will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Playboy.
Redemption Rights
Pursuant to our Certificate of Incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding public shares of Common Stock. As of [•], 2020, this would have amounted to approximately $[•] per share.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)   (a) hold public shares, or
(b) hold public shares through Units and you elect to separate your Units into the underlying public shares prior to exercising your redemption rights with respect to the public shares; and
(ii) prior to 5:00 p.m., Eastern Time, on [•], 2020, (a) submit a written request to Continental that MCAC redeem your public shares for cash and (b) deliver your public shares to Continental, physically or electronically through DTC.
Holders of outstanding Units must separate the underlying shares of Common Stock prior to exercising redemption rights with respect to the public shares. If the Units are registered in a holder’s own name, the holder must deliver the certificate for its Units to Continental, with written instructions to separate the Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the public shares from the Units.
If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Continental in accordance with the procedures described herein. Please see the section titled “The Meeting—Redemption Rights” for the procedures to be followed if you wish to redeem your public shares for cash.
Vote Required for Approval
Along with the approval of the Charter Proposal and the Nasdaq Proposal, approval of this Business Combination Proposal is a condition to the consummation of the Merger. If this Business Combination Proposal is not approved, the Merger will not take place. Approval of this Business Combination Proposal is also a condition to the remaining proposals other than the Adjournment Proposal. If the Charter Proposal and the Nasdaq Proposal are not approved, this Business Combination Proposal will have no effect (even if approved by the requisite vote of our stockholders at the Meeting of any adjournment or postponement thereof) and the Merger will not occur.
Assuming that a quorum is present at the Meeting, the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting vote “FOR” the Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Merger). Accordingly, a stockholder’s failure to vote online during the Meeting or by proxy, a broker non-vote or an abstention will be considered a vote “AGAINST” the Business Combination Proposal.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL 1.

PROPOSAL NO. 2 — THE CHARTER PROPOSAL
Overview
In connection with the Business Combination, we are asking our stockholders to approve the adoption of the Proposed Charter, in the form attached hereto as Annex B. If the Business Combination and the Charter Proposal are approved, the Proposed Charter would replace MCAC’s existing charter.
The Charter Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Charter Proposal will have no effect, even if approved by the MCAC stockholders.
Comparison of Current Charter to Proposed Charter
The following is a summary of the key changes effected by the Proposed Charter relative to MCAC’s existing charter. This summary is qualified in its entirely by reference to the full text of the Proposed Charter, a copy of which is included as Annex B.
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change MCAC’s name to “Playboy Group, Inc.” (the “Corporation”);

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increase the total number of shares which MCAC shall have authority to issue to 155,000,000 million, comprising 150,000,000 shares of Common Stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value;

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eliminate certain provisions specific to MCAC’s status as a special purpose acquisition company;

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provide that the number of directors shall be fixed from time to time by resolution of the Board, and that if RT owns at least 35% in voting power of MCAC, such resolution shall require the approval of the majority of the directors appointed to the Board by RT;

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provide that if RT owns at least 35% of the voting power of MCAC, vacancies on the Board shall be filled in accordance with the Voting Agreement;

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provide that directors may be removed with or without cause by the vote of the shares representing a majority of the voting power of MCAC stock, and that if RT owns less than 50% of the voting power of MCAC, any such director may be removed only for cause and only by the vote of the holders of 66 2/3% of the voting power of MCAC;

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permit stockholders to act by written consent in lieu of a meeting until the time that RT beneficially owns at least 50% of the voting power of MCAC;

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permit that special meetings of stockholders of MCAC may be called at any time by the Secretary at the direction of the Board or the Chairman of the Board and special meeting of stockholders of MCAC may be called by the Secretary or by the Chairman of the Board upon the written request of holders of at least 50% of the voting power of MCAC at any time RT owns less than 50% of the voting power of MCAC;

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provide that MCAC waives any interest in, or interest in being offered, an opportunity to participate in a business activity or business opportunity presented to RT and MCAC waives business opportunities presented to its officers or directors in their individual capacity;

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provide that MCAC elects not to be governed by Section 203 of the DGCL and shall not engage in any business combination with any interested stockholder for three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of MCAC outstanding at the time the transaction commenced, or (iii) at or subsequent to such time, the business combination is approved by the Board and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of MCAC which is not owned by the interested stockholder;

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provide that if RT owns at least 50% of the voting power of MCAC, an affirmative vote of 66 2/3% of the voting power of MCAC is required in order to adopt certain amendments to the Proposed Charter regarding the Board, amendments to the bylaws, indemnification, corporate opportunities and amendment to the charter and if RT owns less than 50% of the voting power of MCAC an affirmative vote of at least a majority of the voting power of MCAC is required to adopt such amendments to the Proposed Charter; and

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provide that if RT owns at least 50% of the voting power of MCAC, an affirmative vote of 66 2/3% of the voting stock of MCAC is required in order to adopt an amendment to the proposed amended and restated bylaws and if RT owns less than 50% of the voting power of MCAC an affirmative vote of at least a majority of the outstanding stock of MCAC is required to adopt an amendment to the proposed amended and restated bylaws.

Reasons for the Approval of the Charter Proposal
In the judgment of the MCAC Board, the Proposed Charter is necessary to address the needs of the Combined Company. In particular:
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the name of the new public entity is desirable to reflect the Combined Company’s ability to change;

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the greater number of authorized shares of Common Stock is desirable for the Combined Company to have sufficient shares to complete the Business Combination and have additional authorized shares for financing its business, acquiring other businesses, forming strategic partnerships and alliances and stock dividends and stock splits;

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certain provisions address matters under Delaware law; and

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the provisions that relate to the operation of MCAC as a special purpose acquisition company prior to the consummation of the initial business combination will not be applicable to the Combined Company (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

For a discussion of the reasons for the approval of certain provisions in the Proposed Charter, see “Proposal No. 3 — The Advisory Charter Proposals—Reasons for the Approval of the Advisory Charter Proposals” below.
Vote Required for Approval
Assuming that a quorum is present at the Meeting, the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock is required to approve the Charter Proposal. Accordingly, a stockholder’s failure to vote online during the Meeting or by proxy, a broker non-vote or an abstention will be considered a vote “AGAINST” the Charter Proposal.
Proposal 2 is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. If either of the Business Combination Proposal or the Nasdaq Proposal is not approved, the Charter Proposal will have no effect even if approved by our stockholders. Because stockholder approval of the Charter Proposal is a condition to completion of the Merger under the Merger Agreement, if the Charter Proposal is not approved by our stockholders, the Merger will not occur unless we and Playboy waive the applicable closing conditions.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE CHARTER PROPOSAL UNDER PROPOSAL 2.

PROPOSAL NO. 3 — THE ADVISORY CHARTER PROPOSALS
Overview
We are asking our stockholders to vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Proposed Charter. These proposals are being presented in accordance with SEC guidance and will be voted upon on an advisory basis, and are not binding on MCAC or our Board (separate and apart from the approval of the Charter Proposal). In the judgment of the MCAC Board , these provisions are necessary to adequately address the needs of the Combined Company. Furthermore, the Business Combination is not conditioned upon the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, MCAC intends that the Proposed Charter will take effect upon consummation of the Business Combination (assuming approval of the Charter Proposal).
Advisory Charter Proposals
The following table sets forth a summary of the material changes proposed to be made between our existing charter and the Proposed Charter applicable to the Advisory Charter Proposals. This summary is qualified by reference to the complete text of the Proposed Charter, a copy of which is attached to this proxy statement as Annex B. We urge all stockholders to read the Proposed Charter in its entirety for a more complete description of its terms.
	Certificate of Incorporation	Proposed Charter
Advisory Proposal A — Name Change	The name of the corporation is Mountain Crest Acquisition Corp.	The name of the corporation is Playboy Group, Inc. (the “Corporation”)
Advisory Proposal B — Authorized Shares	The total number of shares which MCAC shall have authority to issue is thirty million (30,000,000) shares of Common Stock, $0.0001 par value (“Common Stock”). The holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.	The total number of shares which MCAC shall have authority to issue is 155,000,000 million, comprising 150,000,000 shares of Common Stock, $0.0001 par value (“Common Stock”), and 5,000,000 shares of preferred stock, $0.0001 par value (“Preferred Stock”). The holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.
Advisory Proposal C — Provisions Specific to a Special Purpose Acquisition Company	Article SIXTH sets forth various provisions related to our operations as a special purpose acquisition company prior to the consummation of an initial business combination, including provisions relating to our trust account and distributions from our trust account, stockholder redemption rights in connection with an initial business combination, stockholder approval of an initial business combination in certain	Article SIXTH is deleted in its entirety.

	Certificate of Incorporation	Proposed Charter
circumstances, affiliate transactions in connection with an initial business combination and the minimum value of a target in an initial business combination.
Advisory Proposal D — Number of Directors	The Board shall be divided into three (3) classes, which shall be as nearly equal in number as possible.
Subject to the rights of holders of Preferred Stock and the Investor Rights Agreement, the number of directors shall be fixed from time to time by resolution of the Board.
If RT owns, beneficially or in the aggregate, at least 35% in voting power of the stock of MCAC entitled to vote generally in the election of directors, such resolution to fix the number of the directors of MCAC shall require the approval of a majority of the then in office directors appointed to the Board by RT.

Advisory Proposal E — Vacancies on the Board	Vacancies on the Board may be filled by the vote of the remaining directors then in office or by a sole remaining director.
If RT beneficially owns collectively, in the aggregate, at least 35% of the voting power of the stock of MCAC, vacancies on the Board shall be filled in accordance with the Voting Agreement.
Subject to the rights of holders of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office or by a sole remaining director or by the stockholders, provided that at any time when RT beneficially owns collectively, in the aggregate, less than 50% in voting power of the stock of MCAC entitled to vote generally in the election of directors, any newly created directorship that results from an increase in the number of directors or any

	Certificate of Incorporation	Proposed Charter

vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders.
If RT beneficially owns collectively, in the aggregate, at least 35% in voting power of the stock of MCAC entitled to vote generally in the election of directors, any director appointed to fill a vacancy created by the resignation or removal of a RT Director shall require the affirmative vote of at least a majority of the RT Directors remaining on the Board, or, if there are no remaining RT Directors on the Board, the affirmative approval of RT.

Advisory Proposal F — Removal of Directors	Directors may be removed only for cause and at any time by the affirmative vote of more than 60% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Directors may be removed with or without cause by the affirmative vote of a majority in voting power of outstanding shares of stock entitled to vote thereon, voting together as a single class.
If RT beneficially owns collectively, in the aggregate, less than 50% in voting power of the stock of MCAC entitled to vote generally in the election of directors, any such director or the entire Board may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of MCAC entitled to vote thereon, voting together as a single class.

Advisory Proposal G — Action by Written Consent	Not applicable.	At any time RT beneficially owns, in the aggregate, at least 50% in voting power of the stock of MCAC entitled to vote generally in the election of directors, any

	Certificate of Incorporation	Proposed Charter

action required or permitted to be taken at any annual or special meeting of stockholders of MCAC may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the then-outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
At any time when RT beneficially owns collectively, in the aggregate, less than 50% in voting power of the stock of MCAC entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of MCAC must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders in lieu thereof; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Preferred Stock Designation relating to such series of Preferred Stock.

Advisory Proposal H — Special Meetings	Not applicable.
Special meetings of the stockholders of MCAC for any purpose or purposes may be called at any time only by the Secretary at the direction of the Board or by the Chairman of the Board.
At any time RT beneficially owns collectively, in the aggregate, at least 50% in voting power of the

	Certificate of Incorporation	Proposed Charter
stock of MCAC entitled to vote generally in the election of directors, special meetings of the stockholders of MCAC for any purpose or purposes shall also be promptly called by the Secretary or by the Chairman of the Board upon the written request of holders of at least 50% in voting power of the stock of MCAC entitled to vote generally in the election of directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
Advisory Proposal I — Corporate Opportunities	Not applicable.
MCAC waives any interest in, or interest in being offered, an opportunity to participate in a business activity or business opportunity presented to RT.
MCAC waives business opportunities presented to its officers or directors in their individual capacity.
MCAC does not renounce its interest in any corporate opportunity offered to any non-employee director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of MCAC.

Advisory Proposal J — Business Combinations	Not applicable.
MCAC elects not to be governed by Section 203 of the DGCL.
MCAC shall not engage in any business combination with any interested stockholder for three (3) years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested

	Certificate of Incorporation	Proposed Charter
stockholder, the interested stockholder owned at least 85% of the voting stock of MCAC outstanding at the time the transaction commenced, or (iii) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of MCAC which is not owned by the interested stockholder.
Advisory Proposal K — Required Vote to Amend the Charter	Not applicable.
If RT beneficially owns collectively, in the aggregate, at least 50% in voting power of the stock of MCAC entitled to vote generally in the election of directors, an affirmative vote of at least 66 2/3% of the voting power of outstanding stock of MCAC is required in order to adopt certain amendments to the charter regarding the Board, amendments to the bylaws, indemnification, corporate opportunities and amendments to the charter.
If RT beneficially owns collectively, in the aggregate, capital stock representing less than 50% in voting power of the stock of MCAC entitled to vote generally in the election of directors, then an affirmative vote of at least a majority of the voting power outstanding stock of MCAC is required to adopt such amendments to the charter.

Advisory Proposal L — Required Vote to Amend the Bylaws	Not applicable.	If RT beneficially owns collectively, in the aggregate, capital stock representing at least 50% in voting power of the stock of MCAC entitled to vote generally in the election of directors, an affirmative vote of at least 66 2/3% of the voting power of outstanding voting stock is required in order to adopt an amendment to the amended and restated bylaws.

Certificate of Incorporation	Proposed Charter
If RT beneficially owns collectively, in the aggregate, capital stock representing less than 50% in voting power of the stock of MCAC entitled to vote generally in the election of directors, then an affirmative vote of at least a majority of the voting power of outstanding voting stock is required to adopt an amendment to the proposed amended and restated bylaws.
Reasons for the Advisory Charter Proposals
Advisory Charter Proposal A — Name Change
The Combined Company name should reflect the Merger with Playboy and align with its operating business after the Merger.
Advisory Charter Proposal B — Authorized Shares
The principal purpose of this proposal is to authorize additional shares of MCAC’s Common Stock, which will be used to issue shares pursuant to the Merger Agreement, for the PIPE Investment, under the 2021 Incentive Plan as proposed to be adopted by MCAC in connection with the Business Combination, and for general corporate purposes after the Merger. Additionally, the Board believes that it is important for the Combined Company to have available for issuance a number of authorized shares of Common Stock and preferred stock sufficient to support the Combined Company’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).
Notwithstanding the foregoing, authorized but unissued common shares may enable the Combined Company’s Board of Directors to render it more difficult or to discourage an attempt to obtain control of the Combined Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Company’s Common Stock. If, in the due exercise of its fiduciary obligations, for example, the Combined Company’s Board of Directors were to determine that a takeover proposal was not in the best interests of the Combined Company, such shares could be issued by Combined Company’s Board of Directors without shareholder approval (up to a maximum amount allowed under the Nasdaq Listing Rule 5635(d)) in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in the hands of institutional or other investors that might support the position of the incumbent Combined Company’s Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares of Common Stock and preferred stock will, however, enable the Combined Company to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The Combined Company currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.
Advisory Charter Proposal C — Deletion of Article SIXTH
Article SIXTH of our Certificate of Incorporation sets forth various provisions related to our operations as a special purpose acquisition company prior to the consummation of an initial business combination. Pursuant to our Certificate of Incorporation, the provisions of Article SIXTH that we are proposing to delete, are effective only until we consummate our initial business combination, which will be effected by the Merger.

Advisory Charter Proposal D — Number of Directors
At present, our existing charter provides for a classified Board consisting of three classes. The existing charter does not contain provisions regarding the number of directors on the Board. The Proposed Charter provides that the number of directors on the Board shall be fixed by resolution from time to time by the Board. The Proposed Charter further provides that if RT owns, beneficially or in the aggregate, at least 35% in voting power of the stock of MCAC entitled to vote generally in the election of directors, such resolution to fix the number of the directors of MCAC shall require the approval of a majority of the then in office directors appointed to the Board by RT. Given RT’s history in overseeing Playboy’s transformation of its business since going private and RT’s desire to assure management that it will be able to work with a Board that shares its views, we believe that the proposed provisions regarding the number of directors are appropriate.
Advisory Charter Proposal E — Vacancies on the Board
At present, our existing charter provides that vacancies on the Board may be filled by the vote of the directors then in office or by a sole remaining director. The Proposed Charter provides that if RT beneficially owns collectively, in the aggregate, at least 35% in voting power of the stock of MCAC, the Board shall be filled in accordance with the Voting Agreement. any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office or by a sole remaining director or by the stockholders, provided that at any time when RT beneficially owns collectively, in the aggregate, less than 50% in voting power of the stock of MCAC, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. If RT beneficially owns collectively, in the aggregate, at least 35% in voting power of the stock of MCAC, any director appointed to fill a vacancy created by the resignation or removal of a RT Director shall require the affirmative vote of at least a majority of the RT Directors remaining on the Board, or, if there are no remaining RT Directors on the Board, the affirmative approval of RT. Given RT’s history in overseeing Playboy’s transformation of its business since going private and RT’s desire to assure management that it will be able to work with a Board that shares its views, we believe that the proposed amendments to the director vacancy provisions in our existing charter are appropriate.
Advisory Charter Proposal F — Removal of Directors
Under Delaware law, the general rule with respect to director removal is that directors may be removed by stockholders with or without cause. There is an exception for corporations that have classified boards. If a corporation has a classified board, then, unless it provides otherwise in its certificate of incorporation, stockholders may only remove directors for cause.
MCAC has a classified board of directors and currently directors are removable by stockholders only for cause and with the approval of 60% of the voting power of MCAC’s outstanding shares. The proposed amendment provides stockholders with additional flexibility, enabling them to remove directors with or without cause upon the affirmative vote of a majority of the outstanding shares of MCAC Common Stock, provided that at any time that RT beneficially owns collectively, in the aggregate, less than 50% of MCAC Common Stock, directors may be removed from office only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of the outstanding shares of MCAC Common Stock. Given RT’s history in overseeing Playboy’s transformation of its business since going private and RT’s desire to assure management that it will be able to work with a Board that shares its views, we believe that the proposed amendments to the director removal provisions in our existing charter are appropriate.
Advisory Charter Proposal G — Action by Written Consent
The existing charter does not contain any provisions regarding stockholder actions by written consent without a meeting of the stockholder, and as such Delaware law provides that any action required to be taken at any meeting of stockholders, or any action which may be taken at any of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to MCAC. The Proposed Charter provides that At any time RT beneficially owns, in the aggregate, at least 50% in voting power of the stock of MCAC, any action required or permitted to be taken at any annual or special meeting of stockholders of MCAC may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the then-outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. At any time when RT beneficially owns collectively, in the aggregate, less than 50% in voting power of the stock of MCAC, any action required or permitted to be taken by the stockholders of MCAC must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing. Given RT’s history in overseeing Playboy’s transformation of its business since going private, we believe that the proposed provisions regarding action by written consent are appropriate.
Advisory Charter Proposal H — Special Meetings
At present, our existing charter does not contain provisions for calling special meetings of stockholders, and as such, under Delaware law, special meetings may only be called by the Board. Proposal 9 provides that at any time RT beneficially owns collectively, in the aggregate, at least 50% in voting power of the stock of MCAC, special meetings of the stockholders of MCAC shall also be promptly called by the Secretary or by the Chairman of the Board upon the written request of holders of at least 50% in voting power of the stock of MCAC. Allowing a stockholder who holds, in the aggregate, a substantial portion of the voting power of the outstanding shares of MCAC to request a special meeting of stockholders achieves a reasonable balance between enhancing stockholder rights and adequately protecting the long-term interests of MCAC and its stockholders.
Advisory Charter Proposal I — Corporate Opportunities
Under the Proposed Charter, MCAC waives any interest in, or interest in being offered, an opportunity to participate in a business activity or business opportunity presented to RT. MCAC further waives business opportunities presented to its officers or directors in their individual capacity. MCAC does not renounce its interest in any corporate opportunity offered to any non-employee director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of MCAC. Given RT’s history in overseeing Playboy’s transformation of its business since going private, we believe that the proposed provisions regarding corporate opportunities are appropriate.
Advisory Charter Proposal J — Business Combinations
Section 203 of the DGCL provides for certain restrictions regarding business combinations with interested stockholders. Under the Proposed Charter, MCAC opts out from being governed by Section 203. The Proposed Charter further provides that MCAC shall not engage in any business combination with any interested stockholder for three (3) years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the Board approved either the Business Combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of MCAC outstanding at the time the transaction commenced, or (iii) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of MCAC which is not owned by the interested stockholder.
Advisory Charter Proposal K — Required Vote to Amend the Charter
At present, our existing charter does not provide for requirements to amend the existing charter, and as such Delaware law provides that the existing charter can only be changed by a vote of a majority of the voting power of the stock of MCAC. Proposal 12 provides that an affirmative vote by the holders of at least 66 2/3% of the outstanding shares of MCAC Common Stock is required to amend, alter, change or repeal or adopt certain provisions of the Proposed Charter for so long as RT beneficially owns collectively, in the aggregate, at least 50% in voting power of the stock of MCAC. If RT beneficially owns collectively, in the aggregate, capital stock representing less than 50% in voting power of the stock of MCAC, then an affirmative vote of at least a majority of the voting power of our outstanding voting stock is required to adopt an amendment to the Proposed Charter. Given RT’s history in overseeing Playboy’s transformation of its business since going private, we believe that the proposed provisions regarding revisions to the Proposed Charter are appropriate.
Advisory Charter Proposal L — Required Vote to Amend the Bylaws
At present, our existing charter does not provide for requirements to amend the bylaws. Proposal 13 provides that an affirmative vote by the holders of at least 66 2/3% of the outstanding shares of MCAC Common Stock is required to amend, alter, change or repeal or adopt certain provisions of the bylaws for so long as RT beneficially owns collectively, in the aggregate, at least 50% in voting power of the stock of MCAC. If RT beneficially owns collectively, in the aggregate, capital stock representing less than 50% in voting power of the stock of MCAC, then an affirmative vote of at least a majority of the voting power of our outstanding voting stock is required to adopt an amendment to the bylaws. Given RT’s history in overseeing Playboy’s transformation of its business since going private, we believe that the proposed provisions regarding revisions to the bylaws are appropriate.
Vote Required for Approval
Each of the Advisory Charter Proposals, each of which is a non-binding vote, assuming that a quorum is present at the Meeting, will be approved only if holders of at least a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting vote “FOR” each of the Advisory Charter Proposals. Accordingly, a stockholder’s failure to vote online during the Meeting or by proxy, a broker non-vote or an abstention will be considered a vote “AGAINST” each of the Advisory Charter Proposals.
As discussed above, the Advisory Charter Proposals are advisory votes and therefore are not binding on MCAC or our Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, MCAC intends that the Proposed Charter will take effect upon consummation of the Business Combination (assuming approval of the Charter Proposal).
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE ADVISORY CHARTER PROPOSALS UNDER PROPOSAL 3.

PROPOSAL NO. 4 — THE NASDAQ PROPOSAL
Overview
We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b), and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.
Pursuant to the Merger Agreement, based on Playboy’s current capitalization, we anticipate that we will issue to the Playboy stockholders as consideration in the Merger, 23,920,000 shares of MCAC Common Stock, subject to the Net Debt adjustment as set forth in the Merger Agreement. See the section titled “Proposal No. 1 — The Business Combination Proposal—The Merger Agreement—Merger Consideration.” Because the number of shares of Common Stock we anticipate issuing as consideration in the Merger (1) will constitute more than 20% of our outstanding Common Stock and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of MCAC, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).
In connection with the Merger, there will be a PIPE Investment of $50 million. As such, on or about the date of the Merger Agreement, the Company entered into subscription agreements with the PIPE Investors for the sale of 5,000,000 shares of Common Stock upon the completion of the Merger. Because the shares of our Common Stock issued in connection with the PIPE Investment (1) was at a price that is less than the lower of (i) the closing price immediately preceding the signing of the Merger Agreement or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the Merger Agreement, and (2) will constitute more than 20% of our outstanding Common Stock and more than 20% of outstanding voting power prior to such issuance, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(d).
Effect of Proposal on Current Stockholders
If the Nasdaq Proposal is adopted, MCAC would issue shares representing more than 20% of the outstanding shares of our Common Stock in connection with the Business Combination and the PIPE Investment. The issuance of such shares would result in significant dilution to the MCAC stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of MCAC. If the Nasdaq Proposal is adopted, assuming that 23,920,000 shares of MCAC Common Stock are issued to the Playboy stockholders as consideration in the Merger, we anticipate that the former stockholders of Playboy will own approximately 63% of MCAC’s non-redeemable shares of Common Stock, the PIPE Investors will hold approximately 15% of our outstanding Common Stock, MCAC’s current public stockholders will own approximately 19% of MCAC’s non-redeemable shares, and MCAC’s current directors, officers and affiliates will own approximately 3% of MCAC’s non-redeemable shares immediately following completion of the Merger. This percentage assumes that no shares of our Common Stock are redeemed in connection with the Merger, does not take into account any warrants or options to purchase our Common Stock that will be outstanding following the Merger, any equity awards that may be issued under our proposed 2021 Incentive Plan following the Merger, or any Net Debt Adjustment to the Merger Consideration provided for in the Merger Agreement.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, MCAC would be in violation of Nasdaq Listing Rule 5635(a) and (b) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from the Nasdaq Capital Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity with respect to our securities;

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a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage for the post-transaction company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of MCAC and Playboy to close the Business Combination that our Common Stock remain listed on the Nasdaq Capital Market. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.
Vote Required for Approval
Assuming that a quorum is present at the Meeting, the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting vote “FOR” the Nasdaq Proposal. Accordingly, a stockholder’s failure to vote online during the Meeting or by proxy, a broker non-vote or an abstention will be considered a vote “AGAINST” the Nasdaq Proposal.
This proposal is conditioned on the approval of the Business Combination Proposal and the Charter Proposal. If either of the Business Combination Proposal or Charter Proposal is not approved, Proposal 4 will have no effect even if approved by our stockholders. Because stockholder approval of this Proposal 4 is a condition to completion of the Merger under the Merger Agreement, if this Proposal 4 is not approved by our stockholders, the Merger will not occur unless we and Playboy waive the applicable closing condition.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL UNDER PROPOSAL 4.

PROPOSAL NO. 5 — THE DIRECTORS PROPOSAL
Overview
Upon the Effective Time, the Combined Company’s Board of Directors will consist of [•] Class I directors, [•] Class II directors, and [•] Class III directors. The Class I directors, Class II directors, and Class III director will have terms that expires at our annual meeting of stockholders in 2021, 2022, and 2023, respectively, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.
Our Board has nominated [•] as Class I directors, [•] as Class II directors, and [•] as Class III directors, to serve on the Combined Company’s Board of Directors. For more information on the experience of [•], see the sections titled “Information About Playboy—Executive Officers of Playboy” and “Management Following the Merger” of this proxy statement.
If the Business Combination Proposal and each of the other Proposals contained in this proxy statement upon which it is conditioned are approved, each of our existing directors will resign from our Board upon the Closing. Dr. Suying Liu will resign as Class III director upon the Closing and be reelected as Class II director for the purpose of this proxy statement. See the section titled “Management Following the Merger” of this proxy statement for more information.
Required Vote
Assuming that a quorum is present at the Meeting, directors are elected by a plurality of the votes cast, online during the Meeting or by proxy. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Accordingly, neither a stockholder’s failure to vote online during the Meeting or by proxy, a broker non-vote nor an abstention will be considered a “vote cast,” and thus will have no effect on the outcome of this proposal.
The Directors Proposal is conditioned on the approval and completion of the Business Combination Proposal, and the Nasdaq Proposal. If the Business Combination Proposal or the Nasdaq Proposal are not approved, this proposal will have no effect even if approved by our stockholders. Because the Directors Proposal is a condition to completion of the Merger under the Merger Agreement, if this proposal is not approved by our stockholders, the Merger will not occur unless we and Playboy waive the applicable closing condition.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTORS UNDER PROPOSAL 5.

PROPOSAL NO. 6
APPROVAL OF THE PLAYBOY GROUP, INC. 2021 EQUITY AND INCENTIVE
COMPENSATION PLAN
Overview
Our Board is expected to approve the 2021 Incentive Plan and adopt the 2021 Incentive Plan subject to the approval of our stockholders of this proposal. We are seeking stockholder approval of the 2021 Incentive Plan (i) in order to comply with Nasdaq listing rules and (ii) in order for incentive stock options that may be granted thereunder to meet the requirements of the Code.
Our Board believes that the approval of the 2021 Incentive Plan by the stockholders will benefit the compensation structure and strategy of the Combined Company. The Combined Company’s ability to attract, retain and motivate top quality non-employee directors, employees and other service providers is material to its success, and our Board has concluded that this would be enhanced by the Combined Company’s ability to make grants under the 2021 Incentive Plan. In addition, our Board believes that the interests of the Combined Company and its stockholders will be advanced if the Combined Company can offer non-employee directors, employees and other service providers the opportunity to acquire or increase their proprietary interests in the Combined Company.
Set forth below is a summary of the material terms of the 2021 Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the 2021 Incentive Plan, a copy of which is attached to this proxy statement as Annex D. We urge our stockholders to read carefully the entire 2021 Incentive Plan before voting on this proposal.
If approved by our Board and our stockholders, the 2021 Incentive Plan will become effective upon the consummation of the Merger.
Purpose of the 2021 Incentive Plan
The purpose of the 2021 Incentive Plan is to allow the Combined Company to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of the Combined Company’s common stock, for the purpose of providing incentives and rewards for service and/or performance to the Combined Company’s non-employee directors, as well as officers, employees and certain consultants of the Combined Company and its subsidiaries. The 2021 Incentive Plan will afford the Compensation Committee the ability to design compensatory awards that are responsive to the Combined Company’s needs and authorizes a variety of award types designed to advance the interests and long-term success of the Combined Company by encouraging stock ownership among its participants. In addition, the Board believes that the ability to grant cash and equity-based awards will help the Combined Company to attract, retain, and motivate employees, consultants, and directors and encourage them to devote their best efforts to the Combined Company’s business and financial success. Approval of the 2021 Incentive Plan by MCAC’s stockholders will allow the Combined Company to grant awards at levels determined appropriate by its administrator following the closing of the Business Combination. In the event that MCAC stockholders do not approve this Proposal, the 2021 Incentive Plan will not become effective. If approved, [•] shares of common stock of the Combined Company, par value $0.0001 (for purposes of this Proposal No. 6, “Common Stock”) will be reserved for issuance under the 2021 Incentive Plan. Based on the closing price on Nasdaq of MCAC’s Common Stock on [•], 2020 of $[•] per share, the aggregate market value as of [•], 2020 of the new [•] shares of Common Stock requested under the 2021 Incentive Plan was $[•].
Promotion of Good Corporate Governance Practices
Our board of directors believes the use of stock-based incentive awards promotes best practices in corporate governance by incentivizing the creation of stockholder value. By providing participants in the Incentive Plan with a stake in the Combined Company’s success, the interests of the participants are further aligned with those of our stockholders. Specific features of the 2021 Incentive Plan that are consistent with commonly viewed good corporate governance practices include, but are not limited to:
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the 2021 Incentive Plan prohibits the grant of dividend equivalents with respect to options and SARs and subjects all dividends and dividend equivalents paid with respect to other awards to the same vesting conditions as the underlying shares subject to the awards;

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the Incentive Plan prohibits “liberal share recycling” — meaning that shares used to pay the exercise price or withholding taxes relating to an outstanding award will not be recycled back into the 2021 Incentive Plan for future grants;

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the 2021 Incentive Plan does not contain a liberal change in control definition;

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except in connection with a corporate transaction, options and SARs under the 2021 Incentive Plan may not be granted with exercise or base prices lower than the fair market value of the underlying shares on the grant date;

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outside of certain corporate transactions or adjustment events described in the 2021 Incentive Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, and “underwater” stock options or SARs cannot be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the 2021 Incentive Plan; and

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non-employee directors may not be awarded compensation for their service as a director having an aggregate maximum value on the grant date that exceeds an amount provided in the 2021 Incentive Plan during any calendar year, and such limit may not be amended without first seeking stockholder approval.

Potential Dilution
The maximum number of shares that may be issued under the 2021 Incentive Plan represents approximately [•]% of the total number of shares of Common Stock that will be outstanding after the closing of the Business Combination.
Summary of the 2021 Incentive Plan
The following summary of the material terms of the 2021 Incentive Plan is qualified in its entirety by reference to a copy of the 2021 Incentive Plan, which is set forth in Annex D.
Administration
The 2021 Incentive Plan will generally be administered by the Compensation Committee (or its successor) of the Combined Company’s board of directors (for purposes of this Proposal No. 6, the “Compensation Committee”), or any other committee of the Combined Company’s board of directors (the “Combined Company Board”) designated by the Combined Company Board to administer the 2021 Incentive Plan; provided, that at the Combined Company Board’s discretion, the 2021 Incentive Plan may be administered by the Combined Company Board, including with respect to the administration of any responsibilities and duties held by the Compensation Committee thereunder. References to the “Committee” in this proposal generally refer to the Compensation Committee or such other committee designated by the Combined Company Board, or the Combined Company Board, as applicable. Among other responsibilities, the Committee will select participants and determine the type of awards to be granted to participants, the number of shares of Common Stock to be covered by awards and the terms and conditions of awards, interpret the Incentive Plan and awards granted thereunder, and make any other determination and take any other action that it deems necessary or desirable to administer the 2021 Incentive Plan. The Committee may from time to time delegate all or any part of its authority under the 2021 Incentive Plan as permitted by the 2021 Incentive Plan and applicable law. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2021 Incentive Plan, authorize one or more officers of the Combined Company to (1) designate employees to be recipients of awards under the 2021 Incentive Plan, and (2) determine the size of such awards. The Committee may not, however, delegate such responsibilities to officers for awards granted to non-employee directors or certain officers who are subject to the reporting requirements of Section 16 of the Exchange Act.
Eligibility
Any person who is selected by the Committee to receive benefits under the 2021 Incentive Plan and who is at that time an officer or other employee of the Combined Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2021 Incentive Plan. In addition, non-employee directors of the Combined Company and certain persons (including consultants) who provide services to the Combined Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided such persons satisfy the Form S-8 definition of “employee”), may also be selected by the Committee to participate in the 2021 Incentive Plan. As of [•], 2020, there were approximately [•] total employees of MCAC, Playboy and each of their subsidiaries, [•] total consultants to MCAC, Playboy and each of their subsidiaries and [•] total non-employee directors of MCAC, Playboy and each of their subsidiaries who would be eligible to participate in the 2021 Incentive Plan following the Business Combination, if selected by the Committee. The basis for participation in the 2021 Incentive Plan by eligible persons is the selection of such persons for participation by the Committee (or its proper delegate) in its discretion.
Shares available for awards under the 2021 Incentive Plan
Subject to adjustment as described in the 2021 Incentive Plan and the share counting rules set forth therein, the number of shares of Common Stock available under the 2021 Incentive Plan for awards of:
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stock options or SARs;

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restricted stock;

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RSUs;

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performance shares or performance units;

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other stock-based awards under the 2021 Incentive Plan; or

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dividend equivalents paid with respect to awards under the 2021 Incentive Plan will not exceed, in the aggregate, [•] shares of Common Stock plus Common Stock that becomes available under the 2021 Incentive Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of 2021 Incentive Plan awards after the effective date of the 2021 Incentive Plan.
If any award granted under the 2021 Incentive Plan expires unexercised, is canceled, forfeited, settled in cash or unearned (in whole or in part), shares of Common Stock subject to such award will again be made available for future grants under the 2021 Incentive Plan. Use of shares of our Common Stock to pay the required exercise price or tax obligations, or shares not issued in connection with settlement of an option or SAR, reacquired by the Combined Company on the open market or otherwise using cash proceeds from the exercise of an option will not be available again for other awards under the 2021 Incentive Plan. If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit of shares authorized under the 2021 Incentive Plan to the extent permitted by applicable laws and regulations.
Types of awards under the 2021 Incentive Plan
Pursuant to the 2021 Incentive Plan, the Combined Company may grant cash awards and stock options, SARs, restricted stock, RSUs, performance shares, performance units, and certain other awards based on or related to the Common Stock.
Generally, each grant of an award under the 2021 Incentive Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2021 Incentive Plan. A brief description of the types of awards which may be granted under the 2021 Incentive Plan is set forth below.

Stock options
A stock option is a right to purchase Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2021 Incentive Plan may consist of either a stock option intended to be an “incentive stock option” as defined in Section 422 of the Code or a non-qualified stock option, or a combination of both. Incentive stock options may only be granted to employees of the Combined Company or certain of its related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate transaction (including an acquisition or merger) with the Combined Company or any of its subsidiaries, stock options must have an exercise price per share of Common Stock that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Combined Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Combined Company of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Combined Company will withhold Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2021 Incentive Plan may not provide for dividends or dividend equivalents.
SARs
The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from the Combined Company an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the fair market value of a share of Common Stock on the date of exercise.
Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Combined Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Stock or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate transaction (including an acquisition or merger) with the Combined Company or any of its subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. SARs granted under the 2021 Incentive Plan may not provide for dividends or dividend equivalents.
Restricted Stock
Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or other distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock, but any such dividends or other distributions on restricted stock must be deferred until, and paid contingent upon, the vesting of such restricted stock. Restricted shares may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
RSUs
RSUs awarded under the 2021 Incentive Plan constitute an agreement by the Combined Company to deliver Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Stock deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, based upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Stock or any combination of the two.
Performance shares, performance units and cash incentive awards
Performance shares, performance units and cash incentive awards may also be granted to participants under the 2021 Incentive Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Performance shares and performance units each may be payable in cash, Common Stock, or a combination of the two. Each grant will specify the number or amount of performance shares or performance units, or the cash amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned.
At the discretion of the Committee, any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.
The performance period with respect to each grant of performance shares or performance units or cash incentive award will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
Other awards
Subject to applicable law and applicable share limits under the 2021 Incentive Plan, the Committee may grant to any participant Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities; other rights convertible or exchangeable into shares of Common Stock; purchase rights for shares of Common Stock; awards with value and payment contingent upon performance of the Combined Company or its specified subsidiaries, affiliates or other business units or any other factors designated by the Committee; and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of, the subsidiaries, affiliates or other business units of the Combined Company. The terms and conditions of any such awards will be determined by the Committee. Common Stock delivered under such an award in the nature of a purchase right granted under the 2021 Incentive Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, cash, notes or other property, as the Committee determines.
In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2021 Incentive Plan. The Committee may also authorize the grant of shares of Common Stock as a bonus or may authorize the grant of Other Awards in lieu of obligations of the Combined Company or a subsidiary to pay cash or deliver other property under the 2021 Incentive Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.
Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions of Common Stock underlying Other Awards will be deferred until and paid contingent upon the earning and vesting of such awards.
Change in control
The 2021 Incentive Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award or as otherwise provided in another plan or agreement applicable to a participant, a change in control shall be deemed to have occurred upon the occurrence of any of the following events (subject to certain exceptions and limitations and as further described in the 2021 Incentive Plan): (1) any individual, entity or group is or becomes the beneficial owner of voting securities of the Combined Company where such acquisition causes such person to own 50% or more of the combined voting power of the then outstanding voting shares of the Combined Company (subject to certain exceptions); (2) a majority of the Combined Company Board ceases to be comprised of incumbent directors; (3) stockholder approval of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Combined Company or the acquisition of assets of another corporation or other transaction, as described in the 2021 Incentive Plan (subject to certain exceptions); or (4) consummation of a complete liquidation or dissolution of the Combined Company (subject to certain qualifying exceptions).
Management objectives
The 2021 Incentive Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as performance objective or objectives established pursuant to the 2021 Incentive Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards. The definition of “Management Objectives” set forth in the 2021 Incentive Plan includes a list of examples of measures (which is not exhaustive) that may be used as management objectives in awards granted under the 2021 Incentive Plan.
Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Combined Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.
Transferability of awards
Except as otherwise provided by the Committee, and subject to the terms of the 2021 Incentive Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2021 Incentive Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2021 Incentive Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
Under certain circumstances, the Committee may specify on the grant date that part or all of the shares of Common Stock that are subject to certain awards under the 2021 Incentive Plan will be subject to further restrictions on transfer.
Adjustments
The Committee will make or provide for such adjustments in: (1) the number and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2021 Incentive Plan; (2) if applicable, the number and kind of shares of Common Stock covered by Other Awards; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, determines, in good faith, is equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Combined Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of the Combined Company, the Committee may provide in substitution for any or all outstanding awards under the 2021 Incentive Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Combined Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available under the 2021 Incentive Plan and the share limits of the 2021 Incentive Plan as the Committee in its sole discretion, determines, in good faith, is appropriate to reflect such transaction or event. Any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of incentive stock options, however, will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an incentive stock option to fail to so qualify.

Prohibition on repricing
Except in connection with certain corporate transactions or changes in the capital structure of the Combined Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. These restrictions are intended to prohibit the repricing of “underwater” stock options and SARs and they may not be amended without approval by the Combined Company’s stockholders.
Detrimental activity and recapture
Any Evidence of Award may reference a clawback policy of the Combined Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to the Combined Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with the Combined Company or its subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Stock may be traded.
Non-U.S. participants
In order to facilitate the making of any grant or combination of grants under the 2021 Incentive Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals or who are employed by the Combined Company or its subsidiary outside of the United States of America or who provide services to the Combined Company or its subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2021 Incentive Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2021 Incentive Plan as then in effect unless the 2021 Incentive Plan could have been amended to eliminate such inconsistency without further approval by the Combined Company’s stockholders.
Withholding
To the extent the Combined Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2021 Incentive Plan, and the amounts available to the Combined Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Combined Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. When a participant is required to pay the Combined Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Combined Company other shares of Common Stock held by such participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to the 2021 Incentive Plan exceed the minimum amount required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences, and (2) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Combined Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of stock options.
Effective date of the 2021 Incentive Plan
The 2021 Incentive Plan will become effective on the date it is approved by the Combined Company’s stockholders.
Amendment and termination of the 2021 Incentive Plan
The Combined Company Board generally may amend the 2021 Incentive Plan from time to time in whole or in part. If any amendment, however, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2021 Incentive Plan) (1) would materially increase the benefits accruing to participants under the 2021 Incentive Plan, (2) would materially increase the number of securities which may be issued under the 2021 Incentive Plan, (3) would materially modify the requirements for participation in the 2021 Incentive Plan or (4) must otherwise be approved by the Combined Company’s stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, or, if the Common Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Combined Company Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2021 Incentive Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2021 Incentive Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code, but subject to the subject to the preceding sentence, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the timing of vesting or exercisability or the time at which the substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when the period of restriction will end, or the time at which cash incentive awards, performance shares or performance units will be deemed to have been earned or the time when such transfer restriction will terminate, in each case as applicable to certain awards granted under the 2021 Incentive Plan, or waive any other limitation or requirement under any such award.
The Combined Company Board may, in its discretion, terminate the 2021 Incentive Plan at any time. Termination of the 2021 Incentive Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2021 Incentive Plan on or after the tenth anniversary of the effective date of the 2021 Incentive Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2021 Incentive Plan.
Allowances for conversion awards and assumed plans
Common Stock (i) subject to awards granted under the 2021 Incentive Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate transaction (including an acquisition or merger) with the Combined Company or any of its subsidiaries or (ii) available for issuance under a previously-approved plan sponsored by a company that is acquired by, or merges with, the Combined Company or any of its subsidiaries, and which then become available for issuance of awards under the 2021 Incentive Plan, will not count against (or be added to) the aggregate share limit or other 2021 Incentive Plan limits described above, except as otherwise provided in the 2021 Incentive Plan.

U.S. federal income tax consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2021 Incentive Plan based on United States federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2021 Incentive Plan participants, is not intended to be complete, does not describe United States federal taxes other than income taxes (such as Medicare and social security taxes), and does not describe tax consequences arising from state or local taxes in the United States or from taxes in any jurisdiction outside the United States.
Tax consequences to participants
Restricted shares:   The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance shares, performance units and cash incentive awards:   No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received.
Nonqualified stock options: In general:
•
no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive stock options:   No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs:   No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.
RSUs:   No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Tax consequences to the Combined Company or its subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Combined Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction from any applicable federal income tax, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.
Code Section 162(m)
Section 162(m) of the Code generally limits a public company’s ability to deduct compensation paid in excess of $1 million during any taxable year to certain “covered employees”, which includes a company’s chief executive officer, chief financial officer and each of its other named executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.
Registration With the SEC
The Combined Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2021 Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2021 Incentive Plan by MCAC’s stockholders.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2021 Incentive Plan because the grant and actual settlement of awards under the 2021 Incentive Plan are subject to the discretion of the plan administrator.
Equity Compensation Plan Information
The following table provides information as of December 31, 2019 with respect to the shares of Playboy common stock that may be issued under the 2018 Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	[•]	$	[•]	[•]
Equity compensation plans not approved by security holders	—		—	—
Total	[•]	$	[•]	[•]

Required Vote
Assuming that a quorum is present at the Meeting, the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting vote “FOR” the Incentive Plan Proposal. Accordingly, a stockholder’s failure to vote online during the Meeting or by proxy, a broker non-vote or an abstention will be considered a vote “AGAINST” the Incentive Plan Proposal. This Incentive Plan Proposal is conditioned upon the approval and completion of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal. If any of the Business Combination Proposal, the Charter Proposal or the Nasdaq Proposal are not approved, this proposal will have no effect even if approved by our stockholders.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE PLAYBOY GROUP, INC. 2021 EQUITY AND INCENTIVE PLAN UNDER PROPOSAL 6.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will approve the chairman’s adjournment of the Meeting to a later date to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes received at the time of the Meeting to approve the other Proposals.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, the chairman will not adjourn the Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes received at the time of the Meeting to approve the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the Directors Proposal and the Incentive Plan Proposal.
Required Vote
This Adjournment Proposal will be approved and adopted only if holders of at least a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy and entitled to vote at the Meeting vote “FOR” the Adjournment Proposal. Accordingly, a stockholder’s failure to vote online during the Meeting or by proxy, a broker non-vote or an abstention will be considered a vote “AGAINST” the Adjournment Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” ADOPTION OF THE ADJOURNMENT PROPOSAL UNDER PROPOSAL 7.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
Tax Consequences of a Redemption of Public Shares
General
This section is a general summary of the material U.S. federal income tax provisions relating to the redemption of MCAC’s Common Stock in connection with a business combination. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.
The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia

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an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

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a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only the redemption of our shares of Common Stock holders who own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:
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financial institutions or financial services entities;

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broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

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tax-exempt entities;

•
governments or agencies or instrumentalities thereof;

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insurance companies;

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regulated investment companies;

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regulated investment companies;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own 5 percent or more of our voting shares;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

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persons whose functional currency is not the U.S. dollar;

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controlled foreign corporations; or

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passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.
We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF OUR SECURITIES IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.
Redemption of Common Stock
If a U.S. Holder redeems Common Stock into the right to receive cash pursuant to the exercise of a shareholder redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the Common Stock under Section 302 of the Code:
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a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

•
The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of shares of MCAC Common Stock treated as held by such U.S. Holder. The redemption of Common Stock generally will be treated as a sale or exchange of Common Stock (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only the MCAC Common Stock actually owned by such holder, but also the MCAC Common Stock that is constructively owned by such holder. A U.S. Holder may constructively own, in addition to our Common Stock owned directly, Common Stock owned by related individuals and entities in which such holder has an interest or which have an interest in such holder, as well as any Common Stock such holder has a right to acquire by exercise of an option, which would generally include Common Stock that could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our Common Stock must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and Common Stock actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our Common Stock actually and constructively owned by such U.S. Holder is redeemed or (ii) all of our Common Stock actually owned by such U.S. Holder is redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the Common Stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.
If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution a U.S. Holder generally will be required to include in gross income as dividends the amount received. Such amount will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Common Stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Common Stock. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see above) if our Common Stock is readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Common Stock. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed Common Stock will be added to the adjusted tax basis in such holder’s remaining Common Stock. If there are no remaining Common Stock, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.
Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of Common Stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

INFORMATION ABOUT MCAC
Overview
MCAC was incorporated in Delaware on November 12, 2019. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified. Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that are located in North America.
The Company has until June 9, 2021 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by June 9, 2021, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three-month extension.
Offering Proceeds Held in Trust
The registration statement for MCAC’s IPO was declared effective on June 4, 2020. On June 9, 2020, we consummated our IPO of 5,000,000 MCAC Units, at $10.00 per Unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of our IPO, we consummated the sale of 321,500 Private Units in a private placement to our Sponsor and Chardan, generating gross proceeds of $3,215,000.
Following the closing of our IPO, an amount of $51,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units our IPO and the sale of the Private Units was placed in the Trust Account which is invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by use, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the funds in the Trust Account.
On June 19, 2020, Chardan exercised its over-allotment option in part, resulting in an additional 749,800 Units issued for $7,498,000, less the underwriters’ discount of $187,450. In connection with Chardan’s exercise of its over-allotment option, we also consummated the sale of an additional 33,741 Private Units at $10.00 per Private Unit, generating total proceeds of $337,410. A total of $7,647,960 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $58,647,960.
Business Combination Activities
On September 30, 2020, we entered into the Merger Agreement. As a result of the transaction, Playboy will become our wholly owned subsidiary, and we will change our name to “Playboy Group, Inc.” In the event that the Business Combination is not consummated by June 9, 2021 (subject to up to three extensions, each by an additional three months (for a total of 21 months to complete a Business Combination), our corporate existence will cease and we will distribute the proceeds held in the Trust Account to our public stockholders.
Redemption Rights
Pursuant to our Certificate of Incorporation, our stockholders (except the Initial Stockholders) will be entitled to redeem their public shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $10.20 per share of Common Stock for stockholders) net of taxes payable. The Initial Stockholders do not have redemption rights with respect to any shares of Common Stock owned by them, directly or indirectly.

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination
If MCAC does not complete a business combination within 12 months from the consummation of the IPO (unless such time period has been extended as described herein), it will trigger the automatic winding up, dissolution and liquidation pursuant to the terms of our Certificate of Incorporation. As a result, this has the same effect as if MCAC had formally gone through a voluntary liquidation procedure under Delaware law. Accordingly, no vote would be required from MCAC’s stockholders to commence such a voluntary winding up, dissolution and liquidation. If MCAC is unable to consummate its initial business combination within such time period, it will, as promptly as possible but not more than ten business days thereafter, redeem 100% of MCAC’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay its taxes, and then seek to liquidate and dissolve. In the event of its dissolution and liquidation, the MCAC Rights will expire and will be worthless.
The proceeds deposited in the Trust Account could, however, become subject to claims of our creditors that are in preference to the claims of our public stockholders. Although MCAC will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, MCAC will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.
Chardan has not executed agreements with us waiving such claims to the monies held in the Trust Account. In addition, there is no guarantee that entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the trust account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.20 per Unit and (ii) the actual amount per Unit held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per share due to reductions in the value of the Trust Assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under our indemnity of the underwriters of IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of MCAC. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.20 per MCAC Unit and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the trust account is less than $10.20 per share due to reductions in the value of the trust assets, in each case less taxes payable, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While MCAC currently expects that its independent directors would take legal action on its behalf against Sponsor to enforce its indemnification obligations to MCAC, it is possible that MCAC’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, MCAC cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per Unit.
If MCAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of our public stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.20 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our public stockholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and MCAC to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Each of the Initial Stockholders and Sponsor has agreed to waive its rights to participate in any liquidation of the Trust Account or other assets with respect to the Private Units they held.
Facilities
We maintain our principal executive offices at 311 West 43rd Street, 12th Floor, New York, NY 10036. We consider our current office space adequate for our current operations.
Employees
MCAC has two executive officers. These individuals are not obligated to devote any specific number of hours to its matters and intend to devote only as much time as they deem necessary to its affairs. MCAC presently expects its executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while MCAC is trying to locate a potential target business to significantly more time as it moves into serious negotiations with a target business for a business combination). MCAC does not intend to have any full-time employees prior to the consummation of a business combination.

MCAC’S DIRECTORS AND EXECUTIVE OFFICERS
Current Directors and Executive Officers
MCAC’s directors and executive officers are as follows as of the Record Date:
Name	Age	Position
Suying Liu	32	Chairman and Chief Executive Officer
Dong Liu	35	Chief Financial Officer and Director
Nelson Haight	55	Director
Todd Milbourn	51	Director
Wenhua Zhang	50	Director
Dr. Suying Liu has served as our Chairman and Chief Executive Officer and as a member of our Board since the company’s inception in November 2019. Dr. Liu served as the Head of Corporate Strategy of Hudson Capital Inc. (Nasdaq: HUSN) between May 2020 and September 2020, where he led the company’s strategic development for both general operations and specific growth areas. Dr. Liu integrated corporate finance opportunities with business fundamentals of Hudson Capital, leveraging his as well as the company’s broad network of relationships across a variety of industries such as financial services, general industrial and real estate. Between November 2018 and April 2020, Dr. Liu served as the Chief Strategist of Mansion Capital LLC, a privately-held real estate investment firm with brokerage and property management operations serving clients from both North America and Asia for their investments in the U.S. real estate market. With extensive property transaction experience, Dr. Liu has a breadth of connections to operating businesses that incorporate tactical real estate considerations into their business development strategies. Prior to joining Mansion Capital, Dr. Liu was an investment strategist at J.P. Morgan Chase & Co. from July 2015 to October 2018. With a primary focus in commercial mortgages, Dr. Liu assessed the operational strength and financial health of a multitude of commercial real estate operators such as Starwood, Simon and Westfield, providing investment strategies to major Wall Street institutions spanning private equity, hedge funds and insurance companies. Dr. Liu began his career in academia, teaching a variety of degree programs from bachelor’s to executive education at Washington University Olin Business School between January 2013 and May 2015 while completing his doctoral studies, for which he received a PhD in finance in May 2015. Dr. Liu obtained a master’s in finance in December 2012 and his BA in economics and mathematics summa cum laude in May 2010 from Washington University in St. Louis. We believe Dr. Liu is qualified to serve on our board based on his diverse experience in corporate and investment strategies as well as his leadership analyzing and implementing substantial transactions in many geographical regions.
Dong Liu has served as our Chief Financial Officer and a member of our Board since the company’s inception in November 2019. Mr. Liu has been the Chief Financial Officer of Dongguan Zhishang Photoelectric Technology Co., Ltd., a regional designer, manufacturer and distributor of LED lights serving commercial customers throughout Southern China since November 2016, at which time he led a syndicate of investments into the firm. Mr. Liu has since overseen the financials of Dongguan Zhishang as well as provided strategic guidance to its board of directors, advising on operational efficiency and cash flow performance. From March 2010 to October 2016, Mr. Liu was the Head of Finance at Feidiao Electrical Group Co., Ltd., a leading Chinese manufacturer of electrical outlets headquartered in Shanghai and with businesses in the greater China region as well as Europe. We believe Mr. Liu is qualified to serve on our board based on his experience as chief financial officer and as manager of accounting, budgeting, capital allocation, and forecasting operations.
Nelson Haight has served as a member of our Board since January 2020. A veteran in the oil & gas industry with over 30 years of professional experience, Mr. Haight currently serves as Senior Vice President,Chief Financial Officer and Treasurer for Key Energy Services, Inc., a leading provider of well maintenance and completion services to the oil and gas industry, which he joined in June 2020. From September 2019 to June 2020, Mr. Haight was the Chief Financial Officer for Element Markets, LLC, an environmental commodities firm. From November 2018 to June 2019, Mr. Haight was the Chief Financial Officer for Epic Companies, LLC, a family office backed oilfield service company. Between July 2017 and September 2018, Mr. Haight was the Chief Financial Officer of Castleton Resources, LLC, a privately held exploration and production company. From December 2011 to July 2017, Mr. Haight served in various capacities from Vice President to Chief Financial Officer at Midstates Petroleum Company, Inc., an exploration and production company founded in 1993 and focused on the application of modern drilling and completion techniques to oil/liquids-prone resources in previously discovered yet underdeveloped hydrocarbon trends. In 2015, Mr. Haight led the team that raised $625 million in new capital for Midstates Petroleum. Mr. Haight received an MPA and BBA from the University of Texas at Austin in May 1988 and is a Certified Public Accountant and member of the American Institute of Certified Public Accountants. We believe Mr. Haight is qualified to serve on our board based on his experience in financial management and raising capital for public and private companies.
Dr. Todd Milbourn has served as a member of our Board since January 2020. Dr. Milbourn is the Vice Dean and Hubert C. and Dorothy R. Moog Professor of Finance at Washington University Olin Business School, where he has researched and built academic programs in the areas of corporate finance, executive compensation and credit ratings since June 2000. With expertise on valuation, corporate finance, corporate governance, executive compensation and corporate risk-taking, Dr. Milbourn has been retained as an expert by private firms as well as the U.S. Department of Justice in cases related to fair rates of return, breach of contract damages and executive compensation programs, among others. Dr. Milbourn is also the Director and Chair of the Audit Committee of the Xanthus Fund at Oppenheimer, an asset management company with over 1,000 financial advisors and more than $90 billion assets under administration. Dr. Milbourn obtained his PhD in finance from Indiana University Kelly School of Business in December 1995 and BA in economics and mathematics from Augustana College in May 1991. We believe Dr. Milbourn is qualified to serve on our board based on his academic and practical experience in the areas of finance, compensation, and corporate governance.
Wenhua Zhang has served as a member of our Board since January 2020. Mr. Zhang has been a Partner at Azia Capital Fund LP, a private investment firm, since October 2014. Mr. Zhang began his career in the financial industry as the Vice President of Equity Research in the technology, media and telecom sector with T. Rowe Price from August 2001 to May 2008, and later joined Bain Capital as Director of the Brookside Fund, a long short equity investments fund, between July 2008 and December 2010. From February 2011 to August 2012, Mr. Zhang was Senior Vice President and Portfolio Manager at Harvard Management Company, a wholly owned subsidiary of Harvard University charged with managing the university’s endowment assets, and then as Partner and Portfolio Manager at Newport Asia LLC between October 2012 and October 2014, investing in Asia’s high-growth companies on behalf of clients from institutions, endowments, and family offices. Mr. Zhang received an MBA with dual majors in finance and technology innovation from the Wharton School at the University of Pennsylvania in May 2001. We believe Mr. Zhang is qualified to serve on our board based on his extensive network of relationships in the asset management industry and his experience as an institutional investment manager deploying capital in a variety of sectors.
Audit Committee
Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Nelson Haight, Dr. Todd Milbourn and Wenhua Zhang, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Dr. Milbourn serves as chairman of the Audit Committee. Our Board has determined that Dr. Milbourn qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
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reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

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approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee
Our Compensation Committee consists of Nelson Haight, Dr. Todd Milbourn and Wenhua Zhang, each of whom is an independent director. Mr. Zhang serves as chairman of the Compensation Committee. Pursuant to our Compensation Committee charter, the functions of the Compensation Committee include:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

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reviewing and approving the compensation of all of our other executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.
Employment Agreements
MCAC has not entered into any employment agreements with its executive officers, and has not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation
No executive officer has received any cash compensation for services rendered to us. Since June 4, 2020, we have paid our Sponsor, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, have been or will be paid to our insiders or any of the members of our management team, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF MCAC
The following discussion should be read in conjunction with MCAC’s Financial Statements and footnotes thereto contained in this report.
Overview
We are a blank check company formed under the laws of the State of Delaware on November 12, 2019 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business was not limited to any particular industry or geographic region.
Since we consummated our IPO June 9, 2020, we have been searching for a target business with which to complete an initial business combination.
Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities from November 12, 2019 (inception) have been organizational activities and those necessary to prepare for the IPO. After our IPO, our activity has been limited to the evaluation of business combination candidates. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on cash or cash equivalents held after the IPO in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
Comparison of the Three and Six Months Ended June 30, 2020 and June 30, 2019
For the three months ended June 30, 2020, we had a net loss of $19,600, which consisted of operating costs of $22,749 and an unrealized loss on marketable securities held in the Trust Account of $1,171, offset by interest income on marketable securities held in the Trust Account of $4,074 and an income tax benefit of $246.
For the six months ended June 30, 2020, we had a net loss of $19,811, which consisted of operating costs of $22,960 and an unrealized loss on marketable securities held in the Trust Account of $1,171, offset by interest income on marketable securities held in the Trust Account of $4,074 and an income tax benefit of $246.
Liquidity and Capital Resources
On June 9, 2020, we consummated the IPO of 5,000,000 MCAC Units at a price of $10.00 per Unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 321,500 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor and Chardan, generating gross proceeds of $3,215,000.
On June 19, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, we consummated the sale of an additional 749,800 MCAC Units and the sale of an additional 33,741 Private Units, generating total gross proceeds of $7,835,410.
Following the IPO, the partial exercise of the over-allotment option and the sale of the Private Units, a total of $58,647,960 was placed in the Trust Account. We incurred $4,010,359 in transaction costs, including $1,437,450 of underwriting fees, $2,012,430 of deferred underwriting fees and $560,479 of other offering costs.
For the six months ended June 30, 2020, cash used in operating activities was $93,236. Net loss of $19,811 was impacted by interest earned on marketable securities held in the Trust Account of $4,074, an unrealized loss on marketable securities held in the Trust Account of $1,171, an income tax benefit of $246 and changes in operating assets and liabilities, which used $70,276 of cash from operating activities.

As of June 30, 2020, we had cash and marketable securities in the Trust Account of $58,650,863 (including approximately $3,000 of interest income and unrealized losses). We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable and deferred underwriting commissions) to complete our initial Business Combination. We may withdraw interest to pay taxes. During the period ended June 30, 2020, we did not withdraw any of interest income from the Trust Account to pay for franchise and income taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
As of June 30, 2020, we had cash of $340,118 outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial business combination.
In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Initial Stockholders may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units identical to the Private Units, at a price of $10.00 per unit at the option of the lender.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our Business Combination. If we are unable to complete our Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Off-Balance Sheet Arrangements
We did not have any off-balance sheet arrangements as of June 30, 2020.
Contractual Obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay an affiliate of our Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. We began incurring these fees on June 4, 2020 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.
The underwriters are entitled to a deferred fee of $0.35 per MCAC Unit, or $2,012,430. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the Underwriting Agreement.
In addition, subject to certain conditions, we granted Chardan, for a period of 15 months after the date of the consummation of a Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Initial Public Offering.

Critical Accounting Policies
The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:
Common Stock Subject to Possible Redemption
We account for Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including Common Stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. Our Common Stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Common Stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed balance sheets.
Net Loss Per Common Share
We apply the two-class method in calculating earnings per share. Common stock subject to possible redemption which is not currently redeemable and is not redeemable at fair value, have been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to Common Stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

INFORMATION ABOUT PLAYBOY
Unless otherwise indicated or the context otherwise requires, references in this section to “the company,” “we,” “us,” “our” and other similar terms refer to Playboy and its consolidated subsidiaries prior to the Business Combination and to Playboy Group, Inc. and its consolidated subsidiaries after giving effect to the Business Combination.
Overview
Playboy is a pleasure and leisure company. We provide consumers across all demographics and geographies with products, services and experiences that help them lead happier, healthier and more fulfilling lives. Our flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving more than $3 billion in global consumer spend with products and services available in 180 countries.
Our mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades creating groundbreaking media and hospitality experiences, and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right.
Driven by our cause of “Pleasure for All,” our goal is to build the leading pleasure and leisure lifestyle platform for men and women around the world.
For the year ended December 31, 2019, and the six months ended June 30, 2020, Playboy’s historical consolidated revenue was $78.1 million and $66.3 million, respectively, historical consolidated net income (loss) was $(23.6) million and $(6.0) million, respectively, and Adjusted EBITDA was $13.2 million and $14.3  million, respectively. Adjusted EBITDA is not a recognized measure under GAAP. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to historical consolidated net income (loss), see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Playboy—Non-GAAP Financial Measures” contained elsewhere in this proxy statement.
The Playboy Business
Our Products & Services
Our products and services connect consumers to a lifestyle of pleasure and leisure. Our offerings help consumers around the world look good, feel good, and enjoy their lives.
Our four target consumer categories reflect the market segments where our 67 years building consumer trust give us a unique position to lead:
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Sexual Wellness is a category that encompasses products, services and experiences that enable a state of physical, emotional, mental, and social sexual health and fulfillment. Offerings include products that enhance sexual experience, such as condoms, lubricants, libido enhancers, bedroom accessories and sex toys, and lingerie, as well as offerings that improve sexual health. Playboy’s offerings today — including intimates and lingerie, condoms, lubricants, intimacy kits, CBD-based arousal offerings and adult content — comprise the Company’s second-largest driver of revenue.

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Style and Apparel includes a variety of apparel and accessories products for men and women globally, including one of the leading men’s apparel brands in China, and collaborations with fashion and streetwear brands such as Missguided, Pac Sun, and Supreme available to consumers in the US and UK. Playboy’s style and apparel offerings build on seven decades of standing for free expression and today represent the biggest consumer category in Playboy’s business.

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Gaming and Lifestyle is a category that encompasses all of the ways Playboy stands for sophisticated, fun and leisure-filled living. Playboy’s gaming offerings today include digital casino and social games in partnership with such industry leaders as Scientific Games and Microgaming, a casino in London in partnership with Caesar’s Entertainment, and other home and hospitality offerings. Also included in this category is Playboy’s joint venture in Spirits in partnership with Angel Share Brands.

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Beauty and Grooming builds on Playboy’s long role serving as a platform for beauty and the brand’s commercial success in the fragrance category. Today, we approach this category through the lens of confidence, providing our consumers with the products and services that inspire body positivity and creative expression. With strong adjacency to Sexual Wellness, Beauty and Grooming offerings include men and women’s skincare, haircare, bath and body, grooming, cosmetics, and fragrance.

Each of these categories comprise very large and growing markets, providing Playboy with significant opportunities for growth from the increased sales of our current products and services, as well as through the introduction of new products and services within these categories.
Our Business Segments
We generate revenue through the sales of our products and services to consumers around the world. We employ multiple business models, including brand licensing, direct-to-consumer and third-party retail sales, and digital subscriptions, to maximize the value of our assets and to ensure long-term revenue and profitability growth. We report on our business operations in three segments:
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Licensing, including licensing our brand to third parties for products, services, venues and events;

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Direct-to-Consumer, including sales of third-party products through our owned-and-operated ecommerce platforms; and sales of our proprietary products through our platforms and/or third-party retailers; and

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Digital Subscriptions and Services, including the sale of subscriptions to Playboy programming and trademark licensing for online gaming services.

Licensing
Playboy licenses the Playboy name, Rabbit Head Design, and other trademarks and related properties to partners around the world. Our licensing agreements permit licensees the right to use certain Playboy trademarks for certain categories of products in certain territories for a fee, which is typically a royalty calculated as a percentage of net revenue from wholesale and/or retail sales of such products, subject to an annual, bi-annual or quarterly minimum royalty payment. Our top five license agreements range from one to ten years in length and generated approximately 35% of our overall consolidated revenue for the six months ended June 30, 2020. As of June 30, 2020, Playboy’s licensing contracts included royalty guarantees of approximately $400 million through 2029, assuming no renewals of such contracts.
Our partner CAA-GBG LLP, an agency with significant global reach and infrastructure, acts as our exclusive licensing agent for the Playboy brand trademarks and intellectual property for consumer products and services in a broad range of categories in most of the world.
In the first half of 2020, Playboy’s Licensing segment contributed $29.4 million revenue and $20.5  million in net income.
Direct-to-Consumer
Our owned digital commerce platforms, include Yandy.com, Playboy.com and PleasureForAll.com. Our robust warehouse and fulfillment center manage the inventory and shipping for all of our owned digital commerce channels providing a strong base from which to continue the expansion of our direct-to-consumer sales platform model. In addition to our owned channels, we have actively expanded the third-party sales of our proprietary products across major retailers in Western markets.
In the first half of 2020, Playboy’s Direct-to-Consumer segment contributed $25.2 million in revenue and a net loss of $1.1 million.
Digital Subscriptions and Services
Playboy’s Digital Subscriptions and Services today comprise adult content offerings and licensed gaming products.

Today, Playboy-branded digital services reach more than 135,000 subscribers across Playboy-managed digital subscription offerings, including PlayboyPlus.com and Playboy.tv. The Playboy Channel is offered through leading MSOs (multiple-system operators) around the globe, including AT&T, Cablevision, Charter, Comcast, Cox, DirecTV, Dish, Time Warner and Verizon. Pursuant to its agreements with the MSOs, Playboy programs the Playboy Channel and typically receives a royalty based on the numbers of subscribers to the Channel.
Playboy’s digital gaming offerings include real-money and social gaming offerings with leading digital gaming companies Scientific Games and Microgaming.
In the first half of 2020, Playboy’s Digital Subscriptions and Services segment contributed $10.4 million in revenue and net income of $4.7 million.
Our Strategy
We are building the leading pleasure and leisure lifestyle platform for men and women around the world. Our commercial strategy is to create high consumer lifetime value while maintaining low consumer acquisition costs. We do this by building direct relationships with our customers through our owned-and-operated digital commerce and digital subscription offerings and by utilizing our significant organic reach for marketing efficiency. We sell our products through third party digital and physical retail partners to expand our points of sale and gather additional consumer insights to drive product innovation and inform go-to-market plans, and we license our trademarks and intellectual property in specific categories and geographies that have particular regulatory requirements, or where speed-to-market can be accelerated through a best in class partnership, to gain high-margin revenue and consumer insights we can reinvest in our owned-and-operated operations. Over the past several years, we have exited licensing contracts that were not strategically aligned with the brand’s interests to open up categories for owned-and-operated development and to enter into partnerships more closely aligned with our brand and consumer categories of focus.
Our immediate focus for owned and operated operations is in the Sexual Wellness category in Western markets, where we can aggregate what today is a highly fragmented market through in-house product development and acquisitions, and move quickly to gain consumer mindshare and build the leading digital and physical retail presence. We will approach Beauty and Grooming as a natural extension of the Sexual Wellness category to integrate further into consumers’ daily habits. Playboy’s 10-year relationship with a market leader in the Beauty and Grooming category demonstrated strong consumer affinity for Playboy-branded offerings in the space. With the integration of the e-commerce platform that we acquired in December 2019, Sexual Wellness products and services represent the fastest-growing and the second-largest revenue contributor of our business today. We will utilize our trademarks wherever most effective to brand and/or market products, and we also intend to use our brand expertise to develop and acquire additional brands for these categories to further expand our consumer and distribution reach.
Significant consumer engagement and spend with Playboy-branded gaming properties around the world, including with leading partners such as Microgaming, Scientific Games, and Caesar’s Entertainment, steers our investment in digital gaming, sports betting and other digital services to further support our commercial strategy to expand consumer spend with minimal marginal cost, and gain consumer data to inform go-to-market plans across categories.
Licensing our trademarks and intellectual property for the Apparel & Accessories category, which today represents our largest single revenue contributor, will continue to serve as a powerful cash foundation and consumer insights engine.
In Western markets, our collaborations with high-end and streetwear lines, such as Missguided, PacSun, Supreme and others, have played a significant role bolstering the brand’s appeal with “Millennial” and “GenZ” consumers and has positioned the business for strong future performance in the European and U.S. markets across our four focus consumer categories.
In China, where Playboy has spent more than 25 years building its business, we have an enormous footprint of nearly 2,500 brick and mortar stores and 1,000 ecommerce stores selling high quality men’s casual wear, shoes/footwear, sleepwear, swimwear, formal suits, leather & non-leather goods, sweaters, active wear, and accessories. We have achieved significant growth in China licensing revenues over the past several years in partnership with strong licensees and high-quality manufacturers, and we are planning for increased growth through updates to our men’s fashion lines and expansion into adjacent categories in men’s skincare and grooming, sexual wellness, and women’s fashion, a category where recent launches have been well received.
In India, Playboy today has a presence through select apparel licensees and hospitality establishments. Consumer research suggests significant growth opportunities in the territory with Playboy’s brand and categories of focus.
We also expect that our unified consumer data platform, which is currently in development, as well as continued investment in data science, will underpin all of our activities by enabling efficient marketing and cross-channel strategies, personalized digital experiences and recommendation services, and predictive tools to drive product development.
Lastly, building on our successful acquisition and integration of Yandy in December 2019, we will continue to identify and assess potentially advantageous merger, acquisition and investment opportunities. Utilizing the flexibility of our operating cash flow, and management expertise, we expect to pursue additional complementary acquisition or other strategic opportunities to complement and accelerate our organic growth.
Our Competition
Playboy operates in the consumer goods and services space across a variety of different industries and face competition from broad direct-to-consumer platforms such as Amazon, as well as brands and retailers that are more targeted to particular markets. In the men’s apparel space in China, we compete with other leading men’s apparel brands such as Uniqlo, Semir, Levi’s, Nautica and Lacoste on the breadth and quality of our products, and in the United States and United Kingdom, our apparel collaborations compete with other streetwear offerings. In the sexual wellness industry, we compete with brands such as Hims, Ro Health, and Foria, lingerie ecommerce businesses such as AdoreMe, and other suppliers of products and services in this fragmented and rapidly growing space. Our online direct-to-consumer apparel business competes with Amazon as well as retailers more focused on lingerie, costumes and accessories, and streetwear. Our subscription offerings today compete with providers of paid and free adult content, and our digital games compete with other real-money and social casino-style games available in the iOS and Android app stores.
Our History
Playboy was founded in 1953 as a men’s lifestyle magazine. Over the following decades, Playboy has grown into a leader and pioneer in the entertainment, hospitality, and licensing businesses. In 2011, an affiliate of Rizvi Traverse Management, LLC acquired a majority of the company, with the Hugh M. Hefner 1991 Trust remaining a minority owner until 2018 when Playboy purchased all of the remaining shares of its common stock owned by the Hefner Trust. In December 2019, Playboy acquired the assets of Yandy.com, a leading online retailer of lingerie, dresses, costumes and accessories, as part of the expansion of our proprietary sales platform. Playboy was incorporated in the State of Delaware in April 1998.
Our Team’s Values
Our team developed a set of fundamental values that guide our thinking and actions both inside the company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goal of holding ourselves accountable, of preserving what is special, and to inspire and guide ourselves moving forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.
Do You (But Do No Harm)
We’re authentic to who we are. We say what we mean, and we mean what we say. We create a safe and encouraging environment for others to do the same, bringing their authentic selves forward. We welcome and value varying perspectives and opinions, and assume best intentions. We celebrate and bring out the best in each other. We pay attention to others discomfort. We respect boundaries. And we fiercely believe that our diversity positions us for greater success and impact in the world.
Embrace the Next Challenge
We have a growth mindset. We don’t let ourselves get too comfortable. We are constantly questioning our existing knowledge and recognize that our blind spots are bigger than we think. We actively seek out opportunities to learn. We come from a place of curiosity. The next challenge may be in a place we’ve never thought to look, and we leverage a vast diversity of perspectives to find it. We know we can always do better, and good enough is not enough. We believe in questioning taboos. We are bold and thoughtful in challenging the status quo and finding fault in the default, even when it seems we are alone. We are okay with uncertainty, and can adapt quickly and be resourceful in an ever-changing environment.
Debate, Then Commit
We take the time to make sure we are informed. We provide a platform and make space for the different voices in the room, ask thoughtful questions, and consider all angles before coming to a conclusion. We question everything. We engage in self-reflection, and recognize and share openly when we are wrong. We are solutions-oriented. We take an active approach to solving problems and coming to decisions rather than fixating on them. We passionately discuss ideas but respect when a decision is reached and abide by the process to execute it. We communicate decisions thoroughly and thoughtfully.
Be a Leader
We develop and exercise inclusive leadership. So, everyone knows they belong, and equitable treatment is our standard. We recognize that trust, respect, and responsibility go hand-in-hand and must be heard. With that, it is up to each of us to earn that responsibility every day. We listen first, ask questions, speak up and are accountable for our work (and our mistakes). We help others feel confident and comfortable doing the same. We take initiative. We don’t wait for things to happen to us or wait to be told. We are willing to wear many hats and roll our sleeves up when others need help, even if it means working outside our job description. We lead by example.
Stay Playful
We are a fun team and though we often deal with heavy subject matter, we recognize the importance of a playful spirit and a positive outlook. We realize that we are a work in progress, and that we won’t always get it right the first time. We pride ourselves in being able to pick ourselves up, be positive about our mistakes (while learning from them) and move forward. We celebrate creativity and the importance of trying new things out. We know you to have a good time and we understand boundaries. We celebrate each other. We value our time both in and out of work.
Government Regulation
In connection with the products and services we provide, we must comply with various laws and regulations from federal, state, local and foreign regulatory agencies. We believe that we are in material compliance with regulatory requirements applicable to our business. These regulatory requirements include, without limitation:
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federal, state, local and foreign laws and regulations involving minimum wage, health care, overtime, sick leave, lunch and rest breaks and other similar wage, benefits and hour requirements and other similar laws;

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Title VII of the Civil Rights Act and the Americans with Disabilities Act and regulations of the U.S. Department of Labor, the Occupational Safety & Health Administration, the U.S. Equal Employment Opportunity Commission and the equivalent state agencies and other similar laws;

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alcohol beverage marketing regulations, custom and import matters with respect to products imported to and exported from the United States;

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the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other similar anti-bribery and anti-kickback laws and regulations that generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business; and

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federal, state and foreign anticorruption, data protection, privacy, consumer protection, content regulation and other laws and regulations, including without limitation, GDPR and the CCPA.

Employees
As of June 30, 2020, Playboy had 187 full-time and full-time equivalent employees. None of the employees are represented by a labor union, and Playboy considers its employee relations to be good.
Intellectual Property
Playboy owns various trademarks, copyrights and software comprising Playboy’s intellectual property holdings including, without limitation, the “Playboy” name and “Rabbit Head Design,” and the “Yandy” trade name.
Properties
The corporate headquarters of Playboy is located in Los Angeles, California, where we lease and occupy approximately 45,000 square feet of office space.
We also lease and occupy approximately 35,000 square feet of combined office and warehouse space in Phoenix, Arizona, housing our inventory management and fulfillment operations. We anticipate relocating these operations to a newly leased space of approximately 52,000 square feet, also in Phoenix, in early 2021.
Playboy believes its properties are suitable for the purposes for which they are being used and fit its needs.
Legal Proceedings
From time to time, Playboy may become involved in additional legal proceedings arising in the ordinary course of its business. Except for the proceeding below, Playboy is not currently a party to any other legal proceedings the outcome of which, if determined adversely to Playboy, would individually or in the aggregate have a material adverse effect on its business, financial condition, and results of operations.
On October 15, 2018, we filed a lawsuit in Los Angeles Superior Court (the “Court”) against its insurer, Indian Harbor Insurance Company (“Indian Harbor”), captioned Playboy Enterprises, Inc. v. Indian Harbor Insurance Company, for breach of contract and breach of the covenant of good faith and fair dealing, and seeking declaratory relief, after Indian Harbor threatened to sue Playboy on an alleged theory of lack of coverage after Indian Harbor paid approximately $4.8 million towards the settlement of claims against Playboy made by Elliot Friedman. Among other things, we are seeking declaratory relief that the underlying claims asserted against Playboy are covered claims under Playboy’s insurance policies with Indian Harbor. On December 14, 2018, Indian Harbor filed its answer to the complaint and filed counterclaims against Playboy for declaratory relief that it has no obligation to provide coverage for the underlying claims and that it is entitled to recoup the amounts it paid in the settlement, with interest. Indian Harbor filed a motion for summary judgment, seeking, among other things, summary adjudication that (1) the insurance policy does not provide coverage because the underlying claim was allegedly first made before the policy period of the policy and (2) that Indian Harbor does not have to provide coverage because Playboy allegedly failed to provide timely notice of the claim. On September 9, 2020, the Court ruled in favor of Playboy on the motion for summary judgement. There is currently no trial date set. A scheduling hearing to set the trial date is set for February 2021. We intend to continue to prosecute our claims in this matter and vigorously defend ourselves against Indian Harbor’s counterclaims.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF PLAYBOY
Executive Compensation
This section discusses the material components of the fiscal year 2019 executive compensation programs for Playboy’s named executive officers (identified below). This discussion may contain forward-looking statements that are based on Playboy’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Playboy adopts following the completion of the Merger may differ materially from the existing and currently planned programs summarized or referred to in this discussion.
Playboy has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as it is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for Playboy’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer (such individuals, the “Named Executive Officers”).
During the year ended December 31, 2019, Playboy’s Named Executive Officers were:
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Ben Kohn, Chief Executive Officer and President;

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David Israel, Chief Financial Officer and Chief Operating Officer; and

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Chris Riley, General Counsel and Secretary.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ben Kohn	2019	1,000,720	—	3,329,181	1,445,892	1,250,000	9,800	7,035,593
Chief Executive Officer & President
David Israel	2019	480,720	—	385,070	171,970	275,000	9,800	1,322,560
Chief Financial Officer & Chief Operating Officer
Chris Riley	2019	313,165	—	—	60,356	172,500	9,800	555,821
General Counsel and Secretary

(1)
The amounts in these columns reflect the aggregate grant date fair value of restricted stock unit (or RSU) awards and option awards, in each case calculated in accordance with FASB ASC Topic 718.

(2)
The amount in this column represents the Named Executive Officer’s bonus earned in 2019. A portion of such bonus amount was paid in the form of immediately vested RSUs, as further described in “Equity-Based Compensation” below.

(3)
The amount in this column represents Playboy’s matching contributions to the Named Executive Officer’s 401(k) plan account.

Employment Arrangements
Ben Kohn
Playboy is party to an offer letter, dated January 1, 2018, with Mr. Kohn, which provides for an initial base salary of $1,000,000 per year and that he is eligible to participate in an annual bonus program with a target bonus of 100% of his earned base salary. The offer letter also provides that if Mr. Kohn’s employment with Playboy is terminated without Cause (as defined therein), he will be eligible to receive 12 months of severance pay based on the prior 12 months of total compensation, which amount will be payable in installments on normal payroll dates, provided he enters into, and does not revoke, a separation agreement and release of claims in a form to be approved by Playboy.
David Israel
Playboy is party to an offer letter, dated December 20, 2012, with Mr. Israel, which provides for an initial base salary of $480,000 per year and that he is eligible to participate in an annual bonus program with a target bonus of 60% of his earned base salary. The offer letter also provides that if Mr. Israel’s employment with Playboy is terminated without cause, he will be eligible to receive 12 months of his then current base salary, which amount will be payable in installments on normal payroll dates, provided he enters into a release of claims in a form to be approved by Playboy.
Chris Riley
Playboy is party to an offer letter, dated January 7, 2019, with Mr. Riley, which provides for an initial base salary of $325,000 per year and that he is eligible to participate in an annual bonus program. The offer letter also provides that if Mr. Riley’s employment with Playboy is terminated without cause, he will be eligible to receive 6 months of his then current base salary, provided he enters into a general release of claims that is mutually agreeable to Mr. Riley and Playboy.
Annual Bonuses
Annual bonuses are paid to incentivize certain employees, including the Named Executive Officers, to achieve annual financial and operating performance metrics, which in 2019 were based on an Adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization) target, and are paid at the discretion of the board of directors. For 2019, based on actual performance results, the board of directors set an aggregate bonus pool for all employees based on an Adjusted EBITDA target.
Based on the actual achievement of the Adjusted EBITDA target (which was approximately 123% of target), the board determined to pay $1,250,000 to Mr. Kohn, 125% of his target bonus, and gave Mr. Kohn discretion to allocate the remainder of the aggregate approved bonus pool to the other eligible employees, including Messrs. Israel and Riley. Mr. Kohn, in consultation with the board of directors, determined to pay a bonus of $275,000 to Mr. Israel, 95% of his target bonus, and $172,500 to Mr. Riley, who did not have a target bonus.
Bonuses to certain members of the senior management team, including the Named Executive Officers, are paid in a combination of cash and restricted stock units (or RSUs). For 2019, the board of directors determined to pay 20% of Mr. Kohn’s earned bonus, approximately 9% of Mr. Israel’s earned bonus and approximately 10% of Mr. Riley’s earned bonus in fully vested RSUs, with the number of such RSUs determined based on the fair market value of one share of Playboy’s common stock at the time of the approval of the bonus by the board. The number of fully vested RSUs granted on April 3, 2020 in respect of such 2019 bonuses were as follows: Mr. Kohn: 13,348 RSUs; Mr. Israel: 1,335 RSUs; and Mr. Riley: 934 RSUs.
Equity-Based Compensation
2021 Equity and Incentive Compensation Plan.
If approved by MCAC’s Board and stockholders, the 2021 Incentive Plan will govern equity-based awards to be granted by the Combined Company following the consummation of the Merger, after the effective date of the 2021 Incentive Plan, no further awards will be granted under the 2018 Equity Incentive Plan (described below). For more information about the 2021 Incentive Plan, see “Proposal No. 6 — Approval of the Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan.”
2018 Equity Incentive Plan.
Playboy’s board of directors originally adopted, and Playboy’s stockholders approved, the Playboy Enterprises, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) on June 5, 2018. It is expected that, in connection with the Merger, Playboy will adopt the 2021 Incentive Plan and will not grant any additional awards under the 2018 Plan thereafter but that the 2018 Plan will remain outstanding and continue to govern outstanding awards granted thereunder. The material terms of the 2018 Plan are described below.
Purpose; Eligibility.
The purpose of the 2018 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Playboy, by offering them an opportunity to participate in Playboy’s future performance through the grant of awards under the 2018 Plan. Employees and consultants of Playboy or any of its subsidiaries, parents, or affiliates, and members of Playboy’s board of directors, may participate in the 2018 Plan.
Shares Available for Grant and Issuance Under the 2018 Plan; Other Limitations.
Subject to certain adjustments or substitutions (described further below), the aggregate number of shares of common stock that are reserved and available for grant and issuance pursuant to the 2018 Plan is 1,122,169 (the “Share Reserve”). Shares that are issued in connection with grants made in substitution of another company’s award, whether in connection with an acquisition or otherwise, do not reduce the Share Reserve. Shares granted under the 2018 Plan (i) that are subject to issuance upon exercise of an option or stock appreciation right, but which cease to be subject to such award for any reason other than such exercise; (ii) that are forfeited back to or repurchased by Playboy at the original issue price; (iii) that terminate without having been issued; (iv) that are surrendered under the 2018 Plan’s award exchange program (as further described in the 2018 Plan); or (v) that are reacquired by Playboy in satisfaction of tax withholding obligations or as consideration for the exercise price of an award, return to the Share Reserve for future grant. Additionally, to the extent an award is paid out in cash rather than shares of common stock, such cash payment will not reduce the Share Reserve. The maximum number of shares that may be issued as incentive stock options is 1,122,169, or the amount of the Share Reserve. The 2018 Plan also provides that, in any calendar year, the aggregate grant date value of shares subject to awards granted to non-employee directors is limited to (a) $600,000, for the director’s first year of service, and (b) $300,000, for all other years of service.
Administration.
The Compensation Committee of Playboy’s board of directors, or the board of directors acting as the Compensation Committee, administers the 2018 Plan. Playboy’s Compensation Committee implements and carries out the 2018 Plan, except that Playboy’s board of directors establishes the terms of awards granted to directors who are not employees of Playboy. Additionally, except as otherwise provided, Playboy’s Compensation Committee has the authority, among other things, to select persons to receive awards, determine the forms and terms and conditions of awards granted under the 2018 Plan, and construe and interpret the 2018 Plan and award agreements thereunder. Playboy’s Compensation Committee also has the authority delegate certain of its powers to one or more executive officers as permitted by applicable law.
Types of Awards Under the Plan.
Playboy may grant the following types of awards under the 2018 Plan: (i) stock options, in the form of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code”) or nonstatutory stock options; (ii) restricted stock awards; (iii) stock bonus awards; (iv) stock appreciation rights; (v) restricted stock units; or (vi) performance awards, awarded in the form of cash or stock.
Each grant of an award under the 2018 Plan generally will be evidenced by an award agreement or agreements, which will contain such terms and provisions as Playboy’s Compensation Committee may determine, consistent with the 2018 Plan. Historically, Playboy has only granted stock options and restricted stock units under the 2018 Plan. As such, a brief description of each type of award is set forth below.
Stock Options.
Stock options granted under the 2018 Plan may be either incentive stock options (for employees only) or non-qualified stock options. Except with respect to incentive stock options granted to Ten Percent

Shareholders (defined below), the following provisions apply to those granted options under the 2018 Plan: (i) no stock option is exercisable after ten years from the date of its grant, and (ii) the exercise price of the option must not be less than the fair market value of the shares subject to the option as of the date of grant.
Under the 2018 Plan, a person who owns, directly or by attribution, more than 10% of the total combined voting power of all classes of stock of Playboy or of its parent or subsidiary, or a “Ten Percent Stockholder,” is subject to certain restrictions with regards to incentive stock options. A Ten Percent Stockholder will not be granted an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the shares subject to the option on the date of grant and the option is not exercisable after the five-year anniversary of the grant date. In addition, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year (under all plans of Playboy or of its parent or subsidiary) exceeds $100,000, such options will be treated as nonstatutory stock options.
If a participant’s Service (as such term is defined within the 2018 Plan) terminates for any reason other than for Cause (as such term is defined with the 2018 Plan), that participant may exercise the vested portion of his or her option for the three months (or such other shorter period as Playboy’s Compensation Committee may determine, not less than 30 days) after the date of such termination. If a participant’s Service terminates due to death, vested options generally will remain exercisable for 18 months from the date of termination (or such other shorter period as Playboy’s Compensation Committee may determine, not less than six months). If a participant’s Service terminates due to disability, vested options generally will remain exercisable for 12 months from the date of termination (or such other shorter period as Playboy’s Compensation Committee may determine, not less than six months). If a participant’s Service terminates for Cause, the participant’s options will expire on the date of such termination, or at such other time and on such conditions as Playboy’s Compensation Committee may determine. In no event will an option remain exercisable beyond its original term.
Playboy’s Compensation Committee has the authority to specify a minimum number of shares of Playboy’s common stock that may be purchased upon exercise of a stock option; provided that such minimum may not be more than the number of shares then exercisable.
Restricted Stock Units.
The 2018 Plan provides for the grant of restricted stock units, which cover a number of shares of common stock and may be settled in cash, shares or a combination of both after the date(s) set forth in the award agreement. No restricted stock unit may have a term longer than 10 years. Playboy’s Compensation Committee may determine that participants can defer payment under a restricted stock unit award, subject to compliance with certain tax requirements.
Non-Transferability of Awards.
Unless Playboy’s Compensation Committee determines otherwise, no award may be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Playboy’s Compensation Committee may institute a program through which participants may transfer outstanding awards to a financial institution or other person or entity approved by the Compensation Committee. In instituting such program, Playboy’s Compensation Committee will have the authority to amend the terms of any award participating.
Repurchase Right.
At the discretion of Playboy’s Compensation Committee, Playboy may reserve to itself or its assignees a right to repurchase a portion of any or all unvested shares held by a participant following the participant’s termination of Service, within a specified period following the participant’s termination of Service or the date the participant purchases the shares of common stock. Playboy’s repurchase right may be at the participant’s purchase price or exercise price.
Repricing, Exchange and Buyout of Awards.
Without prior stockholder approval, Playboy’s Compensation Committee may: (i) reprice stock options and stock appreciation rights (and if the repricing is a reduction to the exercise price, the consent of participants is not required if written notice is provided to them), and (ii) with the consent of the respective participants (except with respect to stock options where such action does not impair the participant’s rights), pay cash or issue new awards in exchange for the surrender and cancelation of any or all outstanding awards.
Adjustments.
If the number of outstanding shares of common stock of Playboy is changed by dividends or distributions, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of Playboy, without consideration, then: (i) the class and maximum number of shares subject to the 2018 Plan as the Share Reserve; (ii) the exercise price and the class and number of shares subject to outstanding options and stock appreciation rights; (iii) the class and number of shares subject to other outstanding awards; (iv) the class and maximum number of shares that may be issued as incentive stock options; (v) the class and maximum number of shares that may be issued to an individual or any new employee in any one calendar year; and (vi) the class and number of shares that may be granted as awards to non-employee directors, will be proportionately adjusted, subject to required action by Playboy’s board of directors or its stockholders. If, by reason of such adjustment, an outstanding award covers additional shares or different shares of stock or securities, then such additional or different shares will be subject to all of the terms, conditions and restrictions that were applicable to the award and shares subject thereto prior to such adjustment.
Corporate Transactions.
In the event of a Corporate Transaction (as defined in the 2018 Plan), the 2018 Plan provides that the successor corporation may: (i) assume or replace outstanding awards; (ii) substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders; and (iii) in place of outstanding shares of common stock held by participants, issue substantially similar shares or other property to the participant, that is subject to repurchase restrictions no less favorable to the participant. In the event the successor corporation does not assume, convert, replace or substitute awards, then: (a) outstanding awards will vest in full (and repurchase rights will lapse) immediately prior to the Corporate Transaction, and (b) Playboy’s Compensation Committee must notify the participant in writing that the award will be exercisable for a period determined by the Compensation Committee in its sole discretion and will thereafter terminate. In the event of a Corporate Transaction, all awards granted to non-employee directors will vest and become exercisable prior to the consummation of the Corporate Transaction, and on such conditions as Playboy’s Compensation Committee determines.
Playboy does not expect the Business Combination to constitute a Corporate Transaction as defined in the 2018 Plan.
Amendment; Termination of the Plan.
Unless earlier terminated as provided in the 2018 Plan, the 2018 Plan will terminate ten years after the effective date of the 2018 Plan.
Playboy’s board of directors may terminate or amend the 2018 Plan at any time; provided that the board of directors may not amend the 2018 Plan without shareholder approval if shareholder approval is required.. No termination or amendment of the 2018 Plan will affect any then outstanding award unless expressly provided by Playboy’s Compensation Committee. Additionally, no termination or amendment of the 2018 Plan or awards thereunder may adversely affect any outstanding award without the consent of the participant, unless necessary to comply with applicable law.
Clawback/Recoupment Policy
All awards are subject to any Playboy clawback or recoupment policy adopted by Playboy’s board of directors and applying to the participant.

2019 Grants of Equity-Based Awards.
In fiscal 2019, Playboy granted the following option and RSU awards to the Named Executive Officers:
Options:
Name	Grant Date	Number of Shares Underlying Option	Exercise Price ($)
Ben Kohn	3/20/19	169,248	18.73
David Israel	3/20/19	33,840	18.73
Chris Riley	3/20/19	24,017	18.73
RSUs:
Name	Grant Date	Number of RSUs
Ben Kohn	3/20/2019	169,248
David Israel	3/20/2019	33,840
Pursuant to the terms of the RSU award agreements, each RSU granted to a Named Executive Officer under the 2018 Plan will be settled in shares of Playboy common stock only in connection with, and immediately prior to, a Corporate Transaction (as defined in the 2018 Plan).
Such award agreements also provide that if a Corporate Transaction closes or Playboy completes an initial public offering of its common stock while the Named Executive Officer is employed by Playboy (or if the Named Executive Officer’s employment is terminated by Playboy other than for cause, death or disability and such Corporate Transaction or initial public offering is consummated within 45 days of such termination date), then any unvested RSUs will vest immediately prior to the Corporate Transaction or initial public offering.
For information regarding a proposed plan governing post-Closing equity compensation for employees, officers, consultants and directors, see “Proposal No. 6 — Approval of the Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan.”
Tax-Qualified Retirement Plan
Playboy maintains a tax-qualified retirement savings plan, the Playboy Enterprises, Inc. Employees Investment Savings Plan (the “Playboy 401(k) Plan”) for its employees generally, including the Named Executive Officers. Under the Playboy 401(k) Plan, Playboy matches 100% of the first 1% of eligible compensation contributed by a participant, and 50% of each additional dollar contributed up to the first 6% of eligible compensation. Participants are vested in the company match after two full years of service.

Outstanding Equity Awards at 2019 Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Ben Kohn	148,092	21,156(1)	$18.73	8/28/28	179,927(2)	5,059,547
David Israel	16,920	16,920(3)	$18.73	8/28/28	37,845(4)	1,064,201
Chris Riley	—	24,017(5)	$18.73	2/22/29	—	—

(1)
These options vested in six equal monthly installments, beginning on January 29, 2020, subject to Mr. Kohn’s continued provision of services to Playboy through each such date.

(2)
Amounts in this column represent the number of RSUs held by Mr. Kohn that had not been settled as of December 31, 2019, as more fully described above under the heading “Equity-Based Compensation.” Of these RSUs, 10,679 were granted as immediately vested RSUs (with no time vesting requirement) as part of Mr. Kohn’s 2018 bonus. Of the remaining 169,248 RSUs, 21,156 were unvested as of December 31, 2019 and vested in six equal installments beginning on January 8, 2020, subject to Mr. Kohn’s continued provision of services to Playboy through each such date. All of the RSUs will remain outstanding until settlement, which is contingent upon the occurrence of a Corporate Transaction (as defined in the 2018 Plan).

(3)
These options vest in 24 equal monthly installments, beginning on January 31, 2020, subject to Mr. Israel’s continued provision of services to Playboy through each such date.

(4)
Amounts in this column represent the number of RSUs held by Mr. Israel that had not been settled as of December 31, 2019, as more fully described above under the heading “Equity-Based Compensation.” Of these RSUs, 4,005 were granted as immediately vested RSUs (with no time vesting requirement) as part of Mr. Israel’s 2018 bonus. Of the remaining 33,840 RSUs, 16,920 remained unvested as of December 31, 2019 and vest in 24 equal installments beginning on January 8, 2020, subject to Mr. Israel’s continued provision of services to Playboy through each such date. All of the RSUs will remain outstanding until settlement, which is contingent upon the occurrence of a Corporate Transaction (as defined in the 2018 Plan).

(5)
25% of these options vested on January 14, 2020, and the remainder vest in 36 equal monthly installments thereafter, subject to Mr. Riley’s continued provision of services to Playboy through each such date.

(6)
Amounts in this column reflect the aggregate fair market value of the RSUs on December 31, 2019 based on the fair market value per share on such date of $28.12.

Treatment of Outstanding Equity Awards in the Business Combination
Prior to the Business Combination, all outstanding options and RSUs (including the unvested options and RSUs held by the Named Executive Officers as described in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table above) will become fully vested. Each outstanding option will be assumed by MCAC and automatically converted into an option to purchase shares of MCAC Common Stock, and each outstanding RSU (which, for the avoidance of doubt, includes the fully vested RSUs described in the “Annual Bonuses” section above) will be terminated and settled in shares of MCAC Common Stock on the earlier of (i) within 10 days following the first anniversary of the date that such RSUs are terminated and (ii) the date that the RSUs would have been settled in accordance with their original terms.
Director Compensation
In 2019, no director received cash, equity or other non-equity compensation for service on Playboy’s board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PLAYBOY
You should read the following discussion of our financial condition and results of operations in conjunction with the “Summary Historical Consolidated Financial Information for Playboy,” Playboy’s audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 and the related notes thereto, and Playboy’s unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2020 and 2019 and the related notes thereto included elsewhere in this proxy. In addition to historical information, the following discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this proxy, particularly in sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”
Business Overview
Playboy is a large, global consumer lifestyle company marketing our brands through a wide range of direct-to-consumer products, licensing initiatives, digital subscriptions and services, and location-based entertainment. Playboy reaches millions of consumers worldwide with products and services across four key market categories: Sexual Wellness, including intimacy products and lingerie; Style and Apparel, including a variety of apparel and accessories products for men and women; Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and, Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for women and men.
Playboy has three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Services. The Licensing segment derives revenue from trademark licenses for third-party consumer products and location-based entertainment businesses. The Direct-to-Consumer segment derives its revenue from sales of consumer products sold directly to consumers through Playboy’s own online channels or through third party retailers. The Digital Subscriptions and Services segment derives revenue from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international TV, and from trademark licenses for online gaming.
Acquisition of Yandy
On December 31, 2019, Playboy acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear, other apparel and bedroom accessories and is headquartered in Phoenix, Arizona. Yandy has curated a catalog with over 20,000 products from more than 100 brands and sells products to customers worldwide. The primary drivers for the acquisition were to leverage Yandy’s e-commerce capabilities, attractive brand positioning and customer database. Yandy’s operating results are consolidated with Playboy’s beginning on January 1, 2020. Therefore, the consolidated results of operations for the six months ended June 30, 2020 may not be comparable to the same period in 2019. Yandy’s results of operations for the six months ended June 30, 2020 are presented in the table below:
Six Months Ended June 30, 2020
(in thousands)
Net revenues	$25,153
Costs and expenses:
Cost of sales	18,019
Selling and administrative expenses	6,943
Total costs and expenses	24,962
Operating income	191
Other income	134
Net income	$325

Key Factors and Trends Affecting Playboy’s Business
Playboy believes that the performance and future success depends on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this proxy titled “Risk Factors.”
Expanding the Consumer Products Business through Owned and Operated Products and Channels
Playboy is accelerating its growth in company-owned and branded consumer products and services in attractive and expanding markets in which it has a proven history of brand affinity and consumer spend. Additionally, Playboy has acquired and launched this past year its own direct-to-consumer online sales channels, yandy.com and pleasureforall.com in addition to playboyshop.com, to further accelerate the sales of these products and services. However, Playboy’s new product and new distribution strategies are in their early stages and will take time to fully develop.
Reduced Reliance on China Licensing Revenues
Playboy has enjoyed substantial success in licensing its trademarks in China where it is a leading men’s apparel brand and where licensing revenues have consistently grown year-over-year. However, as a result of this success, the percentage of total net revenue attributable to China licensing had become 44.4% of Playboy’s total revenue by the end of 2019. With the acquisition of Yandy and the ramp up of North American consumer product sales, that percentage had already reduced to 31.3% for the six months ended June 30, 2020, in spite of even higher China licensing revenues, and Playboy expects it will continue to become a smaller percentage of total net revenue in the future as North American consumer product sales, largely through direct-to-consumer channels, accelerates.
Seasonality of Playboy’s Consumer Product Sales Results in Stronger Fourth Quarter Revenues
A combination of online Halloween costume sales and holiday sales toward the end of the year typically result in higher revenues and profit in Playboy’s fourth quarter, particularly at Yandy. Historically, October sales of costumes have resulted in significantly higher revenues than in other months, but are also coming under increasing pressure from competition in this category. Playboy expects investment and growth in expanding the consumer products category and distribution will likely accelerate the strong fourth quarter seasonality of the business in the future.
Attractive Merger and Acquisition Opportunities are Increasing
Building on Playboy’s successful acquisition and integration of Yandy in late 2019, Playboy continues to identify and assess potentially advantageous merger, acquisition and investment opportunities. Playboy will continue focusing on potential tuck-in opportunities to complement its organic growth with potential for larger, strategic mergers and acquisitions initiatives over the long-term. Playboy’s mergers and acquisitions strategy will be supported by its operating cash flow and balance sheet flexibility.
COVID-19
In March 2020, the World Health Organization declared a global pandemic related to the rapidly growing outbreak of a novel strain of coronavirus known as COVID-19. The COVID-19 pandemic is disrupting supply chains and affecting production and sales across a range of industries. Currently, Playboy has not suffered material adverse consequences as a result of the COVID-19 pandemic, but the extent of the impact of COVID-19 on its future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on employees and vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact Playboy’s future financial condition or results of operations is uncertain.
Playboy has focused on protecting its employees, customers and vendors to minimize potential disruptions while managing through this pandemic. Playboy took the following specific actions starting in the first fiscal quarter of 2020:
•
In mid-March, temporarily closed the offices in both the Los Angeles and Phoenix locations;

•
Made work at home accommodations for office employees;

•
Maintained operations in the Phoenix warehousing and fulfillment facility, but split the warehouse employees into teams working on alternating days to reduce headcount by half working in the warehouse on any one day and required and enforced social distancing, required masks to be worn at all times, increased the frequency of wiping down counters and equipment with disinfectant, required frequent hand-washing and provided additional hand sanitizer;

•
Limited company-related travel;

•
Amended our credit facility to defer amortization payments for the quarters ended March 31, 2020 and June 30, 2020, to 2021 and eliminate excess cash flow (principal) payments during those two quarters; and,

•
Deferred payroll taxes to 2021/2022 under the Coronavirus Aid, Relief and Economic Security Act of 2020.

Although Playboy has not suffered any material adverse consequences to date from the COVID-19 pandemic, the business has been impacted both negatively and positively. The remote working and stay-at-home orders resulted in the closure of the London Playboy Club and retail stores of Playboy’s licensees, decreasing licensing revenues in the second quarter, as well as causing supply chain disruption and less efficient product development thereby slowing the launch of new products. However, these negative impacts were offset by an increase in Yandy’s direct-to-consumer sales, which have benefited in part from overall increases in online retail sales so far during the pandemic.
For additional discussion of the impacts on and risks to Playboy’s business from COVID-19, please refer to “Impacts of the COVID-19 Pandemic” included in the section titled “Business” and the risks included in the section “Risk Factors” of this proxy.
How Playboy Assesses the Performance of its Business
In assessing the performance of its business, Playboy considers a variety of performance and financial measures. The key indicators of the financial condition and operating performance of the business are revenues, salaries and benefits, and selling and administrative expenses. To help assess performance with these key indicators, Playboy uses Adjusted EBITDA as a non-GAAP financial measure. Playboy believes this non-GAAP measure provides useful information to investors and expanded insight to measure revenue and cost performance as a supplement to the GAAP consolidated financial statements. See the “EBITDA and Adjusted EBITDA” section below for reconciliations of Adjusted EBITDA to net (loss) income, the closest GAAP measure.
Components of Results of Operations
Revenues
Playboy generates revenue from trademark licenses for third-party consumer products, online gaming and location-based entertainment businesses in addition to sales of consumer products sold through third-party retailers or online direct-to-customer and from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international TV.
Trademark Licensing
Playboy licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, Playboy generally receives an annual non-refundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Earned royalties received in excess of the minimum guarantee (“Excess Royalties”) are typically payable quarterly. Playboy recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess Royalties are recognized when they are earned.

Consumer Products
Playboy’s revenue from the sale of online apparel and accessories increased substantially upon the acquisition of Yandy on December 31, 2019. Revenue from sales of online apparel and accessories, including sales through third-party sellers, is recognized upon delivery of the goods to the customer. Revenue is recognized net of incentives and estimated returns. Playboy periodically offers promotional incentives to customers, which include basket promotional code discounts and other credits, which are recorded as a reduction of revenue.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of PlayboyPlus and Playboy.TV, which are online content platforms. Playboy receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period.
TV and Cable Programming
Playboy licenses programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on-demand buys for the right to distribute Playboy’s programming under the terms of affiliation agreements. Royalties are generally collected monthly and recognized as revenue as earned.
Cost of Sales
Cost of sales primarily consist of merchandise costs, warehousing and fulfillment, agency fees, personnel and editorial content costs for Playboy magazine, websites, and Playboy Television, branding events and paper, printing, postage and freight costs associated with Playboy magazine.
Selling and Administrative
Selling and administrative expenses primarily consist of rent, personnel costs including stock-based compensation, and contractor fees for accounting/finance, legal, human resources, information technology and other administrative functions, general marketing and promotional activities, insurance, and management fees.
Related Party Expenses
Related party expenses consist of management fees paid to an affiliate of one of Playboy’s stockholders for management and consulting services.
Nonoperating (Expense) Income
Investment Income
Investment income primarily consists of interest received on Playboy’s cash and cash equivalents.
Interest expense
Interest expense consists of interest on Playboy’s long-term debt and the amortization of debt discounts and deferred financing costs.
Other, Net
Other, net consists primarily of other miscellaneous nonoperating items, such as bank charges and foreign exchange gains or losses as well as non-recurring transaction fees.

Provision for Income Taxes
The provision for income taxes consists of an estimate for U.S. federal, state, and foreign income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. Due to cumulative losses, Playboy maintains a valuation allowance against its U.S. and state deferred tax assets.
Results of Operations
Comparison of the Six Months Ended June 30, 2020 and 2019
The following table summarizes key components of Playboy’s results of operations for the periods indicated:
	Six Months Ended June 30,
	2020	2019	$ Change	% Change
	(in thousands)
Net revenues	$66,331	$38,089	$28,242	74.1%
Costs and expenses:
Cost of sales	(34,853)	(16,825)	(18,028)	107.2
Selling and administrative expenses	(26,522)	(23,815)	(2,707)	11.4
Related-party expenses	(500)	(500)	—	—
Total costs and expenses	(61,875)	(41,140)	(20,735)	50.4
Operating income (loss)	4,456	(3,051)	7,507	*
Nonoperating (expense) income:
Investment income	28	97	(69)	(71.1)
Interest expense	(6,656)	(7,353)	697	(9.5)
Other income (expense), net	1	(41)	42	(102.4)
Total nonoperating expense	(6,627)	(7,297)	670	(9.2)
Loss before income taxes	(2,171)	(10,348)	8,177	(79.0)
Provision for income taxes	(3,854)	(3,849)	(5)	0.1
Net loss and comprehensive loss	(6,025)	(14,197)	8,172	(57.6)
Net loss attributable to redeemable noncontrolling interest	—	—	—	—
Net loss and comprehensive loss attributable to Playboy	$(6,025)	$(14,197)	$8,172	(57.6)%

*
Not meaningful

Net Revenues
Net revenues increased by $28.2 million, or 74.1%, from $38.1 million during the six months ended June 30, 2019 to $66.3 million during the six months ended June 30, 2020. Excluding net revenues from Yandy of $25.2 million during the six months ended June 30, 2020, the increase was $3.0 million and was primarily due to an increase of $4.7 million, largely in licensing and digital subscriptions, offset by a decline of $1.8 million in TV and cable programming and Playboy magazine.
Cost of Sales
Cost of sales increased by $18.0 million, or 107.2%, from $16.8 million during the six months ended June 30, 2019 to $34.8 million during the six months ended June 30, 2020. Excluding Yandy’s cost of sales of $18.0 million during the six months ended June 30, 2020, cost of sales remained relatively flat as a result of expense reductions related to revenue declines offset by increases in agency fees related to higher licensing revenues.

Selling and Administrative Expenses
Selling and administrative expenses increased by $2.7 million, or 11.4%, from $23.8 million during the six months ended June 30, 2019 to $26.5 million during the six months ended June 30, 2020. Excluding Yandy’s selling and administrative expenses of $6.9 million during the six months ended June 30, 2020, selling and administrative expenses decreased by $4.2 million primarily due to a decrease in stock-based compensation expense of $3.9 million.
Related-Party Expenses
Related-party expenses remained flat from the six months ended June 30, 2019 to the six months ended June 30, 2020.
Nonoperating (Expense) Income
Investment Income
Investment income remained relatively flat from the six months ended June 30, 2019 to the six months ended June 30, 2020.
Interest Expense
Interest expense decreased by $0.7 million, or 9.5%, from $7.4 million during the six months ended June 30, 2019 to $6.7 million during the six months ended June 30, 2020. The decrease was primarily due to lower interest rates partially offset by additional borrowings under Playboy’s credit facility during the six months ended June 30, 2020.
Other Income (Expense), Net
Other income (expense), net remained relatively flat from the six months ended June 30, 2019 to the six months ended June 30, 2020.
Provision for Income Taxes
Income tax expense remained relatively flat from the six months ended June 30, 2019 to the six months ended June 30, 2020.

Comparison of Fiscal Years Ended December 31, 2019 and 2018
	Year Ended December 31,
	2019	2018	$ Change	% Change
	(in thousands)
Net revenues	$78,110	$100,873	$(22,763)	(22.6)%
Costs and expenses:
Cost of sales	(37,742)	(50,607)	12,865	(25.4)
Selling and administrative expenses	(45,328)	(26,835)	(18,493)	68.9
Related-party expenses	(1,005)	(1,311)	306	(23.3)
Total costs and expenses	(84,075)	(78,753)	(5,322)	(6.8)
Operating (loss) income	(5,965)	22,120	(28,085)	(127.0)
Nonoperating (expense) income:
Investment income	225	21	204	*
Interest expense	(14,225)	(9,211)	(5,014)	54.4
Loss on disposals of assets	(71)	(3,741)	3,670	(98.1)
Extinguishment of debt	—	(4,037)	4,037	(100.0)
Gain from bargain purchase	1,483	—	1,483	100.0
Other, net	(173)	(1,208)	1,035	(85.7)
Total nonoperating expense	(12,761)	(18,176)	5,415	(29.8)
(Loss) income before income taxes	(18,726)	3,944	(22,670)	*
Provision for income taxes	(4,850)	(2,262)	(2,588)	114.4
Net (loss) income and comprehensive (loss) income	$(23,576)	$1,682	(25,258)	*
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—	—
Net (loss) income and comprehensive (loss) income attributable to Playboy	$(23,576)	$1,682	$(25,258)	*

*
Not meaningful

Net Revenues
Net revenues decreased by $22.8 million, or 22.6%, from $100.9 million during the year ended December 31, 2018 to $78.1 million during the year ended December 31, 2019. The decrease was primarily due to the accelerated recognition of $19.6 million of deferred revenues and a $2.5 million fee paid to Playboy related to the termination of a multi-year license agreement during 2018.
Cost of Sales
Cost of sales decreased by $12.9 million, or 25.4%, from $50.6 million during the year ended December 31, 2018 to $37.7 million during the year ended December 31, 2019. The decrease was primarily due to higher agency fees, including fees for the termination of the predecessor agency, higher television content costs, and other management fees in 2018, partially offset by the Michigan class action settlement and higher event brand marketing expenses in 2019.
Selling and Administrative Expenses
Selling and administrative expenses increased by $18.5 million, or 68.9%, from $26.8 million during the year ended December 31, 2018 to $45.3 million during the year ended December 31, 2019. The increase was primarily due to an increase in stock-based compensation expense of $7.4 million and higher salary, consulting and bonus expense in 2019 combined with the derecognition of accrued rent and deferred sublease rent amounts resulting in a $5.7 million reduction in rent expense in 2018 related to the assignment of its lease to its subtenant.
Related-Party Expenses
Related-party expenses decreased by $0.3 million, or 23.3%, from $1.3 million during the year ended December 31, 2018 to $1.0 million during the year ended December 31, 2019. The decrease was primarily due to an amendment in the management agreement entered into in December 2018 with the related party to reduce the fees to $1.0 million per year.
Nonoperating Income/Expenses
Investment Income
Investment income increased by $0.2 million from $21,000 during the year ended December 31, 2018 to $0.2 million during the year ended December 31, 2019. The increase was primarily due to interest on Playboy’s cash and cash equivalents.
Interest Expense
Interest expense increased by $5.0 million, or 54.4%, from $9.2 million during the year ended December 31, 2018 to $14.2 million during the year ended December 31, 2019. The increase was primarily due to additional borrowings on Playboy’s long-term debt combined with higher interest rates.
Loss on Disposal of Assets
Loss on disposals of assets decreased by $3.6 million, or 98.1%, from $3.7 million during the year ended December 31, 2018 to $0.1 million during the year ended December 31, 2019. The decrease was primarily due to the write-off in 2018 of leasehold improvements related to relocating its corporate offices.
Extinguishment of Debt
Extinguishment of debt decreased by $4.0 million during the year ended December 31, 2019 from the year ended December 31, 2018 due to a $4.0 million loss on extinguishment of debt in connection with a December 2018 amendment to Playboy’s term loan.
Gain from Bargain Purchase
Gain from bargain purchase increased by $1.5 million during the year ended December 31, 2019 from the year ended December 31, 2018 due to the acquisition of Yandy for cash consideration of $13.1 million. The total purchase consideration was less than the fair value of the net assets acquired resulting in the recognition of a gain on bargain purchase of $1.5 million.
Other, Net
Other, net decreased by $1.0 million, or 85.7%, from $1.2 million during the year ended December 31, 2018 to $0.2 million in the year ended December 31, 2019. The higher expense in 2018 was primarily due to a $1.0 million fee paid for sourcing potential future debt financing partners.
Provision for Income Taxes
Income tax expense increased by $2.6 million, or 114.4%, from $2.3 million during the year ended December 31, 2018 to $4.9 million in the year ended December 31, 2019. The increase was primarily due to increased foreign withholding taxes.
Non-GAAP Financial Measures
In addition to Playboy’s results determined in accordance with GAAP, Playboy believes the following non-GAAP measure is useful in evaluating its operational performance. Playboy uses the following non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Playboy believes that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management. Adjusted EBITDA is intended as a supplemental measure of Playboy’s performance that is neither required by, nor presented in accordance with, GAAP. Playboy believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Playboy’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA Playboy may incur future expenses similar to those excluded when calculating these measures. In addition, Playboy’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items. Playboy’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.
In addition to adjusting for non-cash stock-based compensation, Playboy typically adjusts for nonoperating expenses and income, such as management fees paid to its largest shareholder and the expense associated with reductions-in-force resulting in the elimination of specific business activities or operations. Playboy also adjusts for nonrecurring and nonoperating expenses as well as for expenses related to mergers and acquisitions transactions.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Playboy compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net (loss) income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate Playboy’s business.
The following table reconciles net (loss) income to EBITDA and Adjusted EBITDA:
	Year Ended December 31,		Six Months Ended June 30,
	2019	2018	2020	2019
Net (loss) income	$(23,576)	$1,682	$(6,025)	$(14,197)
Adjusted for:
Interest expense	14,225	9,211	6,656	7,353
Provision for income taxes	4,850	2,262	3,854	3,849
Depreciation and amortization	3,093	4,044	1,174	1,369
EBITDA	(1,408)	17,199	5,659	(1,626)
Adjusted for:
Contract termination	—	(21,294)	—	—
Stock-based compensation	7,368	—	2,094	6,028
Reduction in force expenses	1,184	1,686	2,777	1,048
Litigation and settlement expenses	5,000	8,100	—	—
Non-recurring items	(353)	(4,891)	3,230	377
Management fees and expenses	1,005	1,311	500	500
Nonoperating expenses	19	8,965	(29)	(56)
Transaction expenses	353	101	116	—
Adjusted EBITDA	$13,168	$11,177	$14,347	$6,277

•
Contract termination adjustment for the year ended December 31, 2018 is related to the mutual termination of a license agreement during 2018, which resulted in the accelerated recognition of

$19.6 million in deferred revenues. Additionally, the licensee paid a $2.5 million termination fee to Playboy, which was subject to a $0.8 million commission payable to a third party.
•
Reduction in force expense adjustments for both the year ended December 31, 2019 and the six months ended June 30, 2019 include severance expense related to a reduction in force associated with restructuring the television and digital subscription businesses.

•
Reduction in force expense adjustments for the year ended December 31, 2018 include severance expense related to a reduction in force associated with restructuring the television, magazine and digital subscription businesses and in corporate administration.

•
Reduction in force expense adjustments for the six months ended June 30, 2020 include $1.3 million of severance expense and $1.4 million of salary and related expenses related to a Playboy-wide reduction in force.

•
Litigation and settlement expense adjustments for the year ended December 31, 2019 include (i) $3.9 million related to a class action lawsuit that was initiated against Playboy on behalf of a group of Michigan Playboy magazine subscribers; (ii) $0.8 million related to arbitration initiated by the Hugh M. Hefner 1991 Trust asserting that Playboy had breached a license agreement between Playboy and Mr. Hugh M. Hefner; and, (iii) $0.4 million related to a settlement with a former employee.

•
Litigation and settlement expense adjustments for the year ended December 31, 2018 include (i) $7.1 million related to a settlement agreement with Playboy’s former licensing agent; and (ii) $1.0 million related the Hugh M. Hefner 1991 Trust arbitration discussed above.

•
Nonrecurring items adjustments for the year ended December 31, 2019 include a $1.5 million bargain purchase gain on the acquisition of Yandy and $1.1 million related to the termination of Playboy’s Burbank lease.

•
Nonrecurring items adjustments for the year ended December 31, 2018 include a reduction in rent expense net of associated brokerage fees related to Playboy’s assignment of its lease for its corporate headquarters to a third party.

•
Nonrecurring items adjustments for the six months ended June 30, 2020 include amortization of a one-time non-cash inventory valuation step-up as part of the purchase accounting resulting from the acquisition of Yandy.

•
Nonrecurring items adjustments for the six months ended June 30, 2019 are related to the termination of Playboy’s Burbank lease.

•
Management fees and expenses adjustments for all periods represent fees paid and expenses reimbursed for Playboy’s largest shareholder.

•
Nonoperating expense adjustments for the year ended December 31, 2019 include a loss on disposals of assets, investment income and other miscellaneous items.

•
Non-operating expense adjustments for the year ended December 31, 2018 include a charge related to the extinguishment of debt due to the amendment of Playboy’s credit facility, a loss on disposals of assets, a transaction fee related to a potential financing opportunity, investment income and other miscellaneous items.

•
Non-operating expense adjustments for the six months ended June 30, 2020 and 2019 include investment income and other miscellaneous items.

Segments
Playboy’s Chief Executive Officer is its Chief Operating Decision Maker (“CODM”). Playboy’s segment disclosure is based on its intention to provide the users of its consolidated financial statements with a view of the business from its perspective. Playboy operates its business in three primary operating and reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Services. Licensing operations include the licensing of one or more of its trademarks and/or images for consumer products and location-based entertainment businesses. Direct-to-Consumer operations include consumer products sold through third-party retailers or online direct-to-customer. Digital Subscriptions and Services operations include the licensing of one or more of its trademarks and/or images for online gaming and the production, marketing and sales of programming under the Playboy brand name, which is distributed through various channels, including domestic and international TV.
The following are Playboy’s results of financial performance by segment for each of the periods presented:
	Year Ended December 31,		Six Months Ended June 30,
	2019	2018	2020	2019
Net revenues
Licensing	$51,014	$66,182	$29,418	$24,559
Direct-to-Consumer	160	510	25,153	160
Digital Subscriptions and Services	23,243	27,455	10,357	11,403
All Other	3,693	6,726	1,403	1,967
Total	$78,110	$100,873	$66,331	$38,089
Operating (loss) income
Licensing	$35,086	$40,925	$20,472	$17,083
Direct-to-Consumer	(2,955)	(2,004)	(1,138)	(1,778)
Digital Subscriptions and Services	9,084	6,014	4,706	4,259
Corporate	(39,509)	(21,856)	(18,957)	(21,102)
All Other	(7,671)	(959)	(627)	(1,513)
Total	$(5,965)	$22,120	$4,456	$(3,051)
Licensing
Net revenues decreased by $15.2 million, or 22.9% to $51.0 million for the year ended December 31, 2019 compared to $66.2 million for the year ended December 31, 2018. The decrease was primarily attributable to the recognition of $20.5 million in deferred revenues and a termination fee for a large licensee terminated in 2018 partially offset by net higher royalties in 2019.
Operating income decreased by $5.8 million, or 14.3% to $35.1 million for the year ended December 31, 2019 compared to $40.9 million for the year ended December 31, 2018. The decrease was primarily attributable to lower net revenues partially offset by higher agency fees related to Playboy’s former representative in 2018.
Net revenues increased by $4.8 million, or 19.8% to $29.4 million for the six months ended June 30, 2020 compared to $24.6 million for the six months ended June 30, 2019. The increase was primarily attributable to higher royalties resulting from increases in minimum guaranteed royalties primarily in China as well as other higher royalties.
Operating income increased by $3.4 million, or 19.8% to $20.5 million for the six months ended June 30, 2020 compared to $17.1 million for the six months ended June 30, 2019. The increase was primarily attributable to the increase in revenue less agency fees.
Direct-to-Consumer
Net revenues decreased by $0.3 million, or 68.6% to $0.2 million for the year ended December 31, 2019 compared to $0.5 million for the year ended December 31, 2018. The decrease was primarily attributable to lower e-commerce sales.
The operating loss increased by $1.0 million, or 47.5% to $3.0 million for the year ended December 31, 2019 compared to a loss of $2.0 million for the year ended December 31, 2018. The increase was primarily attributable to lower revenue and severance expense in 2019.

Net revenues increased by $25.0 million, or over 100% to $25.2 million for the six months ended June 30, 2020 compared to $0.2 million for the six months ended June 30, 2019. The increase was attributable to the acquisition of Yandy on December 31, 2019.
The operating loss decreased by $0.7 million, or 36.0% to $1.1 million for the six months ended June 30, 2020 compared to an operating loss of $1.8 million for the six months ended June 30, 2019. The decrease in loss was primarily attributable to the acquisition of Yandy, which generated $0.3 million in operating income, including the step-up in inventory amortization resulting from purchase accounting.
Digital Subscriptions and Services
Net revenues decreased by $4.3 million, or 15.3% to $23.2 million for the year ended December 31, 2019 compared to $27.5 million for the year ended December 31, 2018. The decrease was primarily attributable to reductions of $2.0 million in television and cable programming, $1.3 million in digital gaming royalties, and the impact of $1.0 million in digital marketing and advertising services fees recognized in 2018.
Operating income increased by $3.1 million, or 51.0% to $9.1 million for the year ended December 31, 2019 compared to $6.0 million for the year ended December 31, 2018. The increase was primarily attributable to $1.3 million in lower content costs, $2.1 million in lower payroll costs, and $3.0 million in eliminated payments to a third-party partner for content, software and services, partially offset by lower revenues.
Net revenues decreased by $1.1 million, or 9.2% to $10.4 million for the six months ended June 30, 2020 compared to $11.40 million for the six months ended June 30, 2019. The decrease was primarily attributable to reduction of $1.1 million in television and cable programming and $0.4 million in digital gaming royalties, partially offset by $0.4 million in increased digital subscription revenue for Playboy’s web sites.
Operating income increased by $0.4 million, or 10.5% to $4.7 million for the six months ended June 30, 2020 compared to $4.3 million for the six months ended June 30, 2019. The increase was primarily attributable to $0.8 million in the elimination of rent in Playboy Burbank facility, $0.2 million in lower digital distribution expense, $0.2 million in lower payroll costs and $0.1 million in lower television programming distribution expense, offset by lower revenue.
All Other
Net revenues decreased by $3.0 million, or 45.1% to $3.7 million for the year ended December 31, 2019 compared to $6.7 million for the year ended December 31, 2018. The decrease was primarily attributable to the recognition of $1.7 million of deferred revenues related to the termination of a multi-year licensing agreement, which also included a prepaid Playboy Magazine advertising component. Also contributing to the decrease were Playboy magazine advertising revenues of $0.6 million in 2018 combined with lower Playboy Magazine subscription revenues in 2019.
The operating loss increased by $6.7 million, or over 100% to $7.7 million for the year ended December 31, 2019 compared to a loss of $1.0 million for the year ended December 31, 2018. The increase in loss was primarily attributable to the reduction in revenue combined with expense increases of $3.5 million in brand marketing initiatives.
Net revenues decreased by $0.6 million, or 28.7% to $1.4 million for the six months ended June 30, 2020 compared to $2.0 million for the six months ended June 30, 2019. The decrease was primarily attributable to a $0.8 million reduction in Playboy magazine subscription and newsstand revenues.
The operating loss decreased by $0.9 million, or 58.6% to $0.6 million for the six months ended June 30, 2020 compared to a loss of $1.5 million for the six months ended June 30, 2019. The decrease in loss was primarily attributable to reduced printing and shipping costs for Playboy magazine, which ceased publication with the spring 2020 issue.
Corporate
Corporate expenses increased by $17.6 million, or 80.7% to $39.5 million for the year ended December 31, 2019 compared to $21.9 million for the year ended December 31, 2018. The increase in expense was primarily attributable to higher personnel-related expenses of $11.1 million including stock-based compensation of $7.1 million, and higher legal fees of $0.8 million, combined with the derecognition of accrued rent and deferred sublease rent amounts related to the assignment of Playboy’s lease for its corporate headquarters resulting in a $5.7 million reduction in rent expense in 2018.
Corporate expenses decreased by $2.1 million, or 10.2% $19.0 million for the six months ended June 30, 2020 compared to $21.1 million for the six months ended June 30, 2019. The decrease in expense was primarily attributable to lower stock-based compensation expense of $3.9 million partially offset by an increase in other personnel-related expenses of $1.2 million, and higher legal fees of $0.6 million.
Liquidity and Capital Resources
Sources of Liquidity
Playboy’s main source of liquidity is cash generated from operating and financing activities, which primarily includes cash derived from revenue generating activities and proceeds from the issuance of debt including term loans, promissory notes and convertible promissory notes. As of June 30, 2020 and December 31, 2019, Playboy’s principal source of liquidity was its cash in the amount of $23.1 million and $27.9 million, respectively, which is primarily held in operating and deposit accounts. Playboy believes its existing sources of liquidity will be sufficient to fund its operations, including lease obligations, debt service requirements, capital expenditures and working capital obligations for at least the next 12 months.
Debt
Term Loan
In June 2014, Playboy borrowed $150.0 million under a term loan maturing on December 31, 2018, at an effective rate of 7.0% from DBD Credit Funding LLC (“Term Loan”). The interest rate of the Term Loan is equal to the Eurodollar Rate for the interest period in effect plus the applicable margin in effect from time to time. The Eurodollar Rate is the greater of (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the administrative agent divided by 1 minus the statutory reserves (if any) and (b) 1.25% per annum. In 2016 and 2017, the Term Loan was amended to extend the maturity date to June 30, 2019 and to revise the quarterly principal payments and applicable margin rates. Playboy made a penalty-free principal prepayment of $35.0 million in 2016 and increased the loan amount by $6.5 million in 2017. During the second and third quarter of 2018, Playboy entered into multiple amendments to the Term Loan to establish a new commitment amount of $21.0 million, to revise the applicable margin rate and to extend the maturity date to December 31, 2020. In December 2018, the Term Loan was further amended to revise the applicable margin rate and extend the maturity date to December 31, 2023. Additionally, Playboy borrowed an additional $40.5 million as well as established new quarterly principal payment amounts. The December amendment was accounted for as an extinguishment of debt resulting in the recognition of a loss of $4.0 million for the year ended December 31, 2018. In December 2019, the Term Loan was amended to borrow an additional $12.0 million and revise applicable margin rates. In March 2020, the term loan was amended to establish new quarterly principal payment amounts among other amendments. The amendment was assessed and was accounted for as a modification. Playboy incurred additional financing costs of $0.1 million related to this amendment that were capitalized. The interest rate on the loan was 8.25% and 8.35% as of June 30, 2020 and December 31, 2019, respectively.
Promissory Notes — Creative Artists Agency — Global Brands Group
In December 2016, Playboy entered into a global consumer products licensing agency representation agreement with Creative Artists Agency — Global Brands Group LLP (“CAA-GBG”). Concurrently, Playboy borrowed $13.0 million from CAA-GBG pursuant to the terms of a promissory note. The promissory note was noninterest bearing and was to be repaid in monthly installments in an amount equal to 11.00% of the monthly collections under the representation agreement beginning in 2017 and ending in 2021. In August 2018, Playboy and CAA-GBG agreed to terminate the original promissory note and issue convertible promissory notes with the principal amounts equal to the outstanding amount of the original promissory note. A convertible promissory note was issued to CAA Brand Management, LLC (“CAA”) for $2.7 million and a convertible promissory note was issued to GBG International Holding Company Limited (“GBG”) for $7.3 million. These notes are noninterest bearing and are convertible into shares of Playboy’s common stock no later than November 30, 2020.
Convertible Promissory Note — United Talent Agency
In March 2018, Playboy issued a convertible promissory note to United Talent Agency, LLC (“UTA”) for $2.0 million. In June 2018, Playboy issued a second convertible promissory note to UTA for $1.5 million. These notes are noninterest bearing and are convertible into shares of Playboy’s common stock no later than November 30, 2020.
Cash Flows
The following table summarizes Playboy’s cash flows for the periods indicated (in thousands):
	Year Ended December 31,		Six Months Ended June 30,
	2019	2018	2020	2019
Net cash provided by (used in):
Operating activities	$5,088	$3,116	$(4,255)	$(6,097)
Investing activities	(16,987)	(2,970)	(463)	(2,570)
Financing activities	6,061	15,007	(872)	(2,269)
Net (decrease) increase in cash and restricted cash and cash equivalents	$(5,838)	$15,153	$(5,590)	$(10,936)
Cash Flows from Operating Activities
Net cash used in operating activities was $4.3 million for six months ended June 30, 2020. This was primarily driven by net loss of $6.0 million adjusted for non-cash charges of $3.2 million and net cash outflows from changes in operating assets and liabilities of $1.4 million. The non-cash charges primarily consisted of $2.1 million in stock-based compensation, $1.2 million of depreciation and amortization expense and a $0.2 million increase in deferred income taxes, partially offset by an increase of $0.3 million in capitalized trademarks. The net cash outflows from changes in operating assets and liabilities of $1.8 million were primarily due to a decrease in deferred revenue of $3.8 million, a decrease in accrued salaries, wages, and employee benefits of 1.3 million, a decrease in accounts payable of $0.7 million, and a decrease in contract assets of $0.4 million, partially offset by a decrease in inventories of $2.2 million, a decrease in prepaid expenses and other assets of $2.0 million and an increase in other liabilities and accrued expenses of $0.6 million.
Net cash used in operating activities was $6.1 million for the six months ended June 30, 2019. This was primarily driven by a net loss of $14.2 million adjusted for non-cash charges of $7.6 million and net cash inflows from changes in operating assets and liabilities of $0.5 million. The non-cash charges primarily consisted of $6.0 million in stock-based compensation, $1.4 million of depreciation and amortization expense and a $0.3 million increase in deferred income taxes, partially offset by an increase of $0.3 million in trademarks. The net cash inflows from changes in operating assets and liabilities of $0.5 million were primarily due to a decrease in receivables of $2.4 million, a decrease in prepaid expenses and other assets of $1.3 million, an increase in deferred revenues of $1.0 million and an increase in other liabilities and accrued expenses of $1.0 million, partially offset by a decrease in payable to related party of 3.3 million, a decrease in accrued salaries, wages, and employee benefits of $1.4 million and an increase in contract assets of $0.4 million.
Net cash provided by operating activities was $5.1 million for the year ended December 31, 2019. This was primarily driven by a net loss of $23.6 million adjusted for non-cash charges of $7.7 million and net cash inflows from changes in operating assets and liabilities of $21.0 million. The non-cash charges primarily consisted of $7.4 million in stock-based compensation, and $3.1 million of depreciation and amortization expense, partially offset by a gain on bargain purchase of $1.5 million, an increase of $0.6 million in trademarks, an increase of $0.4 million in programming costs, and a $0.4 million decrease in deferred income taxes. The net cash inflows from changes in operating assets and liabilities of $21.0 million were primarily due to an increase in deferred revenue of $22.3 million, an increase in other liabilities and accrued expenses of $2.5 million, a decrease in receivables of $2.3 million, a decrease in contract assets of $0.4 million, and an increase in accounts payable of $0.3 million, partially offset by an increase in prepaid expenses and other assets of $3.4 million and a decrease in payables to related party of $3.3 million.
Net cash provided by operating activities was $3.1 million for the year ended December 31, 2018. This was primarily driven by net income of $1.7 million adjusted for non-cash charges of $12.6 million and net cash outflows from changes in operating assets and liabilities of $12.1 million. The non-cash charges of $13.5 million primarily consisted of $4.0 million of depreciation and amortization expense, $4.0 million related to extinguishment of debt, and $3.7 million from loss on disposals of assets, partially offset by $0.5 million related to amortization of discounts and deferred financing fees, and an increase of $0.4 million in deferred income taxes, partially offset by an increase of $0.5 million in trademarks. The net cash outflows from changes in operating assets and liabilities of $12.1 million were primarily due to a decrease in deferred revenues of $8.0 million, a decrease in accounts payable of $2.4 million, a decrease in other liabilities and accrued expenses of $1.4 million, a decrease in accrued salaries, wages, and employee benefits of $0.8 million and a decrease in accounts receivable of $0.3 million, partially offset by a decrease in prepaid expenses and other assets of $0.3 million and an increase in payable to related party of $1.3 million.
Cash Flows from Investing Activities
Net cash used in investing activities was $0.5 million for the six months ended June 30, 2020, which was primarily due to purchases of property and equipment.
Net cash used in investing activities was $2.6 million for the six months ended June 30, 2019, which was primarily due to purchases of property and equipment.
Net cash used in investing activities was $17.0 million for the year ended December 31, 2019, which was primarily due to the acquisition of Yandy of $12.8 million and purchases of property and equipment of $4.2 million.
Net cash used in investing activities was $3.0 million for the year ended December 31, 2018, which was primarily due to purchases of property and equipment.
Cash Flows from Financing Activities
Net cash used in financing activities was $0.9 million for the six months ended June 30, 2020, which was primarily due to the repayment of borrowings of $0.8 million and payment of financing costs of $0.1 million.
Net cash used in financing activities was $2.3 million for the six months ended June 30, 2019, which was primarily due to the repayment of borrowings of $2.3 million.
Net cash provided by financing activities was $6.1 million for the year ended December 31, 2019, which was primarily due to net proceeds from the issuance of long-term debt of $11.7 million, partially offset by the repayment of $5.6 million of borrowings.
Net cash provided by financing activities was $15.0 million for the year ended December 31, 2018, which was primarily due to net proceeds from the issuance of long-term debt of $172.8 million and proceeds from issuance of convertible promissory notes of $3.5 million, partially offset by the repayment of $125.7 million in borrowings, purchase of treasury stock of $35.2 million and payment of financing costs of $0.4 million.
Contractual Obligations
The following table includes aggregated information about contractual obligations that affect Playboy’s liquidity and capital needs. At December 31, 2019, Playboy’s contractual obligations over the next several periods were as follows:

	Payments Due by Period
(in thousands)	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years
Operating lease obligations(1)	$23,087	$2,101	$6,159	$6,479	$8,348
Term Loan, principal and interest(2)	212,921	16,585	32,454	163,882	—
Agency agreement settlement(3)	4,250	2,500	1,750	—	—
Total	$240,258	$21,186	$40,363	$170,361	$8,348

(1)
Represents operating lease liabilities for Playboy’s corporate offices.

(2)
Represents the principal and interest payments to be paid in connection with Playboy’s Term Loan based on the stated interest rate of 8.35% as of December 31, 2019.

(3)
Playboy elected not to renew its agency agreement with IMG Worldwide LLC in 2016 and agreed in November 2018 to $7.1 million as settlement for all remaining commission obligations, payable in quarterly installments through June 2021.

Off-Balance Sheet Arrangements
Playboy is not a party to any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
Critical Accounting Policies and Estimates
Playboy’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Playboy’s estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.
Actual results may differ from these estimates under different assumptions or conditions. Playboy believes that the accounting policies discussed below are critical to understanding its historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
While Playboy’s significant accounting policies are described in the notes to its consolidated financial statements, it believes that the accounting policies below are most critical to understanding its financial condition and historical and future results of operations.
Revenue Recognition
Playboy recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), which it adopted as of January 1, 2019 on a modified retrospective basis. Playboy recognizes revenue when it transfers promised goods or services in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services.
Trademark Licensing
Playboy licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, Playboy generally receives an annual non-refundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Annual minimum guarantee amounts are billed quarterly, semi-annually, or annually in advance and these payments do not include a significant financing component. Earned royalties in excess of the minimum guarantee are payable quarterly. The performance obligation is a license of symbolic IP that provides the customer with a right to access the IP, which represents a stand-ready obligation that is satisfied over time. Playboy recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess Royalties are recognized when they are earned. As the sales reports from licensees are typically not received until after the close of the reporting period, Playboy follows the variable consideration framework and constraint guidance to estimate the underlying sales volume to recognize Excess Royalties based on historical experience and general economic trends. Historical adjustments to recorded estimates have not been material.
Consumer Products
Playboy generates revenue from the sale of intimate apparel, Halloween costumes and accessories, primarily through its website and similar channels, principally as a result of its acquisition of substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy on December 31, 2019. Playboy recognizes revenue upon delivery of the purchased good to the buyer as its performance obligation, consisting of the sale of goods, is satisfied at this point in time when control is transferred. Revenue is recognized net of incentives and estimated returns. Playboy periodically offers promotional incentives to customers, including basket promotional code discounts and other credits, that are treated as a reduction of revenue.
A portion of consumer product sales is generated through third-party sellers, who list the product on their website. These sales are either fulfilled by Playboy or through the third-party seller’s fulfillment services. Playboy’s shoe sales are fulfilled through drop-ship arrangements, where the vendor will ship directly to its customers. In these arrangements, Playboy is primarily responsible for fulfilling the promise to customers and generally bears the inventory risk, including risk of returned product, and typically has discretion in establishing pricing. Playboy is the principal in these transactions and recognizes gross revenue from product sales upon delivery of the products to end-customers. Playboy recognizes the fees retained by the third-party sellers as expenses in cost of sales for inventory provided through drop-shipment arrangements.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of PlayboyPlus and Playboy.TV, which are online content platforms. Digital subscriptions represent a stand-ready obligation to provide continuous access to the platform, which is satisfied ratably over the term of the subscription. Playboy receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period.
TV and Cable Programming
Playboy licenses programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on-demand buys for the right to distribute Playboy’s programming under the terms of affiliation agreements. The distinct performance obligations under such affiliation agreements include (i) a continuous transmission service to deliver live linear feeds and, (ii) licenses to Playboy’s functional IP that are provided over the contract term that provides the operators the right to use its content library as it exists at a point in time. For both performance obligations, Playboy’s IP is the predominant or sole item to which the royalties relate. Royalties are generally collected monthly and recognized as revenue as earned. The amount of royalties due to Playboy is reported by operators based on actual subscriber and transaction levels. Such information is generally not received until after the close of the reporting period. In these cases, Playboy follows the variable consideration framework and constraint guidance to estimate the number of subscribers and transactions to recognize royalty amounts based on historical experience. Historical adjustments to recorded estimates have not been material. Playboy offers sales incentives through various programs, consisting primarily of co-op marketing. Playboy records advertising with customers as a reduction to revenue unless it receives a distinct benefit in exchange for credits claimed by the customer and can reasonably estimate the fair value of the distinct benefit received, in which case it records it as a marketing expense.

Contract Assets and Contract Liabilities
The timing of revenue recognition may differ from the timing of invoicing to customers. Playboy records a receivable when it has an unconditional right to consideration which will become due solely due to the passage of time. Playboy records a contract asset when revenue is recognized prior to invoicing or payment is contingent upon transfer of control of an unsatisfied performance obligation. Playboy records a contract liability (deferred revenue) when revenue is recognized subsequent to cash collection. For long-term non-cancellable contracts whereby Playboy has begun satisfying the performance obligation, it will record contract assets for the unbilled consideration which is contingent upon its future performance. Contract assets and contract liabilities are netted on a contract-by-contract basis.
Unredeemed Site Credits
Site credits consist of gift cards issued and credits for returned merchandise. Revenue from the issuance of site credits is recognized when the site credit is redeemed by the customer, or when the likelihood of the site credit being redeemed by the customer is remote (breakage). As of June 30, 2020, breakage is recognized for site credits that are aged at least 2 years.
Sales Taxes
Sales taxes collected from customers and remitted to various governmental authorities are excluded from the measurement of the transaction price and presented on a net basis in Playboy’s consolidated income statement.
Practical Expedients
Payment terms and conditions vary by contract type; however, Playboy’s terms generally include a requirement of payment within 30 days if not paid in advance. Playboy elected the practical expedient to not assess whether a significant financing component exists if the period between when it transfers a promised good or service to a customer and when the customer pays for that good or service is one year or less.
Additionally, Playboy has applied the practical expedient to not capitalize incremental costs of obtaining a contract if the amortization would be less than 12 months.
Impact of Adoption of Topic 606
The adoption of Topic 606 did not have a material impact on Consumer Products, Magazine and Digital Subscriptions, and TV and Cable Programming as the performance obligations underlying these revenue streams and the timing of recognition thereof was substantially unchanged. For Trademark Licensing, the adoption of Topic 606 affected some of Playboy’s licensing agreements where the annual minimum guarantee increases over the term of the agreement. Prior to the adoption of the new guidance, Playboy recognized the annual minimum guarantee as revenue over the respective license year and Excess Royalties when the underlying sales data became available. Upon adoption of Topic 606, Playboy recognizes the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement. Additionally, Playboy will estimate the underlying sales of licensees to determine the amount of Excess Royalties and recognize such amount if it is probable that significant reversal of cumulative revenue will not occur.
Impairment of Long-Lived Assets
Playboy performs annual impairment tests on goodwill and intangible assets with indefinite lives in the fourth quarter of each fiscal year or when events occur or circumstances change that would, more likely than not, reduce the fair value of a reporting unit or an intangible asset with an indefinite life below its carrying value. Playboy may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If Playboy determines it is more likely than not that the fair value of the reporting unit is greater than its carrying amount, an impairment test is unnecessary. If an impairment test is necessary, Playboy will estimate the fair value of its related reporting units. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired and Playboy will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.
Playboy performs a qualitative assessment to determine whether it is more likely than not that an indefinite-lived asset is impaired. If Playboy determines it is more likely than not that the indefinite-lived intangible assets are not impaired, a quantitative test is not necessary. If a quantitative test is required, Playboy will estimate the fair value of the indefinite-lived intangible assets. Playboy will recognize an impairment charge based on the excess of the carrying value over the fair value of the indefinite-lived intangible asset.
Playboy recorded no impairment charges on goodwill and our indefinite-lived intangible assets during the periods presented.
Playboy conducts impairment testing on long-lived assets, or asset groups, including definite-lived tangible and intangible assets, when events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted-undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to carrying value. Playboy estimates fair value using a forecasted-discounted cash flow method based in part on its financial results and its expectation of future performance. Playboy recorded no impairment charges on its definite-lived tangible and intangible assets during the periods presented.
Inventory
Inventory consists of finished goods which are stated at the lower of cost or net realizable value using the specific identification method. Cost is determined on a first-in, first-out basis. A reserve for excess or slow-moving inventory is established based on historical trends. Differences between actual write-offs from Playboy’s estimates have not been material.
Stock-Based Compensation
Playboy measures compensation expense for all stock-based payment awards, including stock options and restricted stock units granted to employees, directors, and nonemployees, based on the estimated fair value of the awards on the date of grant. Compensation expense is recognized ratably in earnings, generally over the period during which the recipient is required to provide service. Playboy adjusts compensation expense based on actual forfeitures as necessary.
Playboy’s stock options vest ratably over the contractual vesting period and the fair value of the awards is estimated on the date of grant using a Black-Scholes option pricing model. Playboy’s restricted stock units vest ratably over the contractual vesting period and the fair value of the awards is estimated on the date of grant as the underlying value of the award. Awards with graded vesting features are recognized over the requisite service period for the entire award. The determination of the grant date fair value of stock awards issued is affected by a number of variables and subjective assumptions, including (i) the fair value of Playboy’s common stock, (ii) the expected common stock price volatility over the expected life of the award, (iii) the expected term of the award, (iv) risk-free interest rates, (v) the exercise price, and (vi) the expected dividend yield. Forfeitures are recognized when they occur.
Income Taxes
Playboy records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. The carrying amounts of deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency, and severity of current and cumulative losses, the duration of statutory carryforward periods, and tax planning alternatives. Playboy assesses the likelihood that uncertain tax positions will be accepted by the applicable taxing authority based on the technical merits of the position. Tax positions meeting the more-likely-than-not recognition threshold are measured and recognized in the financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon measurement of a tax position taken in a prior annual period, including interest and penalties, and are recognized during the period in which the change occurs.
Emerging Growth Company Status
MCAC is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act permits companies with emerging growth company status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. Following the closing of the Merger, the Combined Company expects to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date the Combined Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, Playboy’s financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
In addition, following the closing of the Merger, the Combined Company intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act.
Recent Accounting Pronouncements
See Note 2 to Playboy’s consolidated financial statements included elsewhere in this proxy for more information about recent accounting pronouncements, the timing of their adoption, and its assessment, to the extent it has made one, of their potential impact on its financial condition and its results of operations.
Quantitative and Qualitative Disclosures about Market Risk
Playboy is exposed to a variety of market and other risks, including the effects of changes in interest rates, inflation, and foreign currency exchange rates, as well as risks to the availability of funding sources, hazard events, and specific asset risks.
Interest Rate Risk
The market risk inherent in Playboy’s financial instruments and its financial position represents the potential loss arising from adverse changes in interest rates. As of June 30, 2020 and December 31, 2019, Playboy had cash of $22.1 million and $27.7 million, respectively, and restricted cash and cash equivalents of $1.0 million and $1.0 million, respectively, primarily consisting of interest-bearing deposit accounts for which the fair market value would be affected by changes in the general level of U.S. interest rates. However, an immediate 10% change in interest rates would not have a material effect on the fair market value of Playboy’s cash and restricted cash and cash equivalents.
As of June 30, 2020 and December 31, 2019, Playboy had an outstanding Term Loan of $160.6 million and $161.4 million, respectively, that bears interest at a rate of 8.25% and 8.35% as of June 30, 2020 and December 31, 2019, respectively. A hypothetical 10% change in the interest rate on its Term Loan for all periods presented would not have a material impact on Playboy’s consolidated financial statements.
Credit Risk
At various times throughout the year, Playboy maintained cash balances in excess of Federal Deposit Insurance Corporation insured limits. Playboy has not experienced any losses in such accounts and does not believe that there is any credit risk to its cash. Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers to whom its products are sold and/or licensed. Playboy has a licensee that accounted for approximately 40% and 22% of its net revenues for the years ended December 31, 2019 and 2018, respectively, and approximately 16% and 40% of its net revenues for the six months ended June 30, 2020 and 2019, respectively.

Foreign Currency Risk
There was no material foreign currency risk for the six months ended June 30, 2020 and 2019 and for the years ended December 31, 2019 and 2018.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY
AFTER THE BUSINESS COMBINATION
Information about Directors Expected to be Appointed to the Board Upon the Closing of the Merger
Upon consummation of the Merger, the Combined Company’s Board of Directors will comprise five members. Each of our incumbent directors will resign from our Board upon Closing. Dr. Suying Liu will first resign as a Class III director and later be elected as a Class II director upon Closing for the purpose of this proxy statement.
Executive Officers and Directors
The following persons are anticipated to be the executive officers and directors of the Combined Company, which will be renamed “Playboy Group, Inc.” following the Merger:
Name	Age	Position
Ben Kohn	47	Chief Executive Officer, President, and Director
David Israel	62	Chief Financial Officer and Chief Operating Officer
Chris Riley	52	General Counsel and Secretary
Suhail Rizvi	54	Chairman of the Board
Suying Liu	32	Director
[•]	[•]	Director
[•]	[•]	Director
Ben Kohn has been the Chief Executive Officer, President and Chairman of Playboy since January 2018 and was interim CEO from May 2016 to December 2017. Mr. Kohn has served on the Board of Directors of Playboy since March 2011. From 2004 to December 2018, Mr. Kohn served as a Managing Partner at the private equity firm Rizvi Traverse where he led the successful buyouts of major media and entertainment companies, including taking Playboy private in 2011. Prior to that, Mr. Kohn was a Vice President at Angelo, Gordon & Co., where he focused on private equity and special situations, from 1998 to 2003. Mr. Kohn started his career at Cowen & Company, where he was Analyst in the Mergers and Acquisitions group from 1996 to 1998. Mr. Kohn also serves on the Board of Directors for the performance rights organization, SESAC. He received his Bachelor of Science in Management BSM from Tulane University and his Master of Business Administration from Columbia University.
David Israel has served as Playboy’s Chief Financial Officer and Chief Operating Officer since April 2016 after joining Playboy in January 2013. He oversees Playboy’s corporate development and accounting/financial operations. Additionally, he has and continues to oversee various of Playboy’s operations on an as-needed basis. Prior to joining Playboy, Mr. Israel served as the Chairman, CEO and founding partner of Procysive Corporation, an online intelligence and competitor/opposition research start-up from January 2010 to December 2012. From November 2002 to December 2009, Mr. Israel was CEO, International for Reed Business Information, a division of Reed Elsevier, plc, where he oversaw the company’s developing publishing, digital media and data businesses in France, Italy, Germany, Spain, Scandinavia, Australia and Asia while based in London. Mr. Israel initially joined Reed Business Information in November 2000 where he also served on the board of Design Within Reach, a contemporary design furniture and furnishing e-commerce start-up. From August 1998 to November 2000, Mr. Israel also served as CEO and a director of Classified Ventures, LLC, an online start-up launched by a consortium of major U.S. media companies and which operated the cars.com and apartments.com websites. Prior to Classified Ventures, Mr. Israel served in a variety of senior leadership roles in book publishing and software development. He earned his M.B.A. and B.B.A. degrees from James Madison University, in 1987 and 1980, respectively.
Chris Riley has served as Playboy’s General Counsel and Secretary since January 2019. From August 2014 to January 2019, Mr. Riley was General Counsel and Secretary of Machinima, Inc., helping lead Machinima through its acquisition by Warner Bros. From June 2013 through August 2014, Mr. Riley was an equity partner in the corporate group at Bingham McCutchen LLP. Mr. Riley served as an outside legal consultant from March 2011 to June 2013 to several businesses, including Playdom, Disney Interactive and The Walt

Disney Company. Mr. Riley held progressively senior in-house legal positions with Ticketmaster Entertainment, Inc. from March 2005 through March 2010, ultimately serving as its General Counsel, Senior Vice President and Secretary during Ticketmaster’s successful spin-off from IAC/InterActiveCorp and Ticketmaster’s merger with Live Nation, Inc. Prior to that, between 2002 and 2005, Mr. Riley was General Counsel and Vice President of Match.com and held various legal positions within other businesses controlled by IAC from 1999 to 2002. From 1997 to 1999, Mr. Riley was an associate in the corporate group at Gibson Dunn, and from 1995 to 1997, at Sidley Austin LLP. Mr. Riley holds a J.D. from Berkeley Law at the University of California, Berkeley, and a B.A. in philosophy from the University of Michigan.
Suhail Rizvi is co-founder and Chief Investment Officer of Rizvi Traverse Management, LLC (“Rizvi Traverse”), a private investment firm founded in 2004. Rizvi Traverse has invested over $3 billion in the last 15 years in a portfolio of private companies in the media & entertainment and technology sectors. The portfolio has included investments in International Creative Management (ICM), Summit Entertainment, Playboy, Facebook, Twitter, Square, SESAC, Flipboard, Snapchat, Vessel, SpaceX, Instacart, Planet Labs and RealD. Mr. Rizvi has served on the Board of Directors of Playboy since March 2011. Mr. Rizvi served on the Executive Board of The Wharton School of Business at the University of Pennsylvania from October 2006 to October 2019 and the Board of Directors of RealD, Inc. from March 2016 to October 2020. Mr. Rizvi earned his undergraduate degree at The Wharton School of Business at the University of Pennsylvania in 1988.
Dr. Suying Liu has served as MCAC’s Chairman and Chief Executive Officer and as a member of MCAC’s Board since the company’s inception in November 2019. Dr. Liu served as the Head of Corporate Strategy of Hudson Capital Inc. (Nasdaq: HUSN) between May 2020 and September 2020, where he led the company’s strategic development for both general operations and specific growth areas. Dr. Liu integrated corporate finance opportunities with business fundamentals of Hudson Capital, leveraging his as well as the company’s broad network of relationships across a variety of industries such as financial services, general industrial and real estate. Between November 2018 and April 2020, Dr. Liu served as the Chief Strategist of Mansion Capital LLC, a privately-held real estate investment firm with brokerage and property management operations serving clients from both North America and Asia for their investments in the U.S. real estate market. With extensive property transaction experience, Dr. Liu has a breadth of connections to operating businesses that incorporate tactical real estate considerations into their business development strategies. Prior to joining Mansion Capital, Dr. Liu was an investment strategist at J.P. Morgan Chase & Co. from July 2015 to October 2018. With a primary focus in commercial mortgages, Dr. Liu assessed the operational strength and financial health of a multitude of commercial real estate operators such as Starwood, Simon and Westfield, providing investment strategies to major Wall Street institutions spanning private equity, hedge funds and insurance companies. Dr. Liu began his career in academia, teaching a variety of degree programs from bachelor’s to executive education at Washington University Olin Business School between January 2013 and May 2015 while completing his doctoral studies, for which he received a PhD in finance in May 2015. Dr. Liu obtained a master’s in finance in December 2012 and his BA in economics and mathematics summa cum laude in May 2010 from Washington University in St. Louis.
[•]
[•]
Family Relationships
There are no family relationships between the Combined Company’s Board of Directors and any of its executive officers.
Director Independence
Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Combined Company’s Board of Directors has determined that, upon the consummation of the Merger, each of Suying Liu, [•] and [•] will be an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Combined Company’s Board of Directors considered the current and prior relationships that each non-employee director has with MCAC and Playboy and will have with the Combined Company and all other facts and circumstances the Combined Company’s Board of Directors deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.”
Classified Board of Directors
If the Proposed Charter is approved, the Combined Company’s Board of Directors will be divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The Combined Company’s Board of Directors will be dividend into the following classes:
•
Class I, which will expect to be consist of [•] and [•], whose terms will expire at the Combined Company’s first annual meeting of stockholders to be held after consummation of the Business Combination in 2021;

•
Class II, which will expect to be consist of [•], whose terms will expire at the Combined Company’s second annual meeting of stockholders to be held after consummation of the Business Combination in 2022; and

•
Class III, which will expect to be consist of [•] and [•], whose terms will expire at the Combined Company’s third annual meeting of stockholders to be held after consummation of the Business Combination in 2023.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Combined Company Board of Directors may have the effect of delaying or preventing changes in the Combined Company’s control or management. The Combined Company’s directors may be removed for cause by the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of stock of the Combined Company entitled to vote thereon; provided, however, that at any time when RT beneficially owns collectively, in the aggregate, less than 50% in voting owner of the stock of the Combined Company entitled to vote generally in the election of directors, any such director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Combined Company entitled to vote thereon.
Committees of the Board of Directors
The standing committees of Combined Company’s Board of Directors will consist of an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The expected composition of each committee following the Merger is set forth below.
Audit Committee
For information regarding the duties and responsibilities of the Audit Committee, see “MCAC’s Directors and Executive Officers—Audit Committee.”
Upon consummation of the Business Combination, our Audit Committee will consist of [•], [•] and [•] , with [•] serving as the chairman of the Audit Committee. We believe that each of these individuals qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that [•] qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee, which will be available on our corporate website at [•] upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compensation Committee
For information regarding the duties and responsibilities of the Compensation Committee, see “MCAC’s Directors and Executive Officers—Compensation Committee.”
Upon consummation of the Business Combination, our Compensation Committee will consist of [•] and [•], with [•] serving as the chairman of the Compensation Committee. We anticipate that each of the members of our Compensation Committee will be independent under the applicable Nasdaq listing standards. Our board of directors has adopted a written charter for the Compensation Committee, which will be available on our corporate website at [•] upon the completion of the Business Combination. The information on our website is not part of this proxy statement.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee will be responsible for, among other matters: (1) identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; (2) overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.
Upon consummation of the Business Combination, our Corporate Governance and Nominating Committee will consist of [•], [•] and [•], with [•] serving as the chairman of the Corporate Governance and Nominating Committee. We anticipate that each of the members of our Corporate Governance and Nominating Committee will be independent under the applicable Nasdaq listing standards. Prior to the special meeting, our board of directors will adopt a written charter for the Corporate Governance and Nominating Committee, which will be available on our corporate website at [•] upon the completion of the Business Combination. The information on our website is not part of this proxy statement.
Risk Oversight
Our Board of Directors will be responsible for overseeing our risk management process. Our Board of Directors will focus on our general risk management strategy, the most significant risks facing us, and will oversee the implementation of risk mitigation strategies by management. Our Board of Directors will be apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been at any time one of Combined Company’s officers or employees. None of Combined Company’s executive officers currently serves, or in the past fiscal year has served, as a member of the Combined Company’s Board of Directors or Compensation Committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the Combined Company’s Board of Directors or Compensation Committee.
Code of Conduct and Ethics
Upon the consummation of the Merger, the Combined Company will adopt a new code of conduct and ethics for our directors, officers, employees and certain affiliates following the Merger in accordance with applicable federal securities laws, a copy of which will be available on the Combined Company’s website at [•]. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on the Combined Company’s website at [•]. The information on this website is not part of this proxy statement.

Director Compensation
Following the completion of the Business Combination, we expect to adopt a director compensation program that will consist of both cash and equity components.
Executive Compensation
Overview
Following the Closing, the Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.
Decisions on the executive compensation program will be made by the Compensation Committee following the Closing. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.
We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of stock-based awards.
Base Salary
Upon completion of the Business Combination, the Compensation Committee will determine base salaries and manage the base salary review process, subject to the terms of any employment agreements.
Annual Bonuses
The Company intends to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.
Stock-Based Awards
The Company intends to use stock-based awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Stock-based awards will be awarded under the 2021 Incentive Plan, which is expected to be adopted by MCAC’s board of directors and is being submitted to our stockholders for approval at the Meeting. For a description of the 2021 Incentive Plan, please see the section of this proxy statement under the heading “Proposal No. 6 — Approval of the Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan.” Subject to the adoption of the 2021 Incentive Plan and the Closing, we expect to make equity awards to certain key employees of the Combined Company, including each of the named executive officers, the terms of which have not yet been determined.

Employment Agreements
Please see “Compensation of Executive Officers and Directors of Playboy—Executive Compensation—Employment Arrangements” for a summary of the material terms of our named executive officers’ current employment arrangements with us. We intend to enter into new employment agreements with our named executive officers in connection with the Business Combination that will supersede and replace their existing arrangements.
Other Compensation
The Company expects to continue to maintain various of the employee benefit plans currently sponsored by Playboy, including health and welfare insurance and a 401(k) plan, in which the executive officers will be eligible to participate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of [•], 2020, the Record Date (pre-Business Combination) and immediately after the consummation of the Business Combination by:
•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by MCAC to be the beneficial owner of more than 5% of shares of our Common Stock as of [•], 2020, the Record Date (pre-Business Combination) or of shares of our Common Stock upon the closing of the Business Combination;

•
each of MCAC’s executive officers and directors;

•
each person who will become an executive officer or director of the Combined Company upon the closing of the Business Combination;

•
all of our current executive officers and directors as a group; and

•
all executive officers and directors of the Combined Company as a group upon the closing of the Business Combination.

As of the Record Date, MCAC had [•] shares of Common Stock issued and outstanding.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, MCAC believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after the consummation of the Business Combination, sole voting and investment power with respect to all shares of our Common Stock that they beneficially own, subject to applicable community property laws. Any shares of our Common Stock subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
Subject to the paragraph above, percentage ownership of outstanding shares is based on [•] shares of our Common Stock to be outstanding upon consummation of the Business Combination, inclusive of the PIPE Investment and the conversion of the MCAC Rights at the closing of the Business Combination, but does not take into account (a) any warrants, options or other convertible securities of Playboy issued and outstanding as of the date hereof, and (b) any Net Debt Adjustments to the Merger Consideration. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by MCAC’s existing stockholders in MCAC will be different.
The expected beneficial ownership of Common Stock post-Business Combination under the header “Post-Business Combination—Assuming No Redemption” assumes none of the public shares having been redeemed.

The expected beneficial ownership of Common Stock post-Business Combination under the header “Post-Business Combination—Assuming High Redemption” assumes 4,279,285 public shares having been redeemed.
	Pre-Business Combination		Post-Business Combination
	Number of Shares		Assuming No Redemption		Assuming High Redemption
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Class	Number of Shares	% of Class	Number of Shares	% of Class
Five Percent Holders of MCAC and the Combined Company
Boothbay Absolute Return Strategies LP(11)	650,000	[•]	[•]	[•]	[•]	[•]
Weiss Asset Management LP(12)	552,934	[•]	[•]	[•]	[•]	[•]
Nemean Asset Management, LLC(13)	650,000	[•]	[•]	[•]	[•]	[•]
RT-ICON Holdings LLC(5)	—	—	[•]	[•]	[•]	[•]
Drawbridge Special Opportunities Fund LP(6)	—	—	[•]	[•]	[•]	[•]
Directors and Named Executive Officers of MCAC(8)
Suying Liu(9)	528,971	[•]	[•]	[•]	[•]	[•]
Dong Liu(10)	528,971	[•]	[•]	[•]	[•]	[•]
Nelson Haight	2,000	*	[•]	[•]	[•]	[•]
Todd Milbourn	2,000	*	[•]	[•]	[•]	[•]
Wenhua Zhang	2,000	*	[•]	[•]	[•]	[•]
All Directors and Executive Officers of MCAC as a Group (5 individuals)	[•]	[•]	[•]	[•]	[•]	[•]
Directors and Named Executive Officers Post-Business Combination:
Ben Kohn(2)	—	—	[•]	[•]	[•]	[•]
David Israel(3)	—	—	[•]	[•]	[•]	[•]
Chris Riley(4)	—	—	[•]	[•]	[•]	[•]
Suhail Rizvi(5)(7)	—	—	[•]	[•]	[•]	[•]
Suying Liu(9)	528,971	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]
All directors and executive officers post-Business Combination as a group (7 individuals)	[•]	[•]	[•]	[•]	[•]	[•]

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Playboy Enterprises, Inc. 10960 Wilshire Blvd., Suite 2200, Los Angeles California 90024.

(2)
Consists of shares of Common Stock that Mr. Ben Kohn has the right to acquire within 60 days of [•], 2020 through the exercise of options. Does not include any shares beneficially owned by RT-ICON Holdings LLC, or RT-ICON, of which Mr. Kohn may have an indirect pecuniary interest as a result of equity interests held by Mr. Kohn in affiliates of Rizvi Traverse Management, LLC, or Rizvi Traverse.

(3)
Consists of shares of Common Stock that Mr. David Israel has the right to acquire within 60 days of [•], 2020 through the exercise of options.

(4)
Consists of shares of Common Stock that Mr. Chris Riley has the right to acquire within 60 days of [•], 2020 through the exercise of options.

(5)
RTM-ICON LLC, or RTM-ICON, is the manager of RT-ICON. Rizvi Traverse, is the sole member of RTM-ICON. Mr. Suhail Rizvi and Mr. John Giampetroni are the managers of Rizvi Traverse. Each of RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by RT-ICON, but each disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of each of RT-ICON , RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni is c/o Rizvi Traverse Management, LLC, 260 East Brown Street, Suite 380, Birmingham, MI 48009.

(6)
Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“DBSO Advisors”), is the investment manager of Drawbridge Special Opportunities Fund, LP, a Delaware limited partnership (“DBSO”), and DBSO’s general partner is Drawbridge Special Opportunities GP LLC, a Delaware limited liability company (“DBSO GP”). FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of DBSO Advisors. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company (“FPI IV”), is the managing member of DBSO GP. Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”), is the owner of all of the outstanding membership interests in FPI IV and the Class A member of FIG LLC. FIG Corp., a Delaware Corporation (“FIG Corp”), is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”), is the holder of all of the issued and outstanding shares of FIG Corp.

(7)
Mr. Rizvi, a member of the Combined Company’s Board of Directors, is a manager of Rizvi Traverse. Mr. Rizvi disclaims beneficial ownership of all shares held by RT-ICON referred to in footnote (5) above, except to the extent of any pecuniary interest therein.

(8)
Unless otherwise indicated, the business address of each of the individuals is c/o Mountain Crest Acquisition Corp, 311 West 43rd Street, 12th Floor, New York, New York 10036.

(9)
Includes (i) 365,725 shares of Common Stock and (ii) 163,246 shares of Common Stock underlying Private Units. Does not include 16,342 shares of Common Stock issuable upon conversion of MCAC Rights upon the consummation of the Business Combination. In the event of a Compliance Failure under the Merger Agreement that is not cured, upon Playboy’s request as of the closing, or in the event the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents), up to $1,000,000 in Insider Shares held by Dr. Liu shall be transferred to Playboy (the “Balance Shares”). In the event that (i) the Initial Shares and/or Balance Shares are subject to contractual lock-up at the time of transfer, Dr. Liu shall transfer additional Insider Shares to Playboy in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the shares of Common Stock on the business day immediately prior to such lock-up expiration is lower than the price per share at the time of the Closing or, (ii) if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents) such that the total aggregate value of the Initial Shares is at least $4,445,000 (or, if the Balance Shares have been issued, at least $5,445,000).

(10)
Includes (i) 365,725 shares of Common Stock and (ii) 163,246 shares of Common Stock underlying Private Units. Does not include 16,342 shares of Common Stock issuable upon conversion of MCAC Rights upon the consummation of the Business Combination.

(11)
Boothbay Absolute Return Strategies LP, a Delaware limited partnership, is managed by Boothbay Fund Management, LLC, a Delaware limited liability company. Boothbay Fund Management, LLC, in its capacity as the investment manager of Boothbay Absolute Return Strategies LP, has the power to vote and the power to direct the disposition of all shares held by Boothbay Absolute Return Strategies LP. Ari Glass is the Managing Member of Boothbay Fund Management, LLC. Each of Boothbay Fund Management, LLC and Ari Glass may be deemed to beneficially own the shares, but disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein. . The address of Boothbay Absolute Return Strategies LP is 140 East 45th Street, 14th Floor, New York, NY 10017. Information derived solely from the Schedule 13G filed by Boothbay Fund Management on September 8, 2020

(12)
Shares reported for BIP GP include shares beneficially owned by a private investment partnership (the “Partnership”) of which BIP GP is the sole general partner. Weiss Asset Management is the sole investment manager to the Partnership. WAM GP is the sole general partner of Weiss Asset Management. Andrew Weiss is the managing member of WAM GP and BIP GP. Shares reported for WAM GP,

Andrew Weiss and Weiss Asset Management include shares beneficially owned by the Partnership (and reported above for BIP GP). Each of BIP GP, WAM GP, Weiss Asset Management, and Andrew Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by each except to the extent of their respective pecuniary interest therein. The address is 222 Berkeley St., 16th floor, Boston, Massachusetts 02116. Information derived solely from the Schedule 13G filed by Weiss Asset Management LP on June 19, 2020.
(13)
IRA Financial Trust Company, Custodian for the benefit of the Steven M Oliveira IRA holds securities in Nemean Asset Management, LLC. Steven Oliveira has voting and dispositive power over the securities owned by Nemean Asset Management, LLC. The address 225 Via Palacio, Palm Beach Gardens, FL 33418. Information derived solely from the Schedule 13G filed by Steven Michael Oliveira on June 11, 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
MCAC Related Person Transactions
Insider Shares
In November 2019, we issued 100 shares of Common Stock to certain of our Initial Stockholders. In January 2020, we declared a share dividend of 21,561.50 shares of Common Stock for each outstanding share, resulting in 2,156,250 shares of Common Stock being outstanding. In May 2020, we declared a reverse split of one share of Common Stock for every 1.5 outstanding shares of Common Stock, resulting in 1,437,500 shares of Common Stock being outstanding. The aggregate purchase price for the Insider Shares was $25,000, or approximately $0.017 per share. As a result of the underwriters in the IPO not exercising all of the over-allotment option, the Sponsor and the Initial Stockholders forfeited an aggregate of 50 Insider Shares.
Private Units
Our Sponsor and Chardan purchased from us in a private placement simultaneously with the consummation of our IPO, 321,500 Private Units for a total purchase price of $3,215,000, of which 296,500 Private Units was purchased by our Sponsor and 25,000 Private Units was purchased by Chardan.
Registration Rights
The Initial Stockholders, as holders of Insider Shares and Private Units, as well as Chardan as a holder of Private Units (and underlying securities) and any shares the Initial Stockholders may be issued in payment of working capital loans made to us, are entitled to registration rights pursuant to the registration rights agreement that was entered into at the time of the IPO. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Common Stock are to be released from escrow. The holders of a majority of the units or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
We have agreed to amend the registration statement in connection with the Merger. For information about the Amended and Restated Registration Rights Agreement, see “Proposal No. 1 — The Business Combination Proposal—Additional Agreements.”
General and Administrative Services
Our Sponsor has made available to us certain general and administrative services, including office space, utilities and administrative support, and will continue to make such services available to us until the consummation of an initial business combination. We have agreed to $10,000 per month for these services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our Audit Committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination.
Reimbursement for Expenses
Our directors and officers may receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by our Board (or the Audit Committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of the Initial Stockholders unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated stockholders from a financial point of view. In no event will the Initial Stockholders be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).
Potential Conflicts of Interest
To minimize potential conflicts of interest, MCAC has agreed not to consummate a business combination with an entity which is affiliated with any of Initial Stockholders unless MCAC obtains an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of MCAC’s existing officers, directors or Initial Stockholders, be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.
Certain Transactions of Playboy
Management Services Agreement
On January 9, 2011, Playboy entered into a Management Services Agreement, between Icon Acquisition Holding, Inc. and RTM-ICON LLC, an affiliate of RT. Based on the terms of this agreement, management fees are $1.3 million per calendar year. Playboy recorded management fees and reimbursable costs of approximately $1.0 million, $1.3 million and $1.5 million for the years ended December 31, 2019, 2018 and 2017, respectively.
Hugh M. Hefner 1991 Trust Redemption Agreement and Escrow Agreement
On June 14, 2018, Playboy entered into certain Escrow Agreement with SunTrust Bank, as escrow agent, Playboy, as purchaser, RT, Michael R. Whalen, as trustee of the Hugh M. Hefner 1991 Trust (the “Trust” and together with RT and the Company, the “Redemption Agreement Parties”), and on August 17, 2018, Playboy entered into certain Escrow Agreement with SunTrust Bank, as escrow agent, the Redemption Agreement Parties, and Acquoim Clearinghouse LLC, as escrow administrator, to purchase 1,868,910 shares of its common stock for approximately $18.73 per share. In August 2018, Playboy purchased 800,961 shares for a cash payment of $15.0 million. The remaining 1,067,949 shares were held in escrow, and a term note was issued to the Trust for a principal amount of $20.0 million with an interest rate of 5.0% per annum and a maturity date of August 17, 2019. In December 2018, the Company repaid all amounts outstanding under the term note including the $20.0 million of principal and $0.4 million of interest.
Agreements Relating to the Merger
At the Closing, RT will enter into the Amended and Restated Registration Rights Agreement with the Combined Company and other parties. For information about the Amended and Restated Registration Rights Agreement, see “Proposal No. 1 — The Business Combination Proposal—Additional Agreements.”
At the Closing, RT will enter into an Investor Rights Agreement with the Combined Company. For information about the Investor Rights Agreement, see “Proposal No. 1 — The Business Combination Proposal—Additional Agreements.”
At the Closing, the Combined Company shall enter into a Director Voting Agreement with certain of the Playboy stockholders pursuant to which they shall each agree to vote all shares of Common Stock owned by them to elect and maintain in office Suying Liu as a member of the Second Class of the Combined Company Board of Directors as set forth in the Proposed Charter until the second annual meeting of stockholders held after the Closing Date. For information about the Director Voting Agreement, see “Proposal No. 1 — The Business Combination Proposal—Additional Agreements.”
Concurrently with the execution of the Merger Agreement, Playboy entered into a Support Agreement with the Sponsor, Suying Liu, Dong Liu and MCAC’s officers and directors. For information about the Support Agreement, see “Proposal No. 1 — The Business Combination Proposal—Additional Agreements.”
In connection with the execution of the Merger Agreement, MCAC, Sponsor, Suying Liu and Playboy entered into an Insider Stock Purchase Agreement, pursuant to which Playboy purchased 700,000 shares of the Initial Shares from Sponsor. For information about the Insider Stock Purchase Agreement, see “Proposal No. 1 — The Business Combination Proposal—Additional Agreements.”
Related Person Transaction Policy
Effective upon the consummation of the Business Combination, the Combined Company expects to adopt a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective upon the consummation of the Business Combination. For purposes of the Combined Company’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Combined Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Combined Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of the Combined Company’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the Combined Company’s management must present information regarding the related person transaction to the Combined Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Combined Company’s Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Combined Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Combined Company will collect information that the Combined Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Combined Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Combined Company’s Code of Conduct that the Combined Company expects to adopt prior to the closing of this Business Combination, the Combined Company’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Combined Company’s audit committee, or other independent body of the Combined Company’s Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:
•
the risks, costs and benefits to the Combined Company;

•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Combined Company’s audit committee, or other independent body of the Combined Company’s Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Combined Company’s best interests and those of the Combined Company’s stockholders, as the Combined Company’s audit committee, or other independent body of the Combined Company’s Board of Directors, determines in the good faith exercise of its discretion.

DESCRIPTION OF MCAC’S SECURITIES
General
Our Certificate of Incorporation currently authorizes the issuance of 30,000,000 shares of Common Stock, par value $0.0001 per share. As of the date of this proxy statement, 7,542,491 shares of our Common Stock are issued and outstanding.
Units
Each MCAC Unit consists of one share of Common Stock and one MCAC Right. Each MCAC Right entitles the holder thereof to purchase one-tenth of a share of Common Stock upon consummation of its initial business combination. MCAC will not issue fractional shares in connection with an exchange of MCAC Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware Law. As a result, you must hold rights in multiples of 10 in order to receive shares of Common Stock for all of your MCAC Rights upon closing of a business combination.
Common Stock
Holders of record of shares of MCAC Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the business combination, Initial Stockholders have agreed to vote the shares of Common Stock owned by them immediately prior to the IPO, any shares acquired in the IPO or following the IPO in the open market, in favor of a proposed business combination.
MCAC will consummate its initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause its net tangible assets to be less than $5,000,001 and a majority of the issued and outstanding shares of Common Stock present in person by virtual attendance or represented by proxy are voted in favor of the business combination.
Pursuant to our Certificate of Incorporation, if we do not consummate the initial business combination within 12 months from the closing of the IPO, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Initial Stockholders have agreed to waive their rights to share in any distribution with respect to their Private Units.
MCAC stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of Common Stock, except that public stockholders have the right to sell their shares to MCAC in any tender offer or have their shares of Common Stock converted to cash equal to their pro rata share of the Trust Account if they vote on the proposed business combination and the business combination is completed. If MCAC holds a stockholder vote to amend any provisions of its Certificate of Incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which MCAC has to complete a business combination), MCAC will provide its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to MCAC to pay its franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the Trust Account promptly following consummation of the business combination or the approval of the amendment to the Certificate of Incorporation. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Rights included as part of units
Except in cases where MCAC is not the surviving company in a business combination, each holder of an MCAC Right will automatically receive one-tenth (1/10) of a share of Common Stock upon consummation of our initial business combination, even if the holder of an MCAC Right converted all shares of Common Stock held by him, her or it in connection with the initial business combination or an amendment to our Certificate of Incorporation with respect to our pre-business combination activities. In the event MCAC will not be the surviving company upon completion of our initial business combination, each holder of an MCAC Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share of Common Stock underlying each MCAC Right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of MCAC Rights in order to receive his, her or its additional shares of Common Stock upon consummation of an initial business combination. The shares of Common Stock issuable upon exchange of the MCAC Rights will be freely tradable (except to the extent held by Initial Stockholders). If MCAC enters into a definitive agreement for a business combination in which MCAC will not be the surviving entity, the definitive agreement will provide for the holders of MCAC Rights to receive the same per share consideration the holders of shares of our Common Stock will receive in the transaction on an as-converted into Common Stock basis.
MCAC will not issue fractional shares in connection with an exchange of MCAC Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the DGCL. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your MCAC Rights upon closing of a business combination. If MCAC is unable to complete an initial business combination within the required time period and we liquidate the funds held in the Trust Account, holders of MCAC Rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the Trust Account with respect to such MCAC Rights, and the MCAC Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the MCAC Rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the MCAC Rights. Accordingly, the MCAC Rights may expire worthless.
Dividends
MCAC has not paid any cash dividends on its shares of Common Stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon MCAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board. It is the present intention of the Board to retain all earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.
Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-Laws
MCAC is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•
a stockholder who owns 10% or more of MCAC’s outstanding voting stock (otherwise known as an “interested stockholder”);

•
an affiliate of an interested stockholder; or

•
an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of MCAC’s assets. However, the above provisions of Section 203 do not apply if:
•
the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of MCAC’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of MCAC’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Staggered Board
Our Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more annual meetings.
Meeting of Stockholders
MCAC’s bylaws provide that special meetings of its stockholders may be called only by a majority vote of the Board, by its chief executive officer or by its chairman.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
MCAC’s bylaws provide that stockholders seeking to bring business before its annual meeting of stockholders, or to nominate candidates for election as directors at MCAC’s annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to MCAC’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. MCAC’s bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude MCAC’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at MCAC’s annual meeting of stockholders.
Authorized but Unissued Shares
MCAC’s authorized but unissued shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of MCAC by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES
The following summary sets forth the material terms of our securities following the Merger assuming that the Proposed Charter is approved by our stockholders. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Proposed Charter and the post-Business Combination bylaws, a copy of which is attached as Annex B and Annex C to this proxy statement. We urge you to read the Proposed Charter and the post-Business Combination bylaws in their entirety for a complete description of the rights and preferences of our securities following the Merger.
Authorized and Outstanding Stock
The Proposed Charter will authorize the issuance of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value.
Common Stock General
The Proposed Charter, which we will adopt if the Charter Proposal is approved, provides that the Common Stock will have identical rights, powers, preferences and privileges.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for the preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Combined Company’s Board of Directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
There are no sinking fund provisions applicable to the our Common Stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), upon completion of the Merger, subject to the limitations described herein.
Election of Directors
The Proposed Charter, like our existing charter, will classify the Combined Company’s Board of Directors into three separate classes with each class serving a three-year term. There is no cumulative voting with respect to the election of directors, in the respect that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Blank Check Preferred Stock
Under the terms of the Proposed Charter, which will be in effect immediately prior to the closing of the Business Combination, the Combined Company’s Board of Directors has the authority, without further action by its stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting, and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
The Combined Company’s Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Combined Company and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of Common Stock.
Insider Shares and Private Units
The Insider Shares and Private Units are each identical to the Units (and underlying shares of Common Stock) issued in our IPO, and the Initial Stockholders have the same stockholder rights as public stockholders, except that (i) the Insider Shares and Private Units are subject to certain transfer restrictions and (ii) each holder of Insider Shares and Private Units has waived his, her or its redemption rights with respect to his, her or its Insider Shares and Private Units, (A) in connection with the consummation of the Merger, and (B) if we fail to consummate the Merger or another initial business combination, or if we liquidate prior to June 9, 2021 (unless such period has been extended). To the extent the Initial Stockholders transfer any of these securities, such transferees will agree, as a condition to such transfer, to waive these same redemption rights and be subject to the applicable transfer restrictions. The Initial Stockholders have agreed to vote the Insider Shares, the shares of Common Stock underlying the Private Units and any public shares held by them in favor of approval of the Business Combination Proposal.
Registration Rights
At the Closing, MCAC will enter into the Amended and Restated Registration Rights Agreement with (i) the Initial Stockholders with respect to the Insider Shares, Private Units and any securities issuable upon conversion of working capital loans made to MCAC, they own at the Closing, and (ii) the Playboy stockholders with respect to (x) the Merger Consideration, (y) any other outstanding Common Stock or other equity security issued or issuable upon the exercise of any other equity security of the Combined Company as of the Closing; and (z) any other equity security of the Combined Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.
The Amended and Restated Registration Rights Agreement will require the Combined Company to, among other things, file a resale shelf registration statement with the SEC on behalf of the Initial Stockholders and the Playboy stockholders no later than 60 days after the closing of the Business Combination, or the Filing Deadline. The Combined Company shall use its commercially reasonable efforts to have the registration statement declared effective no later than 30 days following the Filing Deadline (60 days if the registration statement is reviewed by the SEC).
The holders of a majority of these securities are entitled to make up to three demands that the Combined Company register such securities. The holders of the majority of the Insider Shares can elect to exercise these demand registration rights at any time commencing three months prior to the date on which the Insider Shares are to be released from the Continental Escrow. The holders of a majority of shares of Common Stock issued in lieu of payment of working capital loans made to us, if any, can elect to exercise these demand registration rights at any time after we consummate the Business Combination. The Playboy stockholders can elect to exercise these registration rights at any time commencing three months prior to the first possible date on which the restrictions on transfer will lapse under the Lock-up Agreement. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of the Business Combination. The demand and piggy-back registration rights provided therein are subject to underwriter cutbacks and issuer blackout periods. The Combined Company will agree to pay certain fees and expenses relating to the registrations under the Amended and Restated Registration Rights Agreement.

Certain Anti-Takeover Provisions of Delaware Law and the Combined Company’s Proposed Charter
The Combined Company has expressly opted out of Section 203 of the DGCL. However, the Proposed Charter contains similar provisions providing that the Combined Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•
prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Combined Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Combined Company which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates, owns or within the previous three years owned, 15% or more of the Combined Company’s voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. This provision may encourage companies interested in acquiring the Combined Company to negotiate in advance with the Combined Company’s Board of Directors because the Combined Company’s stockholder approval requirement would be avoided if the Combined Company’s Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Combined Company’s Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
The Proposed Charter provides that RT, RT-ICON, and their respective affiliates, any of their respective direct or indirect transferees of at least 15% of the outstanding shares of the Combined Company’s Common Stock, and any group as to which such persons are a part, do not constitute “interested stockholders” for purposes of this provision.
In addition, the Proposed Charter does not provide for cumulative voting in the election of directors. The Combined Company’s Board of Directors is empowered to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death or removal of a director in certain circumstances.
Authorized shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Combined Company by means of proxy contest, tender offer, merger or otherwise.
Our Transfer Agent
The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Exclusive Forum
The Proposed Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will, with certain limited exceptions, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Combined Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Combined Company to the Combined Company or the Combined Company’s stockholders, (c) any action asserting a claim against the Combined Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws, or (d) any action asserting a claim against the Combined Company, its directors, officers or employees governed by the internal affairs doctrine, and (ii) subject to the provisions of (i), the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Exchange Act or the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Proposed Charter. However, the enforceability of similar forum provisions in other companies’ certificates or incorporation or bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Common Stock then outstanding; or

•
the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, is likely to occur one year after the filing of the definitive proxy statement relating to the Business Combination).

As of the date of this proxy statement, we had 7,542,491 shares of our Common Stock outstanding. Of these shares, the 5,749,800 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 1,437,450 Insider Shares and 355,241 shares of our Common Stock underlying the Private Units are restricted securities under Rule 144, since they were issued in private transactions not involving a public offering.
Listing of Securities
We will apply to continue the listing of our Common Stock on The Nasdaq Capital Market under the symbol “PLBY” upon the Closing.

TRADING MARKET AND DIVIDENDS
MCAC
Units, Shares of Common Stock, and Rights
MCAC’s Units, shares of Common Stock and MCAC Rights are each quoted on the Nasdaq Stock Market, under the symbols “MCACU,” “MCAC” and “MCACR,” respectively. Each of MCAC’s Units consist of one MCAC share of Common Stock and one right to purchase one-tenth of an MCAC share of Common Stock. The MCAC Units commenced trading on the Nasdaq Stock Market on June 5, 2020, and the MCAC shares of Common Stock and MCAC Rights commenced separate trading from the MCAC Units on August 27, 2020.
MCAC’s Dividend Policy
MCAC has not paid any cash dividends on its shares of Common Stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon MCAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then current board of directors. It is the present intention of the Board to retain all earnings, if any, for use in its business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.
Playboy
Information regarding Playboy is not provided because there is no public market for Playboy’s Common Stock.
Combined Company
Dividend Policy
Following completion of the Merger, the Combined Company’s Board of Directors will consider whether or not to institute a dividend policy. It is presently intended that the Combined Company retain its earnings for use in business operations and accordingly, we do not anticipate that the Combined Company’s Board of Directors would declare any dividends in the foreseeable future.

EXPERTS
The audited financial statements of MCAC from November 12, 2019 (inception) to December 31, 2019, included in this proxy statement have been so included in reliance upon the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Playboy as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 included elsewhere in this proxy statement have been audited by Prager Metis CPAs LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the proxy statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Yandy and Subsidiary as of December 31, 2019 and 2018 and for the years then ended, included in this Proxy Statement, have been audited by Crowe LLP, independent auditor, as stated in their report appearing herein.
APPRAISAL RIGHTS
Our stockholders do not have appraisal rights in connection with the Merger under Delaware law.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement/prospectus may likewise request that we deliver single copies of the proxy statement in the future. Stockholders may notify us of their requests by calling or writing to Advantage Proxy, our proxy solicitor at:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
TRANSFER AGENT AND REGISTRAR
The transfer agent for our securities is Continental Stock Transfer & Trust Company.
SUBMISSION OF STOCKHOLDER PROPOSALS
Our Board is aware of no other matter that may be brought before the Meeting. Under Delaware law, only business that is specified in the notice of a special meeting to stockholders may be transacted at the Meeting.
FUTURE STOCKHOLDER PROPOSALS
Stockholder proposals, including director nominations, for the 2021 annual meeting must be received at our principal executive offices by not earlier than the opening of business on the 120th day before the 2021 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2021 annual meeting or (y) the close of business on the 10th day following the first day on which we publicly announce the date of the 2021 annual meeting, and must otherwise comply with applicable SEC rules and the advance notice provisions of our bylaws, to be considered for inclusion in our proxy materials relating to our 2021 annual meeting.
You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION
We must comply with the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and its rules and regulations, and in accordance with the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. If you would like additional copies of this proxy statement or if you have questions about the Merger or the Proposals to be presented at the Meeting, you should contact our proxy solicitation agent at the following address and telephone number:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
If you are a stockholder of the Company and would like to request documents, please do so by [•], 2020, in order to receive them before the Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement relating to MCAC has been supplied by MCAC, and all such information relating to Playboy has been supplied by Playboy. Information provided by either the MCAC or Playboy does not constitute any representation, estimate or projection of any other party.
This document is a proxy statement of MCAC for the Meeting. We have not authorized anyone to give any information or make any representation about the Merger, us or Playboy that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

Playboy Enterprises, Inc.
Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Playboy Enterprises, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Playboy Enterprises, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive (loss) income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Prager Metis CPAs LLP
Prager Metis CPAs LLP
We have served as the Company’s auditor since 2015.
El Segundo, California
November 06, 2020

Playboy Enterprises, Inc.
Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands)
	Year Ended December 31,
	2019	2018
Net revenues	$78,110	$100,873
Costs and expenses:
Cost of sales	(37,742)	(50,607)
Selling and administrative expenses	(45,328)	(26,835)
Related-party expenses	(1,005)	(1,311)
Total costs and expenses	(84,075)	(78,753)
Operating (loss) income	(5,965)	22,120
Nonoperating (expense) income:
Investment income	225	21
Interest expense	(14,225)	(9,211)
Loss on disposals of assets	(71)	(3,741)
Extinguishment of debt	—	(4,037)
Gain from bargain purchase	1,483	—
Other, net	(173)	(1,208)
Total nonoperating expense	(12,761)	(18,176)
(Loss) income before income taxes	(18,726)	3,944
Provision for income taxes	(4,850)	(2,262)
Net (loss) income and comprehensive (loss) income	(23,576)	1,682
Net (loss) income attributable to redeemable noncontrolling interest	—	—
Net (loss) income and comprehensive (loss) income attributable to Playboy Enterprises, Inc.	$(23,576)	$1,682
Net (loss) income per share, basic	$(6.12)	$0.37
Weighted-average shares used in computing net (loss) income per share, basic	3,854,256	4,510,310
Net (loss) income per share, diluted	$(6.12)	$0.33
Weighted-average shares used in computing net (loss) income per share, dilute	3,854,256	5,136,756
The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$27,744	$26,841
Restricted cash	963	7,704
Receivables, net of allowance for doubtful accounts of $302 and $295, respectively	6,153	8,025
Inventories, net	11,750	353
Contract assets, current portion	611	—
Licensed programming costs	502	91
Prepaid expenses and other current assets	6,111	5,424
Total current assets	53,834	48,438
Property and equipment, net	5,932	3,642
Trademarks and trade name	335,934	330,048
Goodwill	504	504
Other intangible assets, net	3,052	2,977
Contract assets, net of current portion	7,391	—
Other noncurrent assets	12,004	11,983
Total assets	$418,651	$397,592
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,859	$6,802
Payables to related parties	5	3,261
Accrued salaries, wages, and employee benefits	4,603	4,363
Deferred revenues, current portion	9,857	23,962
Long-term debt, current portion	3,182	2,305
Convertible promissory notes, current portion	13,500	3,500
Other current liabilities and accrued expenses	22,143	11,533
Total current liabilities	61,149	55,726
Deferred revenues, net of current portion	41,734	14,047
Long-term debt, net of current portion	157,810	152,595
Convertible promissory notes, net of current portion	—	10,000
Deferred tax liabilities, net	72,288	72,726
Other noncurrent liabilities	576	886
Total liabilities	333,557	305,980
Commitments and contingencies (Note 16)
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity:
Common stock, $0.01 par value; 10,000,000 shares authorized at December 31, 2019 and 2018; 5,646,993 shares issued and 3,681,185 shares outstanding at December 31, 2019 and 2018	36	36
Treasury stock, at cost: 1,965,808 shares at December 31, 2019 and 2018	(38,455)	(38,455)
Additional paid-in capital	196,466	189,098
Accumulated deficit	(72,745)	(58,859)
Total stockholders’ equity	85,302	91,820
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$418,651	$397,592
The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Consolidated Statements of Stockholders’ Equity
(in thousands, except share amounts)
	Convertible Preferred Stock		Common Stock			Additional Paid-in Capital
	Shares	Amount	Shares	Amount	Treasury Stock		Accumulated Deficit	Total
Balance at December 31, 2017	12,500	$12,500	5,000,000	$50	$—	$176,584	$(60,541)	$116,093
Conversion of preferred stock	(12,500)	(12,500)	646,993	6	—	12,494	—	12,500
Purchase of treasury stock	—	—	(1,965,808)	(20)	(38,455)	20	—	(38,455)
Net income	—	—	—	—	—	—	1,682	1,682
Balance at December 31, 2018	—	$—	3,681,185	$36	$(38,455)	$189,098	$(58,859)	$91,820
Adoption of ASC 606	—	—	—	—	—	—	9,690	9,690
Stock-based compensation expense and vesting of restricted stock units	—	—	—	—	—	7,368	—	7,368
Net loss	—	—	—	—	—	—	(23,576)	(23,576)
Balance at December 31, 2019	—	$—	3,681,185	$36	$(38,455)	$196,466	$(72,745)	$85,302
The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(23,576)	$1,682
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	1,989	1,479
Stock-based compensation	7,368	—
Gain on bargain purchase	(1,483)	—
Amortization of other intangible assets	1,104	2,564
Amortization of deferred financing fees	31	249
Amortization of original issue discount	—	235
Loss on disposals of assets	71	3,741
Extinguishment of debt	—	4,037
Write-off of related party loan, net	—	336
(Decrease) increase in deferred income taxes	(438)	400
Increase in trademarks and trade name	(556)	(512)
(Increase) decrease in licensed programming costs	(411)	119
Changes in operating assets and liabilities:
Receivables, net	2,251	(338)
Inventories, net	31	(97)
Contract assets	357	—
Prepaid expenses and other assets	(3,394)	358
Accounts payable	290	(2,377)
Payable to related party	(3,256)	1,260
Accrued salaries, wages, and employee benefits	(108)	(704)
Deferred revenues	22,299	(7,961)
Other liabilities and accrued expenses	2,519	(1,355)
Net cash provided by operating activities	5,088	3,116
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,225)	(2,970)
Proceeds from disposals of property and equipment	24	—
Acquisition of Yandy, LLC, net of cash acquired	(12,786)	—
Net cash used in investing activities	(16,987)	(2,970)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(5,627)	(125,739)
Net proceeds from issuance of long-term debt	11,760	172,825
Proceeds from issuance of convertible promissory notes	—	3,500
Note issued for purchase of treasury stock	—	20,000
Purchase of treasury stock	—	(35,177)
Repayment of note issued for purchase of treasury stock	—	(20,000)
Payment of financing costs	(72)	(402)
Net cash provided by financing activities	6,061	15,007
Net (decrease) increase in cash and cash equivalents and restricted cash	(5,838)	15,153
Balance, beginning of year	34,545	19,392
Balance, end of year	$28,707	$34,545
Cash and cash equivalents and restricted cash consist of:
Cash and cash equivalents	$27,744	$26,841
Restricted cash	963	7,704
Total	$28,707	$34,545
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$5,837	$3,845
Cash paid for interest	$11,831	$7,569
The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
1.   Basis of Presentation and Summary of Significant Accounting Policies
Description of Business
Playboy Enterprises, Inc., (“PEI” or “Playboy” or “the Company”), together with its subsidiaries through which it conducts business, is a global media and lifestyle company marketing the Playboy brand through a wide range of licensing initiatives, digital, television and print properties, and brand events.
The Company has two reportable segments: Commerce and Digital Subscriptions and Services. Refer to Note 20, Segments.
Basis of Presentation
The financial statements and accompanying notes were prepared in accordance with accounting principles generally accepted in the United States, (“GAAP”).
In these notes, references to “the Company,” “we,” “us,” and “our,” refer to PEI and its subsidiaries.
Prior Period Reclassifications
The Company has reclassified certain prior fiscal year amounts in the accompanying consolidated financial statements to be consistent with the current fiscal year presentation.
Principles of Consolidation
The consolidated financial statements include our accounts and all majority-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
We regularly assess these estimates, including but not limited to, valuation of the Company’s trademarks and trade name; the recoverability of editorial inventory; newsstand sales of the Company’s publications, pay-per-view and video-on-demand buys, and monthly subscriptions to the Company’s television and digital content; the adequacy of reserves associated with accounts receivable and inventory; and stock-based compensation expense including the determination of the fair value of our stock. We base these estimates on historical experience and on various other market-specific and relevant assumptions that we believe to be reasonable under the circumstances. Actual results could differ from these estimates and such differences could be material to the financial position and results of operations.
Business Combinations
We allocate the consideration transferred to the fair value of assets acquired and liabilities assumed based on their estimated fair values. The excess of the consideration transferred over the fair values of these identifiable assets and liabilities is recorded as goodwill. The excess of fair value of the identifiable assets and liabilities over the consideration transferred is recorded as a gain in the consolidated income statement. Such valuations require management to make significant estimates and assumptions. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, the Company may record adjustments to the assets

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.
Concentrations of Business and Credit Risk
At various times throughout the year, the Company maintained cash balances in excess of Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in such accounts and does not believe that there is any credit risk to its cash. Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers to whom our products are sold and/or licensed. The Company has a licensee that accounted for approximately 40% and 22% of its total net revenues for the years ended December 31, 2019 and 2018, respectively.
Cash Equivalents
Cash equivalents are temporary cash investments with an original maturity of three months or less at the date of purchase and are stated at cost, which approximates fair value.
Restricted Cash
At December 31, 2019, restricted cash was primarily related to a cash collateralized letter of credit we maintained with City National Bank in connection with the lease of our Los Angeles headquarters. At December 31, 2018, restricted cash was primarily related to debt service accounts we maintained with City National Bank in connection with the then-existing provisions of our term loan facility as well as the previously mentioned cash collateralized letter of credit. Generally, subject to the provisions of our term loan, amounts were relieved on either a monthly or a quarterly basis.
Accounts Receivable, Net
Trade receivables are reported at their outstanding unpaid balances, less allowances for doubtful accounts. The allowances for doubtful accounts are increased by the recognition of bad debt expense and decreased by charge-offs (net of recoveries) or by reversals to income. We perform periodic evaluations of the adequacy of the allowances based on our past loss experiences and adverse situations that may affect a customer’s ability to pay. A receivable balance is written off when we deem the balance to be uncollectible. The allowance for doubtful accounts was $0.3 million at December 31, 2019 and 2018.
Inventories
Inventories consist primarily of finished goods and are stated at the lower of cost (specific cost) and net realizable value. Cost is determined on a first-in, first-out basis.
Licensed Programming and Digital Content Costs
The Company licenses content for programming on Playboy Television. The license costs are capitalized and reflected in “licensed programming costs” on our consolidated balance sheets. Licensed programming costs are amortized over a two year period, representing the estimated period of use, with 50% of the cost amortized when the program is initially aired as we typically expect more upfront viewing, and the remaining balance over two years. Amortization of licensed programming costs is recorded in “cost of sales” on our consolidated income statements. The Company reviews factors impacting the amortization of the licensed programming costs on an ongoing basis.
We conduct impairment testing on programming costs whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted- undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to recorded value. We estimate fair value using a forecasted-discounted cash flow method based in part on our financial results and our expectation of future performance.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Digital content expenditures related to the Company’s online content platforms are expensed when the content is published.
Property and Equipment
Property and equipment are stated at cost, less accumulated depreciation, except for assets acquired in connection with our business combinations, which are reflected at fair value at the date of combination. Costs incurred for computer software developed or obtained for internal use are capitalized for application development activities and are immediately expensed for preliminary project activities or post-implementation activities. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. The useful life for furniture and equipment ranges from three to ten years, and software from two to five years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the terms of the related leases. The amortization of leasehold improvements is included in depreciation expense. Repair and maintenance costs are expensed as incurred and major betterments are capitalized. Sales and retirements of property and equipment are recorded by removing the related cost and accumulated depreciation from the accounts, after which any related gains or losses are recognized.
Intangible Assets
Indefinite-lived intangible assets that are not amortized but subject to annual impairment testing consist of Playboy-branded trademarks and a trade name.
Definite-lived intangible assets include distribution agreements, photo and magazine archives, licensing agreements, and a customer list, which we recognized in connection with our business combinations. Because these assets were recognized as identifiable intangible assets in connection with our previous business combinations, the Company does not incur costs to renew or extend their terms. All of our definite-lived intangible assets are amortized using the straight-line method over their useful lives.
Impairment of Long-Lived Assets
We perform annual impairment tests on goodwill and intangible assets with indefinite lives in the fourth quarter of each fiscal year or when events occur or circumstances change that would, more likely than not, reduce the fair value of a reporting unit or an intangible asset with an indefinite life below its carrying value. We may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If we determine it is more likely than not that the fair value of the reporting unit is greater than its carrying amount, an impairment test is unnecessary. If an impairment test is necessary, we will estimate the fair value of our related reporting unit. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired and the Company will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.
We perform a qualitative assessment to determine whether it is more likely than not that an indefinite-lived asset is impaired. If we determine it is more likely than not that the indefinite-lived intangible assets are not impaired, a quantitative test is not necessary. If a quantitative test is required, we will estimate the fair value of the indefinite-lived intangible assets. We recognize an impairment charge based on the excess of the carrying value over the fair value of the indefinite-lived intangible asset.
We recorded no impairment charges on goodwill and our indefinite-lived intangible assets during the periods presented.
We conduct impairment testing on long-lived assets, or asset groups, including definite-lived tangible and intangible assets, when events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted-undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to carrying value. We

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
estimate fair value using a forecasted-discounted cash flow method based in part on our financial results and our expectation of future performance. We recorded no impairment charges on our definite-lived tangible and intangible assets during the periods presented.
Terminated License Agreement
The Company and a licensee mutually agreed to terminate its license agreement during 2018, which resulted in the accelerated recognition of $19.6 million of deferred revenues. Additionally, the licensee paid a $2.5 million termination fee to the Company.
Leases
We categorize leases at their inception as either operating or capital. In the ordinary course of business, we entered into noncancelable operating leases for office space. We recognize lease costs on a straight-line basis and treat lease incentives as a reduction of rent expense over the term of the agreement. The differences between cash rent payments and rent expense are recorded as deferred rent liabilities.
Treasury Stock
Treasury stock is stated at cost.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Update, (“ASU”), No. 2014-09, Revenue from Contracts with Customers, (“Topic 606”), which we adopted as of January 1, 2019 on a modified retrospective basis. We recognize revenue when we transfer promised goods or services in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. This is determined by following a five-step process which includes (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price, and (5) recognizing revenue when or as we satisfy a performance obligation. In applying the Topic 606 framework, the Company must apply judgment to determine the nature of the promises within a revenue contract and whether those promises represent distinct performance obligations. In determining the transaction price, the Company does not include amounts subject to uncertainties unless it is probable that there will be no significant reversal of cumulative revenue when the uncertainty is resolved. Additionally, Topic 606 provides specific guidance for revenue contracts with licenses of intellectual property, (“IP”). The Company evaluates the nature of the license as to whether it provides a right to access or right to use the IP, which then determines whether the revenue is recognized over time or at a point in time. Sales or usage-based royalties received in exchange for licenses of IP are recognized at the later of when (1) the subsequent sale or usage occurs or (2) the performance obligation to which some or all of the sales or usage-based royalty has been allocated is satisfied.
Trademark Licensing
The Company licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, the Company generally receives an annual nonrefundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Annual minimum guarantee amounts are billed quarterly, semi-annually, or annually in advance and these payments do not include a significant financing component. Earned royalties in excess of the minimum guarantee, (“Excess Royalties”), are payable quarterly. The performance obligation is a license of symbolic IP that provides the customer with a right to access the IP, which represents a stand-ready obligation that is satisfied over time. The Company recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Royalties are recognized when they are earned. As the sales reports from licensees are typically not received until after the close of the reporting period, the Company follows the variable consideration framework and constraint guidance to estimate the underlying sales volume to recognize Excess Royalties based on historical experience and general economic trends. Historical adjustments to recorded estimates have not been material.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of PlayboyPlus and Playboy.TV, which are online content platforms. Digital subscriptions represent a stand-ready obligation to provide continuous access to the platform, which is satisfied ratably over the term of the subscription. The Company receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period.
TV and Cable Programming
The Company licenses its programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on-demand buys for the right to distribute the Company’s programming under the terms of affiliation agreements. The distinct performance obligations under such affiliation agreements include (i) a continuous transmission service to deliver live linear feeds and, (ii) licenses to the Company’s functional IP that are provided over the contract term that provide the operators the right to use our content library as it exists at a point in time. For both performance obligations, the Company’s IP is the predominant or sole item to which the royalties relate. Royalties are generally collected monthly and revenue is recognized as earned. The amount of royalties due to the Company is reported by operators based on actual subscriber and transaction levels. Such information is generally not received until after the close of the reporting period. In these cases, the Company follows the variable consideration framework and constraint guidance to estimate the number of subscribers and transactions to recognize royalty amounts based on historical experience. Historical adjustments to recorded estimates have not been material. We offer sales incentives through various programs, consisting primarily of co-op marketing. We record advertising with customers as a reduction to revenue unless we receive a distinct benefit in exchange for credits claimed by the customer and can reasonably estimate the fair value of the distinct benefit received, in which case we record it as a marketing expense.
Contract Assets and Contract Liabilities
The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when we have an unconditional right to consideration which will become due solely due to the passage of time. The Company records a contract asset when revenue is recognized prior to invoicing or payment is contingent upon transfer of control of an unsatisfied performance obligation. The Company records a contract liability (deferred revenue) when revenue is recognized subsequent to cash collection. For long-term noncancelable contracts whereby we have begun satisfying the performance obligation, the Company will record contract assets for the unbilled consideration which is contingent upon our future performance. Contract assets and contract liabilities are netted on a contract-by-contract basis.
Practical Expedients
Payment terms and conditions vary by contract type; however, the Company’s terms generally include a requirement of payment within 30 days if not paid in advance. We elected the practical expedient to not assess whether a significant financing component exists if the period between when we transfer a promised good or service to a customer and when the customer pays for that good or service is one year or less.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Additionally, the Company has applied the practical expedient to not capitalize incremental costs of obtaining a contract if the amortization would be less than 12 months.
Sales Taxes
Sales taxes collected from customers and remitted to various governmental authorities are excluded from the measurement of the transaction price and presented on a net basis in our consolidated income statements.
Cost of Sales
Cost of sales primarily consist of personnel and editorial content costs for Playboy magazine, websites, and Playboy Television, agency fees, branding events and paper, printing, postage and freight costs associated with Playboy magazine.
Selling and Administrative
Selling and administrative expenses primarily consist of rent, personnel-related costs including stock-based compensation, and contractor fees for accounting/finance, legal, human resources, information technology and other administrative functions, general marketing and promotional activities, insurance and management fees. Selling and administrative costs are expensed as incurred.
Advertising Costs
We expense advertising costs as incurred. Advertising expense was $0.5 million and $1.6 million for the years ended December 31, 2019 and 2018, respectively. The Company also has various arrangements with customers pursuant to which the Company reimburses them for a portion of their advertising costs in the form of co-op marketing which provide advertising benefits to the Company. The costs that the Company incurs for such advertising costs are recorded as a reduction of revenue.
Stock-Based Compensation
We measure compensation expense for all stock-based payment awards, including stock options and restricted stock units granted to employees, directors, and nonemployees, based on the estimated fair value of the awards on the date of grant. Compensation expense is recognized ratably in earnings, generally over the period during which the recipient is required to provide service. We adjust compensation expense based on actual forfeitures as necessary.
Our stock options vest ratably over the contractual vesting period and the fair value of our awards is estimated on the date of grant using a Black-Scholes option-pricing model. Our restricted stock units vest ratably over the contractual vesting period and the fair value of our awards is estimated on the date of grant as the underlying value of the award. Awards with graded vesting features are recognized over the requisite service period for the entire award. The determination of the grant date fair value of stock awards issued is affected by a number of variables and subjective assumptions, including (i) the fair value of our common stock, (ii) the expected common stock price volatility over the expected life of the award, (iii) the expected term of the award, (iv) risk-free interest rates, (v) the exercise price, and (vi) the expected dividend yield of our common stock.
Foreign Currency Transactions
Transaction gains and losses that arise from foreign exchange rate fluctuations on transactions denominated in a currency other than U.S. dollars are reflected in “Other, net” on our consolidated income statements and were immaterial for all periods presented.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Income Taxes
The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. The carrying amounts of deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the more-likely-than-not recognition threshold. This assessment considers, among other matters, the nature, frequency, and severity of current and cumulative losses, the duration of statutory carryforward periods, and tax planning alternatives. The Company assesses the likelihood that uncertain tax positions will be accepted by the applicable taxing authority based on the technical merits of the position. Tax positions meeting the more-likely-than-not recognition threshold are measured and recognized in the financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon measurement of a tax position taken in a prior annual period, including interest and penalties, and are recognized during the period in which the change occurs.
The Company has an identified uncertain tax position of $0.6 million as of December 31, 2014, related to foreign withholding tax associated with royalty income received from a licensee. No additional uncertain tax position has been identified in 2019 and 2018.
Net (Loss) Income Per Share
Basic net (loss) income per share is calculated by dividing the net (loss) income attributable to Playboy Enterprises, Inc. stockholders by the weighted-average number of shares of common stock outstanding for the period. The diluted net (loss) income per share is computed by giving effect to all potentially dilutive securities outstanding for the period. For periods in which we report net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
Recently Adopted Accounting Pronouncements
Revenue Recognition
On January 1, 2019, the Company adopted Topic 606, which supersedes the previous revenue recognition requirements. The guidance provides a five-step framework to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration it expects to be entitled to in exchange for those goods or services. Topic 606 also requires enhanced qualitative and quantitative revenue-related disclosures.
The Company adopted Topic 606 using the modified retrospective method and applied the standard to all contracts with customers that were not completed as of January 1, 2019. Prior period amounts have not been restated and continue to be reported in accordance with the Company’s historical accounting policies. The cumulative effect of applying the new guidance as of January 1, 2019 was recorded as an adjustment to the opening accumulated deficit balance on that date. For transition purposes, we elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date when identifying performance obligations, determining the transaction price, and allocating the transaction price to performance obligations.
The adoption of Topic 606 did not have a material impact on Magazine and Digital Subscriptions and TV and Cable Programming as the performance obligations underlying these revenue streams and the timing of recognition thereof was substantially unchanged. For Trademark Licensing, the adoption of Topic 606 affects some of our licensing agreements where the annual minimum guarantee increases over the term of the agreement. Prior to the adoption of the new guidance, the Company recognized the annual minimum guarantee as revenue over the respective license year and Excess Royalties when the underlying sales data

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
became available. Upon adoption of Topic 606, the Company recognizes the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement. Additionally, the Company will estimate the underlying sales of licensees to determine the amount of Excess Royalties and recognize such amount if it is probable that significant reversal of cumulative revenue will not occur. See Note 3, Revenue Recognition for a detailed discussion of the Company’s revenue recognition accounting policy.
Agency Fee
The Company engages a third-party agency to provide services related to the Trademark Licensing business, including but not limited to, sourcing new licensees and performing licensee management services on behalf of the Company for billing, payment collections, product quality control, and certain legal services. The Company has historically capitalized agency fees paid in exchange for such services and recognizes such fees in proportion to the corresponding revenue. In connection with the issuance of ASU 2014-09, Subtopic 340-40 Other Assets and Deferred Costs — Contracts with Customers (“Subtopic 340-40”) was added into the Accounting Standards Codification, (“ASC”), which formally addresses the accounting for contract costs, including incremental costs of obtaining a contract. Prior to the issuance of Subtopic 340-40, there was no specific accounting guidance for costs that include a commission element. The agency fee is based on a percentage of the minimum guarantee as well as the Excess Royalties and is payable to the agency when the minimum guarantee and Excess Royalties are paid by licensees. However, the agency fee will only become payable if the third-party agency continues to perform the licensee management services. In other words, the payment of the entire agency fee is contingent on the agency’s continuous and successful performance of the management services. Accordingly, the agency fee is not an incremental cost of obtaining a contract under Subtopic 340-40 and should be expensed as incurred. Therefore, in connection with the adoption of Subtopic 340-40, the Company will expense the agency fee as the related services are rendered on a straight-line basis.
In the discussion of the impact of adoption of both Topic 606 and Subtopic 340-40 below, we refer to the adoption of the two standards collectively as “Topic 606 Adoption Impact.”
The following table summarizes Topic 606 Adoption Impact on select balance sheet line items (in thousands):
	As of December 31, 2018	Adjustments	Adjusted January 1, 2019
Receivables, net	$8,025	$11	$8,036
Prepaid expenses and other current assets	5,424	(2,919)	2,505
Contract assets, current portion	—	653	653
Contract assets, net of current portion	—	7,706	7,706
Total assets	397,592	5,451	403,043
Other current liabilities and accrued expenses	11,533	5,059	16,592
Deferred revenues, current portion	23,962	(17,708)	6,254
Deferred revenues, net of current portion	14,047	8,410	22,457
Total liabilities	305,980	(4,239)	301,741
Accumulated deficit	(58,859)	9,690	(49,169)
Total stockholders’ equity	91,820	9,690	101,510
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$397,592	$5,451	$403,043

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The consolidated financial statements for the year ended December 31, 2019 are presented in accordance with Topic 606. The following table summarizes the Topic 606 Adoption Impact on select financial statement line items in our consolidated balance sheet at December 31, 2019 (in thousands):
	As reported	Adjustments	Balances without the adoption of Topic 606
Receivables net	$6,153	$(486)	$5,667
Prepaid expenses and other current assets	6,111	5,325	11,436
Contract assets, current portion	611	(611)	—
Contract assets, net of current portion	7,391	(7,391)	—
Total assets	418,651	(3,163)	415,488
Other current liabilities and accrued expenses	22,143	(1,765)	20,378
Deferred revenues, current portion	9,857	36,736	46,593
Deferred revenues, net of current portion	41,734	(27,972)	13,762
Total liabilities	333,557	6,999	340,556
Accumulated deficit	(72,745)	(10,162)	(82,907)
Total stockholders’ equity	85,302	(10,162)	75,140
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$418,651	$(3,163)	$415,488
The following table summarizes the Topic 606 Adoption Impact on select financial statement line items in our consolidated income statements for the year ended December 31, 2019 (in thousands):
	As reported	Adjustments	Balances without the adoption of Topic 606
Net revenues	$78,110	$464	$78,574
Cost of sales	(37,742)	(888)	(38,630)
Total costs and expenses	(84,075)	(888)	(84,963)
Operating loss	(5,965)	(424)	(6,389)
Other, net	(173)	(48)	(221)
Net loss	$(23,576)	$(472)	$(24,048)
In March 2016, the Financial Accounting Standards Board, (“FASB”), issued ASU 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting, (“ASU 2016-09”), which simplifies accounting guidance by identifying, evaluating, and improving areas for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. The areas affected by ASU 2016-09 include accounting for income taxes, classification of excess tax benefits on the statement of cash flows, minimum statutory tax withholding requirements and classification of employee taxes paid on the statement of cash flows when an employer withholds shares for tax-withholding purposes. In addition, under this guidance, an entity can make an accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures when they occur. The Company adopted ASU 2016-09 on January 1, 2018 and the adoption of the standard did not have a material impact on our consolidated financial statements. The Company elected to account for forfeitures when they occur.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the FASB Emerging Issues Task Force),

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
(“ASU 2016-15”), which amends the guidance of ASC Topic 230, Statement of Cash Flows, on the classification of certain cash receipts and payments in the statement of cash flows. The primary purpose of ASU 2016-15 is to reduce the diversity in practice that has resulted from the lack of consistent principles, specifically clarifying the guidance on eight cash flow issues. The Company adopted ASU 2016-15 on January 1, 2018 and the adoption of the standard did not have a material impact on our consolidated financial statements.
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, (“ASU 2016-18”), effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. ASU 2016-18 provides guidance on the presentation of restricted cash in a statement of cash flows. It requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Consequently, transfers between cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents will not be presented as a separate line item in the operating, investing or financing sections of the statement of cash flows. Additionally, when cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents are presented in more than one line item within the statement of financial position, an entity must reconcile these amounts to the total shown on the statement of cash flows, either in narrative or tabular format. This information should be provided on the face of the statement of cash flows or in the notes to the financial statements. The Company adopted ASU 2016-18 on January 1, 2018.
In June 2018, the FASB issued ASU 2018-07, Improvements to Non-Employee Share-Based Payment Accounting, (“ASU 2018-07”), which expands the scope of ASC Topic 718, Compensation — Stock Compensation, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The new standard supersedes Subtopic 505-50, Equity — Equity-based Payments to Non-employees. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but not earlier than a company’s adoption date of Topic 606. The Company adopted ASU 2018-07 on January 1, 2019, which coincides with the adoption date of Topic 606. The adoption of this guidance did not have a material impact on our financial statements.
Accounting Pronouncements Issued but Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (“Topic 842”), which supersedes the guidance in former ASC 840, Leases. This standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which deferred the effective dates for non-public entities. Therefore, this standard is effective for annual reporting periods, and interim periods within those years, for public entities beginning after December 15, 2018 and for private entities beginning after December 15, 2020. Originally, a modified retrospective transition approach was required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. In July 2018, the FASB issued guidance to permit an alternative transition method for Topic 842, which allows transition to the new lease standard by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Entities may elect to apply either approach. There are also a number of optional practical expedients that entities may elect to apply. The Company is currently assessing the impact of this standard on its consolidated financial statements. The Company expects to record a material right-of-use asset and lease liability in connection with adopting this standard as of January 1, 2022.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
In June 2016, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825 Financial Instruments, (“ASU 2019-04”), which is a new standard to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2019-04 will be effective for interim and annual periods beginning after December 15, 2022 (January 1, 2023 for the Company). Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350), (“ASU 2017-04”), effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which eliminates certain disclosure requirements for fair value measurements for all entities, requires public entities to disclose certain new information and modifies some disclosure requirements. This standard is effective for all entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company does not expect a material impact on its consolidated financial statements upon adoption of this standard.
In December 2019, the FASB issued ASU 2019-12, Income Taxes — Simplifying the Accounting for Income Taxes (Topic 740), (“ASU 2019-12”), which simplifies income tax accounting in various areas including, but not limited to, the accounting for hybrid tax regimes, tax implications related to business combinations, and interim period accounting for enacted changes in tax law, along with some codification improvements. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
2.   Fair Value Measurement
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 inputs: Based on unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2 inputs: Based on observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 inputs: Based on unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
For cash equivalents, receivables and certain other current assets and liabilities, the amounts reported approximate fair value due to their short-term nature. The Company had approximately $0.1 million and $45,000 of cash equivalents in the form of certificates of deposit at December 31, 2019 and 2018, respectively. For debt, the Company believes that the amounts reported approximate fair value based upon the recent refinancing of its debt in December 2019. Refer to Note 12, Debt, for additional disclosures about the Company’s debt. The Company had no Level 2 or Level 3 financial assets or liabilities measured at fair value on a recurring basis as of December 31, 2019 and 2018.
There were no transfers of financial instruments between Level 1, Level 2, and Level 3 during the periods presented.
3.   Revenue Recognition
We adopted Topic 606 using the modified retrospective method. The cumulative effect of applying the new guidance to all contracts with customers that were not completed as of January 1, 2019, was recorded as an adjustment to accumulated deficit as of the adoption date. We elected the practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date. The change in revenue recognition upon adoption of Topic 606 resulted in a decrease in the accumulated deficit balance of $9.7 million on January 1, 2019.
Contract Balances
The Company’s contract assets relate to the Trademark Licensing revenue stream where arrangements are typically long-term and noncancelable. Contract assets are reclassified to accounts receivable when the right to bill becomes unconditional. The Company’s contract liabilities consist of billings or payments received in advance of revenue recognition and are recognized as revenue when transfer of control to customers has occurred. Contract assets and contract liabilities are netted on a contract-by-contract basis. Contract assets were $8.4 million and $8.0 million as of January 1, 2019 and December 31, 2019, respectively. Contract liabilities were $28.7 million and $51.6 million as of January 1, 2019 and December 31, 2019, respectively. The changes in such contract balances during the year ended December 31, 2019 primarily relate to (i) $47.3 million of revenues recognized that were included in gross contract liabilities at January 1, 2019, (ii) $4.3 million increase in contract liabilities due to cash received in advance and not recognized as revenue, (iii) $0.6 million increase in contract liabilities due to the acquisition of Yandy, LLC, (see Note 4, Business Combination) and (iv) $65.7 million of contract assets reclassified into accounts receivable as the result of rights to consideration becoming unconditional.
Future Performance Obligations
As of December 31, 2019, unrecognized revenue attributable to unsatisfied and partially unsatisfied performance obligations under our long-term contracts was $458.5 million of which $453.7 million relates to Trademark Licensing, $3.8 million relates to Magazine and Digital Subscriptions, and $1.0 million relates to other obligations. Unrecognized revenue of the Trademark Licensing revenue stream will be recognized over the next ten years, of which 52% will be recognized in the first five years. Unrecognized revenue of the Magazine and Digital Subscriptions revenue stream will be recognized over the next five years of which 76% will be recognized in the first year. Unrecognized revenues under contracts disclosed above do not include contracts for which variable consideration is determined based on the customer’s subsequent sale or usage.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Disaggregation of Revenue
The following table disaggregates revenue by type:
	Year Ended December 31, 2019
	Commerce	Digital Subscriptions and Services	Other	Total
Trademark licensing	$50,906	$2,759	$—	$53,665
Magazine and digital subscriptions	—	7,549	2,821	10,370
TV and cable programming	—	12,935	377	13,312
Other	268	—	495	763
Total revenue	$51,174	$23,243	$3,693	$78,110
4.   Business Combination
On December 31, 2019, the Company acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy, LLC, (“Yandy”), for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear and other apparel and is headquartered in Phoenix, Arizona. Yandy has curated a catalog with over 17,000 products from more than 60 brands and sells products to customers worldwide. The primary drivers for the acquisition were to leverage Yandy’s e-commerce capabilities, attractive brand positioning and customer database.
The following table sets forth a preliminary allocation of the purchase price to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Yandy (in thousands):
Tangible net assets and liabilities:
Cash	$341
Receivables, net	368
Inventories	11,428
Prepaid expenses and other current assets	212
Property and equipment, net	149
Other noncurrent assets	20
Accounts payable	(767)
Accrued salaries, wages, and employee benefits	(348)
Other current liabilities	(2,722)
Deferred revenues	(581)
Total net assets	8,100
Intangible assets:
Trade name	5,330
Customer list	1,180
Total intangible assets	6,510
Net assets acquired	14,610
Purchase consideration	13,127
Gain on bargain purchase	$1,483
The estimated fair value of the intangible assets, inventory, and deferred revenue acquired was determined by the Company’s management, which considered, among other factors, a valuation report

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
prepared by an independent third-party valuation firm. Yandy’s inventory, consisting of finished goods, was valued based on the expected revenue that would be generated from the hypothetical sale of such inventory adjusted for costs of disposal. Trade name consists of the Yandy trade name/domain and its fair value was estimated using a relief-from-royalty method. The customer list was valued using a cost approach which estimates the costs directly linked to recreate or acquire a similar customer base. Deferred revenue, primarily representing store credits issued by Yandy, was valued using a cost approach whereby the fair value represents the sum of costs a market participant would incur to fulfill the obligation plus a profit for servicing such obligations.
The remaining net assets acquired were valued at their respective carrying amounts as of the acquisition date, as the Company believes that these amounts approximate their fair values.
The total purchase consideration was less than the fair value of the net assets acquired resulting in the recognition of a gain on bargain purchase of $1.5 million in nonoperating income on our consolidated income statements for the year ended December 31, 2019.
Pro Forma Financial Information (Unaudited)
The following table summarizes certain supplemental pro forma financial information for the years ended December 31, 2019 and 2018 as if the acquisition of Yandy had occurred as of January 1, 2018. The unaudited pro forma financial information for the year ended December 31, 2019 reflects (i) the elimination of transaction costs of $2.5 million related to the Yandy acquisition recorded in 2019; (ii) the reduction of $2.6 million in amortization expense based on fair value adjustments to the intangible assets acquired from Yandy; (iii) the elimination of interest costs of $2.7 million associated with Yandy’s debt retired as a result of the acquisition; (iv) the reversal of the gain on bargain purchase of $1.5 million; (v) and the reversal of the impairment to goodwill of $15.8 million recorded by Yandy in 2019 as the acquisition by the Company was a bargain purchase. The unaudited pro forma financial information for December 31, 2018 reflects (i) the reduction of $2.6 million in amortization expense based on fair value adjustments to the intangible assets acquired from Yandy; (ii) and the elimination of interest costs of $2.4 million associated with Yandy’s debt. The unaudited pro forma financial information was prepared for comparative purposes only and is not necessarily indicative of what would have occurred had the acquisition been made at that date or of results which may occur in the future (in thousands).
	Year Ended December 31, 2019		Year Ended December 31, 2018
	As Reported	Pro Forma	As Reported	Pro Forma
Net revenues	$78,110	$121,212	$100,873	$143,301
Net (loss) income	$(23,576)	$(21,178)	$1,682	$5,683
5.   Redeemable Noncontrolling Interest
On April 13, 2015, the Company sold 25% of the membership interest in its subsidiary, After Dark LLC, to an unaffiliated third party for $1.0 million. As part of the arrangement the Company granted a put right to this party which provides the right, but not the obligation, to the third party to cause the Company to purchase all of the third party’s interest in After Dark LLC at the then fair market value. This put right can be exercised on April 13, 2020 or on each subsequent annual anniversary thereafter. Additionally, the put right can be exercised upon a change of control of the Company. The Company’s controlling interest in this subsidiary requires the operations of this subsidiary to be included in the consolidated financial statements. Noncontrolling interest with redemption features, such as put options, that are not solely within our control (redeemable noncontrolling interest) are reported as mezzanine equity on the consolidated balance sheets as of December 31, 2019 and 2018, between liabilities and equity. Net income or loss of After Dark LLC is allocated to its noncontrolling member interest based on the noncontrolling member interest’s ownership percentage. Additionally, the results of operations of the subsidiary that are not attributable to the Company are shown as “net (loss) income attributable to redeemable noncontrolling interest” in the

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
consolidated income statements for the years ended December 31, 2019 and 2018. There was no change in the balance of the redeemable noncontrolling interest as After Dark LLC did not generate any operating activities during 2019 and 2018.
6.   Inventories, Net
The following table sets forth inventories, net, which are stated at the lower of cost (specific cost and first-in, first-out) and net realizable value (in thousands):
	December 31,
	2019	2018
Editorial and other pre-publication costs	$322	$342
Merchandise finished goods	11,428	11
Total	$11,750	$353
7.   Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following (in thousands):
	December 31,
	2019	2018
Prepaid agency fees and commissions	$1,702	$3,018
Prepaid foreign withholding taxes	1,863	1,198
Other	2,546	1,208
Total	$6,111	$5,424
8.   Licensed Programming Costs
The following table sets forth licensed programming costs, net (in thousands):
	December 31,
	2019	2018
Licensed programming costs	$502	$91
Total	$502	$91
As of December 31, 2019, the unamortized balance of the licensed programming costs will be recognized over two years. The Company recognized amortization expense of $0.4 million and $1.2 million for the years ended December 31, 2019 and 2018, respectively.
9.   Property and Equipment, Net
Property and equipment, net consists of the following (in thousands):
	December 31,
	2019	2018
Furniture and fixtures	$6,994	$6,182
Leasehold improvements	3,031	1,512
Total property and equipment, gross	10,025	7,694
Less: accumulated depreciation	(4,093)	(4,052)
Total	$5,932	$3,642

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The aggregate depreciation expense related to property and equipment, net was $2.0 million and $1.5 million for the years ended December 31, 2019 and 2018, respectively.
10.   Trademarks, Trade Name, and Other Intangible Assets
Trademarks and Trade Name
Our indefinite-lived intangible assets that are not amortized but subject to annual impairment testing consist of $330.6 million and $330.0 million of Playboy-branded trademarks and $5.3 million and $0 of an acquired trade name as of December 31, 2019 and 2018, respectively.
Capitalized trademark costs include costs associated with the acquisition, registration and/or renewal of our trademarks. We expense certain costs associated with the defense of our trademarks. Registration and renewal costs of $0.6 million and $0.5 million were capitalized during the years ended December 31, 2019 and 2018, respectively. The weighted average period prior to the next renewal or extension of such trademarks is 9.4 years as of December 31, 2019.
Other Intangible Assets
Other intangible assets include distribution agreements, photo and magazine archives, licensing agreements, and a customer list, which we recognized in connection with our business combinations.
The following table sets forth amortizable other intangible assets, net (in thousands):
	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2019
Distribution agreements	15	$3,720	$(2,191)	$1,529
Photo and magazine archives	10	2,000	(1,767)	233
Licensing agreements	9	5,913	(5,803)	110
Customer list	10	1,180	—	1,180
Total		$12,813	$(9,761)	$3,052

	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2018
Distribution agreements	15	$3,720	$(1,943)	$1,777
Photo and magazine archives	10	2,000	(1,567)	433
Licensing agreements	9	5,913	(5,146)	767
Total		$11,633	$(8,656)	$2,977
The aggregate amortization expense for definite-lived intangible assets was $1.1 million and $2.6 million for the years ended December 31, 2019 and 2018, respectively.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth the aggregate amortization expense for definite-lived intangible assets as of December 31, 2019 (in thousands):
2020	$675
2021	399
2022	366
2023	366
2024	366
Thereafter	880
Total	$3,052
11.   Other Current Liabilities and Accrued Expenses
Other current liabilities and accrued expenses consist of the following (in thousands):
	December 31,
	2019	2018
Accrued interest	$4,207	$1,843
Accrued agency fees and commissions	5,821	4,434
Accrued legal settlements	5,825	1,000
Other	6,290	4,256
Total	$22,143	$11,533
12.   Debt
The following table sets forth debt (in thousands):
	December 31,
	2019	2018
Term loan, due 2023 (as amended)	$161,373	$155,000
Promissory notes	13,500	13,500
Total debt	174,873	168,500
Less: unamortized debt issuance costs	(381)	(100)
Total debt, net of unamortized debt issuance costs	174,492	168,400
Less: current portion of long-term debt	(16,682)	(5,805)
Total debt, net of current portion	$157,810	$162,595
Term Loan
In June 2014, we borrowed $150.0 million under a four-and-one-half-year term loan maturing on December 31, 2018, at an effective rate of 7.0% from DBD Credit Funding LLC. We recognized a $2.3 million original issue discount and incurred deferred financing costs of $0.9 million related to this debt issuance. The original issue discount and deferred financing costs were being amortized using the effective interest method over the life of the debt. Our debt bore interest at a rate per annum equal to the Eurodollar Rate for the interest period in effect plus the applicable margin in effect from time to time. The Eurodollar Rate is the greater of (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the administrative agent divided by 1 minus the statutory reserves (if any) and (b) 1.25% per annum. In 2016 and 2017, the term loan was amended to extend the maturity date to June 30, 2019 and

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
to revise the quarterly principal payments and applicable margin rates, among other amendments. Additionally, we also made a penalty-free principal prepayment of $35.0 million in 2016 and increased the loan amount by $6.5 million in 2017. The applicable margin for our loan ranged from 4.75% to 6.25% based upon our leverage ratio.
In April 2018, the term loan was amended to extend the maturity date to December 31, 2020, to establish a new commitment from the lenders of $16.0 million which expired July 31, 2018, to change the frequency of principal payments from quarterly to monthly, to set-up a debt reserve account and excess cash account and to revise applicable margin rates, among other amendments. Under the amended agreement, the applicable margin for the term loan ranged from 5.25% to 6.75%.
In June 2018, the term loan was amended to extend the commitment expiration date to November 30, 2018, and to establish new monthly principal payment amounts once the funds were drawn down.
In August 2018, the term loan was amended to increase the commitment amount to $21.0 million, to establish new monthly principal payment amounts once the funds were drawn down and to set the applicable margin rate for the period from the sixth amendment date until September 30, 2018, at 5.25%. The funds were drawn down on August 16, 2018.
In December 2018, the term loan was amended to extend the maturity date to December 31, 2023, to borrow an additional $40.5 million, to change the frequency of principal payments from monthly to quarterly, to establish new quarterly principal payment amounts and to revise applicable margin rates, among other amendments. This amendment resulted in the application of extinguishment accounting to our borrowings. The prior amendments were assessed and were accounted for as modifications rather than extinguishments. We incurred additional financing costs of $3.3 million of which $3.2 million were expensed. Additionally, as of the amendment date, we expensed $0.5 million of unamortized deferred financing costs and $0.3 million of unamortized original issue discount resulting in a $4.0 million loss on extinguishment of debt. Under the amended agreement, the applicable margin for the term loan ranges from 6.25% to 7.75%. The applicable margin rate for our loan as of December 31, 2018 was 6.75%.
In March 2019, the term loan was amended to adjust the excess cash flow payments commencing with the first Settlement Date for the period ending March 31, 2019 and for each Settlement Date thereafter, among other amendments.
In December 2019, the term loan was amended to borrow an additional $12.0 million, to establish new quarterly principal payment amounts and to revise applicable margin rates, among other amendments. The Company analyzed the amendment to determine whether it was an extinguishment or a modification of the Term Loan and concluded that it was a modification. We incurred additional financing costs of $0.3 million related to this amendment that were capitalized. Under the amended agreement, the applicable margin for the term loan ranges from 6.00% to 7.75%. The applicable margin rate for our loan as of December 31, 2019 was 6.25%.
Original issue discounts and deferred financing costs were incurred in connection with the issuance of the Company’s debt. Costs incurred in connection with debt are capitalized and offset against the carrying amount of the related indebtedness. These costs are amortized over the term of the related indebtedness and are included in “interest expense” in the consolidated income statements. Amortization expense related to deferred financing costs was immaterial for the year ended December 31, 2019. Amortization expense of the original issue discount and deferred financing costs was $0.5 million for the year ended December 31, 2018. Interest expense related to the Company’s debt was $14.2 million and $8.7 million for the years ended December 31, 2019 and 2018, respectively. The stated interest rate as of December 31, 2019 and 2018 was 8.35% and 9.56%, respectively.
The terms of our credit agreement limit or prohibit, among other things, our ability to: incur liens, incur additional indebtedness, make investments, transfer, sell or acquire assets, pay dividends and change the business we conduct. DBD Credit Funding LLC has a lien on all assets as stated in the Company’s credit agreement.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth maturities of the principal amount of the Company’s term loan as of December 31, 2019 (in thousands):
2020	$3,280
2021	3,340
2022	3,340
2023	151,413
Total	$161,373
Convertible Promissory Notes — Creative Artists Agency — Global Brands Group LLP
In December 2016, the Company entered into a global consumer products licensing agency representation agreement with Creative Artists Agency — Global Brands Group LLP, (“CAA — GBG”). Concurrently, the Company borrowed $13.0 million from CAA — GBG pursuant to the terms of a promissory note. The promissory note was noninterest bearing and was to be repaid in monthly installments in an amount equal to 11.00% of the monthly collections under the representation agreement beginning in 2017 and ending in 2021. During 2017, the Company made principal payments totaling $3.0 million.
In August 2018, the Company and CAA — GBG agreed to terminate the original promissory note and issue convertible promissory notes with the principal amounts equal to the outstanding amount of the original promissory note. A convertible promissory note was issued to CAA Brand Management, LLC, (“CAA”), for $2.7 million and a convertible promissory note was issued to GBG International Holding Company Limited, (“GBG”), for $7.3 million. These notes are noninterest bearing and are convertible into shares of the Company’s common stock no later than October 31, 2020, which was extended to November 30, 2020 (see Note 21, Subsequent Events).
These notes will automatically convert into shares of common stock upon the closing of an additional equity financing from which the Company receives gross proceeds of not less than $5.0 million (excluding the aggregate amount of the notes). If the Company receives gross proceeds of less than $5.0 million (excluding the aggregate amount of the notes), CAA and GBG may elect to convert each note into shares of common stock. If there is a change in control before the notes have been converted, CAA and GBG shall have the option to convert the outstanding amounts on the notes into shares of common stock or terminate the notes in exchange for new promissory notes issued by the Company. If the notes are still outstanding at the maturity date, each note will automatically convert into shares of common stock. The number of shares issued upon conversion will equal the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing will equal the price per share of common stock being paid by independent third-party investors in an arm’s length additional equity financing. The applicable conversion price at maturity will equal the fair market value per share of common stock as of the maturity date as determined by an appraiser. The applicable conversion price under a change of control, if it involves the sale of common stock, will be the price per share of common stock paid by the third party in such a transaction, and under any other change of control will be an amount equal to the fair market value per share of common stock immediately prior to the change of control.
Convertible Promissory Note — United Talent Agency, LLC
In March 2018, the Company issued a convertible promissory note to United Talent Agency, LLC, (“UTA”), for $2.0 million. In June 2018, the Company issued a second convertible promissory note to UTA for $1.5 million. These notes are noninterest bearing and were to be convertible into shares of the Company’s common stock no later than December 31, 2019, which was extended to no later than November 30, 2020 (see Note 21, Subsequent Events).
These notes will automatically convert into shares of common stock upon the closing of an additional equity financing from which the Company receives gross proceeds of not less than $5.0 million (excluding

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
the aggregate amount of the notes). If the Company receives gross proceeds of less than $5.0 million (excluding the aggregate amount of the notes), UTA may elect to convert each note into shares of common stock. If the notes are still outstanding at the maturity date, each note will automatically convert into shares of common stock. The number of shares issued upon conversion will equal the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing will equal the price per share of common stock being paid by investors of such additional equity financing. The applicable conversion price at maturity will equal the fair market value per share of common stock as of the maturity date.
13.   Stockholders’ Equity
Common Stock
The holders of the Company’s common stock have one vote for each share of common stock. Common stockholders are entitled to dividends when, as, and if declared by the Board of Directors. As of December 31, 2019, no dividends had been declared by the Board of Directors.
Common stock reserved for future issuance consists of the following:
	December 31,
	2019	2018
Shares available for grant under stock option plan	401,353	1,122,169
Options issued and outstanding under stock option plan	404,172	—
Unvested restricted stock units	87,455	—
Vested restricted stock units not issued	229,189	—
Total common stock reserved for future issuance	1,122,169	1,122,169
Treasury Stock
The Company held 1,965,808 shares of treasury stock as of December 31, 2019 and 2018. Refer to Note 18, Related Party Transactions, for additional information.
14.   Stock-Based Compensation
In June 2018, the Company adopted its 2018 Equity Incentive Plan, (“2018 Plan”), under which 1,122,169 of Playboy’s common shares were originally reserved for issuance. Playboy’s employees, directors, officers, and consultants are eligible to receive nonqualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other share awards under the 2018 Plan. There are 401,353 shares available for grant under the 2018 Plan at December 31, 2019.
Stock Option Activity
A summary of the stock option activity under the 2018 Plan is as follows:
	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Balance – December 31, 2018	—	$—	—	$—
Granted	548,827	18.73
Forfeited	—	—
Canceled	(144,655)	18.73
Balance – December 31, 2019	404,172	18.73	9.3	$3,795
Exercisable – December 31, 2019	207,695	$18.73	9.2	$1,950

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The aggregate intrinsic value is calculated as the difference between the exercise price of all outstanding and exercisable stock options and the fair value of the Company’s common stock at December 31, 2019. There were no options exercised during the year ended December 31, 2019.
The grant day fair value of options that vested during the year ended December 31, 2019 was $2.1 million. The options granted during the year ended December 31, 2019 had a weighted-average fair value of $10.28 per share at the grant date.
Restricted Stock Units
A summary of restricted stock unit activity under the 2018 Plan is as follows:
	Number of Awards	Weighted- Average Grant Date Fair Value per Share
Unvested and outstanding balance at December 31, 2018	—	$—
Granted	391,180	22.09
Vested	(229,189)	22.09
Forfeited	(74,536)	22.09
Unvested and outstanding balance at December 31, 2019	87,455	$22.09
The total fair value of restricted stock units vested during the year ended December 31, 2019 was approximately $5.1 million. Such restricted stock units remained unissued at December 31, 2019 and are excluded from outstanding shares of common stock.
Stock Options Granted
To determine the value of stock option awards for stock-based compensation purposes, the Company uses the Black-Scholes option-pricing model and the assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment.
Fair value of common stock — The fair value of our shares of common stock underlying the awards has historically been determined by the Board of Directors with input from management and contemporaneous third-party valuations, as there was no public market for our common stock. The Board of Directors determines the fair value of the common stock by considering a number of objective and subjective factors including: the valuation of comparable companies, our operating and financial performance, the lack of liquidity of our common stock, transactions in our common stock, and general and industry specific economic outlook, among other factors.
Expected term — For employee awards granted at-the-money, we estimate the expected term based on the simplified method, which is the midpoint between the vesting date and the end of the contractual term for each award since our historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. For nonemployee awards and employee awards granted out-of-the-money, our best estimate of the expected term is the contractual term of the award.
Volatility — We derive the volatility from the average historical stock volatilities of several peer public companies over a period equivalent to the expected term of the awards. We selected companies with comparable characteristics to us, including enterprise value, risk profiles, and position within the industry and with historical share price information sufficient to meet the expected term of the stock options.
Risk-free interest rate — The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant, the term of which is consistent with the expected life of the award.
Dividend yield — We have never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The Company estimated the fair value of each option on the date of grant using the Black-Scholes option-pricing model applying the weighted-average assumptions in the following table:
	Year Ended December 31,
	2019	2018
Fair value of common stock	$22.09 – $23.34	—
Expected term, in years	4.94 – 6.07	—
Expected volatility	41%	—
Risk-free interest rate	1.70% – 2.39%	—
Expected dividend yield	0%	—
Stock-Based Compensation Expense
For the years ended December 31, 2019 and 2018, stock-based compensation expense under the Company’s 2018 Plan was as follows (in thousands):
	Year Ended December 31,
	2019	2018
Cost of sales	$18	$—
Selling and administrative expenses	7,350	—
Total	$7,368	$—
At December 31, 2019, total unrecognized compensation expense related to unvested stock option awards was $1.9 million and is expected to be recognized over the remaining weighted-average service period of 1.3 years. At December 31, 2019, total unrecognized compensation expense related to unvested restricted stock unit awards was $1.9 million and is expected to be recognized over the remaining weighted-average service period of 1.0 years.
15.   Benefit Plans
Our Employee Investment Savings Plan is a defined-contribution plan consisting of two components: a 401(k) plan and a profit-sharing plan. Eligible employees may participate in our 401(k) plan upon their date of hire. The 401(k) plan offers several mutual fund investment options. The purchase of our stock has never been an option. We make matching contributions to the 401(k) plan based on each participating employee’s contributions and eligible compensation. The matching contribution expense related to this plan was $0.5 million and $0.4 million for the years ended December 31, 2019 and 2018, respectively.
The profit-sharing plan covers all employees who have completed 12 months of service or at least 1,000 hours. Our discretionary contribution to the profit-sharing plan is distributed to each eligible employee’s account in an amount equal to the ratio of each eligible employee’s compensation, subject to Internal Revenue Service limitations, to the total compensation paid to all such employees. We did not make any contributions to the plan during the years ended December 31, 2019 and 2018.
We currently maintain a practice of paying a separation allowance, which is not funded, under our salary continuation policy to employees with at least five years of continuous service who voluntarily terminate employment with us and are at age 60 or thereafter. In 2012, the plan was amended, limiting the number of employees eligible for this benefit to those employed as of December 31, 2012, as defined. Payments under this policy were approximately $0.1 million for each of the years ended December 31, 2019 and 2018. There were no adjustments to plan reserves during the year ended December 31, 2019 and 2018. At December 31, 2019, there were no obligations due. At December 31, 2018, the obligations were approximately $0.1 million. Obligations related to this policy are reflected in “accrued salaries, wages, and employee benefits” on our consolidated balance sheets. There are no future benefit payments related to this policy.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
16.   Commitments and Contingencies
Leases
Our principal lease commitments are for office space and operations under several noncancelable operating leases with contractual terms expiring from 2020 to 2027. Some of these leases contain renewal options and rent escalations.
In 2019, the Company entered into an agreement to lease space for its corporate headquarters in Los Angeles, which it occupied under a sublease with a third party. The new lease commenced in July 2020 upon the expiration of the sublease and is for a term of approximately seven years. The Company must provide a security deposit of $1.9 million of which $0.3 million has been paid as of the date of the consolidated financial statements.
Yandy’s operating lease for warehousing and office space in Phoenix, Arizona, expires in December 2020. On August 26, 2020, the Company entered into a new operating lease for Yandy’s new facility (see Note 21, Subsequent Events).
In 2018, we vacated our corporate headquarters in Beverly Hills and assigned all of the rights under our lease to UTA, an existing subtenant. This lease was to expire in 2024. Concurrently, the Company entered into the previously mentioned sublease agreement for its corporate headquarters in Los Angeles for a term of approximately 28 months. As a result of the lease assignment, the Company derecognized the associated accrued rent and deferred sublease rent balances resulting in a $5.7 million reduction in rent expense.
In 2017, we vacated our New York office space and entered into an agreement to sublease the space for a period approximating the remaining term of our lease. This lease expires in 2024.
The Company had $0.9 million in cash collateralized letters of credit with City National Bank outstanding as of December 31, 2019 and 2018 related to the sublease. (See Note 1, Basis of Presentation and Summary of Significant Accounting Policies.)
The following table sets forth rent expense, net (in thousands):
	Year Ended December 31,
	2019	2018
Rent expense	$3,557	$3,734
Sublease income	(274)	(528)
Lease assignment, net	—	(5,721)
Total	$3,283	$(2,515)
There was no contingent rent expense for the years ended December 31, 2019 and 2018.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth the future minimum lease commitments and future sublease income as of December 31, 2019, under operating leases with initial or remaining noncancelable terms in excess of one year (in thousands):
Years ending December 31:	Minimum Lease Commitments	Sublease Income
2020	$2,101	$(281)
2021	3,147	(288)
2022	3,012	(313)
2023	3,113	(321)
2024	3,366	(246)
Thereafter	8,348	—
Total	$23,087	$(1,449)
Legal Contingencies
From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount.
In January 2019, a class action suit was initiated against the Company on behalf of a group of Michigan Playboy magazine subscribers, where the subscribers sued after their personal details were disclosed in violation of the Michigan Preservation of Personal Privacy Act. The parties entered into a Settlement Agreement which was approved, and the Court entered a final judgement on August 19, 2020 in the amount of $3.9 million to be paid by the Company. The amount was accrued by the Company as of December 31, 2019 and was paid in September 2020.
On April 1, 2019, a former employee, through counsel, delivered to the Company a letter which set forth various potential claims against the Company related to the individual’s former employment with the Company. A settlement was reached in October 2020 in the amount of $2.6 million. The Company has employment practices liability insurance for such claims which is capped at $2.5 million. The Company has accrued $0.4 million which represents the deductible and covers the Company’s liability up to the full amount of the tentative settlement.
On May 21, 2019, Michael Whalen, as Trustee for the Hugh M. Hefner 1991 Trust, (the “Trust”), initiated an arbitration against the Company asserting that the Company had breached that certain License Agreement between Hugh M. Hefner, (“Mr. Hefner”), and the Company dated on or about March 4, 2011, wherein Mr. Hefner licensed his image, signature, voice, likeness and other elements of his persona and identity to the Company. The Trust has also asserted statutory claims against the Company for the alleged violation of Mr. Hefner’s right of publicity. The parties entered into a Settlement Agreement, dated August 21, 2020, pursuant to which the Company paid to the Trust $1.8 million to settle this matter in September 2020. The amount was accrued by the Company as of December 31, 2019.
The Company may periodically be involved in other legal proceedings arising in the ordinary course of business. These matters are not expected to have a material adverse effect on the Company’s consolidated financial statements.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
17.   Income Taxes
The following table sets forth income tax expense (benefit), net (in thousands):
	Year Ended December 31,
	2019	2018
Current income tax provision:
Federal	$—	$—
State	1	35
Foreign	5,495	2,244
Total current income tax provision	5,496	2,279
Deferred income tax provision (benefit):
Federal	570	(641)
State	(1,216)	624
Foreign	—	—
Total deferred income tax benefit	(646)	(17)
Total	$4,850	$2,262
The following table sets forth a reconciliation of the effective income tax rate to the federal rate:
	Year ended December 31,
	2019	2018
Federal income tax rate	21.0%	21.0%
Valuation allowances	(1.8)	(516.5)
Change in the statutory rate	4.5	53.8
Return to provision adjustments	(1.1)	176.7
Prior year deferred tax assets true up	(25.1)	360.2
Release of valuation allowance	—	(114.2)
Foreign taxes and credits	(29.5)	352.5
Foreign tax credit true up	(0.1)	(44.9)
Other adjustments	6.0	21.4
Effective rate	(26.1)%	310.0%
Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply in the years in which the temporary differences are expected to reverse.
The Tax Cuts and Jobs Act, (“Act”), was signed by the President of the United States and enacted into law on December 22, 2017. The Act included a number of changes to then-existing U.S. tax laws that impact the Company, most notably a reduction of the U.S. federal corporate tax rate to 21%, effective January 1, 2018. At December 31, 2018, the Company had completed the accounting for the income tax effects of the Act.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth the significant components of deferred tax assets and liabilities (in thousands):
	December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$46,477	$51,117
Tax credit carryforwards	4,566	6,630
Deferred revenue	520	525
Stock compensation	1,628	—
Other deductible temporary differences	16,254	11,396
Total deferred tax assets	69,445	69,668
Less valuation allowance	(68,899)	(68,569)
Deferred tax assets	546	1,099
Deferred tax liabilities:
Fixed assets	171	(28)
Intangible assets	(72,897)	(73,649)
Other deductible temporary differences	(108)	(148)
Total deferred tax liabilities	(72,834)	(73,825)
Deferred tax liabilities, net	$(72,288)	$(72,726)
At December 31, 2019, we had federal net operating losses, (“NOLs”), of $181.8 million expiring between 2027 and 2039, state and local NOLs of $113.4 million expiring between 2020 and 2039, and no foreign NOLs. In addition, we had foreign tax credit carryforwards of $4.4 million and minimum tax credit carryforwards of $0.2 million which are 100% refundable by 2021. The foreign tax credit carryforwards expire between 2020 through 2021, and the minimum tax credit carryforwards have no expiration date.
At December 31, 2019 and 2018, we had unrecognized tax benefits of $0.6 million and $8.6 million, respectively, of which $0.6 million would be included in the effective tax rate if it was recognized in a subsequent period. The decrease in unrecognized tax benefits is due to the expiration of the statute of limitations. We do not expect the December 31, 2019 amount to change significantly over the next 12 months.
Our continuing practice is to recognize interest and penalties related to income tax matters in income tax expense. The Company did not record any interest and penalties related to income taxes in the consolidated income statements during 2019 or 2018.
The statute of limitations for tax years 2015 and forward remains open to examination by the major U.S. taxing jurisdictions to which we are subject. In addition, due to the NOL carryforward position, tax authorities continue to have the ability to adjust the amount of our carryforward. In our international tax jurisdictions, numerous tax years remain subject to examination by tax authorities, including tax returns for at least 2010 and subsequent years in all of our major international tax jurisdictions.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
18.   Net (Loss) Income Per Share
The following table presents the computation of net (loss) income per share (in thousands, except share and per share amounts):
	Year Ended December 31,
	2019	2018
Numerator:
Net (loss) income attributable to Playboy Enterprises, Inc. stockholders	$(23,576)	$1,682
Denominator:
Weighted-average shares used in computing net (loss) income per share, basic	3,854,256	4,510,310
Effect of dilutive securities:
Convertible promissory notes	—	626,446
Weighted-average shares used in computing net (loss) income per share, diluted	3,854,256	5,136,756
Net (loss) income per share, basic	$(6.12)	$0.37
Net (loss) income per share, diluted	$(6.12)	$0.33
The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net (loss) income per share due to their anti-dilutive effect:
	Year Ended December 31,
	2019	2018
Stock options to purchase common stock	404,172	—
Unvested restricted stock units	87,455	—
Convertible promissory notes	480,085	—
Total	971,712	—
19.   Related Party Transactions
During 2011, the Company entered into a management agreement with an affiliate of one of its stockholders for management and consulting services. Based on the terms of this agreement, management fees were $1.3 million per calendar year. The management agreement was amended in December 2018 to reduce the fees to $1.0 million per calendar year. The Company recorded management fees and reimbursable costs of $1.0 million and $1.3 million for the years ended December 31, 2019 and 2018, respectively. Included in “payable to related party” on our consolidated balance sheets are approximately $5,000 and $3.3 million payable to this affiliate as of December 31, 2019 and 2018, respectively. There were no receivables due from this affiliate as of December 31, 2019 and 2018.
During 2015 and 2016, the Company loaned an aggregate of $3.6 million to three of its former executive officers. The loans bore interest at fixed rates of 0.54% and 0.70% per annum, respectively, and matured in 2018. Accrued interest on the loans was payable in arrears (i) on each annual anniversary, (ii) on the maturity date, and (iii) on the date of any repayment or prepayment of the unpaid principal amount. During 2018, the borrowers defaulted on their outstanding loans, which were nonrecourse in nature. At the default date, the outstanding principal was $3.6 million and accrued interest was approximately $22,000. Two of the borrowers entered into agreements to cancel their debt and transferred to the Company their collateral, which consisted of 87,501 shares of the Company’s common stock. These shares are reflected in “treasury stock, at cost” on our consolidated balance sheets. The third borrower’s collateral was deemed to

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
have no value, and a loss was recorded upon the cancellation of the debt of approximately $0.4 million, which is reflected in “other, net” on our consolidated income statements.
During 2018, the Company entered into an agreement with the Trustee of the Trust, to purchase 1,868,910 shares of its common stock for approximately $18.73 per share. In August 2018, the Company purchased 800,961 shares for a cash payment of $15.0 million. The remaining 1,067,949 shares were held in escrow, and a term note was issued to the Trust for a principal amount of $20.0 million with an interest rate of 5.0% per annum and a maturity date of August 17, 2019. In December 2018, the Company repaid all amounts outstanding under the term note including the $20.0 million of principal and $0.4 million of interest. These shares are reflected in “treasury stock, at cost” on our consolidated balance sheets.
During 2018, the Company entered into an agreement with one of its stockholders to purchase 9,397 shares of its common stock for $0.2 million, or $18.82 per share. These shares are reflected in “treasury stock, at cost” on our consolidated balance sheets.
20.   Segments
The Company has two reportable segments: Commerce and Digital Subscriptions and Services. The Commerce segment derives revenue from trademark licenses for third-party consumer products and location-based entertainment businesses and from sales of consumer products sold through third-party retailers or online direct-to-customer. Digital Subscriptions and Services derive revenue from the subscription of Playboy programming that is distributed through various channels, including websites and domestic and international TV, and from trademark licenses for online gaming.
Segment information is presented in the same manner that the Company’s chief operating decision maker, (“CODM”) reviews the operating results in assessing performance and allocating resources. Total asset information is not included in the tables below as it is not provided to and reviewed by the Company’s CODM. The “All Other” line items in the tables below are primarily attributable to Playboy magazine and brand marketing and these segments do not meet the quantitative threshold for determining reportable segments. The Company discontinued publishing Playboy magazine in the first quarter of 2020. The “Corporate” line items in the tables below include certain operating expenses that are not allocated to the reporting segments presented to the Company’s CODM. These expenses include legal, human resources, accounting/finance, information technology, facilities and the Chief Executive Officer. The accounting policies of the reportable segments are the same as those described in Note 1, Summary of Significant Accounting Policies.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth financial information by reportable segment (in thousands):
	Year Ended December 31,
	2019	2018
Net revenues:
Commerce	$51,174	$66,692
Digital Subscriptions and Services	23,243	27,455
All Other	3,693	6,726
Total	$78,110	$100,873
Operating (loss) income:
Commerce	$32,131	$38,921
Digital Subscriptions and Services	9,079	6,014
Corporate	(39,509)	(21,856)
All Other	(7,666)	(959)
Total	$(5,965)	$22,120
Depreciation and amortization:
Commerce	$(1,642)	$(819)
Digital Subscriptions and Services	(365)	(2,014)
Corporate	(885)	(1,010)
All Other	(201)	(200)
Total	$(3,093)	$(4,043)
Geographic Information
Revenue by geography is based on where the customer is located. The following tables set forth net revenues by geographic area (in thousands):
	Year Ended December 31,
	2019	2018
Net revenues:
China	$31,362	$25,718
United States	18,194	44,276
Other	28,554	30,879
Total	$78,110	$100,873
21.   Subsequent Events
We have evaluated subsequent events from the balance sheet date through the date the consolidated financial statements were issued.
Legal Contingencies
The Company settled and paid various legal proceedings in 2020. Please refer to Note 16, Commitments and Contingencies.
COVID-19
In March 2020, COVID-19 disease was declared a pandemic by the World Health Organization. The COVID-19 pandemic is disrupting supply chains and affecting production and sales across a range of

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
industries. As a result, the Company announced its plan to discontinue its print version of Playboy magazine. Currently, the Company has not suffered any other significant adverse consequences as a result of the COVID-19 pandemic, but the extent of the impact of COVID-19 on the Company’s future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on employees and vendors all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company’s future financial condition or results of operations is uncertain.
Lease
On August 26, 2020, the Company entered into a non-cancellable operating lease for 51,962 square feet of warehousing and office space for the operations of Yandy in Phoenix, Arizona. The lease commences on February 1, 2021 and expires on May 31, 2031 with an option to renew for an additional 5 or 10 years at market rates. Rent, which commences in June 2021, is payable monthly and subject to annual increases of 3% for a total lease commitment of $4.1 million.
Merger Agreement
On September 30, 2020, PEI entered into an agreement and plan of merger (“Merger Agreement”), with Mountain Crest Acquisition Corp., a publicly-traded special purpose acquisition company incorporated in Delaware, (“MCAC”), MCAC Merger Sub Inc., a wholly-owned subsidiary of MCAC (“Merger Sub”), and Suying Liu, the Chief Executive Officer of MCAC. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into PEI (the “Merger”) with PEI surviving the Merger as a wholly owned subsidiary of MCAC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.” Under the Merger Agreement, MCAC has agreed to acquire all of the outstanding shares of PEI common stock for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC common stock, based on a price of $10.00 per share, subject to adjustment, and (ii) the assumption of no more than $142.1 million of PEI debt. The Merger is subject to certain closing conditions, including stockholder approval, no material adverse effects with respect to PEI, and MCAC capital requirements.
Convertible Promissory Notes
In November 2020, the Company extended the maturity dates of its convertible promissory notes with CAA, GBG and UTA from October 31, 2020 to November 30, 2020.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)
	Six Months Ended June 30,
	2020	2019
Net revenues	$66,331	$38,089
Costs and expenses
Cost of sales	(34,853)	(16,825)
Selling and administrative expenses	(26,522)	(23,815)
Related-party expenses	(500)	(500)
Total costs and expenses	(61,875)	(41,140)
Operating income (loss)	4,456	(3,051)
Nonoperating (expense) income:
Investment income	28	97
Interest expense	(6,656)	(7,353)
Other income (expense), net	1	(41)
Total nonoperating expense	(6,627)	(7,297)
Loss before income taxes	(2,171)	(10,348)
Provision for income taxes	(3,854)	(3,849)
Net loss and comprehensive loss	(6,025)	(14,197)
Net loss attributable to redeemable noncontrolling interest	—	—
Net loss and comprehensive loss attributable to Playboy Enterprises, Inc.	$(6,025)	$(14,197)
Net loss per share, basic and diluted	$(1.53)	$(3.72)
Weighted-average shares used in computing net loss per share, basic and diluted	3,939,046	3,819,036
The accompanying notes are an integral part of these condensed consolidated financial statements.

Playboy Enterprises, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,151	$27,744
Restricted cash	966	963
Receivables, net of allowance for doubtful accounts of $294 and $302, respectively	6,193	6,153
Inventories, net	9,511	11,750
Contract assets, current portion	1,325	611
Licensed programming costs	532	502
Prepaid expenses and other current assets	4,082	6,111
Total current assets	44,760	53,834
Property and equipment, net	5,612	5,932
Trademarks and trade name	336,205	335,934
Goodwill	504	504
Other intangible assets, net	2,660	3,052
Contract assets, net of current portion	7,089	7,391
Other noncurrent assets	12,003	12,004
Total assets	$408,833	$418,651
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,173	$7,859
Payables to related parties	—	5
Accrued salaries, wages, and employee benefits	3,296	4,603
Deferred revenues, current portion	6,871	9,857
Long-term debt, current portion	2,798	3,182
Convertible promissory notes	13,500	13,500
Other current liabilities and accrued expenses	22,640	22,143
Total current liabilities	56,278	61,149
Deferred revenues, net of current portion	40,898	41,734
Long-term debt, net of current portion	157,379	157,810
Deferred tax liabilities, net	72,439	72,288
Other noncurrent liabilities	676	576
Total liabilities	327,670	333,557
Commitments and contingencies (Note 15)
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity:
Common stock, $0.01 par value; 10,000,000 shares authorized at June 30, 2020 and December 31, 2019; 5,646,993 shares issued and 3,681,185 shares outstanding at June 30, 2020 and December 31, 2019	36	36
Treasury stock, at cost: 1,965,808 shares at June 30, 2020 and December 31, 2019	(38,455)	(38,455)
Additional paid-in capital	198,560	196,466
Accumulated deficit	(78,770)	(72,745)
Total stockholders’ equity	81,371	85,302
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$408,833	$418,651
The accompanying notes are an integral part of these condensed consolidated financial statements.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Stockholders’ Equity
(Unaudited)
(in thousands, except share amounts)
	Common Stock			Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Treasury Stock
Balance at December 31, 2019	3,681,185	$36	$(38,455)	$196,466	$(72,745)	$85,302
Stock-based compensation expense and vesting of restricted stock units	—	—	—	2,094	—	2,094
Net loss	—	—	—	—	(6,025)	(6,025)
Balance at June 30, 2020	3,681,185	$36	$(38,455)	$198,560	$(78,770)	$81,371

	Common Stock			Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Treasury Stock
Balance at December 31, 2018	3,681,185	$36	$(38,455)	$189,098	$(58,859)	$91,820
Adoption of ASC 606	—	—	—	—	9,690	9,690
Stock-based compensation expense and vesting of restricted stock units	—	—	—	6,028	—	6,028
Net loss	—	—	—	—	(14,197)	(14,197)
Balance at June 30, 2019	3,681,185	$36	$(38,455)	$195,126	$(63,366)	$93,341
The accompanying notes are an integral part of these condensed consolidated financial statements.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)
	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,025)	$(14,197)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	781	817
Stock-based compensation	2,094	6,028
Amortization of other intangible assets	393	552
Amortization of deferred financing fees	57	10
Loss on disposals of assets	2	—
Deferred income taxes	151	323
Increase in trademarks and trade names	(271)	(250)
(Increase) decrease in licensed programming costs	(30)	72
Changes in operating assets and liabilities:
Receivables, net	(40)	2,360
Inventories, net	2,239	(87)
Contract assets	(412)	(375)
Prepaid expenses and other assets	2,029	1,332
Accounts payable	(686)	(107)
Payable to related party	(5)	(3,261)
Accrued salaries, wages, and employee benefits	(1,307)	(1,385)
Deferred revenues	(3,822)	1,022
Other liabilities and accrued expenses	597	1,049
Net cash used in operating activities	(4,255)	(6,097)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(465)	(2,570)
Proceeds from disposals of property and equipment	2	—
Net cash used in investing activities	(463)	(2,570)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(775)	(2,269)
Payment of financing costs	(97)	—
Net cash used in financing activities	(872)	(2,269)
Net decrease in cash and cash equivalents and restricted cash	(5,590)	(10,936)
Balance, beginning of period	28,707	34,545
Balance, end of period	$23,117	$23,609
Cash and cash equivalents and restricted cash consist of:
Cash and cash equivalents	$22,151	$22,649
Restricted cash	966	960
Total	$23,117	$23,609
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,909	$1,944
Cash paid for interest	$6,886	$4,687
The accompanying notes are an integral part of these condensed consolidated financial statements.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
1. Basis of Presentation and Summary of Significant Accounting Policies
Description of Business
Playboy Enterprises, Inc., (“PEI” or “Playboy” or “the Company”), together with its subsidiaries through which it conducts business, is a global media and lifestyle company marketing the Playboy brand through a wide range of licensing initiatives, digital, television and print properties, and brand events.
The Company has three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Services. Refer to Note 19. Segments
Basis of Presentation
The interim condensed consolidated financial statements and accompanying notes were prepared in accordance with accounting principles generally accepted in the United States, (“GAAP”).
In these notes, references to “the Company,” “we,” “us,” and “our,” refer to PEI and its subsidiaries.
Principles of Consolidation
The interim condensed consolidated financial statements include our accounts and all majority-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.
Unaudited Interim Condensed Consolidated Financial Statements
The interim condensed consolidated balance sheet as of June 30, 2020, and the interim condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2020 and 2019 are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect, in the opinion of management, all adjustments of a normal and recurring nature that are necessary for the fair statement of the Company’s financial position as of June 30, 2020 and its results of operations and cash flows for the six months ended June 30, 2020 and 2019. The financial data and other financial information disclosed in these notes to the condensed consolidated financial statements related to the six-month periods are also unaudited. The condensed consolidated results of operations for the six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ended December 31, 2020 or for any future annual or interim period. The condensed consolidated balance sheet as of December 31, 2019 included herein was derived from the audited financial statements as of that date. These interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements included elsewhere in this proxy statement.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
We regularly assess these estimates, including but not limited to, valuation of the Company’s trademarks and trade names; the recoverability of editorial inventory; newsstand sales of the Company’s publications, pay-per-view and video-on-demand buys, and monthly subscriptions to the Company’s television and digital content; the adequacy of reserves associated with accounts receivable and inventory; and stock-based compensation expense including the determination of the fair value of our stock. We base these estimates on historical experience and on various other market-specific and relevant assumptions that we believe to be

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
reasonable under the circumstances. Actual results could differ from these estimates and such differences could be material to the financial position and results of operations.
Concentrations of Business and Credit Risk
At various times throughout the period, the Company maintained cash balances in excess of Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in such accounts and does not believe that there is any credit risk to its cash. Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers to whom our products are sold and/or licensed. The Company has a licensee that accounted for approximately 16% and 40% of its total net revenues for the six months ended June 30, 2020 and 2019, respectively. The decrease in concentration is due to increased revenues from the acquisition of Yandy for the six months ended June 30, 2020.
Cash Equivalents
Cash equivalents are temporary cash investments with an original maturity of three months or less at the date of purchase and are stated at cost, which approximates fair value.
Restricted Cash
At June 30, 2020, restricted cash was primarily related to a cash collateralized letter of credit we maintained with City National Bank in connection with the lease of our Los Angeles headquarters.
Accounts Receivable, net
Trade receivables are reported at their outstanding unpaid balances, less allowances for doubtful accounts. The allowances for doubtful accounts are increased by the recognition of bad debt expense and decreased by charge-offs (net of recoveries) or by reversals to income. We perform periodic evaluations of the adequacy of the allowances based on our past loss experiences and adverse situations that may affect a customer’s ability to pay. A receivable balance is written off when we deem the balance to be uncollectible. The allowance for doubtful accounts was $0.3 million at June 30, 2020 and December 31, 2019.
Inventories
Inventories consist primarily of finished goods and are stated at the lower of cost (specific cost) and net realizable value. Cost is determined on a first-in, first-out basis. At June 30, 2020 and December 31, 2019, reserves for slow-moving and obsolete inventory amounted to $0.2 million.
Licensed Programming and Digital Content Costs
The Company licenses content for programming on Playboy Television. The license costs are capitalized and reflected in “licensed programming costs” on our consolidated balance sheets. Licensed programming costs are amortized over a two year period, representing the estimated period of use, with 50% of the cost amortized when the program is initially aired as we typically expect more upfront viewing, and the remaining balance over two years. Amortization of licensed programming costs is recorded in “cost of sales” on our consolidated income statements. The Company reviews factors impacting the amortization of the licensed programming costs on an ongoing basis.
We conduct impairment testing on programming costs whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted- undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to recorded value. We estimate fair value using a forecasted-discounted cash flow method based in part on our financial results and our expectation of future performance.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Digital content expenditures related to the Company’s online content platforms are expensed when the content is published.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Update, (“ASU”), No. 2014-09, Revenue from Contracts with Customers, (“Topic 606”), which we adopted as of January 1, 2019 on a modified retrospective basis. We recognize revenue when we transfer promised goods or services in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. This is determined by following a five-step process which includes (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price, and (5) recognizing revenue when or as we satisfy a performance obligation. The Company applies judgment to determine the nature of the promises within a revenue contract and whether those promises represent distinct performance obligations. In determining the transaction price, the Company does not include amounts subject to uncertainties unless it is probable that there will be no significant reversal of cumulative revenue when the uncertainty is resolved. For revenue contracts with licenses of intellectual property, (“IP”), the Company evaluates the nature of the license as to whether it provides a right to access or right to use the IP, which then determines whether the revenue is recognized over time or at a point in time. Sales or usage-based royalties received in exchange for licenses of IP are recognized at the later of when (1) the subsequent sale or usage occurs or (2) the performance obligation to which some or all of the sales or usage-based royalty has been allocated is satisfied.
Trademark Licensing
The Company licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, the Company generally receives an annual nonrefundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Annual minimum guarantee amounts are billed quarterly, semi-annually, or annually in advance and these payments do not include a significant financing component. Earned royalties in excess of the minimum guarantee, (“Excess Royalties”), are payable quarterly. The performance obligation is a license of symbolic IP that provides the customer with a right to access the IP, which represents a stand-ready obligation that is satisfied over time. The Company recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess Royalties are recognized when they are earned. As the sales reports from licensees are typically not received until after the close of the reporting period, the Company follows the variable consideration framework and constraint guidance to estimate the underlying sales volume to recognize Excess Royalties based on historical experience and general economic trends. Historical adjustments to recorded estimates have not been material.
Consumer Products
The Company generates revenue from the sale of intimate apparel, Halloween costumes and accessories, primarily through its website and similar channels, principally as a result of its acquisition of Yandy, LLC on December 31, 2019. The Company recognizes revenue upon delivery of the purchased good to the buyer as its performance obligation, consisting of the sale of goods, is satisfied at this point in time when control is transferred. Revenue is recognized net of incentives and estimated returns. We periodically offer promotional incentives to customers, including basket promotional code discounts and other credits, that are treated as a reduction of revenue.
A portion of consumer product sales is generated through third-party sellers, who list the product on their website. These sales are either fulfilled by the Company or through the third-party seller’s fulfillment

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
services. The Company’s shoe sales are fulfilled through drop-ship arrangements, where the vendor will ship directly to our customers. In these arrangements, the Company is primarily responsible for fulfilling the promise to customers and generally bears the inventory risk, including risk of returned product, and typically has discretion in establishing pricing. We are the principal in these transactions and we recognize gross revenue from product sales upon delivery of the products to end-customers. The Company recognizes the fees retained by the third-party sellers as expenses in cost of sales for inventory provided through drop-shipment arrangements.
The Company charges shipping fees to customers. Since control transfers to the customer after the shipping and handling activities, the Company accounts for these activities as fulfillment activities. All outbound shipping and handling costs are accounted for as fulfillment costs in cost of sales at the time revenue is recognized.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of PlayboyPlus and Playboy.TV, which are online content platforms. Digital subscriptions represent a stand-ready obligation to provide continuous access to the platform, which is satisfied ratably over the term of the subscription. The Company receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period.
TV and Cable Programming
The Company licenses its programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on-demand buys for the right to distribute the Company’s programming under the terms of affiliation agreements. The distinct performance obligations under such affiliation agreements include (i) a continuous transmission service to deliver live linear feeds and, (ii) licenses to the Company’s functional IP that are provided over the contract term that provide the operators the right to use our content library as it exists at a point in time. For both performance obligations, the Company’s IP is the predominant or sole item to which the royalties relate. Royalties are generally collected monthly and revenue is recognized as earned. The amount of royalties due to the Company is reported by operators based on actual subscriber and transaction levels. Such information is generally not received until after the close of the reporting period. In these cases, the Company follows the variable consideration framework and constraint guidance to estimate the number of subscribers and transactions to recognize royalty amounts based on historical experience. Historical adjustments to recorded estimates have not been material. We offer sales incentives through various programs, consisting primarily of co-op marketing. We record advertising with customers as a reduction to revenue unless we receive a distinct benefit in exchange for credits claimed by the customer and can reasonably estimate the fair value of the distinct benefit received, in which case we record it as a marketing expense.
Contract Assets and Contract Liabilities
The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when we have an unconditional right to consideration which will become due solely due to the passage of time. The Company records a contract asset when revenue is recognized prior to invoicing or payment is contingent upon transfer of control of an unsatisfied performance obligation. The Company records a contract liability (deferred revenue) when revenue is recognized subsequent to cash collection. For long-term noncancelable contracts whereby we have begun satisfying the performance obligation, the

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Company will record contract assets for the unbilled consideration which is contingent upon our future performance. Contract assets and contract liabilities are netted on a contract-by-contract basis.
Unredeemed Site Credits
Site credits consist of gift cards issued and credits for returned merchandise. Revenue from the issuance of site credits is recognized when the site credit is redeemed by the customer, or when the likelihood of the site credit being redeemed by the customer is remote (breakage). As of June 30, 2020, breakage is recognized for site credits that are aged at least 2 years.
Practical Expedients
Payment terms and conditions vary by contract type; however, the Company’s terms generally include a requirement of payment within 30 days if not paid in advance. We elected the practical expedient to not assess whether a significant financing component exists if the period between when we transfer a promised good or service to a customer and when the customer pays for that good or service is one year or less.
Additionally, the Company has applied the practical expedient to not capitalize incremental costs of obtaining a contract if the amortization would be less than 12 months.
Sales Taxes
Sales taxes collected from customers and remitted to various governmental authorities are excluded from the measurement of the transaction price and presented on a net basis in our consolidated statements of operations.
Cost of Sales
Cost of sales primarily consist of merchandise costs, warehousing, personnel and editorial content costs for Playboy magazine, websites, and Playboy Television, agency fees, branding events and paper, printing, postage and freight costs associated with Playboy magazine, fulfillment activities, and freight-in.
Selling and Administrative
Selling and administrative expenses primarily consist of rent, personnel-related costs including stock-based compensation, and contractor fees for accounting/finance, legal, human resources, information technology and other administrative functions, general marketing and promotional activities, insurance and management fees. Selling and administrative costs are expensed as incurred.
Income Taxes
For interim reporting periods, the Company’s provision for income taxes is calculated using its annualized estimated effective tax rate for the year. This rate is based on its estimated full-year income and the related income tax expense for each jurisdiction in which the Company operates. Changes in the geographical mix, permanent differences or the estimated level of annual pre-tax income, can affect the effective tax rate. This rate is adjusted for the effects of discrete items occurring in the period.
We are subject to federal and state income taxes in the United States and foreign withholding taxes. We record deferred tax assets related to net operating loss carryforwards and certain temporary differences, net of applicable reserves in these jurisdictions. We evaluate our deferred tax assets quarterly to determine if adjustments to our valuation allowance are required based on the consideration of all available positive and negative evidence using a “more likely than not” standard with respect to whether deferred tax assets will be realized. Our evaluation considers, among other factors, our historical operating results, our expectation of future profitability, the duration of the applicable statutory carryforward periods, and tax planning

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
alternatives. The ultimate realization of our deferred tax assets depends primarily on our ability to generate future taxable income during the periods in which the related deferred tax assets become deductible. The value of our deferred tax assets depends on applicable income tax rates.
We will continue to evaluate both the positive and negative evidence on a quarterly basis in determining the need for a valuation allowance with respect to our deferred tax assets. The accounting for deferred tax assets is based upon estimates of future results. Changes in positive and negative evidence, including differences between estimated and actual results, could result in changes in the valuation of our deferred tax assets that could have a material impact on our consolidated financial statements. Changes in existing federal and state tax laws and corporate income tax rates could also affect actual tax results and the realization of deferred tax assets over time.
Net Loss Per Share
Basic net loss per share is calculated by dividing the net loss attributable to Playboy by the weighted-average number of shares of common stock outstanding for the period. The diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period. For periods in which we report net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
Recently Adopted Accounting Pronouncements
In January 2017, the Financial Accounting Standards Board, (“FASB”), issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350) (“ASU 2017-04”), effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company adopted ASU 2017-04 on January 1, 2020 and the adoption of the standard did not have a material impact on our consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which eliminates certain disclosure requirements for fair value measurements for all entities, requires public entities to disclose certain new information and modifies some disclosure requirements. This standard is effective for all entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company adopted ASU 2018-13 on January 1, 2020 and the adoption of the standard did not have a material impact on our consolidated financial statements.
Accounting Pronouncements Issued but Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (“Topic 842”), which supersedes the guidance in former ASC 840, Leases. This standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today. In May 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
deferred the effective dates for non-public entities. Therefore, this standard is effective for annual reporting periods, and interim periods within those years, for public entities beginning after December 15, 2018 and for private entities beginning after December 15, 2021. Originally, a modified retrospective transition approach was required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. In July 2018, the FASB issued guidance to permit an alternative transition method for Topic 842, which allows transition to the new lease standard by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Entities may elect to apply either approach. There are also a number of optional practical expedients that entities may elect to apply. The Company is currently assessing the impact of this standard on its consolidated financial statements. The Company expects to record a material right-of-use asset and lease liability in connection with adopting this standard as of January 1, 2022.
In June 2016, the FASB issued ASU 2019-04, Codification improvements to topic 326, financial instruments-credit losses, topic 815, derivatives and hedging, and topic 825 financial instruments (“ASU 2019-04”), which is a new standard to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2019-04 will be effective for interim and annual periods beginning after December 15, 2022 (January 1, 2023 for the Company). Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes — Simplifying the Accounting for Income Taxes (Topic 740) (“ASU 2019-12”), which simplifies income tax accounting in various areas including, but not limited to, the accounting for hybrid tax regimes, tax implications related to business combinations, and interim period accounting for enacted changes in tax law, along with some codification improvements. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
2. Fair Value Measurement
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 inputs:   Based on unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2 inputs:   Based on observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 inputs:   Based on unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.
For restricted cash equivalents, receivables and certain other current assets and liabilities, the amounts reported approximate fair value due to their short-term nature. The Company had approximately $0.1 million of restricted cash equivalents in the form of certificates of deposit at June 30, 2020 and December 31, 2019. For debt, the Company believes that the amounts reported approximate fair value based upon the

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
recent refinancing of its debt in December 2019. Refer to Note 12, Debt, for additional disclosures about the Company’s debt. The Company had no Level 2 or Level 3 financial assets or liabilities measured at fair value on a recurring basis as of June 30, 2020 and December 31, 2019.
There were no transfers of financial instruments between Level 1, Level 2, and Level 3 during the periods presented.
3. Revenue Recognition
Contract Balances
The Company’s contract assets primarily relate to the Trademark Licensing revenue stream where arrangements are typically long-term and non-cancelable. Contract assets are reclassified to accounts receivable when the right to bill becomes unconditional. The Company’s contract liabilities consist of billings or payments received in advance of revenue recognition and are recognized as revenue when transfer of control to customers has occurred. Contract assets and contract liabilities are netted on a contract-by-contract basis. Contract assets were $8.4 million and $8.0 million as of June 30, 2020 and December 31, 2019, respectively. Contract liabilities were $47.8 million and $51.6 million as of June 30, 2020 and December 31, 2019, respectively. The changes in contract balances during the six months ended June 30, 2020 primarily relate to (i) $27.5 million of revenues recognized that were included in contract liabilities at December 31, 2019, (ii) $2.3 million increase in contract liabilities due to cash received in advance or consideration to which we are entitled remaining in net contract liability balance at period-end, and (iii) $21.0 million of contract assets reclassified into accounts receivable as the result of rights to consideration becoming unconditional or reduced when cash is received in advance of the due date.
Contract assets were $8.7 million and $8.4 million as of June 30, 2019 and January 1, 2019, respectively. Contract liabilities were $29.7 million and $28.7 million as of June 30, 2019 and January 1, 2019, respectively. The changes in contract balances during the six months ended June 30, 2019 primarily relate to (i) $23.6 million of revenues recognized that were included in contract liabilities at January 1, 2019, (ii) $2.9 million increase in contract liabilities due to cash received in advance or consideration to which we are entitled remaining in net contract liability balance at period-end, and (iii) $21.0 million of contract assets reclassified into accounts receivable as the result of rights to consideration becoming unconditional or reduced when cash is received in advance of the due date.
Future Performance Obligations
As of June 30, 2020, unrecognized revenue attributable to unsatisfied and partially unsatisfied performance obligations under our long-term contracts was $441.3 million of which $436.6 million relates to Trademark Licensing, $3.9 million relates to Magazine and Digital Subscriptions, and $0.8 million relates to other obligations. Unrecognized revenue of the Trademark Licensing revenue stream will be recognized over the next ten years, of which 55% will be recognized in the first five years. Unrecognized revenue of the Magazine and Digital Subscriptions revenue stream will be recognized over the next five years of which 67% will be recognized in the first year.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Disaggregation of Revenue
The following table disaggregates revenue by type:
	Six Months Ended June 30, 2020
	Licensing	Direct-to- Consumer	Digital Subscriptions and Services	Other	Total
Trademark Licensing	$29,418	$—	$1,273	$—	$30,691
Magazine and Digital Subscriptions	—	—	4,141	680	4,821
TV and Cable Programming	—	—	4,943	692	5,635
Consumer Products	—	25,153	—	31	25,184
Total revenues	$29,418	$25,153	$10,357	$1,403	$66,331

	Six Months Ended June 30, 2019
	Licensing	Direct-to- Consumer	Digital Subscriptions and Services	Other	Total
Trademark Licensing	$24,559	$—	$1,600	$—	$26,159
Magazine and Digital Subscriptions	—	—	3,747	1,456	5,203
TV and Cable Programming	—	—	6,056	366	6,422
Consumer Products	—	160	—	145	305
Total revenues	$24,559	$160	$11,403	$1,967	$38,089
4. Business Combination
On December 31, 2019, the Company acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy, LLC, (“Yandy”), for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear and other apparel and is headquartered in Phoenix, Arizona. Yandy has curated a catalog with over 17,000 products from more than 60 brands and sells products to customers worldwide. The primary drivers for the acquisition were to leverage Yandy’s e-commerce capabilities, attractive brand positioning and customer database.
5. Redeemable Noncontrolling Interest
On April 13, 2015, the Company sold 25% of the membership interest in its subsidiary, After Dark LLC, to an unaffiliated third party for $1.0 million. As part of the arrangement the Company granted a put right to this party which provides the right, but not the obligation, to the third party to cause the Company to purchase all of the third party’s interest in After Dark LLC at the then fair market value. This put right can be exercised on April 13, 2020 or on each subsequent annual anniversary thereafter. Additionally, the put right can be exercised upon a change of control of the Company. The Company’s controlling interest in this subsidiary requires the operations of this subsidiary to be included in the consolidated financial statements. Noncontrolling interest with redemption features, such as put options, that are not solely within our control (redeemable noncontrolling interest) are reported as mezzanine equity on the consolidated balance sheets as of June 30, 2020 and December 31, 2019, between liabilities and equity. Net income or loss of After Dark LLC is allocated to its noncontrolling member interest based on the noncontrolling member interest’s ownership percentage. Additionally, the results of operations of the subsidiary that are not attributable to the Company are shown as “net loss attributable to redeemable noncontrolling interest” in the consolidated statements of operations for the six months ended June 30, 2020 and 2019. There was no change in the balance of the redeemable noncontrolling interest as After Dark LLC did not generate any operating activities during 2020 and 2019.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
6. Inventories, Net
The following table sets forth inventories, net, which are stated at the lower of cost (specific cost and first-in, first-out) and net realizable value (in thousands):
	June 30, 2020	December 31, 2019
Editorial and other pre-publication costs	$375	$322
Merchandise finished goods	9,136	11,428
Total	$9,511	$11,750
7. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following (in thousands):
	June 30, 2020	December 31, 2019
Prepaid agency fees and commissions	$1,640	$1,702
Prepaid foreign withholding taxes	69	1,863
Other	2,373	2,546
Total	$4,082	$6,111
8. Licensed Programming Costs
The following table sets forth licensed programming costs, net (in thousands):
	June 30, 2020	December 31, 2019
Licensed programming costs	$532	$502
Total	$532	$502
As of June 30, 2020, the unamortized balance of the licensed programming costs will be recognized over two years. The Company recognized amortization expense of $0.2 million and $0.4 million for the six months ended June 30, 2020 and 2019, respectively.
9. Property and Equipment, Net
Property and equipment, net consists of the following (in thousands):
	June 30, 2020	December 31, 2019
Furniture and fixtures	$7,305	$6,994
Leasehold improvements	3,164	3,031
Total property and equipment, gross	10,469	10,025
Less: accumulated depreciation	(4,857)	(4,093)
Total	$5,612	$5,932
The aggregate depreciation expense related to property and equipment, net was $0.8 million for each of the six months ended June 30, 2020 and 2019, respectively.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
10. Trademarks, Trade Name, and Other Intangible Assets
Trademarks and Trade Name
Our indefinite-lived intangible assets that are not amortized but subject to annual impairment testing consist of $330.9 million and $330.6 million of Playboy-branded trademarks and $5.3 million and $5.3 million of an acquired trade name as of June 30, 2020 and December 31, 2019, respectively.
Capitalized trademark costs include costs associated with the acquisition, registration and/or renewal of our trademarks. We expense certain costs associated with the defense of our trademarks. Registration and renewal costs of $0.3 million and $0.3 million were capitalized during the six months ended June 30, 2020 and 2019, respectively.
Other Intangible Assets
Other intangible assets include distribution agreements, photo and magazine archives, licensing agreements, and a customer list, which we recognized in connection with our business combinations.
The following table sets forth amortizable other intangible assets, net (in thousands):
	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
June 30, 2020
Distribution agreements	15	$3,720	$(2,314)	$1,406
Photo and magazine archives	10	2,000	(1,867)	133
Licensing agreements	9	5,913	(5,913)	—
Customer list	10	1,180	(59)	1,121
Total		$12,813	$(10,153)	$2,660

	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2019
Distribution agreements	15	$3,720	$(2,191)	$1,529
Photo and magazine archives	10	2,000	(1,767)	233
Licensing agreements	9	5,913	(5,803)	110
Customer list	10	1,180	—	1,180
Total		$12,813	$(9,761)	$3,052
The aggregate amortization expense for definite-lived intangible assets was $0.4 million and $0.6 million for the six months ended June 30, 2020 and 2019, respectively.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
The following table sets forth the aggregate amortization expense for definite-lived intangible assets as of June 30, 2020 (in thousands):
Remainder of 2020	$283
2021	399
2022	366
2023	366
2024	366
Thereafter	880
Total	$2,660
11. Other Current Liabilities and Accrued Expenses
Other current liabilities and accrued expenses consist of the following (in thousands):
	June 30, 2020	December 31, 2019
Accrued interest	$3,920	$4,207
Accrued agency fees and commissions	6,443	5,821
Accrued legal settlements	5,825	5,825
Other	6,452	6,290
Total	$22,640	$22,143
12. Debt
The following table sets forth the Company’s debt (in thousands):
	June 30, 2020	December 31, 2019
Term loan, due 2023 (as amended)	$160,598	$161,373
Promissory notes	13,500	13,500
Total debt	174,098	174,873
Less: unamortized discount and debt issuance costs	(421)	(381)
Total debt, net of unamortized discount and debt issuance costs	173,677	174,492
Less: current portion of long-term debt	(16,298)	(16,682)
Total debt, net of current portion	$157,379	$157,810
Term Loan
In June 2014, we borrowed $150.0 million under a four-and-one-half-year term loan maturing on December 31, 2018, at an effective rate of 7.0% from DBD Credit Funding LLC. We recognized a $2.3 million original issue discount and incurred deferred financing costs of $0.9 million related to this debt issuance. The original issue discount and deferred financing costs were being amortized using the effective interest method over the life of the debt. Our debt bore interest at a rate per annum equal to the Eurodollar Rate for the interest period in effect plus the applicable margin in effect from time to time. The Eurodollar Rate is the greater of (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the administrative agent divided by 1 minus the statutory reserves (if any) and (b) 1.25% per annum. From 2016 and 2018, the term loan was amended multiple times to extend the maturity date and

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
to revise the quarterly principal payments and, applicable margin rates, among other amendments. In 2018, the term loan was amended again to extend the maturity date to December 31, 2023, to borrow additional amounts, and to change the frequency of principal payments from monthly to quarterly. This amendment resulted in the application of extinguishment accounting. The prior amendments were assessed and were accounted for as modifications rather than extinguishments and the Company incurred a $4.0 million loss on extinguishment during 2018.
In March 2019, the term loan was amended to adjust the excess cash flow payments commencing with the first Settlement Date for the period ending March 31, 2019 and for each Settlement Date thereafter, among other amendments.
In December 2019, the term loan was amended to borrow an additional $12.0 million, to establish new quarterly principal payment amounts and to revise applicable margin rates, among other amendments. The Company analyzed the amendment to determine whether it was an extinguishment or a modification of the term loan and concluded that it was a modification. We incurred additional financing costs of $0.3 million related to this amendment that were capitalized. Under the amended agreement, the applicable margin for the term loan ranges from 6.00% to 7.75%. The applicable margin rate for our loan as of June 30, 2020 was 6.25%.
In March 2020, the term loan was amended to establish new quarterly principal payment amounts among other amendments. The amendment was assessed and was accounted for as a modification. We incurred additional financing costs of $0.1 million related to this amendment that were capitalized.
Original issue discounts and deferred financing costs were incurred in connection with the issuance of the Company’s debt. Costs incurred in connection with debt are capitalized and offset against the carrying amount of the related indebtedness. These costs are amortized over the term of the related indebtedness and are included in “interest expense” in the consolidated income statements. Amortization expense related to deferred financing costs was immaterial for the six months ended June 30, 2020 and 2019. Interest expense related to the Company’s debt was $6.6 million and $7.3 million for the six months ended June 30, 2020 and 2019, respectively. The stated interest rate as of June 30, 2020 and December 31, 2019 was 8.25% and 8.35%, respectively.
The terms of our credit agreement limit or prohibit, among other things, our ability to: incur liens, incur additional indebtedness, make investments, transfer, sell or acquire assets, pay dividends and change the business we conduct. DBD Credit Funding LLC has a lien on all assets as stated in the Company’s credit agreement.
The following table sets forth maturities of the principal amount of the Company’s term loan as of June 30, 2020 (in thousands):
Remainder of 2020	$835
2021	4,593
2022	3,758
2023	151,412
Total	$160,598
Convertible Promissory Notes — Creative Artists Agency — Global Brands Group LLP
In August 2018, a convertible promissory note was issued to CAA Brand Management, LLC, (“CAA”), for $2.7 million and a convertible promissory note was issued to GBG International Holding Company Limited, (“GBG”), for $7.3 million. These notes are noninterest bearing and are convertible into shares of the Company’s common stock no later than November 30, 2020 (see Note 20, Subsequent Events).

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
These notes will automatically convert into shares of common stock upon the closing of an additional equity financing from which the Company receives gross proceeds of not less than $5.0 million (excluding the aggregate amount of the notes). If the Company receives gross proceeds of less than $5.0 million (excluding the aggregate amount of the notes), CAA and GBG may elect to convert each note into shares of common stock. If there is a change in control before the notes have been converted, CAA and GBG shall have the option to convert the outstanding amounts on the notes into shares of common stock or terminate the notes in exchange for new promissory notes issued by the Company. If the notes are still outstanding at the maturity date, each note will automatically convert into shares of common stock. The number of shares issued upon conversion will equal the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing will equal the price per share of common stock being paid by independent third-party investors in an arm’s length additional equity financing. The applicable conversion price at maturity will equal the fair market value per share of common stock as of the maturity date as determined by an appraiser. The applicable conversion price under a change of control, if it involves the sale of common stock, will be the price per share of common stock paid by the third party in such a transaction, and under any other change of control will be an amount equal to the fair market value per share of common stock immediately prior to the change of control.
Convertible Promissory Note — United Talent Agency, LLC
In March 2018, the Company issued a convertible promissory note to United Talent Agency, LLC, (“UTA”), for $2.0 million. In June 2018, the Company issued a second convertible promissory note to UTA for $1.5 million. These notes are noninterest bearing and are convertible into shares of the Company’s common stock no later than October 31, 2020, which was extended to November 30, 2020 (see Note 20, Subsequent Events).
These notes will automatically convert into shares of common stock upon the closing of an additional equity financing from which the Company receives gross proceeds of not less than $5.0 million (excluding the aggregate amount of the notes). If the Company receives gross proceeds of less than $5.0 million (excluding the aggregate amount of the notes), UTA may elect to convert each note into shares of common stock. If the notes are still outstanding at the maturity date, each note will automatically convert into shares of common stock. The number of shares issued upon conversion will equal the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing will equal the price per share of common stock being paid by investors of such additional equity financing. The applicable conversion price at maturity will equal the fair market value per share of common stock as of the maturity date.
13. Stockholders’ Equity
Common Stock
The holders of the Company’s common stock have one vote for each share of common stock. Common stockholders are entitled to dividends when, as, and if declared by the Board of Directors. As of June 30, 2020, no dividends had been declared by the Board of Directors.
Common stock reserved for future issuance consists of the following:
	June 30, 2020	December 31, 2019
Shares available for grant under stock option plan	325,695	401,353
Options issued and outstanding under stock option plan	435,393	404,172
Unvested restricted stock units	75,993	87,455
Vested restricted stock units not issued	285,088	229,189
Total common stock reserved for future issuance	1,122,169	1,122,169

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Treasury Stock
The Company held 1,965,808 shares of treasury stock as of June 30, 2020 and December 31, 2019.
14. Stock-Based Compensation
In June 2018, the Company adopted its 2018 Equity Incentive Plan, (“2018 Plan”), under which 1,122,169 of Playboy’s common shares were originally reserved for issuance. Playboy’s employees, directors, officers, and consultants are eligible to receive nonqualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other share awards under the 2018 Plan. There are 325,695 and 401,353 shares available for grant under the 2018 Plan at June 30, 2020 and December 31, 2019, respectively.
Stock Option Activity
A summary of the stock option activity under the Company’s equity incentive plans is as follows:
	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Balance – December 31, 2019	404,172	$18.73	9.3	$3,795
Granted	31,221
Forfeited	—	—		—
Cancelled	—	—		—
Balance – June 30, 2020	435,393	19.40	8.8	$4,024
Exercisable – June 30, 2020	273,912	$18.73	8.7	$2,572
The aggregate intrinsic value is calculated as the difference between the exercise price of all outstanding and exercisable stock options and the fair value of the Company’s common stock at June 30, 2020. There were no options exercised during the six months ended June 30, 2020.
The grant day fair value of options that vested during the six months ended June 30, 2020 was $0.7 million. The options granted during the six months ended June 30, 2020 had a weighted-average fair value of $11.33 per share at the grant date.
Restricted Stock Units
A summary of restricted stock unit activity under the 2018 Plan is as follows:
	Number of Awards	Weighted- Average Grant Date Fair Value per Share
Unvested and outstanding balance at December 31, 2019	87,455	$22.09
Granted	44,437	29.86
Vested	(55,899)	25.68
Forfeited	—	—
Unvested and outstanding balance at June 30, 2020	75,993	$24.00
The total fair value of restricted stock units vested during the six months ended June 30, 2020 was approximately $1.4 million. Such restricted units remain unissued at June 30, 2020 and are excluded from outstanding shares of common stock.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Stock Options Granted
To determine the value of stock option awards for stock-based compensation purposes, the Company uses the Black-Scholes option-pricing model and the assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment.
Fair value of common stock — The fair value of our shares of common stock underlying the awards has historically been determined by the board of directors with input from management and contemporaneous third-party valuations, as there was no public market for our common stock. The board of directors determines the fair value of the common stock by considering a number of objective and subjective factors including: the valuation of comparable companies, our operating and financial performance, the lack of liquidity of our common stock, transactions in our common stock, and general and industry specific economic outlook, among other factors.
Expected term — For employee awards granted at-the-money, we estimate the expected term based on the simplified method, which is the mid-point between the vesting date and the end of the contractual term for each award since our historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. For non-employee awards and employee awards granted out-of-the-money, our best estimate of the expected term is the contractual term of the award.
Volatility — We derive the volatility from the average historical stock volatilities of several peer public companies over a period equivalent to the expected term of the awards. We selected companies with comparable characteristics to us, including enterprise value, risk profiles, and position within the industry and with historical share price information sufficient to meet the expected term of the stock options.
Risk-free interest rate — The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant whose term is consistent with the expected life of the award.
Dividend yield — We have never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero.
The Company estimated the fair value of each option on the date of grant using the Black-Scholes option pricing model applying the weighted-average assumptions in the following table:
	Six Months Ended June 30,
	2020	2019
Fair value of common stock	$28.12 – $31.90	$22.09
Expected term, in years	5.00 – 6.06	4.94 – 5.99
Expected volatility	41% – 43%	41%
Risk-free interest rate	0.39% – 1.46%	2.34% – 2.39%
Expected dividend yield	0%	0%
Stock-Based Compensation Expense
For the six months ended June 30, 2002 and 2019, stock-based compensation expense was as follows (in thousands):
	Six Months Ended June 30,
	2020	2019
Cost of sales	$10	$7
Selling and administrative expenses	2,084	6,021
Total	$2,094	$6,028

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
At June 30, 2020, total unrecognized compensation expense related to unvested stock option awards was $1.7 million and is expected to be recognized over the remaining weighted-average service period of 1.2 years. At June 30, 2020, total unrecognized compensation expense related to unvested restricted stock unit awards was $1.7 million and is expected to be recognized over the remaining weighted-average service period of 1.2 years.
15. Commitments and Contingencies
Leases
Our principal lease commitments are for office space and operations under several noncancelable operating leases with contractual terms expiring from 2020 to 2027. Some of these leases contain renewal options and rent escalations.
In 2019, the Company entered into an agreement to lease space for its corporate headquarters in Los Angeles, which it occupied under a sublease with a third party. The new lease commenced in July 2020 upon the expiration of the sublease and is for a term of approximately seven years. The Company must provide a security deposit of $1.9 million of which $0.3 million has been paid as of June 30, 2020.
Yandy’s operating lease for warehousing and office space in Phoenix, Arizona, expires in December 2020. On August 26, 2020 the Company entered into a new operating lease for Yandy’s new facility (see Note 20, Subsequent Events).
In 2018, we vacated our corporate headquarters in Beverly Hills and assigned all of the rights under our lease to UTA, an existing subtenant. This lease was to expire in 2024. Concurrently, the Company entered into the previously mentioned sublease agreement for its corporate headquarters in Los Angeles for a term of approximately 28 months.
In 2017, we vacated our New York office space and entered into an agreement to sublease the space for a period approximating the remaining term of our lease. This lease expires in 2024.
The Company had $0.9 million in cash collateralized letters of credit with City National Bank outstanding as of June 30, 2020 and December 31, 2019 related to the sublease.
Legal Contingencies
From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount.
In January 2019, a class action suit was initiated against the Company on behalf of a group of Michigan Playboy magazine subscribers, where the subscribers sued after their personal details were disclosed in violation of the Michigan Preservation of Personal Privacy Act. The parties entered into a Settlement Agreement which was approved, and the Court entered a final judgement on August 19, 2020 in the amount of $3.9 million to be paid by the Company. The amount was accrued by the Company as of June 30, 2020 and was paid in September 2020.
On April 1, 2019, a former employee, through counsel, delivered to the Company a letter which set forth various potential claims against the Company related to the individual’s former employment with the Company. A settlement was reached in October 2020 in the amount of $2.6 million. The Company has employment practices liability insurance for such claims which is capped at $2.5 million. The Company has accrued $0.4 million which represents the deductible and covers the Company’s liability up to the full amount of the settlement.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
On May 21, 2019, Michael Whalen, as Trustee for the Hugh M. Hefner 1991 Trust, (the “Trust”), initiated an arbitration against the Company asserting that the Company had breached that certain License Agreement between Hugh M. Hefner, (“Mr. Hefner”), and the Company dated on or about March 4, 2011, wherein Mr. Hefner licensed his image, signature, voice, likeness and other elements of his persona and identity to the Company. The Trust has also asserted statutory claims against the Company for the alleged violation of Mr. Hefner’s right of publicity. The parties entered into a Settlement Agreement, dated August 21, 2020, pursuant to which the Company paid to the Trust $1.8 million to settle this matter in September 2020. The amount was accrued by the Company as of June 30, 2020.
The Company may periodically be involved in other legal proceedings arising in the ordinary course of business. These matters are not expected to have a material adverse effect on the Company’s consolidated financial statements.
COVID-19
In March 2020, COVID-19 disease was declared a pandemic by the World Health Organization. The COVID-19 pandemic is disrupting supply chains and affecting production and sales across a range of industries. As a result, the Company announced its plan to discontinue its print version of Playboy magazine. Currently, the Company has not suffered any other significant adverse consequences as a result of the COVID-19 pandemic, but the extent of the impact of COVID-19 on the Company’s future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on employees and vendors all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company’s future financial condition or results of operations is uncertain.
16. Income Taxes
For the six months ended June 30, 2020 and June 30, 2019, our provision for income taxes was an expense of $3.9 million and $3.8 million, respectively. The effective tax rate for the six months ended June 30, 2020 and June 30, 2019 was (189.0)% and (37.2)%, respectively. The effective tax rate for the six months ended June 30, 2020 and June 30, 2019 differed from the statutory federal income tax rate of 21% primarily due to foreign withholding taxes, state taxes, permanent tax adjustments, and movements of the valuation allowance recorded against deferred tax assets that are more likely than not to be realized.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act includes, among other items, provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. However, we do not expect the benefits of the CARES Act to impact the Company’s annual estimated tax rate for the period ended June 30, 2020.
17. Net Loss Per Share
The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net income (loss) per share due to their anti-dilutive effect:
	Six Months Ended June 30,
	2020	2019
Stock options to purchase common stock	435,393	348,934
Unvested restricted stock units	75,993	127,317
Convertible promissory notes	380,896	592,153
Total	892,282	1,068,404

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
18. Related Party Transactions
During 2011, the Company entered into a management agreement with an affiliate of one of its stockholders for management and consulting services. Based on the terms of this agreement, management fees are $1.0 million per calendar year. The Company recorded management fees of $0.5 million for each of the six months ended June 30, 2020 and 2019. There were no amounts due to or from this affiliate as of June 30, 2020. There was approximately $5,000 due to this affiliate and no amounts due from this affiliate as of December 31, 2019.
19. Segments
The Company has three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Services. The Licensing segment derives revenue from trademark licenses for third-party consumer products and location-based entertainment businesses. The Direct-to-Consumer segment derives revenue from sales of consumer products sold through third-party retailers or online direct-to-customer. The Digital Subscriptions and Services segment derives revenue from the subscription of Playboy programming that is distributed through various channels, including websites and domestic and international TV, and from trademark licenses for online gaming.
Segment information is presented in the same manner that the Company’s chief operating decision maker, (“CODM”) reviews the operating results in assessing performance and allocating resources. Total asset information is not included in the tables below as it is not provided to and reviewed by the Company’s CODM. The “All Other” line items in the tables below are primarily attributable to Playboy magazine and brand marketing and these segments do not meet the quantitative threshold for determining reportable segments. The Company discontinued publishing Playboy magazine in the first quarter of 2020. The “Corporate” line items in the tables below include certain operating expenses that are not allocated to the reporting segments presented to the Company’s CODM. These expenses include legal, human resources, accounting/finance, information technology, facilities and the Chief Executive Officer. The accounting policies of the reportable segments are the same as those described in Note 1, Summary of Significant Accounting Policies.
The following table sets forth financial information by reportable segment (in thousands):
	Six Months Ended June 30,
	2020	2019
Net revenues:
Licensing	$29,418	$24,559
Direct-to-Consumer	25,153	160
Digital Subscriptions and Services	10,357	11,403
All Other	1,403	1,967
Total	$66,331	$38,089
Operating income (loss):
Licensing	$20,472	$17,083
Direct-to-Consumer	(1,138)	(1,778)
Digital Subscriptions and Services	4,706	4,259
Corporate	(18,957)	(21,102)
All Other	(627)	(1,513)
Total	$4,456	$(3,051)

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
20. Subsequent Events
We have evaluated subsequent events from the balance sheet date through the date the consolidated financial statements were issued.
Legal Contingencies
The Company settled and paid various legal proceedings following the balance sheet date of June 30, 2020. Please refer to Note 15, Commitments and Contingencies.
Lease
On August 26, 2020, the Company entered into a non-cancellable operating lease for 51,962 square feet of warehousing and office space for the operations of Yandy in Phoenix, Arizona. The lease commences on February 1, 2021 and expires on May 31, 2031 with an option to renew for an additional 5 or 10 years at market rates. Rent, which commences in June 2021, is payable monthly and subject to annual increases of 3% for a total lease commitment of $4.1 million.
Merger Agreement
On September 30, 2020, PEI entered into an agreement and plan of merger (“Merger Agreement”), with Mountain Crest Acquisition Corp., a publicly-traded special purpose acquisition company incorporated in Delaware, (“MCAC”), MCAC Merger Sub Inc., a wholly-owned subsidiary of MCAC (“Merger Sub”), and Suying Liu, the Chief Executive Officer of MCAC. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into PEI (the “Merger”) with PEI surviving the Merger as a wholly owned subsidiary of MCAC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.” Under the Merger Agreement, MCAC has agreed to acquire all of the outstanding shares of PEI common stock for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC common stock, based on a price of $10.00 per share, subject to adjustment, and (ii) the assumption of no more than $142.1 million of PEI debt. The Merger is subject to certain closing conditions, including stockholder approval, no material adverse effects with respect to PEI, and MCAC capital requirements.
Convertible Promissory Notes
In November 2020, the Company extended the maturity dates of its convertible promissory notes with CAA, GBG and UTA from October 31, 2020 to November 30, 2020.

MOUNTAIN CREST ACQUISITION CORP
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder and Board of Directors of
Mountain Crest Acquisition Corp
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Mountain Crest Acquisition Corp (the “Company”) as of December 31, 2019, the related statements of operations, changes in stockholder’s deficit and cash flows, for the period from November 12, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from November 12, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a financing and its cash and working capital as of December 31, 2019 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
February 20, 2020, except for Notes 5 and 7 as to which the date is May 15, 2020

MOUNTAIN CREST ACQUISITION CORP
BALANCE SHEETS
	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current asset – Cash	$25,000	$—
Deferred offering costs	156,326	100,231
Total Assets	$181,326	$100,231
LIABILITIES
Current liabilities
Accrued expenses	$436	$225
Promissory note – related party	156,593	100,498
Total Current Liabilities	157,029	100,723
Commitments
Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value; 5,000,000 shares authorized; 1,437,500 shares issued and outstanding(1)	144	144
Additional paid-in capital	24,856	24,856
Stock subscription receivable	—	(25,000)
Accumulated deficit	(703)	(492)
Total Stockholders’ Equity (Deficit)	24,297	(492)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$181,326	$100,231

(1)
Includes up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of these financial statements.

MOUNTAIN CREST ACQUISITION CORP
STATEMENTS OF OPERATIONS
	Three Months Ended March 31, 2020	For the Period from November 12, 2019 (Inception) Through December 31, 2019
	(Unaudited)	(Audited)
Formation and operating costs	$211	$492
Net Loss	$(211)	$(492)
Weighted average shares outstanding, basic and diluted(1)	1,250,000	1,250,000
Basic and diluted net loss per common share	$(0.00)	$(0.00)

(1)
Excludes an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of these financial statements.

MOUNTAIN CREST ACQUISITION CORP
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
	Common Stock		Additional Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance – November 12, 2019 (inception)	—	$—	$—	$—	$—	$—
Issuance of common stock to Sponsor	1,437,500	144	24,856	(25,000)	—	—
Net loss	—	—	—	—	(492)	(492)
Balance – December 31, 2019 (audited)	1,437,500	$144	$24,856	$(25,000)	$(492)	$(492)
Collection of stock subscription receivable	—	—	—	25,000	—	25,000
Net Loss	—	—	—	—	(211)	(211)
Balance – March 31, 2020 (unaudited)	1,437,500	$144	$24,856	$—	$(703)	$24,297

(1)
Includes 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of these financial statements.

MOUNTAIN CREST ACQUISITION CORP
STATEMENTS OF CASH FLOWS
	Three Months Ended March 31, 2020	For the Period from November 12, 2019 (Inception) Through December 31, 2019
	(Unaudited)	(Audited)
Cash Flows from Operating Activities:
Net loss	$(211)	$(492)
Formation costs paid by Sponsor		267
Changes in operating assets and liabilities:
Accrued expenses	211	225
Net cash used in operating activities	—	—
Cash Flows from Financing Activities:
Proceeds from collection of stock subscription receivable	25,000	—
Net cash provided by financing activities	25,000	—
Net Change in Cash	25,000	—
Cash – Beginning of period		—
Cash – End of period	$25,000	$—
Non-cash investing and financing activities:
Stock subscription receivable for common stock	$—	$25,000
Deferred offering costs paid through promissory note	$56,095	$100,231
The accompanying notes are an integral part of these financial statements.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Mountain Crest Acquisition Corp (the “Company”) was incorporated in Delaware on November 12, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more businesses that the Company has not yet identified (a “Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that are located in North America. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2020, the Company had not commenced any operations. All activity through March 31, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 5,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 5,750,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 321,500 units (or 355,250 units if the underwriters’ over-allotment option is exercised in full) (each, a “Private Unit” and collectively, the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Sunlight Global Investment LLC (the “Sponsor”) and Chardan Capital Markets, LLC (the “Chardan”), that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and net of amounts previously released to the Company to pay its tax obligations) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.20 per Unit sold in the Proposed Public Offering and the proceeds from the sale of the Private Units will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account as described below.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commission the Company will pay to the underwriters (as discussed in Note 6). The common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to (a) vote its Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares held by it in favor of a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed to (i) waive its redemption rights with respect to Founder Shares, Private Shares and any Public Shares it may acquire during or after the Proposed Public Offering in connection with the consummation of a Business Combination and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period (defined below).
The Company will have until 12 months from the closing of the Proposed Public Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three month extension.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed to waive its liquidation rights with respect to the Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At March 31, 2020, the Company had $25,000 in cash and a working capital deficit of $132,029. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The Sponsor has agreed to loan the Company up to an aggregate amount of $500,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering (the “Promissory Note”). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented. The interim results for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2020 or December 31, 2019.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Deferred Offering Costs
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed de minimis for the period from November 12, 2019 (inception) through March 31, 2020.
Net Loss Per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 187,500 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At March 31, 2020 and December 31, 2019, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Public Offering
Pursuant to the Proposed Public Offering, the Company will offer for sale 5,000,000 Units (or 5,750,000 Units if the underwriters’ over-allotment option is exercised in full), at a purchase price of $10.00

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
per Unit. Each Unit will consist of one share of common stock and one right (“Public Right”). Each Public Right will entitle the holder to receive one-tenth of one share of common stock at the closing of a Business Combination (see Note 7).
Note 4 — Private Placement
The Sponsor and Chardan (and/or their designees) have agreed to purchase an aggregate of 321,500 Private Units (or 355,250 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit, of which 296,500 Private Units (or 326,500 Private Units if the underwriters’ over-allotment is exercised in full) will be purchased by the Sponsor and 25,000 Private Units will be purchased by Chardan (or 28,750 Private Units if the underwriters’ over-allotment is exercised in full) for an aggregate purchase price of $3,215,000, or $3,552,500 if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right will entitle the holder to receive one-tenth of one share of common stock at the closing of a Business Combination. The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.
Note 5 — Related Party Transactions
Founder Shares
On November 12, 2019, the Company issued 100 shares of common stock to the Sponsor for an aggregate purchase price of $25,000. The Company received payment for the shares on January 28, 2020. Accordingly, as of December 31, 2019, the $25,000 payment due to the Company is recorded as stock subscription receivable in the stockholder’s deficit section of the accompanying balance sheet. On January 17, 2020, the Company effected a share dividend of 21,561.50 shares of common stock for each outstanding share, resulting in 2,156,250 shares of common stock being issued and outstanding. In May 2020, the Company declared a reverse split of one share of common stock for every 1.5 outstanding share of common stock, resulting in 1,437,500 shares of common stock being outstanding (the “Founder Shares”). All share and per share information have been retroactively adjusted to reflect the share dividend and reverse split. The 1,437,500 Founder Shares include an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).
The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of a Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of a Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of a Business Combination, or earlier in each case if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On December 1, 2019, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate amount of $500,000 to cover expenses related to the Proposed

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Public Offering. The Promissory Note is non-interest bearing and payable on the completion of the Proposed Public Offering. At March 31, 2020 and December 31, 2019, the Company had $156,593 and $100,498, respectively, in borrowings outstanding under the Promissory Note.
Administrative Support Agreement
The Company intends to enter into an agreement, commencing on the effective date of the Proposed Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into private units at a price of $10.00 per unit. The private units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Related Party Extension Loans
As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing, unsecured promissory note. Such notes would either be paid upon consummation of a Business Combination, or, at the relevant insider’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Private Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.
Note 6 — Commitments
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
The holders of the Founder Shares, the Private Units, and any shares that may be issued in payment of Working Capital Loans (and all underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 750,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.
The underwriters will be entitled to a cash underwriting discount of $0.25 per Unit or $1,250,000 in the aggregate (or $1,437,500 if the over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $1,750,000 (or $2,012,500 if the over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Unit Purchase Option
The Company has agreed to sell Chardan, for $100, an option to purchase up to 300,000 Units (or 345,000 Units if the over-allotment option is exercised in full) exercisable at $11.50 per Unit (or an aggregate exercise price of $3,450,000, or $3,967,500 if the over-allotment option is exercised in full) commencing at any time between the consummation of a Business Combination and the fifth anniversary of the effective date of the registration statement related to the Proposed Public Offering. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Proposed Public Offering. The Units issuable upon exercise of the option are identical to those offered in the Proposed Public Offering. The Company intends to account for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Public Offering resulting in a charge directly to stockholder’s equity. The Company estimates that the fair value of the unit purchase option is approximately $790,000 (or $908,000 if the over-allotment option is exercised in full), or $2.63 per Unit, using the Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 0.37% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the shares of common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for that 180-day period following the date of Proposed Public Offering except to any underwriter and selected dealer participating in the Proposed Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Right of First Refusal
Subject to certain conditions, the Company will grant Chardan, for a period of 15 months after the date of the consummation of a Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Proposed Public Offering.
Note 7 — Stockholder’s Equity
Common Stock — The Company is authorized to issue 5,000,000 shares of common stock with a par value of $0.0001 per share. The Company plans on filing an Amended and Restated Certificate of Incorporation prior to the closing date of the Proposed Public Offering such that the Company will increase the number of shares of common stock authorized to be issued. Holders of the Company’s common stock are entitled to one vote for each share. At March 31, 2020 and December 31, 2019, there were 1,437,500 shares of common stock issued and outstanding, of which up to an aggregate of 187,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Sponsor will own 20% of the issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).
Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional shares of common stock upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.
The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to May 15, 2020, the date that the financial statements were available to be issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

MOUNTAIN CREST ACQUISITION CORP
CONDENSED BALANCE SHEETS
	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets
Cash	$340,118	$—
Prepaid expenses	86,467	—
Total Current Assets	426,585	—
Deferred offering costs	—	100,231
Deferred tax asset	246	—
Marketable securities held in Trust Account	58,650,863	—
Total Assets	$59,077,694	$100,231
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses	$16,416	$225
Accrued offering costs	4,000	—
Promissory note – related party	—	100,498
Total Current Liabilities	20,416	100,723
Deferred underwriting fee payable	2,012,430	—
Total Liabilities	2,032,846	100,723
Commitments
Common stock subject to possible redemption, 5,102,647 shares at redemption value	52,044,843	—
Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value; 30,000,000 shares authorized; 2,439,844 and 1,437,500 shares issued and outstanding (excluding 5,102,647 and no shares subject to possible redemption) at June 30, 2020 and December 31, 2019, respectively(1)	244	144
Additional paid in capital	5,020,064	24,856
Stock subscription receivable	—	(25,000)
Accumulated deficit	(20,303)	(492)
Total Stockholders’ Equity (Deficit)	5,000,005	(492)
Total Liabilities and Stockholders’ Equity (Deficit)	$59,077,694	$100,231

(1)
At December 31, 2019, includes up to 187,500 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

MOUNTAIN CREST ACQUISITION CORP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Operating and formation costs	$22,749	$22,960
Loss from operations	(22,749)	(22,960)
Other income:
Interest earned on marketable securities held in Trust Account	4,074	4,074
Unrealized loss on marketable securities held in Trust Account	(1,171)	(1,171)
Other income, net	2,903	2,903
Loss before provision for income taxes	(19,846)	(20,057)
Benefit from income taxes	246	246
Net loss	$(19,600)	$(19,811)
Weighted average shares outstanding, basic and diluted(1)	1,497,051	1,373,525
Basic and diluted net loss per common share	$(0.01)	$(0.01)

(1)
Excludes an aggregate of 5,102,647 shares subject to possible redemption at June 30, 2020.

The accompanying notes are an integral part of the unaudited condensed financial statements.

MOUNTAIN CREST ACQUISITION CORP
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
THREE AND SIX MONTHS ENDED JUNE 30, 2020
(Unaudited)
	Common Stock		Additional Paid in Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount
Balance – January 1, 2020	1,437,500	$144	$24,856	$25,000	$(492)	$(492)
Collection of stock subscription receivable	—	—	—	(25,000)	—	25,000
Net loss	—	—	—	—	(211)	(211)
Balance – March 31, 2020	1,437,500	144	24,856	—	(703)	24,297
Sale of 5,749,800 Units, net of underwriting discount and offering expenses	5,749,800	575	53,487,066	—	—	53,487,641
Sale of 355,241 Private Units	355,241	35	3,552,375	—	—	3,552,410
Forfeiture of Founder Shares	(50)	—	—	—	—	—
Sale of unit purchase option	—	—	100	—	—	100
Common stock subject to possible redemption	(5,102,647)	(510)	(52,044,333)	—	—	(52,044,843)
Net loss	—	—	—	—	(19,600)	(19,600)
Balance – June 30, 2020	2,439,844	$244	$5,020,064	$—	$(20,303)	$5,000,005
The accompanying notes are an integral part of the unaudited condensed financial statements.

MOUNTAIN CREST ACQUISITION CORP
CONDENSED STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2020
(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(19,811)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(4,074)
Unrealized loss on marketable securities held in Trust Account	1,171
Deferred tax benefit	(246)
Changes in operating assets and liabilities:
Prepaid expenses	(86,467)
Accrued expenses	16,191
Net cash used in operating activities	(93,236)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(58,647,960)
Net cash used in investing activities	(58,647,960)
Cash Flows from Financing Activities:
Proceeds from collection of stock subscription receivable	25,000
Proceeds from sale of Units, net of underwriting discounts paid	56,060,550
Proceeds from sale of Private Units	3,552,410
Proceeds from sale of unit purchase option	100
Proceeds from promissory note – related party	157,206
Repayment of promissory note – related party	(257,704)
Payment of offering costs	(456,248)
Net cash provided by financing activities	59,081,314
Net Change in Cash	340,118
Cash – Beginning	—
Cash – Ending	$340,118
Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$52,064,441
Change in value of common stock subject to possible redemption	$(19,598)
Deferred underwriting fee payable	$2,012,430
Offering costs included in accrued offering costs	$4,000
The accompanying notes are an integral part of the unaudited condensed financial statements.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Mountain Crest Acquisition Corp (the “Company”) was incorporated in Delaware on November 12, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more businesses that the Company has not yet identified (a “Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that are located in North America. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of June 30, 2020, the Company had not commenced any operations. All activity through June 30, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on June 4, 2020. On June 9, 2020, the Company consummated the Initial Public Offering of 5,000,000 units (the “Units” and, with respect to the common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 321,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Sunlight Global Investment LLC (the “Sponsor”) and Chardan Capital Markets, LLC (the “Chardan”), generating gross proceeds of $3,215,000, which is described in Note 4.
Following the closing of the Initial Public Offering on June 9, 2020, an amount of $51,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account as described below.
On June 19, 2020, the underwriters exercised their over-allotment option in part, resulting in an additional 749,800 Units issued on June 19, 2020 for $7,498,000, less the underwriters’ discount of $187,450. In connection with the underwriters’ exercise of their over-allotment option, the Company also consummated the sale of an additional 33,741 Private Units at $10.00 per Private Unit, generating total proceeds of $337,410. A total of $7,647,960 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $58,647,960.
Transaction costs amounted to $4,010,359, consisting of $1,437,450 of underwriting fees, $2,012,430 of deferred underwriting fees and $560,479 of other offering costs. In addition, at June 30,2020, cash of $340,118 was held outside of the Trust Account (as defined below) and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and net of amounts previously released to the Company to pay its tax obligations) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commission the Company will pay to the underwriters (as discussed in Note 6).
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to (a) vote its Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares held by it in favor of a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed to (i) waive its redemption rights with respect to Founder Shares, Private Shares and any Public Shares it may acquire during or after the Initial Public Offering in connection with the consummation of a Business Combination and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period (defined below).
The Company will have until June 9, 2021 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by June 9, 2021, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three month extension.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed to waive its liquidation rights with respect to the Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on June 5, 2020, as well as the Company’s Current Reports on Form 8-K, as filed with the SEC on June 10, 2020, June 15, 2020 and June 22, 2020 . The interim results for the three and six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2020 and December 31, 2019.
Marketable Securities Held in Trust Account
At June 30, 2020 and December 31, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills. During the six months ended June 30, 2020, the Company did not withdraw any of interest income from the Trust Account to pay its tax obligations. The Company did not withdraw interest income from the Trust Account during the year ended December 31, 2019 to pay its income tax obligations.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The effective tax rate of 1.2% for the three and six months ended June 30, 2020 differs from the statutory tax rate of 21% due to the valuation allowance recorded against the Company’s net operating losses.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.
Net Loss Per Common Share
Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at June 30, 2020, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of rights sold in the Initial Public Offering and the private placement to purchase 610,504 shares of common stock, in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per common share is the same as basic net loss per common share for the period presented.
Reconciliation of Net Loss Per Common Share
The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per share is calculated as follows:
	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Net loss	$(19,600)	$(19,811)
Less: Income attributable to common stock subject to possible redemption	—	—
Adjusted net loss	$(19,600)	$(19,811)
Weighted average shares outstanding, basic and diluted	1,497,051	1,373,525
Basic and diluted net loss per common share	$(0.01)	$(0.01)

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3. PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 5,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one right (“Public Right”). Each Public Right entitles the holder to receive one-tenth of one share of common stock at the closing of a Business Combination (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor and Chardan (and/or their designees) purchased an aggregate of 321,500 Private Units at a price of $10.00 per Private Unit, of which 296,500 Private Units were purchased by the Sponsor and 25,000 Private Units were purchased by Chardan for an aggregate purchase price of $3,215,000. The Sponsor and Chardan have agreed to purchase an additional aggregate amount of 33,741 Private Units, for an aggregate purchase price of $337,410, if the over-allotment option is exercised in full by the underwriters. Each Private Unit consists of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right entitles the holder to receive one-tenth of one share of common stock at the closing of a Business Combination. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On November 12, 2019, the Company issued 100 shares of common stock to the Sponsor for an aggregate purchase price of $25,000. The Company received payment for the shares on January 28, 2020. Accordingly, as of December 31, 2019, the $25,000 payment due to the Company is recorded as stock subscription receivable in the stockholder’s deficit section of the accompanying balance sheet. On January 17, 2020, the Company effected a share dividend of 21,561.50 shares of common stock for each outstanding share, resulting in 2,156,250 shares of common stock being issued and outstanding. In May 2020, the Company declared a reverse split of one share of common stock for every 1.5 outstanding share of common stock, resulting in 1,437,500 shares of common stock being outstanding (the “Founder Shares”). All share and per share information have been retroactively adjusted to reflect the share dividend and reverse split. The

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares). As a result of the underwriters’ election to partially exercise their over-allotment option on June 19, 2020, 50 Founders Shares were forfeited and 187,450 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of a Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of a Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of a Business Combination, or earlier in each case if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On December 1, 2019, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate amount of $500,000 to cover expenses related to the Initial Public Offering. The Promissory Note was non-interest bearing and payable on the completion of the Initial Public Offering. Upon the consummation of the Initial Public Offering on June 9, 2020, the Company repaid an aggregate amount of $165,000 under the Promissory Note. At June 9, 2020, there was $92,704 outstanding under the Promissory Note, which amount was repaid on June 11, 2020.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on June 4, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the three and six months ended June 30, 2020, the Company incurred $10,000 in fees for these services, of which $10,000 is included in accrued expenses in the accompanying condensed balance sheet.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into private units at a price of $10.00 per unit. The private units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Related Party Extension Loans
As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing, unsecured promissory note. Such notes would either be paid upon consummation of a Business Combination, or, at the relevant insider’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Private Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.
NOTE 6. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on June 4, 2020, the holders of the Founder Shares, the Private Units, and any shares that may be issued in payment of Working Capital Loans (and all underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On June 19, 2020, the underwriters partially exercised their over-allotment option to purchase an additional 749,800 Units at $10.00 per Unit and forfeited the option to exercise the remaining 200 Units.
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $2,012,430. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Right of First Refusal
Subject to certain conditions, the Company granted Chardan, for a period of 15 months after the date of the consummation of a Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Initial Public Offering.
NOTE 7. STOCKHOLDERS’ EQUITY
Common Stock — On June 4, 2020, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
share. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2020 and December 31, 2019, there were 2,439,844 and 1,437,500 shares of common stock issued and outstanding, excluding 5,102,647 and no shares of common stock subject to possible redemption, respectively.
Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional shares of common stock upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.
The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Unit Purchase Option
On June 9, 2020, the Company sold to Chardan, for $100, an option to purchase up to 300,000 Units exercisable at $11.50 per Unit (or an aggregate exercise price of $3,450,000) commencing at any time between the consummation of a Business Combination and June 4, 2025. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on June 4, 2025. The Units issuable upon exercise of the option are identical to those sold in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of the unit purchase option to be approximately $790,000, or $2.63 per Unit, using the Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 0.37% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the shares of common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price.
NOTE 8. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	June 30, 2020
Assets:
Marketable securities held in Trust Account	1	$58,650,863
NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARY
Phoenix, Arizona
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

INDEPENDENT AUDITOR’S REPORT
To the Members of
Yandy Holdings, LLC and Subsidiary
Phoenix, Arizona
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Yandy Holdings, LLC and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations and members’ (deficit) capital, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yandy Holdings, LLC and Subsidiary as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Crowe LLP
Sherman Oaks, California
September 22, 2020

YANDY HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2019 and 2018
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$382,068	$338,914
Other receivable	367,705	377,219
Inventory, net	8,198,088	6,509,998
Other current assets	221,779	244,844
Total current assets	9,169,640	7,470,975
Property, improvements and equipment, net	149,214	214,532
Intangible assets, net	12,744,250	15,484,250
Goodwill, net	—	15,807,801
Other assets	21,020	21,336
Total Assets	$22,084,124	$38,998,894
LIABILITIES AND MEMBERS’ (DEFICIT) CAPITAL
Current liabilities
Current portion of long term debt	$18,809,227	$11,952,665
Accounts payable	766,623	842,360
Accrued expenses	2,779,182	1,349,970
Contract liabilities	1,473,352	726,035
Accrued interest	596,226	—
Total current liabilities	24,424,610	14,871,030
Long-term debt, less current portion	—	6,707,291
Total liabilities	24,424,610	21,578,321
Members’ (deficit) capital (Note 4)
Total members’ (deficit) capital	(2,340,486)	17,420,573
Total Liabilities and Members’ (Deficit) Capital	$22,084,124	$38,998,894
See accompanying notes to the consolidated financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS’ (DEFICIT) CAPITAL
For the years ended December 31, 2019 and 2018
	2019		2018
Net sales	$43,101,855	100.0%	$42,427,835	100.0%
Cost of goods sold	26,291,726	61.0	26,382,482	62.2
Gross profit	16,810,129	39.0	16,045,353	37.8
Selling, general and administrative expenses	13,207,388	30.6	11,545,871	27.2
Impairment loss	15,807,801	36.7	—	—
Capital restructuring expense	2,180,444	5.1	422,741	1.0
Depreciation and amortization	2,860,470	6.6	2,891,556	6.8
	34,056,103	79.0	14,860,168	35.0
(Loss) Income from operations	(17,245,974)	(40.0)	1,185,185	2.8
Other income (expense)
Other income	220,572	0.5	251,122	0.6
Interest expense, net	(2,735,657)	(6.3)	(2,387,658)	(5.6)
	(2,515,085)	(5.8)	(2,136,536)	(5.0)
	(19,761,059)	(45.8)	(951,351)	(2.2)
Members’ (deficit) capital, beginning of period	17,420,573		18,371,924
Members’ (deficit) capital, end of period	$(2,340,486)		$17,420,573
See accompanying notes to the consolidated financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2019 and 2018
	2019	2018
Cash flows from operating activities
Net loss	$(19,761,059)	$(951,351)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	120,470	132,556
Amortization of intangible assets	2,740,000	2,759,000
Impairment of goodwill	15,807,801	—
Amortization of deferred financing costs	96,375	128,500
Loss on asset disposal	3,704	—
Payment in kind interest on seller note	552,896	510,791
Changes in operating assets and liabilities:
Other receivable	9,514	95,830
Inventory	(1,688,090)	429,707
Other assets	23,381	162,828
Accounts payable	(75,737)	(162,349)
Accrued expenses	1,429,212	(166,067)
Accrued interest	596,226	—
Contract liabilities	747,317	(60,682)
Net cash from operating activities	602,010	2,878,764
Cash flows from investing activities
Acquisition of property, improvements and equipment	(62,856)	(109,216)
Cash proceeds from diposal of fixed assets	4,000	—
Net cash from investing activities	(58,856)	(109,216)
Cash flows from financing activities
Principal payments on long-term debt	(500,000)	(3,212,437)
Net cash from financing activities	(500,000)	(3,212,437)
Net change in cash & cash equivalents	43,154	(442,889)
Cash & cash equivalents at beginning of period	338,914	781,803
Cash & cash equivalents at end of period	$382,068	$338,914
Supplemental cash flow information:
Cash paid during the year for:
Interest	$1,488,679	$1,748,367
See accompanying notes to the consolidated financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the consolidated financial statements. These policies are in conformity with accounting principles generally accepted in the United States and have been applied consistently in all material respects.
Nature of Business:   On September 30, 2014, Yandy Holdings, LLC (the “Company”) was organized in the state of Delaware and acquired all the member units of Yandy, LLC from Synergy Warehouse Solutions LLC (the “Acquisition”). The Company is engaged in the business of retailing intimate women’s apparel through its website (online retailer) which operates in their corporate and warehouse facilities in Phoenix, Arizona.
Principles of Consolidation:   The consolidated financial statements present the financial position and results of operations of Yandy Holdings, LLC and its wholly owned subsidiary, Yandy, LLC. All significant intercompany transactions and balances have been eliminated in the consolidated financial statements. The financial statements as of and for the year ended December 31, 2019 reflect the activity just prior to the closing of the transaction discussed in note 10.
Use of Estimates:   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying footnotes. Actual results could differ from those estimates. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for returns, useful lives of fixed assets, inventory valuation, and fair value and recoverability of carrying value of long-lived assets, goodwill and intangible assets.
Revenue Recognition:   The Company generates revenue from the sale of Company-owned inventory of intimate apparel, Halloween costumes and accessories, primarily through its website and similar channels.
The Company adopted Accounting Standards Updates (“ASU”) 2014-09, Revenue from Contracts with Customers Topic 606 (“ASC 606”) as of January 1, 2019, using the using the modified retrospective method for all contracts that were not complete as of the date of adoption. The adoption of Topic 606 did not have a material impact on the Company’s financial statements for year ended December 31, 2019
The Company recognizes revenue upon delivery of the purchased good to the buyer as its performance obligation, consisting of the sale of goods, is satisfied at this point. Revenue is recognized net of incentives and estimated returns. Sales tax assessed by governmental authorities is excluded from revenue. The Company periodically offers promotional incentives to customers, which include basket promotional code discounts and other credits. These are treated as a reduction of revenue.
A portion of the Company’s product sales is generated through third-party sellers, who list the Yandy product on their website. These sales are either fulfilled by Yandy or through the third-party seller’s fulfilment services. The Company’s shoe sales are fulfilled through drop-ship arrangements, where the vendor will ship directly to Yandy’s customers. In these arrangements, Yandy is primarily responsible for fulfilling the promise to customers and generally bears the inventory risk, including risk of returned product, and typically controls the transaction price. Yandy is the principal in these transactions and recognizes gross revenue from product sales upon delivery of the products to end-customers. The Company recognizes expenses for the fees retained by the third-party sellers and cost of sales for inventory provided through drop-shipment arrangements.
The Company charges shipping fees to customers. Since control transfers to the customer after the shipping and handling activities, the Company accounts for these activities as fulfillment activities. Expenses incurred for shipping and handling costs on shipments to customers are recorded as cost of goods sold and amounted to $6,825,241 and $6,652,357 for the years ended December 31, 2019 and 2018, respectively. Related costs paid to third-party shippers for freight-in from the Company’s suppliers are included in cost of

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)
goods sold. Freight billed to customers is included in net sales and amounted to $4,302,220 and $4,470,458 for the years ended December 31, 2019 and 2018, respectively.
The Company’s contractual liabilities consist of unearned revenue and deferred revenue related to unredeemed site credits. The balance of unearned revenue totals $580,514 and $0 as of December 31, 2019 and 2018, respectively. Unearned revenue represents customer orders that have not been delivered to the customer and is estimated as orders placed in the last five calendar days of the year.
The balance of unredeemed site credits totals $892,838 and $726,036 as of December 31, 2019 and 2018, respectively. Revenue from issuances of site credits is recognized when the site credit is redeemed by the customer, or the likelihood of the site credit being redeemed by the customer is remote (breakage). The company has identified that the likelihood of redemption of site credits is remote after they are aged 2 years. The Company recognized breakage of $254,813 and $263,993 during years ended December 31, 2019 and 2018, respectively. Contract liabilities are recorded in other current liabilities on the consolidated balance sheets.
The Company maintains a reserve for future returns. The balance of the returns reserve is $427,320 and $52,365 as of December 31, 2019 and 2018, respectively. The returns reserve represents an estimate of product returns expected in a future period.
Cash and Cash Equivalents:   The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Concentration of Credit Risk:   The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash.
Inventory:   Inventory consists primarily of finished goods and has been recorded at lower of cost or net realizable value. Cost is determined on a first-in, first-out basis. At December 31, 2019 and 2018, reserves for slow-moving and obsolete inventory amounted to $209,422 and $257,363, respectively.
Property, Improvements and Equipment:   Property, improvements and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives, which generally are seven years. Maintenance and repairs are charged directly to expense when incurred. Additions and betterments to property, improvements and equipment are capitalized.
When assets are disposed of, the related costs and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in operations.
Intangible Assets:   Intangible assets with definite useful lives are being amortized over their respective estimated useful lives. The Company annually evaluates the remaining useful lives of definite life intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization.
Goodwill:   Goodwill represents the excess of the cost of a company acquired over the fair value of the net assets at the date of acquisition.
Impairment of Long-Lived Assets and Goodwill:   The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC 360, Impairment or Disposal of Long-Lived Assets. In accordance with ASC 360, the Company periodically reviews its long-lived assets whenever events or

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)
changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent on the cash flows of other groups of assets and liabilities. Recoverability of these assets (or asset group) is measured by comparison of the carrying value of each asset (or asset group) to the future undiscounted cash flows the asset (or asset group) is expected to generate over its remaining life. The estimated future net undiscounted cash flows are based upon, among other things, assumptions about expected future operating performance, and may differ from actual cash flows. When indications of impairment are present and the estimated undiscounted future cash flows from the use of these assets is less than the assets’ carrying value, the related assets will be written down to fair value.
An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (determined based on estimated discounted future cash flows) of the long-lived assets. As of December 31, 2019 and 2018, management has determined that there were no impairments of its long-lived assets, other than goodwill.
The Company reviews goodwill for impairment annually or whenever events or changes in circumstances indicate that an impairment may exist. In conducting its annual impairment test, the Company first reviews qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If factors indicate that the fair value of the reporting unit is less than its carrying amount, the Company performs a quantitative assessment and the fair value of the reporting unit is determined by analyzing the expected present value of future cash flows. If the carrying value of the reporting unit continues to exceed its fair value, the implied fair value of the reporting unit’s goodwill is calculated and an impairment loss equal to the excess is recorded. The Company performs its annual impairment tests at the end of each fiscal year.
The sale of assets to Playboy (see Note 10) is a triggering event that resulted in impairment of goodwill of approximately $15.8 million as of December 31, 2019. Intangible assets were also assessed for impairment and none was identified as of December 31, 2019. The Company did not recognize any impairment for intangible assets or goodwill in the year ended December 31, 2018. See Notes 3 and 4.
Deferred Financing Costs:   The Company capitalizes costs incurred from the issuance of debt as deferred financing costs. Deferred financing costs are amortized as additional interest expense over the life of the underlying debt.
Advertising Costs:   The Company expenses advertising costs as incurred. For the years ended December 31, 2019 and 2018, the Company reported $7,517,645, and $6,265,042, respectively, of advertising costs as a component of selling, general and administrative expenses.
Income Taxes:   The Company is a limited liability company formed under state statutes and taxed for federal and state purposes as a partnership. Accordingly, all taxable earnings of the Company are taxed to the individual members and accordingly, there is no provision for federal income taxes.
A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more likely than not test, no tax benefit is recorded. Management is not aware of any uncertain tax positions and there are no unrecognized benefits required to be recognized as a liability as of December 31, 2019 and 2018. The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense. The Company has no amounts accrued for interest or penalties as of December 31, 2019 and 2018.

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)
Due to the pass-through status, the Company is not subject to U.S. federal income tax or state income tax, other than the gross receipts fee. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.
Sales Tax:   In 2018, the Company had physical nexus only in the state of Arizona. Therefore, the Company charged sales tax only to consumers in Arizona. The Supreme Court decision in South Dakota v Wayfair Inc. (2018) established a precedent for economic nexus for sales tax laws. In 2019, the Company registered to pay sales tax in all U.S. states with economic nexus laws. The sales tax liability as of December 31, 2019 and 2018 was $345,512 and $14,553, respectively.
Major Vendors:   For the year ended December 31, 2019, one supplier represented approximately 11% of purchases. As of December 31, 2019, there were $19 of payable invoices related to the supplier. For the year ended December 31, 2018, one supplier represented approximately 13% of purchases. There were $487 of payable invoices related to this supplier at December 31, 2018.
NOTE 2 — PROPERTY, IMPROVEMENTS AND EQUIPMENT
Property, improvements and equipment as of December 31 consist of the following:
	2019	2018
Machinery and equipment	$307,847	$329,950
Computer equipment	223,532	211,067
Furniture and fixtures	49,983	48,608
Leasehold improvement	246,867	201,539
	828,229	791,164
Less accumulated depreciation and amortization	(679,015)	(576,632)
	$149,214	$214,532
For the years ended December 31, 2019 and 2018, depreciation expense amounted to $120,470 and $132,556, respectively.
NOTE 3 — INTANGIBLE ASSETS
Intangible assets as of December 31 consist of the following:
	Cost	Accumulated Amortization	Net Book Value
December 31, 2019
Non-Compete (5 years)	$380,000	$(380,000)	$—
Customer list (10 years)	12,450,000	(6,536,250)	5,913,750
Trademark (10 years)	14,380,000	(7,549,500)	6,830,500
	$27,210,000	$(14,465,750)	$12,744,250
December 31, 2018
Non-Compete (5 years)	$380,000	$(323,000)	$57,000
Customer list (10 years)	12,450,000	(5,291,250)	7,158,750
Trademark (10 years)	14,380,000	(6,111,500)	8,268,500
	$27,210,000	$(11,725,750)	$15,484,250

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 3 — INTANGIBLE ASSETS (continued)
For the years ended December 31, 2019 and 2018, amortization expense recognized on all amortizable intangible assets amounted to $2,740,000 and $2,759,000, respectively.
NOTE 4 — GOODWILL
Goodwill consists of the following at December 31:
	2019	2018
Goodwill	$15,807,801	$15,807,801
Accumulated Impairment	(15,807,801)	—
	$—	$15,807,801
The Company sold substantially all its net assets to Playboy (see Note 10). The sale of the assets represented a triggering event that indicates the fair value of the Company’s net assets as of December 31, 2019 could have been imparied. Upon the completion of the quantitative goodwill impairment test, the Company determined that the full value of goodwill was impaired.
In connection with the sale to Playboy the Company became a Public Business Entity and the financial statements have been recast to reflect the revocation of the Private Company Council alternatives related to the amortization of goodwill resulting from previous business combinations
The effect of the retrospective change related to Goodwill, net and Members’ capital on the consolidated balance sheet was as follows:
	As Reported	Adjustments due to change in accounting principle	Balance at January 1, 2018
Balance Sheet
Goodwill, net	$10,670,264	$5,137,537	$15,807,801
Members’ capital	13,234,387	5,137,537	18,371,924
NOTE 5 — LONG-TERM DEBT
Long-term debt at December 31 consists of the following:
	2019	2018
Term loan	$11,549,040	$12,049,040
Seller note	7,260,187	6,707,291
	18,809,227	18,756,331
Less debt issuance costs	—	(96,375)
	18,809,227	18,659,956
Less current maturities	(18,809,227)	(11,952,665)
Total debt, net of current portion	$—	$6,707,291
Term Loan and Revolving Commitment:   Term loan and revolving commitment consists of total borrowings of $24,500,000, which consists of a term loan of $21,500,000 and a revolving commitment of $3,000,000. The term loan is payable to the lender in quarterly installments of $268,750. The Company paid down outstanding principal through cash flow sweeps of excess cash during 2018 and 2019. The term loan and revolving commitment are collateralized by substantially all of the Company’s assets. Principal amounts

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 5 — LONG-TERM DEBT (continued)
outstanding under the term loan accrue interest at the LIBOR Rate (with 1% floor) plus 11% (13% at December 31, 2019 and 2018) and are payable monthly.
A default interest rate adjustment was made in January 2017 that increased the calculation from LIBOR plus 9% to LIBOR plus 11%. Interest expense of $453,875 related to the default interest rate adjustment was booked as accrued interest payable. Interest expense associated with the default interest rate adjustment was included in monthly cash payments beginning in May 2018. December 2019 interest expense of $142,351 was accrued and paid from the Playboy (see Note 10) transaction waterfall.
The Term Loan is subject to certain financial covenants. At December 31, 2019 and 2018, the Company was not in compliance with the EBITDA covenant requirement. The lack of compliance at both December 31, 2019 and 2018, are events of default as defined by the credit agreement. As such, outstanding borrowings under the term loan are classified as current in the consolidated balance sheet. The loan agreement requires that the borrower not have a condition of default as a condition precedent for future borrowings.
The Company executed two amendments to the credit agreement during 2019. As a result of the second amendment, the Termination Date changed from September 30, 2019 to January 31, 2020.
The Company incurred debt issuance costs of $642,500 that were capitalized as deferred financing costs. The unamortized balance of debt issuance costs at December 31, 2018 was $96,375. The debt issuance costs were fully amortized by December 31, 2019.
Seller Note:   In connection with the 2014 Acquisition, the Company entered into a promissory note with the seller in the principal amount of $6,075,000. The note is subordinated to the Term Loan. The principal amount outstanding accrues interest at an annual rate of 8% and is payable quarterly. In accordance with the Subordination Agreement, the Company has suspended cash interest payments on the promissory note beginning on December 31, 2017. The Company is now paying interest on the Seller Note via payment-in-kind (PIK) interest. At December 31, 2019 and December 31, 2018, the Company has $1,185,186 and $632,291 of additional principal outstanding due to payment-in-kind. The note payable matures in September 2020.
Scheduled principal maturities of long-term debt as of December 31, 2019:
	Term Loan	Seller Note	Total
2020	11,549,040	7,260,187	18,809,227
	$11,549,040	$7,260,187	$18,809,227
For the years ended December 31, 2019 and 2018, interest expense amounted to $2,735,657 and $2,387,658, respectively. Interest expense is inclusive of amortization of debt issuance costs amounting to $96,375 and $128,500 in 2019 and 2018, respectively.
NOTE 6 — EMPLOYEE BENEFITS
Defined Contribution Plan:   The Company maintains a defined contribution 401(k) plan (the “Plan”) designed in compliance with safe harbor provisions. All employees that are at least 18 years of age, have completed three months of service, and worked at least 400 hours of service are eligible to participate. The Plan provides for fixed contributions in which the Company contributes up to 3% of employee’s eligible earnings, as defined by the Plan.
Total expense related to the defined contribution plan amounted to $110,915 and $82,816 for the years ended December 31, 2019 and 2018, respectively. At December 31, 2019 and 2018, the Company has $110,915 and $57,779, respectively, accrued as defined contribution plan expense which is included in accrued

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 6 — EMPLOYEE BENEFITS (continued)
expenses in the accompanying consolidated balance sheets.
NOTE 7 — COMMITMENTS
Leases:   The Company leases one warehouse and office facility in Phoenix, Arizona, under an operating lease agreement with an unrelated party. This lease was amended during 2019 and is set to expire in December 2020. For the years ended December 31, 2019 and 2018, total rent expense amounted to $310,098 and $264,084, respectively. The lease agreement contains provisions which require the Company to pay for all normal maintenance and property taxes.
Future minimum rental payments under operating lease agreements as of December 31, 2019 are as follows:
2020	$352,497
$352,497
NOTE 8 — RELATED PARTY TRANSACTIONS
Management Fees:   The Company entered into a management fee agreement with SPK Manager LLC, a shareholder of Yandy Holdings LLC, for financial advisory services. For each of the years ended December 31, 2019 and 2018, management fee expense amounted to $180,000. At December 31, 2019 and 2018, the Company has $360,000 and $180,000, respectively, of accrued management fees included in accrued expenses in the accompanying consolidated balance sheet.
NOTE 9 — MEMBERS’ CAPITAL
The Company has issued 14,014,244 Class A member Units as of December 31, 2019 and 2018, respectively. The Class A Units are entitled to all the rights of ownership. The holders of the Class A Units are entitled to one vote for each Class A Unit held. As of December 31, 2019, there were 14,014,244 Class A member Units outstanding
The Company has issued 6,006,105 Class B member Units as of December 31, 2019 and 2018, respectively. The Class B Units are entitled to all the rights of ownership. The holders of the Class B Units are entitled to one vote for each Class B Unit held. As of December 31, 2019, there were 6,006,105 Class B member units outstanding.
The Company has issued 1,214,878 Class C restricted member units to various key employees as of December 31, 2019 and 2018, respectively. The various employee agreements have different vesting schedules including four-year, three-year and upon a change of control. Termination of employment or service results in the forfeiture of all unvested restricted member units. These Class C units are intended to constitute a “profits interests” in the Company. As of December 31, 2019, there were 484,065 Class C member units vested and outstanding.
Upon liquidation, distributions are made first to Class A unitholders up to their initial capital contributions, then to Class B unitholders up to their initial capital contributions, then among all members (Class A, B & C) on a pro rata basis. No distributions were made to equity holders of Class A, B or C units as a result of the Playboy Transaction.
NOTE 10 — SUBSEQUENT EVENTS
Management has performed an analysis of the activities and transactions subsequent to December 31, 2019 to determine the need for any adjustments to and/or disclosures within the consolidated financial

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 10 — SUBSEQUENT EVENTS (continued)
statements. Management has performed their analysis through September 22, 2020, the date the consolidated financial statements were available to be issued.
As of the close of business on December 31, 2019, the Company closed a transaction to sell its net assets, excluding cash and debt, to Y Acquisition Co LLC (later known as Yandy Enterprises LLC), a wholly owned subsidiary of Playboy Enterprises Inc. (“Playboy”). The proceeds of the sale are to be used to pay obligations to existing stakeholders of Yandy Holdings, LLC.
A global pandemic related to the COVID-19 virus occurred during 2020. The pandemic has caused uncertainty to the economy and its impact to the business cannot be predicted. The Company made changes to its internal operations including remote-working and increased safety protocols to address risks associated with the virus.

Annex A

A-1

Annex B

B-1

Annex C

C-1

Annex D
PLAYBOY GROUP, INC.
2021 EQUITY AND INCENTIVE COMPENSATION PLAN
1.   Purpose.   The purpose of this Plan is to permit the grant of awards to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.
2.   Definitions.   Except as otherwise provided herein, the following are the definitions used in this Plan:
(a)   “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(b)   “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(c)   “Board” means the Board of Directors of the Company.
(d)   “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(e)   “Change in Control” has the meaning set forth in Section 12 of this Plan.
(f)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.
(g)   “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(h)   “Common Stock” means the common stock, par value $0.0001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(i)   “Company” means Playboy Group, Inc., a Delaware corporation, and its successors.
(j)   “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(k)   “Director” means a member of the Board.
(l)   “Effective Date” means the date this Plan is approved by the Stockholders.
(m)   “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(o)   “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(p)   “Management Objectives” means performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan and include, but are not limited to, objectives related to earnings before interest, taxes, depreciation and amortization, income or net income (loss) (either before or after interest, taxes, depreciation and/or amortization), earnings, changes in the market price of Common Stock, funds from operations or similar measures, sales, revenue (including recurring revenue), growth in revenue, enterprise value or economic value added, mergers, acquisitions or other strategic transactions, divestitures, financings, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, return on investments, assets, return on assets, net asset turnover, debt (including debt reduction), return on operating revenue, working capital, regulatory compliance, improvement of financial ratings, annual spend or license annual spend, equity investments, investing activities and financing activities (or any combination thereof) stockholder returns, dividend ratio, orders, return on sales, marketing, gross or net profit levels, productivity, volumes produced and/or transported, margins, leverage ratio, coverage ratio, strategic business objectives (including operating efficiency, geographic business expansion goals, partnerships, customer/client satisfaction, talent recruitment and retention, productivity ratios, product quality, sales of new products, employee turnover, supervision of information technology), operating efficiency, productivity, product innovation, number of customers, customer satisfaction and related metrics, individual performance, quality improvements, growth or growth rate, intellectual property, expenses or costs (including cost reduction programs), budget comparisons, implementation of projects or processes, formation of joint ventures, research and development collaborations, marketing or customer service collaborations, employee engagement and satisfaction, diversity, environmental and social measures, information technology, technology development, human resources management, litigation, research and development, working capital, earnings (loss) per share of Common Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(q)   “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the Common Stock is not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(r)   “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(s)   “Option Price” means the purchase price payable on exercise of an Option Right.
(t)   “Option Right” means the right to purchase Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.
(u)   “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided such person satisfies the Form S-8 definition of “employee”).
(v)   “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(w)   “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan, and may be payable in cash, Common Stock or a combination thereof.
(x)   “Performance Unit” means a bookkeeping entry award granted pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee, and may be payable in cash, Common Stock or a combination thereof.
(y)   “Plan” means this Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(z)   “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.
(aa)   “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.
(bb)   “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(cc)   “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
(dd)   “Stockholder” means an individual or entity that owns one or more shares of Common Stock.
(ee)   “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(ff)   “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.
3.   Shares Available Under this Plan.
(a)   Maximum Shares Available Under this Plan.
(i)
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed, in the aggregate, [           ] shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b)   Share Counting Rules.
(i)
Except as provided in Section 22 of this Plan or herein, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)
Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iii)
If, under this Plan, a Participant has elected to give up the right to receive cash compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)   Limit on Incentive Stock Options.   Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed [                 ] shares of Common Stock.
(d)   Non-Employee Director Compensation Limit.   Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $[                 ].
4.   Option Rights.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)   Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)   Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Stock to which such exercise relates.
(e)   Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(f)   Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g)   Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)   No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)   Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)   Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.   Appreciation Rights.
(a)   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)   Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)
Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Stock or any combination thereof.

(ii)
Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii)
Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)
Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)
Also, regarding Appreciation Rights:

(i)
Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)
No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.   Restricted Stock.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)   Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)   Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).
(e)   Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)   Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(g)   Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock.
(h)   Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.
7.   Restricted Stock Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants.

Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each such grant or sale will constitute the agreement by the Company to deliver Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)   Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(d)   During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.
(e)   Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.
(f)   Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.   Cash Incentive Awards, Performance Shares and Performance Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each grant will specify the number or amount of Performance Shares or Performance Units, or cash amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)   The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(c)   Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)   Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.
(e)   The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(f)   Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.   Other Awards.
(a)   Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, cash, notes or other property, as the Committee determines.
(b)   Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)   The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)   The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.
(e)   Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f)   Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
10.   Administration of this Plan.
(a)   This Plan will be administered by the Committee; provided, that, at the discretion of the Board, the Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)   The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)   To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), a Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.   Adjustments.   The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, determines, in good faith, is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, determines, in good faith, is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.   Change in Control.   For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan or as otherwise provided in another plan or agreement applicable to the Participant, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:
(a)   the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own [50]% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change in Control:
(i)
any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (b) below),

(ii)
any acquisition by the Company,

(iii)
any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(iv)
any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds [50]% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own [50]% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of [50]% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than [50]% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition;

(b)   individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board” as modified by this subsection (b)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest or the use of any proxy access procedures in the Company’s organizational documents with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)   consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which
(i)
the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than [50]% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries),

(ii)
no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, [35]% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination, and
(iii)
at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)   Stockholder approval of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (i), (ii) and (iii) of subsection (c) above.
Notwithstanding the foregoing, with respect to any award under the Plan that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such award unless such event would also constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets of” the Company under Section 409A of the Code.
13.   Detrimental Activity and Recapture Provisions.   Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.
14.   Non-U.S. Participants.   In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further Stockholder approval.
15.   Transferability.
(a)   Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)   The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.   Withholding Taxes.   To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. Notwithstanding the foregoing, when the Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Option Rights.
17.   Compliance with Section 409A of the Code.
(a)   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)   Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)   If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)   Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)   Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.   Amendments.
(a)   The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.
(b)   Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without Stockholder approval.
(c)   If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)   Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.   Governing Law.   This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
20.   Effective Date/Termination.   This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
21.   Miscellaneous Provisions.
(a)   The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)   This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)   Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)   No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)   Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)   No Participant will have any rights as a Stockholder with respect to any Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Stock upon the share records of the Company.
(g)   The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)   Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)   If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22.   Share-Based Awards in Substitution for Awards Granted by Another Company.   Notwithstanding anything in this Plan to the contrary:
(a)   Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate transaction, including acquisition or merger transactions, with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the transaction, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)   In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)   Any Common Stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan, except as otherwise provided in this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

PROXY CARD

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 202[•]

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 and 7. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 and 7.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

New York, NY 10036 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [], 202[] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MOUNTAIN CREST ACQUISITION CORP. The undersigned stockholder of Mountain Crest Acquisition Corp., a Delaware corporation (“MCAC”), hereby appoints Suying Liu and Dong Liu (the “Proxies”), or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all Common Stock of MCAC (the “Common Stock”) which the undersigned may be entitled to vote at the special meeting of stockholders of MCAC to be held on [], 202[] at [] a.m., Eastern time, at [], and at any adjournments or postponements thereof (the “Meeting”). Such shares of Common Stock shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Suhail Rizvi	☐ **FOR**	☐ **WITHHOLD**
Ben Kohn	☐ **FOR**	☐ **WITHHOLD**
Suying Liu	☐ **FOR**	☐ **WITHHOLD**
[●]	☐ **FOR**	☐ **WITHHOLD**
[●]	☐ **FOR**	☐ **WITHHOLD**

PROPOSAL 6: To approve the Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan to be effective upon the consummation of the Business Combination. This proposal is referred to as the "Incentive Plan Proposal" or "Proposal No. 6."

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Meeting of Shareholders by giving written notice of such revocation to MCAC prior to the Meeting of Stockholders or by filing with MCAC prior to the Meeting of Stockholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to MCAC.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

STOCKHOLDER'S SIGNATURE

Signature of Stockholder ____________________ Date ____________

Address ____________________

____

____

Signature of Stockholder ____________________ Date ____________

Address ______________________

____

____

Note: Please sign exactly as your name or names appear on this proxy. When Common Stock is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!